ALLEGIANT FUNDS PROSPECTUS
                           A, B AND C SHARES (RETAIL)

                                 OCTOBER 1, 2004
                            AS REVISED JUNE 13, 2005

                                  EQUITY FUNDS
                            INTERNATIONAL EQUITY FUND
                           LARGE CAP CORE EQUITY FUND
                              LARGE CAP GROWTH FUND
                              LARGE CAP VALUE FUND
                               MID CAP GROWTH FUND
                               MID CAP VALUE FUND
                               S&P 500 INDEX FUND
                               SMALL CAP CORE FUND
                              SMALL CAP GROWTH FUND
                              SMALL CAP VALUE FUND

                             ASSET ALLOCATION FUNDS
                           AGGRESSIVE ALLOCATION FUND
                            BALANCED ALLOCATION FUND
                          CONSERVATIVE ALLOCATION FUND

                               FIXED INCOME FUNDS
                                    BOND FUND
                            GOVERNMENT MORTGAGE FUND
                             INTERMEDIATE BOND FUND
                           LIMITED MATURITY BOND FUND
                           TOTAL RETURN ADVANTAGE FUND
                              ULTRA SHORT BOND FUND

                               TAX FREE BOND FUNDS
                        INTERMEDIATE TAX EXEMPT BOND FUND
                    MICHIGAN INTERMEDIATE MUNICIPAL BOND FUND
                     OHIO INTERMEDIATE TAX EXEMPT BOND FUND
                  PENNSYLVANIA INTERMEDIATE MUNICIPAL BOND FUND

     THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED
        THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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ALLEGIANT(R)
    FUNDS
WWW.ALLEGIANTFUNDS.COM

                               INVESTMENT ADVISER
                                 ALLEGIANT ASSET
                               MANAGEMENT COMPANY

                              ABOUT THIS PROSPECTUS

EFFECTIVE JUNE 13, 2005, THE ARMADA FUNDS WERE RENAMED THE ALLEGIANT FUNDS ("ALLEGIANT") AND THE INVESTMENT ADVISER TO ALLEGIANT, NATIONAL CITY INVESTMENT MANAGEMENT COMPANY, CHANGED ITS NAME TO ALLEGIANT ASSET MANAGEMENT COMPANY (THE "ADVISER"). PLEASE NOTE THAT THESE NAME CHANGES DID NOT RESULT IN A CHANGE TO THE INVESTMENT OBJECTIVE OF ANY INVESTMENT PORTFOLIO OF ALLEGIANT (EACH, A "FUND," COLLECTIVELY, THE "FUNDS") OR ANY FUND'S TICKER SYMBOL.

Allegiant is a mutual fund family that offers different classes of shares in separate Funds. The Funds have individual investment goals and strategies. This prospectus gives you important information that you should know about Class A, Class B and Class C Shares of the Funds before investing. Allegiant also offers Class A, Class B and Class C Shares of Allegiant money market funds in a separate prospectus. To obtain more information on Allegiant, visit us on-line at WWW.ALLEGIANTFUNDS.COM or call 1-800-622-FUND (3863). Please read this prospectus and keep it for future reference.

THIS PROSPECTUS HAS BEEN ARRANGED INTO DIFFERENT SECTIONS SO THAT YOU CAN EASILY REVIEW THIS IMPORTANT INFORMATION. ON THE NEXT PAGE, THERE IS SOME GENERAL INFORMATION YOU SHOULD KNOW ABOUT RISK AND RETURN THAT IS COMMON TO EACH OF THE FUNDS. FOR MORE DETAILED INFORMATION ABOUT THE FUNDS, PLEASE SEE:

                                                                           PAGE

ALLEGIANT INTERNATIONAL EQUITY FUND..........................................2
ALLEGIANT LARGE CAP CORE EQUITY FUND.........................................6
ALLEGIANT LARGE CAP GROWTH FUND..............................................9
ALLEGIANT LARGE CAP VALUE FUND..............................................13
ALLEGIANT MID CAP GROWTH FUND...............................................16
ALLEGIANT MID CAP VALUE FUND................................................19
ALLEGIANT S&P 500 INDEX FUND................................................22
ALLEGIANT SMALL CAP CORE FUND...............................................25
ALLEGIANT SMALL CAP GROWTH FUND.............................................27
ALLEGIANT SMALL CAP VALUE FUND..............................................30
ALLEGIANT AGGRESSIVE ALLOCATION FUND........................................42
ALLEGIANT BALANCED ALLOCATION FUND..........................................47
ALLEGIANT CONSERVATIVE ALLOCATION FUND......................................52
ALLEGIANT BOND FUND.........................................................62
ALLEGIANT GOVERNMENT MORTGAGE FUND..........................................66
ALLEGIANT INTERMEDIATE BOND FUND............................................70
ALLEGIANT LIMITED MATURITY BOND FUND........................................74
ALLEGIANT TOTAL RETURN ADVANTAGE FUND.......................................78
ALLEGIANT ULTRA SHORT BOND FUND.............................................82

ALLEGIANT INTERMEDIATE TAX EXEMPT BOND FUND.................................92
ALLEGIANT MICHIGAN INTERMEDIATE MUNICIPAL BOND FUND.........................96
ALLEGIANT OHIO INTERMEDIATE TAX EXEMPT BOND FUND...........................100
ALLEGIANT PENNSYLVANIA INTERMEDIATE MUNICIPAL BOND FUND....................104
MORE INFORMATION ABOUT PRINCIPAL INVESTMENT STRATEGIES.....................111
MORE INFORMATION ABOUT FUND INVESTMENTS....................................120
INVESTOR PROFILES..........................................................121
INVESTMENT ADVISER AND INVESTMENT TEAMS....................................124
PURCHASING, SELLING AND EXCHANGING FUND SHARES.............................134
DIVIDENDS AND TAXES........................................................154
FINANCIAL HIGHLIGHTS.......................................................158

RISK/RETURN INFORMATION COMMON TO THE FUNDS

Each Fund is a mutual fund. A mutual fund pools shareholders' money and, using professional investment managers, invests it in securities.

Each Fund has its own investment goal and strategies for reaching that goal. Allegiant Asset Management Company ("Adviser") manages the investments of each Fund. Allegiant Investment Counselors, Inc. ("Investment Counselors" or "Sub-Adviser") serves as sub-adviser to the Allegiant Small Cap Core Fund. The Adviser, with the assistance of the Sub-Adviser in the case of the Small Cap Core Fund, invests Fund assets in a way that it believes will help a Fund achieve its goal. Investing in each Fund involves risk and there is no guarantee that a Fund will achieve its goal. The Adviser's and Sub-Adviser's judgments about the markets, the economy, or companies may not anticipate actual market movements, economic conditions or company performance, and these judgments may affect the return on your investment.

Each Fund's performance is compared to the performance of one or more benchmark indices. Except for the S&P 500 Index Fund, a Fund does not attempt to replicate the performance of its benchmark index. An index measures the market prices of a specific group of securities in a particular market or securities in a market sector. You cannot invest directly in an index. Unlike a mutual fund, an index does not have an investment adviser and does not pay any commissions or expenses. If an index had expenses, its performance would be lower.

The Adviser evaluates the risks and rewards presented by all securities purchased by a Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate. No matter how good a job an investment manager does, you could lose money on your investment in a Fund, just as you could with other investments.

An investment in a Fund is not a bank deposit and it is not insured or guaranteed by the Federal Deposit Insurance Corporation ("FDIC") or any government agency.

The value of your investment in a Fund is based primarily on the market prices of the securities the Fund holds. These prices change daily due to economic and other events that affect particular companies and other issuers. These price movements, sometimes called volatility, may be greater or lesser depending on the types of securities a Fund owns and the markets in which it trades. The effect on a Fund of a change in the value of a single security will depend on how widely the Fund diversifies its holdings.

EQUITY FUNDS

ALLEGIANT INTERNATIONAL EQUITY FUND

FUND SUMMARY

INVESTMENT GOAL                     Capital appreciation

PRINCIPAL INVESTMENT STRATEGY       Investing in common stocks of issuers
                                    located in at least three foreign countries

PRINCIPAL RISKS                     Market risk, foreign risk, multi-national
                                    companies risk, country risk, active trading risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant International Equity Fund's investment objective is to provide capital appreciation by investing in a portfolio of equity securities of foreign issuers. The investment objective may be changed without a shareholder vote.

The Fund's principal investment strategy is investing in common stocks of foreign issuers. The Fund invests in securities that are tied economically to a number of countries throughout the world. The Fund focuses on issuers included in the Morgan Stanley Capital International Europe, Australasia, Far East (MSCI
EAFE) Index. The MSCI EAFE Index is an unmanaged index which represents the performance of more than 1,000 equity securities of companies located in those regions. The Fund will limit investments in securities of issuers in countries with emerging markets or economies to no more than 10% of the Fund's total assets.

Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in equity securities. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

The Adviser makes judgments about the attractiveness of countries based upon a collection of criteria. The relative valuation, growth prospects, fiscal, monetary and regulatory government policies are considered jointly and generally in making these judgments. The percentage of the Fund in each country is determined by its relative attractiveness and weight in the MSCI EAFE Index. More than 25% of the Fund's assets may be invested in the equity securities of issuers located in the same country.

Within foreign markets, the Adviser buys and sells securities using risk management software to select stocks that in the aggregate most closely match the stock characteristics and attributes by country within the MSCI EAFE Index. The Adviser may use derivative securities to implement the strategy. The Fund also utilizes an active trading approach. The Adviser may choose to sell a holding when it no longer offers attractive growth prospects or to take advantage of a better investment opportunity.

The instruments that are equity securities may include common stocks, American Depositary Receipts or other US listings of foreign common stocks, and exchange traded funds, closed-end funds or stock index futures whose underlying value is derived from common stocks in foreign markets.

Futures contracts combined with investment in money market instruments and forward currency agreements are used to replicate broad market exposure in a particular index. The manager may use these instruments because they lower costs such as commissions, custody, and foreign withholding or stamp taxes. These instruments are not used for the purpose of introducing leverage in the Fund.

The Fund may use exchange traded funds or closed-end funds to gain broad exposure to markets in a more efficient manner. The extent of the Fund's exposure to these instruments is subject to the regulation and guidance of the Securities and Exchange Commission and the instrument's liquidity.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that foreign common stocks may underperform other segments of the equity markets or the equity markets as a whole.

FOREIGN RISK. Investing in foreign countries poses additional risks since political and economic events unique to a country or region will affect those markets and their issuers. These events will not necessarily affect the U.S. economy or similar issuers located in the United States. In addition, investments in foreign countries are generally denominated in a foreign currency. As a result, changes in the value of those currencies compared to the U.S. dollar may affect (positively or negatively) the value of the Fund's investments. These currency movements may happen separately from and in response to events that do not otherwise affect the value of the security in the issuer's home country.

Emerging market countries are countries that the Morgan Stanley Capital International Emerging Markets Index or the United Nations classifies as emerging or developing. Emerging markets may be more likely to experience political turmoil or rapid changes in market or economic conditions than more developed countries. Emerging market countries often have less uniformity in accounting and reporting requirements and unreliable securities valuation. It is sometimes difficult to obtain and enforce court judgments in such countries and there is often a greater potential for nationalization and/or expropriation of assets by the government of an emerging market country. In addition, the financial stability of issuers (including governments) in emerging market countries may be more precarious than in other countries. As a result, there will tend to be an increased risk of price volatility associated with the Fund's investments in emerging market countries, which may be magnified by currency fluctuations relative to the U.S. dollar.

MULTI-NATIONAL COMPANIES RISK. Companies making up the MSCI EAFE Index are generally issuers of larger cap securities of multi-national companies who are affected by risks worldwide.

COUNTRY RISK. Investment in a particular country of 25% or more of the Fund's total assets will make the Fund's performance more dependent upon the political and economic circumstances of that country than a mutual fund more widely diversified among issuers in different countries.

ACTIVE TRADING RISK. The Fund's Adviser frequently buys and sells securities, which results in correspondingly higher expenses and other transaction costs, and which are ultimately borne by the Fund's shareholders. Higher portfolio turnover rates may also generate larger taxable income and taxable capital gains than would result from lower portfolio turnover rates and may create higher tax liability for the Fund's shareholders.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below. The performance of Class B Shares and Class C Shares will differ due to differences in expenses.

CALENDAR YEAR TOTAL RETURNS

1998            1999          2000          2001           2002          2003
19.53%          49.71%        -17.09%       -25.52%        -19.20%       32.59%

Best Quarter               36.05%           (12/31/99)
Worst Quarter              -19.96%          (9/30/02)


The Fund's year-to-date total return for Class A Shares through June 30, 2004 was 2.49%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES, CLASS B SHARES AND CLASS C SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE MSCI EAFE INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE SHOWN FOR CLASS A SHARES ONLY. AFTER-TAX RETURNS FOR CLASS B SHARES AND CLASS C SHARES WILL DIFFER. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.

------------------------------------------------- --------------- ------------------ ------------------ --------------
CLASS A SHARES                                                                            SINCE            DATE OF
                                                      1 YEAR           5 YEARS          INCEPTION         INCEPTION
------------------------------------------------- --------------- ------------------ ------------------ --------------
Allegiant International Equity Fund                                                                        8/1/97
   Returns Before Taxes                               25.23%           -1.31%              0.60%
   Returns After Taxes on Distributions               24.69%           -1.78%              0.20%
   Returns After Taxes on Distributions and
   Sale of Fund Shares                                16.39%           -1.26%              0.37%
------------------------------------------------- --------------- ------------------ ------------------ --------------
MSCI EAFE Index 1
(reflects no deduction for fees, expenses or
taxes)                                                38.59%           -0.09%              1.17%        Since 7/31/97
------------------------------------------------- --------------- ------------------ ------------------ --------------


CLASS B SHARES                                                                             SINCE            DATE OF
                                                       1 YEAR           5 YEARS          INCEPTION         INCEPTION
------------------------------------------------- --------------- ------------------ ------------------ --------------
Allegiant International Equity Fund                   26.84%           -1.21%              2.21%           1/6/98
------------------------------------------------- --------------- ------------------ ------------------ --------------
MSCI EAFE Index 1
(reflects no deduction for fees, expenses or          38.59%           -0.09%              3.04%            Since
taxes)                                                                                                     12/31/97
------------------------------------------------- --------------- ------------------ ----------------- ---------------
CLASS C SHARES                                                                             SINCE            DATE OF
                                                       1 YEAR           5 YEARS          INCEPTION         INCEPTION
------------------------------------------------- --------------- ------------------ ----------------- ---------------
Allegiant International Equity Fund                   30.93%             N/A              -9.01%           1/5/00
------------------------------------------------- --------------- ------------------ ----------------- ---------------
MSCI EAFE Index 1
(reflects no deduction for fees, expenses or
taxes)                                                38.59%             N/A              -5.86%       Since 12/31/99
------------------------------------------------- --------------- ------------------ ----------------- ---------------

1 The Morgan Stanley Capital International Europe, Australasia and Far East (MSCI EAFE) Index is an unmanaged index comprising 21 MSCI country indices, representing developed markets outside of North America.

FUND FEES AND EXPENSES
See page 33 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ALLEGIANT LARGE CAP CORE EQUITY FUND
         (FORMERLY KNOWN AS THE "ARMADA CORE EQUITY FUND")

FUND SUMMARY

INVESTMENT GOAL                       Capital appreciation

PRINCIPAL INVESTMENT STRATEGY         Investing in common stocks of large cap
                                      companies

PRINCIPAL RISKS                       Market risk, active trading risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Large Cap Core Equity Fund's investment objective is to provide capital appreciation by blending value and growth investment styles. The investment objective may be changed without a shareholder vote.

The Fund's Adviser believes that the best approach to the large cap equity market is to employ a philosophy combining disciplined portfolio construction with flexible security selection. The Fund is generally a focused portfolio and is invested sector neutral to the S&P 500 Composite Stock Price Index, thus providing shareholders with a broad equity market exposure. A large portion of the Fund will be invested in companies with market capitalizations similar to the S&P 500 Composite Stock Price Index.

Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in equity securities issued by large cap companies. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

The Adviser utilizes a systematic, disciplined investment process when selecting individual securities. The Adviser focuses on a combination of fundamental, technical, and sentiment factors to help identify appropriate investments for the Fund. Among the factors considered are the following: the quality of the company's management team; industry position; the company's business model; and historical growth rates. The Fund also utilizes an active trading approach. The Adviser may choose to sell a holding when it no longer offers attractive growth prospects or to take advantage of a better investment opportunity.

The Fund considers a large capitalization or "large cap" company to be one that has a market capitalization at the time of purchase of $3 billion or more. The Fund notes that capitalizations of $3 billion to approximately $10 billion are considered to be in the "mid cap" range by some industry sources.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that large cap common stocks may underperform other segments of the equity markets or the equity markets as a whole.

ACTIVE TRADING RISK. The Fund's Adviser frequently buys and sells securities, which results in correspondingly higher expenses and other transaction costs, and which are ultimately borne by the Fund's shareholders. Higher portfolio turnover rates may also generate larger taxable income and taxable capital gains than would result from lower portfolio turnover rates and may create higher tax liability for the Fund's shareholders.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below. The performance of Class B Shares and Class C Shares will differ due to differences in expenses.

CALENDAR YEAR TOTAL RETURNS

1998           1999        2000        2001         2002         2003
31.99%         19.72%      1.45%        -14.49%     -20.44%      26.69%


Best Quarter               25.04%           (12/31/98)
Worst Quarter              -17.62%          (9/30/02)

The Fund's year-to-date total return for Class A Shares through June 30, 2004 was 0.16%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES, CLASS B SHARES AND CLASS C SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE S&P 500 COMPOSITE STOCK PRICE INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE SHOWN FOR CLASS A SHARES ONLY. AFTER-TAX RETURNS FOR CLASS B SHARES AND CLASS C SHARES WILL DIFFER. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.

------------------------------------------------------- ----------------- ------------- ----------------- ---------------
                                                                                              SINCE            DATE OF
CLASS A SHARES                                               1 YEAR           5 YEARS       INCEPTION         INCEPTION
------------------------------------------------------- ----------------- ------------- ----------------- ---------------
Allegiant Large Cap Core Equity Fund                                                                          8/1/97
   Returns Before Taxes                                      19.72%          -0.22%          4.68%
   Returns After Taxes on Distributions                      19.42%          -1.07%          3.72%
   Returns After Taxes on Distributions and Sale of          12.79%          -0.38%          3.70%
   Fund Shares
------------------------------------------------------- ----------------- ------------- ----------------- ---------------
S&P 500 Composite Stock Price Index 1
(reflects no deduction for fees, expenses or taxes)          28.68%          -0.57%          3.92%        Since 7/31/97
------------------------------------------------------- ----------------- ------------- ----------------- ---------------


------------------------------------------------------- ----------------- ------------- ----------------- -----------------
                                                                                               SINCE            DATE OF
CLASS B SHARES                                               1 YEAR          5 YEARS         INCEPTION         INCEPTION
------------------------------------------------------- ----------------- ------------- ----------------- -----------------
Allegiant Large Cap Core Equity Fund                         20.79%          -0.09%          4.88%             1/6/98
------------------------------------------------------- ----------------- ------------- ----------------- -----------------
S&P 500 Composite Stock Price Index 1
(reflects no deduction for fees, expenses or taxes)          28.68%          -0.57%          3.78%         Since 12/31/97
------------------------------------------------------- ----------------- ------------- ----------------- -----------------
                                                                                               SINCE            DATE OF
CLASS C SHARES                                               1 YEAR          5 YEARS         INCEPTION         INCEPTION
------------------------------------------------------- ----------------- ------------- ----------------- -----------------
Allegiant Large Cap Core Equity Fund                         24.67%           N/A            -3.52%           1/20/00
------------------------------------------------------- ----------------- ------------- ----------------- -----------------
S&P 500 Composite Stock Price Index 1 (reflects no
deduction for fees, expenses or taxes)                       28.68%           N/A            -4.20%        Since 1/31/00
------------------------------------------------------- ----------------- ------------- ----------------- -----------------

1 The S&P 500 Composite Stock Price Index is a widely recognized, unmanaged index of 500 common stocks which are generally representative of the U.S. stock market as a whole.

FUND FEES AND EXPENSES

See page 33 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ALLEGIANT LARGE CAP GROWTH FUND
         (FORMERLY KNOWN AS THE "ARMADA EQUITY GROWTH FUND")

FUND SUMMARY

INVESTMENT GOAL                     Capital appreciation

PRINCIPAL INVESTMENT STRATEGY       Investing in growth-oriented common stocks
                                    of large cap companies

PRINCIPAL RISKS                     Market risk, active trading risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Large Cap Growth Fund's investment objective is to provide capital appreciation by investing in a diversified portfolio of publicly traded larger cap equity securities. The investment objective may be changed without shareholder vote.

The Fund's Adviser believes that the best approach to the large cap equity market is to employ a philosophy combining disciplined portfolio construction with flexible security selection. The Fund is generally a focused portfolio and is invested sector neutral to the Russell 1000 Growth Index, thus providing shareholders with increased exposure to the growth areas of the equity market. A large portion of the Fund will be invested in companies with market capitalizations similar to the Russell 1000 Growth Index. The Fund also utilizes an active trading approach. The Adviser may choose to sell a holding when it no longer offers attractive growth prospects or to take advantage of a better investment opportunity.

Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in equity securities issued by large cap companies. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

The Fund considers a large capitalization or "large cap" company to be one that has a market capitalization at the time of purchase of $3 billion or more. The Fund notes that capitalizations of $3 billion to approximately $10 billion are considered to be in the "mid cap" range by some industry sources.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that large cap common stocks may underperform other segments of the equity markets or the equity markets as a whole.

ACTIVE TRADING RISK. The Fund's Adviser frequently buys and sells securities, which results in correspondingly higher expenses and other transaction costs, and which are ultimately borne by the Fund's shareholders. Higher portfolio turnover rates may also generate larger taxable income and taxable capital gains than would result from lower portfolio turnover rates and may create higher tax liability for the Fund's shareholders.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below. The performance of Class B Shares and Class C Shares will differ due to differences in expenses.

CALENDAR YEAR TOTAL RETURNS

1994         1995       1996       1997       1998       1999       2000       2001        2002        2003
-0.94%       28.51%     19.98%     36.34%     28.74%     22.66%     -5.48%     -16.53%     -28.39%     19.75%

Best Quarter               22.85%           (12/31/98)
Worst Quarter              -16.15%          (3/31/01)

The Fund's year-to-date total return for Class A Shares through June 30, 2004 was -0.43%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES, CLASS B SHARES AND CLASS C SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE S&P 500 COMPOSITE STOCK PRICE INDEX AND THE RUSSELL 1000 GROWTH INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE SHOWN FOR CLASS A SHARES ONLY. AFTER-TAX RETURNS FOR CLASS B SHARES AND CLASS C SHARES WILL DIFFER. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.

----------------------------------------------------- -------------- --------------- --------------
CLASS A SHARES                                           1 YEAR         5 YEARS        10 YEARS
----------------------------------------------------- -------------- --------------- --------------
Allegiant Large Cap Growth Fund
   Returns Before Taxes                                  13.16%          -4.75%          7.71%
   Returns After Taxes on Distributions                  13.05%          -5.03%          6.18%
   Returns After Taxes on Distributions and Sale of
   Fund Shares                                            8.55%          -4.03%          5.92%
----------------------------------------------------- -------------- --------------- --------------
S&P 500 Composite Stock Price Index 1
(reflects no deduction for fees, expenses or taxes)      28.68%          -0.57%         11.07%
----------------------------------------------------- -------------- --------------- --------------
Russell 1000 Growth Index 2,3
(reflects no deduction for fees, expenses or taxes)      29.75%          -5.11%          9.21%
----------------------------------------------------- -------------- --------------- --------------

--------------------------------------- ------------- -------------- --------------- -------------- ----------------
                                                                                         SINCE          DATE OF
CLASS B SHARES                             1 YEAR        5 YEARS        10 YEARS       INCEPTION       INCEPTION
--------------------------------------- ------------- -------------- --------------- -------------- ----------------
Allegiant Large Cap Growth Fund            13.94%        -4.64%           N/A            0.60%          1/6/98
--------------------------------------- ------------- -------------- --------------- -------------- ----------------
S&P 500 Composite Stock Price Index 1
(reflects no deduction for fees,
expenses or taxes)                         28.68%        -0.57%           N/A            3.78%      Since 12/31/97
--------------------------------------- ------------- -------------- --------------- -------------- ----------------
Russell 1000 Growth Index 2,3
(reflects no deduction for fees,
expenses or taxes)                         29.75%        -5.11%           N/A            1.08%      Since 12/31/97
--------------------------------------- ------------- -------------- --------------- -------------- ----------------

--------------------------------------- ------------- -------------- --------------- -------------- ----------------
                                                                                         SINCE          DATE OF
CLASS C SHARES                             1 YEAR        5 YEARS        10 YEARS       INCEPTION       INCEPTION
--------------------------------------- ------------- -------------- --------------- -------------- ----------------
Allegiant Large Cap Growth Fund            17.97%          N/A            N/A           -9.23%          1/27/00
--------------------------------------- ------------- -------------- --------------- -------------- ----------------
S&P 500 Composite Stock Price Index 1
(reflects no deduction for fees,
expenses or taxes)                         28.68%          N/A            N/A           -4.20%       Since 1/31/00
--------------------------------------- ------------- -------------- --------------- -------------- ----------------
Russell 1000 Growth Index 2,3
(reflects no deduction for fees,
expenses or taxes)                         29.75%          N/A            N/A           -12.00%      Since 1/31/00
--------------------------------------- ------------- -------------- --------------- -------------- ----------------

1 The S&P 500 Composite Stock Price Index is a widely recognized, unmanaged index of 500 common stocks which are generally representative of the U.S. stock market as a whole.
2 The Russell 1000 Growth Index measures the performance of companies in the Russell 1000 Index with higher price-to-book ratios and higher forecasted growth values. The Russell 1000 Index measures the performance of the 1000 largest U.S. companies based on market capitalization.
3 On May 11, 2004 the Fund's benchmark was changed to the Russell 1000 Growth
  Index. The Adviser feels that this index serves as a better comparison for the Fund.

FUND FEES AND EXPENSES

See page 34 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ALLEGIANT LARGE CAP VALUE FUND

FUND SUMMARY

INVESTMENT GOAL                     Capital appreciation

PRINCIPAL INVESTMENT STRATEGY       Investing in value-oriented common stocks of
                                    large cap companies

PRINCIPAL RISK                      Market risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Large Cap Value Fund's investment objective is to provide capital appreciation by investing in a diversified portfolio of publicly traded large capitalization equity securities. The investment objective may be changed without a shareholder vote.

The Fund's principal investment strategy is investing in common stocks of U.S. companies with large stock market capitalizations. Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in securities issued by large cap companies. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

In buying and selling securities for the Fund, the Adviser uses a value-oriented approach. The Adviser focuses on securities of companies that offer good value and good news. The Adviser generally seeks to invest in companies based on price-to-earnings, price-to-book and price-to-cash flow ratios that are lower than market averages. The Adviser generally sells securities when these valuation ratios rise above market averages.

The Fund considers a large capitalization or "large cap" company to be one that has a market capitalization at the time of purchase of $3 billion or more. The Fund notes that capitalizations of $3 billion to approximately $10 billion are considered to be in the "mid cap" range by some industry sources.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that value-oriented large cap common stocks may underperform other segments of the equity markets or the equity markets as a whole.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below. The performance of Class B Shares and Class C Shares will differ due to differences in expenses.

CALENDAR YEAR TOTAL RETURNS

1995          1996        1997       1998        1999        2000        2001       2002         2003
27.37%        17.89%      28.87%     9.77%       -0.25%      11.30%      -4.05%     -15.22%      26.78%

Best Quarter               15.42%           (6/30/03)
Worst Quarter              -17.98%          (9/30/02)


The Fund's year-to-date total return for Class A Shares through June 30, 2004 was 2.35%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES, CLASS B SHARES AND CLASS C SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE RUSSELL 1000 VALUE INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE SHOWN FOR CLASS A SHARES ONLY. AFTER-TAX RETURNS FOR CLASS B SHARES AND CLASS C SHARES WILL DIFFER. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.

----------------------------------------------- ------------- ------------- ---------------- ---------------
                                                                                 SINCE          DATE OF
CLASS A SHARES                                     1 YEAR       5 YEARS        INCEPTION       INCEPTION
----------------------------------------------- ------------- ------------- ---------------- ---------------
Allegiant Large Cap Value Fund                                                                  8/22/94
   Returns Before Taxes                            19.84%        1.59%           9.07%
   Returns After Taxes on Distributions            19.40%        0.54%           7.79%
   Returns After Taxes on Distributions and        12.85%        0.82%           7.27%
   Sale of Fund Shares
----------------------------------------------- ------------- ------------- ---------------- ---------------
Russell 1000 Value Index 1
(reflects no deduction for fees, expenses or
taxes)                                             30.03%        3.56%          12.42%       Since 8/31/94
----------------------------------------------- ------------- ------------- ---------------- ---------------
                                                                                  SINCE          DATE OF
CLASS B SHARES                                      1 YEAR       5 YEARS        INCEPTION       INCEPTION
----------------------------------------------- ------------- ------------- ---------------- ---------------
Allegiant Large Cap Value Fund                     21.04%        1.67%           3.40%           1/6/98
----------------------------------------------- ------------- ------------- ---------------- ---------------
Russell 1000 Value Index 1
(reflects no deduction for fees, expenses or
taxes)                                             30.03%        3.56%           5.48%       Since 12/31/97
----------------------------------------------- ------------- ------------- ---------------- ---------------
                                                                                SINCE           DATE OF
CLASS C SHARES                                    1 YEAR        5 YEARS       INCEPTION        INCEPTION
---------------------------------------------- -------------- ------------- --------------- ----------------
Allegiant Large Cap Value Fund                    24.92%          N/A           4.14%           1/27/00
---------------------------------------------- -------------- ------------- --------------- ----------------
Russell 1000 Value Index 1
(reflects no deduction for fees, expenses or
taxes)                                            30.03%          N/A           3.57%        Since 1/31/00
---------------------------------------------- -------------- ------------- --------------- ----------------

1 The Russell 1000 Value Index measures the performance of companies in the Russell 1000 Index with lower price-to-book ratios and lower forecasted growth values. The Russell 1000 Index measures the performance of the 1000 largest U.S. companies based on market capitalization.

FUND FEES AND EXPENSES

See page 35 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ALLEGIANT MID CAP GROWTH FUND

FUND SUMMARY

INVESTMENT GOAL                     Capital appreciation

PRINCIPAL INVESTMENT STRATEGY       Investing in growth-oriented common stocks
                                    of medium-sized companies

PRINCIPAL RISKS                     Market risk, active trading risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Mid Cap Growth Fund's investment objective is to provide capital appreciation by investing in a diversified portfolio of publicly traded mid cap equity securities. The investment objective may be changed without a shareholder vote.

The Fund's principal investment strategy is investing in common stocks of U.S. companies with medium stock market capitalizations. In selecting investments for the Fund to buy and sell, the Adviser invests in companies that have typically exhibited consistent, above-average growth in revenues and earnings, strong management, sound and improving financial fundamentals and presently exhibit the potential for growth. The Fund also utilizes an active trading approach. The Adviser may choose to sell a holding when it no longer offers attractive growth prospects or to take advantage of a better investment opportunity.

Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in securities issued by mid cap companies. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

The Fund considers a mid-capitalization or "mid cap" company to be one that has a market capitalization at the time of purchase between $1 billion and $15 billion. The Fund notes that capitalizations of greater than approximately $8 billion are considered to be in the "large cap" range by some industry sources.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that growth-oriented mid cap common stocks may underperform other segments of the equity markets or the equity markets as a whole.

ACTIVE TRADING RISK. The Fund's Adviser frequently buys and sells securities, which results in correspondingly higher expenses and other transaction costs, and which are ultimately borne by the Fund's shareholders. Higher portfolio turnover rates may also generate larger taxable income and taxable capital gains than would result from lower portfolio turnover rates and may create higher tax liability for the Fund's shareholders.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

Performance information before June 10, 2000 represents performance of the Parkstone Mid Capitalization Fund which was reorganized into the Allegiant Mid Cap Growth Fund on that date.

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below. The performance of Class B Shares and Class C Shares will differ due to differences in expenses.

CALENDAR YEAR TOTAL RETURNS

1994         1995       1996       1997       1998       1999       2000       2001         2002          2003
-5.43%       29.58%     18.53%     11.60%     11.04%     45.47%     -8.11%     -19.17%      -31.25%       33.68%

Best Quarter               34.98%           (12/31/99)
Worst Quarter              -27.16%          (9/30/01)

The Fund's year-to-date total return for Class A Shares through June 30, 2004 was -0.46%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES, CLASS B SHARES AND CLASS C SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE RUSSELL MIDCAP GROWTH INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE SHOWN FOR CLASS A SHARES ONLY. AFTER-TAX RETURNS FOR CLASS B SHARES AND CLASS C SHARES WILL DIFFER. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.


----------------------------------------- ----------- -------------- ------------
CLASS A SHARES                              1 YEAR       5 YEARS      10 YEARS
----------------------------------------- ----------- -------------- ------------
Allegiant Mid Cap Growth Fund
   Returns Before Taxes                      26.37%      -1.27%         5.38%
   Returns After Taxes on Distributions      26.37%      -4.35%         1.43%
   Returns After Taxes on Distributions
   and Sale of Fund Shares                   17.14%      -1.80%         3.00%
----------------------------------------- ----------- -------------- ------------
Russell Midcap Growth Index 1
(reflects no deduction for fees,
expenses or taxes)                           42.71%       2.01%         9.40%
----------------------------------------- ----------- -------------- ------------ -------------- ----------------
CLASS B SHARES                               1 YEAR      5 YEARS      10 YEARS        SINCE          DATE OF
                                                                                    INCEPTION       INCEPTION
----------------------------------------- ----------- -------------- ------------ -------------- ----------------
Allegiant Mid Cap Growth Fund                27.92%      -1.01%          N/A          5.42%          2/4/94
----------------------------------------- ----------- -------------- ------------ -------------- ----------------
Russell Midcap Growth Index 1
(reflects no deduction for fees,                                                                     Since
expenses or taxes)                           42.71%       2.01%          N/A          9.21%         1/31/94
----------------------------------------- ----------- ------------- ------------- -------------- ---------------
CLASS C SHARES                              1 YEAR      5 YEARS       10 YEARS        SINCE         DATE OF
                                                                                    INCEPTION      INCEPTION
----------------------------------------- ----------- ------------- ------------- -------------- ---------------
Allegiant Mid Cap Growth Fund               31.68%        N/A           N/A          -14.65%        6/15/00
----------------------------------------- ----------- ------------- ------------- -------------- ---------------
Russell Midcap Growth Index 1
(reflects no deduction for fees,
expenses or taxes)                          42.71%        N/A           N/A          -8.76%      Since 5/31/00
----------------------------------------- ----------- ------------- ------------- -------------- ---------------

1 The Russell Midcap Growth Index measures the performance of those companies in the Russell Midcap Index with higher price-to-book ratios and higher forecasted growth values. The Russell Midcap Index measures the performance of the 800 smallest U.S. companies among the largest 1,000 U.S. companies based on market capitalization.


FUND FEES AND EXPENSES

See page 35 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ALLEGIANT MID CAP VALUE FUND
         (FORMERLY KNOWN AS THE "ARMADA SMALL/MID CAP VALUE FUND")

FUND SUMMARY

INVESTMENT GOAL                     Long-term capital appreciation

PRINCIPAL INVESTMENT STRATEGY       Investing in value-oriented common stocks of
                                    mid cap companies

PRINCIPAL RISK                      Market risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Mid Cap Value Fund's investment objective is to provide long-term capital appreciation. The investment objective may be changed without a shareholder vote.

The Fund's principal investment strategy is investing in common stocks of U.S. companies that are considered to have mid cap stock market capitalizations. Companies meeting this criteria are ones that have a market capitalization between $1 billion and $15 billion at the time the Fund purchases the company's securities. The Fund notes that capitalizations of greater than approximately $8 billion are considered to be in the "large cap" range by some industry sources.

Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in securities issued by mid cap companies. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

In buying and selling securities for the Fund, the Adviser uses a value-oriented approach. The Adviser focuses on securities of companies that offer good value and good news. The Adviser generally seeks to invest in companies based on price-to-sales, price-to-book and price-to-cash flow ratios that are lower than market averages. The Adviser generally sells securities when these valuation ratios rise above market averages. The Fund will not necessarily sell a security if the issuer no longer meets the market capitalization criteria stated above, so long as the security otherwise continues to meet investment criteria.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that value-oriented mid cap common stocks may underperform other segments of the equity markets or the equity markets as a whole.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below. The performance of Class B Shares and Class C Shares will differ due to differences in expenses.

Prior to March 1, 2004, the Fund invested in value-oriented common stocks of small cap and mid cap companies. Accordingly, performance information prior to March 1, 2004 reflects the results of the previous investment strategy.

CALENDAR YEAR TOTAL RETURNS

2003
34.50%

Best Quarter               16.95%           (6/30/03)
Worst Quarter              -3.96%           (3/31/03)

The Fund's year-to-date total return for Class A Shares through June 30, 2004 was 7.46%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE RUSSELL MIDCAP VALUE INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. THERE IS NO PERFORMANCE INFORMATION FOR CLASS B SHARES AND CLASS C SHARES OF THE FUND BECAUSE THOSE SHARES HAD NOT COMPLETED A FULL CALENDAR YEAR OF INVESTMENT OPERATIONS AS OF DECEMBER 31, 2003. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.

----------------------------------------- ------------------- ---------------------- --------------------
CLASS A SHARES                                  1 YEAR           SINCE INCEPTION      DATE OF INCEPTION
----------------------------------------- ------------------- ---------------------- --------------------
Allegiant Mid Cap Value Fund                                                               7/1/02
   Returns Before Taxes                          27.09%               10.26%
   Returns After Taxes on Distributions          26.12%                9.64%
   Returns After Taxes on Distributions
   and Sale of Fund Shares                       17.70%                8.41%
----------------------------------------- ------------------- ---------------------- --------------------
Russell Midcap Value Index 1
(reflects no deduction for fees,
expenses or taxes)                               38.07%               13.73%             Since 6/30/02

1 The Russell Midcap Value Index is an unmanaged, market-weighted total return index that tracks the performance of those Russell Midcap companies with lower price-to-book ratios and lower forecasted growth rates.


FUND FEES AND EXPENSES

See page 36 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ALLEGIANT S&P 500 INDEX FUND
         (FORMERLY KNOWN AS THE "ARMADA EQUITY INDEX FUND")

FUND SUMMARY

INVESTMENT GOAL                 To approximate, before Fund expenses, the
                                investment results of the S&P 500
                                Composite Stock Price Index

PRINCIPAL INVESTMENT STRATEGY   Investing in stocks that comprise the S&P 500
                                Composite Stock Price Index

PRINCIPAL RISKS                 Market risk, tracking error risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant S&P 500 Index Fund's investment objective is to provide investment results that, before Fund expenses, approximate the aggregate price and dividend performance of the securities included in the S&P 500 Composite Stock Price Index by investing in securities comprising the S&P 500 Composite Stock Price Index. The investment objective may be changed without a shareholder vote.

Under normal circumstances, the Adviser invests substantially all, but in no event less than 80%, of the Fund's net assets plus any borrowings for investment purposes in stocks included in the S&P 500 Composite Stock Price Index (the "Index"). The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

The Index is made up of common stocks of 500 large, publicly traded companies. The vast majority of the Fund's assets is invested in stocks included in the Index in approximately the same relative proportion as those stocks are held in the Index. The Adviser does not generally "manage" the Fund in the traditional sense (i.e., by using economic, financial or market analysis). However, the Adviser believes that employing certain active management strategies for a small percentage of the Fund's assets, if successful, will result in net returns after expenses that may more closely approximate the returns of the Index. Consequently, the Fund may purchase a security that is scheduled to be included in the Index but prior to the effective inclusion date. The Fund may also temporarily continue to hold a security that has been deleted from the Index. A diversified subset of stocks held in the Fund may have weights slightly higher or lower than those in the Index with the goal of adding small incremental performance relative to the Index. Stocks that are held in very small proportions in the Index may be excluded from the Fund or held short if they are expected to underperform. In addition, the Fund may sell securities short.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that common stocks comprising the S&P 500 Composite Stock Price Index may underperform other segments of the equity markets or the equity markets as a whole.

TRACKING ERROR RISK. The Fund's ability to replicate the performance of the S&P 500 Composite Stock Price Index will depend to some extent on the size and timing of cash flows into and out of the Fund, as well as on the level of the Fund's expenses.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below. The performance of Class B Shares and Class C Shares will differ due to differences in expenses.

CALENDAR YEAR TOTAL RETURNS

  1999           2000        2001         2002         2003
  20.28%         -9.45%      -12.47%      -22.57       27.96%

Best Quarter               15.28%           (6/30/03)
Worst Quarter              -17.37%          (9/30/02)

The Fund's year-to-date total return for Class A Shares through June 30, 2004 was 2.99%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES, CLASS B SHARES AND CLASS C SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE S&P 500 COMPOSITE STOCK PRICE INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE SHOWN FOR CLASS A SHARES ONLY. AFTER-TAX RETURNS FOR CLASS B SHARES AND CLASS C SHARES WILL DIFFER. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.

------------------------------------------------- -------------- -------------- -------------- --------------
CLASS A SHARES                                       1 YEAR         5 YEARS         SINCE         DATE OF
                                                                                  INCEPTION      INCEPTION
------------------------------------------------- -------------- -------------- -------------- --------------
Allegiant S&P 500 Index Fund                                                                     10/15/98
   Returns Before Taxes                              23.23%         -1.88%          1.28%
   Returns After Taxes on Distributions              22.78%         -2.26%         -0.89%
   Returns After Taxes on Distributions and
   Sale of Fund Shares                               15.06%         -1.81%         -0.66%
------------------------------------------------- -------------- -------------- -------------- --------------
S&P 500 Composite Stock Price Index 1                28.68%         -0.57%          1.68%          Since
(reflects no deduction for fees, expenses or                                                     10/31/98
taxes)

------------------------------------------------- ---------------- ------------------- --------------------
CLASS B SHARES                                        1 YEAR        SINCE INCEPTION     DATE OF INCEPTION
------------------------------------------------- ---------------- ------------------- --------------------
Allegiant S&P 500 Index Fund                          22.00%             -6.20%              1/4/00
------------------------------------------------- ---------------- ------------------- --------------------
S&P 500 Composite Stock Price Index 1
(reflects no deduction for fees, expenses or
taxes)                                                28.68%             -5.34%          Since 12/31/99
------------------------------------------------- ---------------- ------------------- --------------------
CLASS C SHARES                                        1 YEAR        SINCE INCEPTION     DATE OF INCEPTION
------------------------------------------------- ---------------- ------------------- --------------------
Allegiant S&P 500 Index Fund                          25.92%             -6.62%              1/17/00
------------------------------------------------- ---------------- ------------------- --------------------
S&P 500 Composite Stock Price Index 1
(reflects no deduction for fees, expenses or
taxes)                                                28.68%             -4.20%           Since 1/30/00
------------------------------------------------- ---------------- ------------------- --------------------

1 The S&P 500 Composite Stock Price Index is a widely recognized, unmanaged index of 500 common stocks which are generally representative of the U.S. stock market as a whole. "S&P 500" is a trademark of The McGraw-Hill Companies, Inc. and has been licensed for use by Allegiant Asset Management Company. The Fund is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the Fund.

FUND FEES AND EXPENSES

See page 36 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ALLEGIANT SMALL CAP CORE FUND

FUND SUMMARY

INVESTMENT GOAL                    Capital appreciation

PRINCIPAL INVESTMENT STRATEGY      Investing in common stocks of small cap
                                   companies

PRINCIPAL RISKS                    Market risk, small companies risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Small Cap Core Fund's investment objective is to provide capital appreciation. The Fund intends to achieve this objective by investing in a diversified portfolio of publicly traded small cap equity securities. The investment objective may be changed without a shareholder vote.

The Fund's principal investment strategy is investing in common stocks of U.S. companies with small stock market capitalizations. Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in securities issued by small cap companies. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

The Sub-Adviser's investment process is to invest in securities of companies based on the Sub-Adviser's analysis of the company's cash flow. The Sub-Adviser's investment process focuses, specifically, on Cash Flow Return on Investment (CFROI(R)).1 CFROI(R) is calculated in percentage terms by dividing gross cash flow by gross cash investment. CFROI(R) is an inflation-adjusted measure of corporate performance that attempts to reduce accounting distortions and allow for more accurate comparisons between companies, different market caps, sectors and industries. The Sub-Adviser believes that CFROI(R) provides a more accurate predictor of future value than other broadly used analysis methods. The Sub-Adviser first screens companies based on corporate performance utilizing the CFROI(R) measure, and then screens companies based on cash flow valuation metrics to determine if the stock is attractively priced. The Sub-Adviser believes that it does not matter what a particular company's cash flow change is if the stock is overvalued.

In addition, as part of its screening process, the Sub-Adviser looks for companies whose management understands how to create value for shareholders, deploy capital, that have low debt and a consistent dividend policy, and that are market leaders with respect to the product or service they provide, as well as companies that are part of a strong or growing industry. The Sub-Adviser will generally sell a security when cash flow return on investment flattens or declines, market price equals or exceeds cash flow value "target," company characteristics deteriorate, when there are earnings warnings, and when the stock experiences underperformance. However, none of the sell characteristics are automatic.


--------
1 CFROI is a registered trademark of CSFB Holt.

The Fund considers a small capitalization or "small cap" company to be one that has a market capitalization of between $100 million and $3 billion at the time of purchase. The Fund notes that capitalizations of $2 billion to $3 billion are considered to be in the "mid cap" range by some industry sources.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that small cap common stocks may underperform other segments of the equity markets or the equity markets as a whole.

SMALL COMPANIES RISK. The smaller capitalization companies the Fund invests in may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these small companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Therefore, small cap stocks may be more volatile than those of larger companies. These securities may be traded over the counter or listed on an exchange.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

Since the Fund did not commence operations until April 2, 2004, performance results have not been provided.

The Fund will compare its performance to the Russell 2000 Index. The Russell 2000 Index is an unmanaged index comprised of the 2,000 smallest companies of the 3,000 largest U.S. companies based on market capitalization.

FUND FEES AND EXPENSES

See page 37 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ALLEGIANT SMALL CAP GROWTH FUND

FUND SUMMARY

INVESTMENT GOAL                     Capital appreciation

PRINCIPAL INVESTMENT STRATEGY       Investing in growth-oriented common stocks
                                    of small cap companies

PRINCIPAL RISKS                     Market risk, small companies risk, active
                                    trading risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Small Cap Growth Fund's investment objective is to provide capital appreciation by investing in a diversified portfolio of publicly traded small cap equity securities. The investment objective may be changed without a shareholder vote.

The Fund's principal investment strategy is investing in common stocks of U.S. companies with small stock market capitalizations. Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in securities issued by small cap companies. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

The Adviser seeks to invest in small capitalization companies with strong growth in revenue, earnings and cash flow. Purchase decisions are also based on the security's valuation relative to the company's expected growth rate, earnings quality and competitive position, valuation compared to similar securities and the security's trading liquidity. Reasons for selling securities include disappointing fundamentals, negative industry developments, evidence of management's inability to execute a sound business plan, capitalization exceeding the Adviser's definition of "small capitalization," desire to reduce exposure to an industry or sector, and valuation levels which cannot be justified by the company's fundamental growth prospects. The Fund also utilizes an active trading approach. The Adviser may choose to sell a holding when it no longer offers attractive growth prospects or to take advantage of a better investment opportunity.

The Fund considers a small capitalization or "small cap" company to be one that has a market capitalization at the time of purchase between $100 million and $3 billion. The Fund notes that capitalizations of $2 billion to $3 billion are considered to be in the "mid cap" range by some industry sources.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that growth-oriented small cap common stocks may underperform other segments of the equity markets or the equity markets as a whole.

SMALL COMPANIES RISK. The smaller capitalization companies the Fund invests in may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these small companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Therefore, small cap stocks may be more volatile than those of larger companies. These securities may be traded over the counter or listed on an exchange.

ACTIVE TRADING RISK. The Fund's Adviser frequently buys and sells securities, which results in correspondingly higher expenses and other transaction costs, and which are ultimately borne by the Fund's shareholders. Higher portfolio turnover rates may also generate larger taxable income and taxable capital gains than would result from lower portfolio turnover rates and may create higher tax liability for the Fund's shareholders.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below. The performance of Class B Shares and Class C Shares will differ due to differences in expenses.

CALENDAR YEAR TOTAL RETURNS

1998           1999        2000          2001          2002           2003
7.28%          35.63%      -15.19%       -8.27%        -39.47%        45.14%

Best Quarter               36.11%           (12/31/99)
Worst Quarter              -25.82%          (9/30/01)

The Fund's year-to-date total return for Class A Shares through June 30, 2004 was -3.98%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES, CLASS B SHARES AND CLASS C SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE RUSSELL 2000 GROWTH INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE SHOWN FOR CLASS A SHARES ONLY. AFTER-TAX RETURNS FOR CLASS B SHARES AND CLASS C SHARES WILL DIFFER. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.


----------------------------------------- ---------------- --------------- ---------------------- ----------------------
CLASS A SHARES                                1 YEAR          5 YEARS         SINCE INCEPTION       DATE OF INCEPTION
----------------------------------------- ---------------- --------------- ---------------------- ----------------------
Allegiant Small Cap Growth Fund                                                                          8/1/97
   Returns Before Taxes                       37.21%           -2.61%              0.11%
   Returns After Taxes on Distributions       37.21%           -2.98%             -0.27%
   Returns After Taxes on Distributions
   and Sale of Fund Shares                    24.19%           -2.20%              0.04%
----------------------------------------- ---------------- --------------- ---------------------- ----------------------
Russell 2000 Growth Index 1
(reflects no deduction for fees,
expenses or taxes)                            48.54%           0.86%               1.19%              Since 7/31/97
----------------------------------------- ---------------- --------------- ---------------------- ----------------------
CLASS B SHARES                                1 YEAR          5 YEARS         SINCE INCEPTION       DATE OF INCEPTION
----------------------------------------- ---------------- --------------- ---------------------- ----------------------
Allegiant Small Cap Growth Fund               39.25%           -2.51%             -0.69%                 1/6/98
----------------------------------------- ---------------- --------------- ---------------------- ----------------------
Russell 2000 Growth Index 1
(reflects no deduction for fees,
expenses or taxes)                            48.54%           0.86%               0.92%             Since 12/31/97
----------------------------------------- ---------------- --------------- ---------------------- ----------------------
CLASS C SHARES                                1 YEAR          5 YEARS         SINCE INCEPTION       DATE OF INCEPTION
----------------------------------------- --------------- ---------------- ---------------------- ----------------------
Allegiant Small Cap Growth Fund               43.11%            N/A               -11.23%                1/20/00
----------------------------------------- --------------- ---------------- ---------------------- ----------------------
 Russell 2000 Growth Index 1
 (reflects no deduction for fees,
 expenses or taxes)                           48.54%            N/A               -7.52%              Since 1/31/00
----------------------------------------- --------------- ---------------- ---------------------- ----------------------

1 The Russell 2000 Growth Index is comprised of securities in the Russell 2000
  Index with higher than average price-to-book ratios and forecasted growth values. The Russell 2000 Index is an unmanaged index comprised of the 2000 smallest companies of the 3000 largest U.S. companies based on market capitalization.



FUND FEES AND EXPENSES

See page 37 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ALLEGIANT SMALL CAP VALUE FUND

FUND SUMMARY

INVESTMENT GOAL                     Capital appreciation

PRINCIPAL INVESTMENT STRATEGY       Investing in value-oriented common stocks of
                                    small cap companies

PRINCIPAL RISKS                     Market risk, small companies risk, active
                                    trading risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Small Cap Value Fund's investment objective is to provide capital appreciation by investing in a diversified portfolio of publicly traded small cap equity securities. The investment objective may be changed without a shareholder vote.

The Fund's principal investment strategy is investing in common stocks of U.S. companies with small stock market capitalizations. Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in securities issued by small cap companies. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

In buying and selling securities for the Fund, the Adviser uses a value-oriented approach. The Adviser focuses on securities of companies that offer good value and good news. The Adviser generally seeks to invest in companies based on price-to-earnings, price-to-book and price-to-cash flow ratios that are lower than the market averages. The Adviser generally sells securities when these valuation ratios rise above market averages. The Fund will not necessarily sell a security if the issuer is no longer considered a small cap company, so long as the security otherwise continues to meet investment criteria. The Fund also utilizes an active trading approach. The Adviser may choose to sell a holding when it no longer offers attractive growth prospects or to take advantage of a better investment opportunity.

The Fund considers a small capitalization or "small cap" company to be one that has a market capitalization at the time of purchase between $100 million and $3 billion. The Fund notes that capitalizations of $2 billion to $3 billion are considered to be in the "mid cap" range by some industry sources.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that value-oriented small cap common stocks may underperform other segments of the equity markets or the equity markets as a whole.

SMALL COMPANIES RISK. The smaller capitalization companies the Fund invests in may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Therefore, small cap stocks may be more volatile than those of larger companies. These securities may be traded over the counter or listed on an exchange.

ACTIVE TRADING RISK. The Fund's Adviser frequently buys and sells securities, which results in correspondingly higher expenses and other transaction costs, and which are ultimately borne by the Fund's shareholders. Higher portfolio turnover rates may also generate larger taxable income and taxable capital gains than would result from lower portfolio turnover rates and may create higher tax liability for the Fund's shareholders.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below. The performance of Class B Shares and Class C Shares will differ due to differences in expenses.

CALENDAR YEAR TOTAL RETURNS

1995          1996       1997       1998        1999       2000       2001       2002           2003
18.41%        22.32%     32.05%     -7.64%      7.65%      33.22%     17.03%     -10.75%        38.62%

Best Quarter               19.22%           (12/31/01)
Worst Quarter              -17.92%          (9/30/98)

The Fund's year-to-date total return for Class A Shares through June 30, 2004 was 6.49%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES, CLASS B SHARES AND CLASS C SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE RUSSELL 2000 VALUE INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE SHOWN FOR CLASS A SHARES ONLY. AFTER-TAX RETURNS FOR CLASS B SHARES AND CLASS C SHARES WILL DIFFER. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.

----------------------------------------- ----------- ------------ ------------------- -------------------
CLASS A SHARES                              1 YEAR      5 YEARS     SINCE INCEPTION    DATE OF INCEPTION
----------------------------------------- ----------- ------------ ------------------- -------------------
Allegiant Small Cap Value Fund                                                              8/15/94
   Returns Before Taxes                      31.02%     14.44%           14.71%
   Returns After Taxes on Distributions      30.50%     12.77%           12.49%
   Returns After Taxes on Distributions
   and Sale of Fund Shares                   20.79%     11.63%           11.71%
----------------------------------------- ----------- ------------ ------------------- -------------------
Russell 2000 Value Index 1
(reflects no deduction for fees,
expenses or taxes)                           26.03%     12.28%           13.70%          Since 7/31/94
----------------------------------------- ----------- ------------ ------------------- -------------------
CLASS B SHARES                               1 YEAR     5 YEARS     SINCE INCEPTION    DATE OF INCEPTION
----------------------------------------- ----------- ------------ ------------------- -------------------
Allegiant Small Cap Value Fund               32.65%     14.72%           10.83%              1/6/98
----------------------------------------- ----------- ------------ ------------------- -------------------
Russell 2000 Value Index 1
(reflects no deduction for fees,
expenses or taxes)                           26.03%     12.28%           8.92%           Since 12/31/97
----------------------------------------- ----------- ------------ ------------------- -------------------
CLASS C SHARES                              1 YEAR      5 YEARS     SINCE INCEPTION    DATE OF INCEPTION
----------------------------------------- ----------- ------------ ------------------- -------------------
Allegiant Small Cap Value Fund              36.65%        N/A            18.26%             1/27/00
----------------------------------------- ----------- ------------ ------------------- -------------------
Russell 2000 Value Index 1
(reflects no deduction for fees,
expenses or taxes)                          26.03%        N/A            17.17%          Since 1/31/00
----------------------------------------- ----------- ------------ ------------------- -------------------

1 The Russell 2000 Value Index is comprised of securities in the Russell 2000
  Index with lower than average price-to-book ratios and forecasted growth values. The Russell 2000 Index is an unmanaged index comprised of the 2000 smallest companies of the 3000 largest U.S. companies based on market capitalization.

FUND FEES AND EXPENSES

See page 38 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

FUND FEES AND EXPENSES


This table describes the fees and expenses that you may pay if you buy and hold Fund shares.

SHAREHOLDER FEES
(PAID DIRECTLY FROM YOUR INVESTMENT)

                                          INTERNATIONAL EQUITY FUND                 LARGE CAP CORE EQUITY FUND

                                         CLASS A     CLASS B     CLASS C            CLASS A     CLASS B   CLASS C
------------------------------------- ----------- ----------- ----------- ------ ----------- ---------- ----------
Maximum Sales Charge (Load) Imposed
on Purchases (as a percentage of
offering price)                           5.50%1        None        None             5.50%1       None       None
------------------------------------- ----------- ----------- ----------- ------ ----------- ---------- ----------
Maximum Deferred Sales Charge
(Load) (as a percentage of net
asset value)                                None      5.00%2      1.00%3               None     5.00%2     1.00%3
------------------------------------- ----------- ----------- ----------- ------ ----------- ---------- ----------
Maximum Sales Charge (Load) Imposed
on Reinvested Dividends and Other
Distributions (as a percentage of
offering price)
                                            None        None        None               None       None       None
------------------------------------- ----------- ----------- ----------- ------ ----------- ---------- ----------
Redemption Fee (as a percentage of
amount redeemed, if applicable)           2.00%4        None      2.00%4               None       None       None
------------------------------------- ----------- ----------- ----------- ------ ----------- ---------- ----------
Exchange Fee                                None        None        None               None       None       None

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)

Investment Advisory Fees                  1.15%7      1.15%7      1.15%7              0.75%      0.75%      0.75%
------------------------------------- ----------- ----------- ----------- ------ ----------- ---------- ----------
Distribution
(12b-1) Fees                              0.07%5       0.75%       0.75%               0.07%5    0.75%      0.75%
------------------------------------- ----------- ----------- ----------- ------ ----------- ---------- ----------
Other Expenses:
------------------------------------- ----------- ----------- ----------- ------ ----------- ---------- ----------
   Shareholder Servicing Fees6             0.25%       0.25%       0.25%              0.25%      0.25%      0.25%
------------------------------------- ----------- ----------- ----------- ------ ----------- ---------- ----------
   Other                                   0.21%       0.21%       0.21%              0.14%      0.14%      0.14%
------------------------------------- ----------- ----------- ----------- ------ ----------- ---------- ----------
Total Other Expenses                       0.46%       0.46%       0.46%              0.39%      0.39%      0.39%
------------------------------------- ----------- ----------- ----------- ------ ----------- ---------- ----------
Total Annual Fund
Operating Expenses                        1.68%7      2.36%7      2.36%7              1.21%      1.89%      1.89%
------------------------------------- ----------- ----------- ----------- ------ ----------- ---------- ----------

SHAREHOLDER FEES
(PAID DIRECTLY FROM YOUR INVESTMENT)

                                               LARGE CAP GROWTH FUND

                                         CLASS A    CLASS B     CLASS C
------------------------------------- ----------- ---------- -----------
Maximum Sales Charge (Load) Imposed
on Purchases (as a percentage of
offering price)                           5.50%1       None        None
------------------------------------- ----------- ---------- -----------
Maximum Deferred Sales Charge
(Load) (as a percentage of net
asset value)                                None     5.00%2      1.00%3
------------------------------------- ----------- ---------- -----------
Maximum Sales Charge (Load) Imposed
on Reinvested Dividends and Other
Distributions (as a percentage of
offering price)
                                            None       None        None
------------------------------------- ----------- ---------- -----------
Redemption Fee (as a percentage of
amount redeemed, if applicable)
                                            None       None        None
------------------------------------- ----------- ---------- -----------
Exchange Fee                                None       None        None

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)

Investment Advisory Fees                   0.75%       0.75%       0.75%
------------------------------------- ----------- ----------- -----------
Distribution
(12b-1) Fees                               0.07%5      0.75%       0.75%
------------------------------------- ----------- ----------- -----------
Other Expenses:
------------------------------------- ----------- ----------- -----------
   Shareholder Servicing Fees 6            0.25%       0.25%       0.25%
------------------------------------- ----------- ----------- -----------
   Other 7                                 0.13%       0.13%       0.13%
------------------------------------- ----------- ----------- -----------
Total Other Expenses                       0.38%       0.38%       0.38%
------------------------------------- ----------- ----------- -----------
Total Annual Fund
Operating Expenses                         1.20%       1.88%       1.88%
------------------------------------- ----------- ----------- -----------

SHAREHOLDER FEES
(PAID DIRECTLY FROM YOUR INVESTMENT)

                                             LARGE CAP VALUE FUND                     MID CAP GROWTH FUND

                                         CLASS A    CLASS B     CLASS C            CLASS A    CLASS B    CLASS C
-------------------------------------- ---------- ---------- ----------- ------ ----------- ---------- ----------
Maximum Sales Charge (Load) Imposed
on Purchases (as a percentage of
offering price)                           5.50%1      None        None             5.50%1       None      None
-------------------------------------- ---------- ---------- ----------- ------ ----------- ---------- ----------
Maximum Deferred Sales Charge (Load)
(as a percentage of net asset value)
                                           None      5.00%2      1.00%3             None       5.00%2     1.00%3
-------------------------------------- ---------- ---------- ----------- ------ ----------- ---------- ----------
Maximum Sales Charge (Load) Imposed
on Reinvested Dividends and Other
Distributions (as a percentage of
offering price)
                                           None       None        None              None       None       None
-------------------------------------- ---------- ---------- ----------- ------ ----------- ---------- ----------
Redemption Fee (as a percentage of
amount redeemed, if applicable)
                                           None       None        None              None       None       None
-------------------------------------- ---------- ---------- ----------- ------ ----------- ---------- ----------
Exchange Fee                               None       None        None              None       None       None

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)

Investment Advisory Fees                   0.75%    0.75%      0.75%              1.00%7      1.00%7     1.00%7
-------------------------------------- ---------- ---------- ----------- ------ ----------- ---------- ----------
Distribution
(12b-1) Fees                               0.07%5   0.75%      0.75%              0.07%5      0.75%      0.75%
-------------------------------------- ---------- ---------- ----------- ------ ----------- ---------- ----------
Other Expenses:
-------------------------------------- ---------- ---------- ----------- ------ ----------- ---------- ----------
   Shareholder Servicing Fees 6            0.25%    0.25%      0.25%              0.25%       0.25%      0.25%
-------------------------------------- ---------- ---------- ----------- ------ ----------- ---------- ----------
   Other 7                                 0.14%    0.14%      0.14%              0.21%       0.21%      0.21%
-------------------------------------- ---------- ---------- ----------- ------ ----------- ---------- ----------
Total Other Expenses                       0.39%    0.39%      0.39%              0.46%       0.46%      0.46%
-------------------------------------- ---------- ---------- ----------- ------ ----------- ---------- ----------
Total Annual Fund
Operating Expenses                         1.21%    1.89%      1.89%              1.53%7      2.21%7     2.21%7
-------------------------------------- ---------- ---------- ----------- ------ ----------- ---------- ----------

SHAREHOLDER FEES
(PAID DIRECTLY FROM YOUR INVESTMENT)

                                                 MID CAP VALUE FUND                         S&P 500 INDEX FUND
                                           CLASS A    CLASS B    CLASS C               CLASS A   CLASS B    CLASS C
-------------------------------------- ---------- ---------- ---------- ---------- ---------- ----------- ----------
Maximum Sales Charge (Load) Imposed
on Purchases (as a percentage of
offering price)                           5.50%1       None       None                2.50%1        None       None
-------------------------------------- ---------- ---------- ---------- ---------- ---------- ----------- ----------
Maximum Deferred Sales Charge (Load)
(as a percentage of net asset value)        None     5.00%2     1.00%3                  None      5.00%2     1.00%3
-------------------------------------- ---------- ---------- ---------- ---------- ---------- ----------- ----------
Maximum Sales Charge (Load) Imposed
on Reinvested Dividends and Other
Distributions (as a percentage of
offering price)                             None       None       None                  None        None       None
-------------------------------------- ---------- ---------- ---------- ---------- ---------- ----------- ----------
Redemption Fee (as a percentage of          None       None       None                  None        None       None
amount redeemed, if applicable)
-------------------------------------- ---------- ---------- ---------- ---------- ---------- ----------- ----------
Exchange Fee                                None       None       None                  None        None       None

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)

Investment Advisory Fees 7                 1.00%      1.00%      1.00%                 0.35%    0.35%       0.35%
-------------------------------------- ---------- ---------- ---------- ---------- ---------- ----------- ----------
Distribution
(12b-1) Fees                              0.07%5      0.75%      0.75%                0.00%5     0.75%      0.75%
-------------------------------------- ---------- ---------- ---------- ---------- ---------- ----------- ----------
Other Expenses:
-------------------------------------- ---------- ---------- ---------- ---------- ---------- ----------- ----------
   Shareholder Servicing Fees 6            0.25%      0.25%      0.25%                 0.25%     0.25%      0.25%
-------------------------------------- ---------- ---------- ---------- ---------- ---------- ----------- ----------
   Other                                   0.18%      0.18%      0.18%                 0.14%     0.14%      0.14%
-------------------------------------- ---------- ---------- ---------- ---------- ---------- ----------- ----------
Total Other Expenses                       0.43%      0.43%      0.43%                 0.39%     0.39%      0.39%
-------------------------------------- ---------- ---------- ---------- ---------- ---------- ----------- ----------
Total Annual Fund
Operating Expenses 7                       1.50%      2.18%      2.18%                 0.74%     1.49%      1.49%
-------------------------------------- ---------- ---------- ---------- ---------- ---------- ----------- ----------

SHAREHOLDER FEES
(PAID DIRECTLY FROM YOUR INVESTMENT)

                                             SMALL CAP CORE FUND                     SMALL CAP GROWTH FUND
                                        CLASS A      CLASS B      CLASS C         CLASS A       CLASS B    CLASS C
------------------------------------- ---------- ------------ ---------- ---- ------------ ----------- ------------
Maximum Sales Charge (Load) Imposed
on Purchases (as percentage of
offering price)                          5.50%1        None        None           5.50%1         None        None
------------------------------------- ---------- ------------ ---------- ---- ------------ ----------- ------------
Maximum Deferred Sales Charge
(Load) (as percentage of net asset
value)                                     None       5.00%2       1.00%3           None        5.00%2      1.00%3
------------------------------------- ---------- ------------ ---------- ---- ------------ ----------- ------------
Maximum Sales Charge (Load) Imposed
on Reinvested Dividends and Other
Distributions (as a percentage of
offering price)                            None         None       None             None         None        None
------------------------------------- ---------- ------------ ---------- ---- ------------ ----------- ------------
Redemption Fee (as a percentage of
amount redeemed, if applicable)          2.00%4         None       2.00%4           2.00%4       None      2.00%4
------------------------------------- ---------- ------------ ---------- ---- ------------ ----------- ------------
Exchange Fee                               None         None       None            None          None        None

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)

Investment Advisory Fees                 1.00%8       1.00%8     1.00%8            1.00%7       1.00%7      1.00%7
------------------------------------- ---------- ------------ ---------- ---- ------------ ----------- ------------
Distribution
(12b-1) Fees                             0.07%5        0.75%      0.75%            0.07%5       0.75%        0.75%
------------------------------------- ---------- ------------ ---------- ---- ------------ ----------- ------------
Other Expenses:
------------------------------------- ---------- ------------ ---------- ---- ------------ ----------- ------------
   Shareholder Servicing Fees 6           0.25%        0.25%      0.25%             0.25%       0.25%        0.25%
------------------------------------- ---------- ------------ ---------- ---- ------------ ----------- ------------
   Other                                  0.16% 9      0.16% 9    0.16% 9           0.18%       0.18%        0.18%
------------------------------------- ---------- ------------ ---------- ---- ------------ ----------- ------------
Total Other Expenses                      0.41%        0.41%      0.41%             0.43%       0.43%        0.43%
------------------------------------- ---------- ------------ ---------- ---- ------------ ----------- ------------
Total Annual Fund
Operating Expenses                        1.48%        2.16%      2.16%            1.50%7      2.18%7       2.18%7
------------------------------------- ---------- ------------ ---------- ---- ------------ ----------- ------------

SHAREHOLDER FEES
(PAID DIRECTLY FROM YOUR INVESTMENT)

                                                    SMALL CAP VALUE FUND

                                             CLASS A      CLASS B     CLASS C
-------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed on
Purchases (as percentage of offering
price)                                        5.50%1        None        None
-------------------------------------------------------------------------------
Maximum Deferred Sales Charge (Load)
(as percentage of net asset value)             None       5.00%2       1.00%3
-------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed on
Reinvested Dividends and Other
Distributions (as a percentage of
offering price)                                None        None        None
-------------------------------------------------------------------------------
Redemption Fee (as a percentage of            2.00%4       None       2.00%4
amount redeemed, if applicable)
-------------------------------------------------------------------------------
Exchange Fee                                   None        None        None

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)

Investment Advisory Fees                     1.00%        1.00%      1.00%
-------------------------------------------------------------------------------
Distribution
(12b-1) Fees                                0.07%5        0.75%      0.75%
-------------------------------------------------------------------------------
Other Expenses:
-------------------------------------------------------------------------------
   Shareholder Servicing Fees 6              0.25%        0.25%      0.25%
-------------------------------------------------------------------------------
   Other                                     0.13%        0.13%      0.13%
-------------------------------------------------------------------------------
Total Other Expenses                         0.38%        0.38%      0.38%
-------------------------------------------------------------------------------
Total Annual Fund
Operating Expenses                           1.45%        2.13%      2.13%
-------------------------------------------------------------------------------

1 This sales charge varies depending upon how much you invest. See the "Sales Charges" section of this prospectus.

2 This amount applies to redemptions during the first and second years. The deferred sales charge decreases to 4.0%, 3.0% and 2.0% for redemptions made during the third through fifth years, respectively. No deferred sales charge is charged after the fifth year. For more information see the "Contingent Deferred Sales Charges" section of this prospectus.

3 A contingent deferred sales charge is charged only with respect to Class C Shares redeemed prior to eighteen months from the date of purchase.

4 The redemption fee is calculated as a percentage of the amount redeemed (using standard rounding criteria), and may be charged when you sell or exchange your shares within 60 days of purchase. The fee is retained by the Fund and withheld from redemption proceeds. For more details, see "Redemption Fee" section of this prospectus.

5 Represents actual Distribution (12b-1) Fees incurred by the S&P 500 Index Fund's Class A Shares during the last fiscal year. For the other Funds, Distribution (12b-1) Fees have been restated to reflect current fees expected to be incurred by each Fund's Class A Shares during the current fiscal year. Each Fund may reimburse expenses up to a maximum of 0.10% under the Funds' distribution plan for Class A Shares but expects such reimbursements to be no more than 0.07% (0.005% for the S&P 500 Index Fund) during the current fiscal year.

6 Certain financial institutions may provide administrative services to their customers who own Class A, Class B or Class C Shares and may be paid up to 0.25% (on an annualized basis) of the net asset value of the respective share classes. For further information, see "Shareholder Services Plan" in the Statement of Additional Information.

7 The Adviser waived a portion of its advisory fees for certain Funds during the last fiscal year. After these fee waivers, these Funds' Investment Advisory Fees and Total Annual Fund Operating Expenses were as follows:



  FUND                                                             TOTAL        TOTAL          TOTAL
                                                    ADVISORY     EXPENSES     EXPENSES       EXPENSES
                                                      FEES       (CLASS A)    (CLASS B)      (CLASS C)
  Mid Cap Growth Fund                                0.75%         1.38%        2.08%         2.08%
  Mid Cap Value Fund                                 0.75%         1.32%        2.05%         2.05%
  S&P 500 Index Fund                                 0.20%         0.59%        1.34%         1.34%


The Adviser expects to continue waiving a portion of its advisory fees for these Funds and to waive a portion of its advisory fees for the International Equity Fund during the current fiscal year. After these fee waivers, these Funds' Investment Advisory Fees and Total Annual Fund Operating Expenses are expected to be:

                                                                   TOTAL        TOTAL         TOTAL
                                                    ADVISORY     EXPENSES     EXPENSES       EXPENSES
  FUND                                                FEES       (CLASS A)    (CLASS B)     (CLASS C)
  International Equity Fund                          1.00%         1.53%        2.21%         2.21%
  Mid Cap Growth Fund                                0.75%         1.28%        1.96%         1.96%
  Mid Cap Value Fund                                 0.75%         1.25%        1.96%         1.96%
  S&P 500 Index Fund                                 0.20%         0.61%        1.34%         1.34%



Effective March 1, 2005, the Adviser may waive a portion of its advisory fees for the Small Cap Growth Fund during the current fiscal year. The Adviser has revised the advisory fee waiver for the Mid Cap Growth Fund. The Adviser may waive an additional 0.10% of its advisory fees over the applied, planned waivers noted below. After these fee waivers, the Investment Advisory Fees and Total Annual Fund Operating Expenses for these Funds for the current fiscal year are expected to be:


                                                             TOTAL           TOTAL           TOTAL
                                           ADVISORY         EXPENSES        EXPENSES        EXPENSES
    FUND                                     FEES          (CLASS A)       (CLASS B)       (CLASS C)
    Mid Cap Growth Fund                      0.45%           1.28%           1.96%           1.96%
    Small Cap Growth Fund                    0.55%           1.50%           2.18%           2.18%


These fee waivers are voluntary and may be revised or discontinued at any time.

8 From its advisory fee, the Adviser pays a sub-advisory fee of 0.50% to Investment Counselors, sub-adviser to the Fund.

9 Other Expenses for the Small Cap Core Fund are based on estimated amounts for the current fiscal year.

For more information about these fees, see "Investment Adviser and Investment Teams" and "Distribution of Fund Shares."

EXAMPLES

These Examples are intended to help you compare the cost of investing in Allegiant Equity Funds with the cost of investing in other mutual funds. The Examples assume that you invest $10,000 in a Fund for the time periods indicated and that you sell your shares at the end of the periods.

The Examples also assume that each year your investment has a 5% return, Fund expenses remain the same, you reinvest all dividends and distributions, and your Class B Shares convert to Class A Shares after eight years. Although your actual costs and returns might be different, your approximate costs of investing $10,000 in the Funds would be:

                                            1 YEAR             3 YEARS             5 YEARS            10 YEARS
                                            ------             -------             -------            --------
INTERNATIONAL EQUITY FUND
    Class A Shares                           $711              $1,050               $1,412              $2,428
    Class B Shares 1                          739               1,136                1,460               2,522
    Class B Shares 2                          239                 736                1,260               2,522
    Class C Shares 1                          339                 736                1,260               2,696
    Class C Shares 2                          239                 736                1,260               2,696
-------------------------------------- ------------------ ------------------ -------------------- ------------------
LARGE CAP CORE EQUITY FUND
    Class A Shares                           $667                $913               $1,178              $1,935
    Class B Shares 1                          692                 994                1,221               2,029
    Class B Shares 2                          192                 594                1,021               2,029
    Class C Shares 1                          292                 594                1,021               2,212
    Class C Shares 2                          192                 594                1,021               2,212
-------------------------------------- ------------------ ------------------ -------------------- ------------------
LARGE CAP GROWTH FUND
    Class A Shares                           $666                $910                $1,173             $1,925
    Class B Shares 1                          691                 991                 1,216              2,018
    Class B Shares 2                          191                 591                 1,016              2,018
    Class C Shares 1                          291                 591                 1,016              2,201
    Class C Shares 2                          191                 591                 1,016              2,201
-------------------------------------- ------------------ ------------------ -------------------- ------------------
LARGE CAP VALUE FUND
    Class A Shares                           $667                $913                $1,178             $1,935
    Class B Shares 1                          692                 994                 1,221              2,029
    Class B Shares 2                          192                 594                 1,021              2,029
    Class C Shares 1                          292                 594                 1,021              2,212
    Class C Shares 2                          192                 594                 1,021              2,212
-------------------------------------- ------------------ ------------------ -------------------- ------------------
MID CAP GROWTH FUND
    Class A Shares                           $697              $1,007                $1,338             $2,273
    Class B Shares 1                          724               1,091                 1,385              2,367
    Class B Shares 2                          224                 691                 1,185              2,367
    Class C Shares 1                          324                 691                 1,185              2,544
    Class C Shares 2                          224                 691                 1,185              2,544
-------------------------------------- ------------------ ------------------ -------------------- ------------------
MID CAP VALUE FUND
    Class A Shares                           $694                $998                $1,323             $2,242
    Class B Shares 1                          721               1,082                 1,369              2,336
    Class B Shares 2                          221                 682                 1,169              2,336
    Class C Shares 1                          321                 682                 1,169              2,513
    Class C Shares 2                          221                 682                 1,169              2,513
-------------------------------------- ------------------ ------------------ -------------------- ------------------

                                            1 YEAR             3 YEARS             5 YEARS            10 YEARS
                                            ------             -------             -------            --------

S&P 500 INDEX FUND
    Class A Shares                           $324                $481                  $651             $1,145
    Class B Shares 1                          652                 871                 1,013              1,576
    Class B Shares 2                          152                 471                   813              1,576
    Class C Shares 1                          252                 471                   813              1,779
    Class C Shares 2                          152                 471                   813              1,779
-------------------------------------- ------------------ ------------------ -------------------- ------------------
SMALL CAP CORE FUND
   Class A Shares                            $692                $992                   N/A                N/A
   Class B Shares 1                           719               1,076                   N/A                N/A
   Class B Shares 2                           219                 676                   N/A                N/A
   Class C Shares 1                           319                 676                   N/A                N/A
   Class C Shares 2                           219                 676                   N/A                N/A
-------------------------------------- ------------------ ------------------ -------------------- ------------------
SMALL CAP GROWTH FUND
    Class A Shares                           $694                $998                $1,323             $2,242
    Class B Shares 1                          721               1,082                 1,369              2,336
    Class B Shares 2                          221                 682                 1,169              2,336
    Class C Shares 1                          321                 682                 1,169              2,513
    Class C Shares 2                          221                 682                 1,169              2,513
-------------------------------------- ------------------ ------------------ -------------------- ------------------
SMALL CAP VALUE FUND
    Class A Shares                           $689                $983                $1,299             $2,190
    Class B Shares 1                          716               1,067                 1,344              2,124
    Class B Shares 2                          216                 667                 1,144              2,124
    Class C Shares 1                          316                 667                 1,144              2,462
    Class C Shares 2                          216                 667                 1,144              2,462
-------------------------------------- ------------------ ------------------ -------------------- ------------------

1 If you sell your shares at the end of the period.
2 If you do not sell your shares at the end of the period.

ASSET ALLOCATION FUNDS

ALLEGIANT AGGRESSIVE ALLOCATION FUND

FUND SUMMARY

INVESTMENT GOAL                     Capital appreciation with current income as
                                    a secondary objective

PRINCIPAL INVESTMENT STRATEGY       Investing in a combination of Underlying
                                    Allegiant Funds that, in turn, invest
                                    primarily in U.S. and foreign common stocks and, to a lesser extent, in investment-grade fixed income securities and cash equivalents

PRINCIPAL RISKS                     Market risk, interest rate risk, credit
                                    risk, prepayment/extension risk, allocation risk, small companies risk, conflicts risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Aggressive Allocation Fund's investment objective is to provide capital appreciation with current income as a secondary objective. The investment objective may be changed without a shareholder vote. The Fund attempts to achieve its objective by investing in other mutual funds that are managed by the Fund's Adviser (Underlying Allegiant Funds). For more information, see "The Fund of Funds Structure of the Aggressive Allocation and Conservative Allocation Funds" on page 117.

The Fund invests in Underlying Allegiant Funds in accordance with weightings determined by the Adviser. The Underlying Allegiant Funds invest directly in equity and fixed income securities in accordance with their own investment policies and strategies.

The Fund intends to invest 60% to 90% of its net assets in shares of Underlying Allegiant Funds that invest primarily in equity securities (Allegiant International Equity, Allegiant Large Cap Growth, Allegiant Large Cap Value, Allegiant Small Cap Growth and Allegiant Small Cap Value Funds), 10% to 40% of its net assets in shares of Underlying Allegiant Funds that invest primarily in fixed income securities (Allegiant Bond and Allegiant Intermediate Bond Funds) and 0% to 20% of its net assets in shares of the Allegiant Money Market Fund. The Fund normally intends to invest exclusively in shares of Underlying Allegiant Funds, but may from time to time also invest directly in U.S. government securities and short-term money market instruments. The Adviser does not currently intend to invest any of the Fund's assets in the Allegiant International Equity Fund.

The Fund's assets may be reallocated among the Underlying Allegiant Funds in the Adviser's discretion. The amounts invested in equity, fixed income and money market Underlying Allegiant Funds will vary from time to time depending on the Adviser's assessment of business, economic and market conditions, including any potential advantage of price shifts between the equity markets and the fixed income markets.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. The value of an investment in the Fund is based on the performance of the Underlying Allegiant Funds and allocation of the Fund's assets among them. Since some Underlying Allegiant Funds invest primarily in equity securities, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the equity markets have moved in cycles, and the value of equity securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response.

The prices of fixed income securities in which some Underlying Allegiant Funds primarily invest respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa, and the volatility of lower rated securities is even greater than that of higher rated securities. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

INTEREST RATE RISK. An investment in Underlying Allegiant Funds that invest in fixed income securities and money market instruments is subject to interest rate risk, which is the possibility that an Underlying Allegiant Fund's yield will decline due to falling interest rates.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although an Underlying Allegiant Fund's investments in U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies, authorities, instrumentalities or sponsored enterprises, such as Government National Mortgage Association ("GNMA"), are backed by the full faith and credit of the U.S. Treasury, while obligations issued by others, such as Federal National Mortgage Association ("FNMA"), Federal Home Loan Mortgage Corporation ("Freddie Mac") and Federal Home Loan Banks ("FHLBs"), are backed solely by the ability of the entity to borrow from the U.S. Treasury or by the entity's own resources. No assurance can be given that the U.S. government would provide financial support to U.S. government agencies, authorities, instrumentalities or sponsored enterprises if it is not obligated to do so by law.

PREPAYMENT/EXTENSION RISK. The mortgages underlying mortgage-backed securities may be paid off early, which makes it difficult to determine their actual maturity and therefore calculate how they will respond to changes in interest rates. An Underlying Allegiant Fund may have to reinvest prepaid amounts at lower interest rates. This risk of prepayment is an additional risk of mortgage-backed securities. This risk also exists for other asset-backed securities, although generally to a lesser degree.

Debt extension risk is the risk that an issuer will pay principal on an obligation held by the Underlying Allegiant Fund (such as an asset-backed or mortgage-backed security) later than expected. This may happen during a period of rising interest rates. Under these circumstances, the value of the obligation will decrease and the Underlying Allegiant Fund will suffer from the inability to invest in higher yielding securities.

ALLOCATION RISK. In managing the Fund, the Adviser has the authority to select and allocate assets among Underlying Allegiant Funds. The Fund is subject to the risk that the Adviser's decisions regarding asset classes and selection of Underlying Allegiant Funds will not anticipate market trends successfully. For example, weighting Underlying Allegiant Funds that invest in common stocks too heavily during a stock market decline may result in a loss. Conversely, investing too heavily in Underlying Allegiant Funds that invest in fixed income securities during a period of stock market appreciation may result in lower total return.

SMALL COMPANIES RISK. Since the Fund invests in Underlying Allegiant Funds that invest in securities issued by small capitalization companies, the Fund is indirectly subject to the risks associated with such investments. Smaller capitalization companies may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these small companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Therefore, small cap stocks may be more volatile than those of larger companies. These securities may be traded over the counter or listed on an exchange.

CONFLICTS RISK. The Adviser is subject to conflicts of interest in allocating Fund assets among the various Underlying Allegiant Funds both because the fees payable to the Adviser by some Underlying Allegiant Funds are higher than fees payable by other Underlying Allegiant Funds and because the Adviser is also responsible for managing the Underlying Allegiant Funds. The Trustees and officers of Allegiant may also have conflicting interests in fulfilling their fiduciary duties to both the Fund and the Underlying Allegiant Funds.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below. The performance of Class B Shares and Class C Shares will differ due to differences in expenses.

CALENDAR YEAR TOTAL RETURNS
2002             2003
-19.08%          23.41%

Best Quarter               13.89%           (6/30/03)
Worst Quarter              -14.66%          (9/30/02)

The Fund's year-to-date total return for Class A Shares through June 30, 2004 was 0.65%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES, CLASS B SHARES AND CLASS C SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE LEHMAN U.S. AGGREGATE BOND INDEX, THE S&P 500 COMPOSITE STOCK PRICE INDEX AND THE AGGRESSIVE ALLOCATION HYBRID BENCHMARK INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE SHOWN FOR CLASS A SHARES ONLY. AFTER-TAX RETURNS FOR CLASS B SHARES AND CLASS C SHARES WILL DIFFER. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.

------------------------------------------------------ ------------------- ------------------- -----------------------
CLASS A SHARES                                               1 YEAR         SINCE INCEPTION      DATE OF INCEPTION
------------------------------------------------------ ------------------- ------------------- -----------------------
Allegiant Aggressive Allocation Fund                                                                   3/6/01

    Returns Before Taxes                                     17.50%              -3.29%

    Returns After Taxes on Distributions                     17.37%              -3.65%

    Returns After Taxes on Distributions and Sale of
    Fund Shares                                              11.37%              -3.00%
------------------------------------------------------ ------------------- ------------------- -----------------------
Lehman U.S. Aggregate Bond Index 1
(reflects no deduction for fees, expenses or taxes)           4.10%               7.09%            Since 2/28/01
------------------------------------------------------ ------------------- ------------------- -----------------------
S&P 500 Composite Stock Price Index 2
(reflects no deduction for fees, expenses or taxes)          28.68%              -2.21%            Since 2/28/01
------------------------------------------------------ ------------------- ------------------- -----------------------
Aggressive Allocation Hybrid Benchmark Index 3
(reflects no deduction for fees, expenses or taxes)          22.54%               0.12%            Since 2/28/01
------------------------------------------------------ ------------------- ------------------- -----------------------

------------------------------------------------------ ------------------- ------------------- -----------------------
CLASS B SHARES                                               1 YEAR          SINCE INCEPTION     DATE OF INCEPTION
------------------------------------------------------ ------------------- ------------------- -----------------------
Allegiant Aggressive Allocation Fund                         17.64%              -3.73%                5/8/01
------------------------------------------------------ ------------------- ------------------- -----------------------
Lehman U.S. Aggregate Bond Index 1
(reflects no deduction for fees, expenses or taxes)           4.10%               7.51%            Since 4/30/01
------------------------------------------------------ ------------------- ------------------- -----------------------
S&P 500 Composite Stock Price Index 2
(reflects no deduction for fees, expenses or taxes)          28.68%              -2.69%            Since 4/30/01
------------------------------------------------------ ------------------- ------------------- -----------------------
Aggressive Allocation Hybrid Benchmark Index 3
(reflects no deduction for fees, expenses or taxes)          22.54%              -0.14%            Since 4/30/01
------------------------------------------------------ ------------------- ------------------- -----------------------
CLASS C SHARES                                               1 YEAR         SINCE INCEPTION      DATE OF INCEPTION
------------------------------------------------------ ------------------- ------------------- -----------------------
Allegiant Aggressive Allocation Fund                         21.71%              -1.98%               6/28/01
------------------------------------------------------ ------------------- ------------------- -----------------------
Lehman U.S. Aggregate Bond Index 1
(reflects no deduction for fees, expenses or taxes)           4.10%               7.61%            Since 6/30/01
------------------------------------------------------ ------------------- ------------------- -----------------------
S&P 500 Composite Stock Price Index 2
(reflects no deduction for fees, expenses or taxes)          28.68%              -2.17%            Since 6/30/01
------------------------------------------------------ ------------------- ------------------- -----------------------
Aggressive Allocation Hybrid Benchmark Index 3
(reflects no deduction for fees, expenses or taxes)          22.54%               0.28%            Since 6/30/01
------------------------------------------------------ ------------------- ------------------- -----------------------

1 The Lehman U.S. Aggregate Bond Index is an unmanaged, fixed income, market value-weighted index that includes treasury issues, agency issues, corporate bond issues and mortgage-backed securities.
2 The S&P 500 Composite Stock Price Index is a widely recognized, unmanaged index of 500 common stocks which are generally representative of the U.S. stock market as a whole.
3 The Aggressive Allocation Hybrid Benchmark Index is a blend of 75% S&P 500 Composite Stock Price Index and 25% Lehman U.S. Aggregate Bond Index, as calculated by the Adviser.


FUND FEES AND EXPENSES

See page 57 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ALLEGIANT BALANCED ALLOCATION FUND

FUND SUMMARY

INVESTMENT GOAL                    Long-term capital appreciation and current
                                   income

PRINCIPAL INVESTMENT STRATEGY      Investing in a diversified portfolio of
                                   common stocks, investment grade fixed income securities and cash equivalents with varying asset allocations depending on the Adviser's assessment of market conditions

PRINCIPAL RISKS                    Market risk, allocation risk, small companies
                                   risk, foreign risk, interest rate risk,
                                   credit risk, active trading risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Balanced Allocation Fund's investment objective is to provide long-term capital appreciation and current income. The investment objective may be changed without a shareholder vote.

The Fund intends to invest 45% to 75% of its net assets in equity securities, such as common stocks and convertible securities, 25% to 55% of its net assets in investment grade fixed income securities, such as corporate bonds, U.S. government and agency securities, mortgage-backed securities and asset-backed securities, and up to 30% of its net assets in cash and cash equivalent securities. U.S. government securities may include securities issued or guaranteed by agencies, authorities, instrumentalities or sponsored enterprises of the U.S. government, such as GNMA, FNMA, Freddie Mac and FHLBs, as well as obligations issued or guaranteed by the U.S. government, including U.S. Treasury bills, notes and bonds. The Fund may invest up to 20% of its total assets at the time of purchase in foreign securities (which includes common stock, preferred stock and convertible bonds of companies headquartered outside the United States). The Fund also invests in the common stock of small capitalization companies.

The Adviser buys and sells equity securities based on their potential for long-term capital appreciation. The Fund invests the fixed income portion of its portfolio of investments in a broad range of investment grade debt securities (which are those rated at the time of investment in one of the four highest rating categories by a major rating agency) for current income. If a fixed income security is downgraded, the Adviser will re-evaluate the holding to determine whether it is in the best interests of investors to sell. The Adviser buys and sells fixed income securities and cash equivalents based on a number of factors, including yield to maturity, maturity, quality and the outlook for particular issuers and market sectors. The Fund invests in cash equivalent, short-term obligations for stability and liquidity. The Fund also utilizes an active trading approach. The Adviser may choose to sell a holding when it no longer offers attractive growth prospects or to take advantage of a better investment opportunity.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases equity securities, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the equity markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa, and the volatility of lower rated securities is even greater than that of higher rated securities. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

The Fund is also subject to the risk that investment grade fixed income securities may underperform other segments of the fixed income markets or the fixed income or equity markets as a whole.

ALLOCATION RISK. The Fund is also subject to the risk that the Adviser's asset allocation decisions will not anticipate market trends successfully. For example, weighting common stocks too heavily during a stock market decline may result in a failure to preserve capital. Conversely, investing too heavily in fixed income securities during a period of stock market appreciation may result in lower total return.

SMALL COMPANIES RISK. The smaller capitalization companies the Fund invests in may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these small companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Therefore, small cap stocks may be more volatile than those of larger companies. These securities may be traded over the counter or listed on an exchange.

FOREIGN RISK. Investing in foreign countries poses additional risks since political and economic events unique to a country or region will affect those markets and their issuers. These events will not necessarily affect the U.S. economy or similar issuers located in the United States. In addition, investments in foreign countries are generally denominated in a foreign currency. As a result, changes in the value of those currencies compared to the U.S. dollar may affect (positively or negatively) the value of the Fund's investments. These currency movements may happen separately from and in response to events that do not otherwise affect the value of the security in the issuer's home country.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although the Fund's U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies, authorities, instrumentalities or sponsored enterprises, such as GNMA, are backed by the full faith and credit of the U.S. Treasury, while obligations issued by others, such as FNMA, Freddie Mac and FHLBs, are backed solely by the ability of the entity to borrow from the U.S. Treasury or by the entity's own resources. No assurance can be given that the U.S. government would provide financial support to U.S. government agencies, authorities, instrumentalities or sponsored enterprises if it is not obligated to do so by law.

ACTIVE TRADING RISK. The Fund's Adviser frequently buys and sells securities, which results in correspondingly higher expenses and other transaction costs, and which are ultimately borne by the Fund's shareholders. Higher portfolio turnover rates may also generate larger taxable income and taxable capital gains than would result from lower portfolio turnover rates and may create higher tax liability for the Fund's shareholders.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below. The performance of Class B Shares and Class C Shares will differ due to differences in expenses.


CALENDAR YEAR TOTAL RETURNS

1999          2000        2001        2002           2003
14.97%        1.51%       -7.08%      -13.89%        21.96%

Best Quarter               16.10%   (12/31/99)
Worst Quarter              -10.97%  (9/30/02)

The Fund's year-to-date total return for Class A Shares through June 30, 2004 was 0.19%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES, CLASS B SHARES AND CLASS C SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE LEHMAN U.S. AGGREGATE BOND INDEX, THE S&P 500 COMPOSITE STOCK PRICE INDEX AND THE BALANCED ALLOCATION HYBRID BENCHMARK INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE SHOWN FOR CLASS A SHARES ONLY. AFTER-TAX RETURNS FOR CLASS B SHARES AND CLASS C SHARES WILL DIFFER. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.

---------------------------------------------- ------------- --------------- --------------- ----------------
                                                                                 SINCE           DATE OF
CLASS A SHARES                                    1 YEAR        5 YEARS        INCEPTION        INCEPTION
---------------------------------------------- ------------- --------------- --------------- ----------------
Allegiant Balanced Allocation Fund                                                               7/31/98
   Returns Before Taxes                           16.18%         1.65%           3.05%
   Returns After Taxes on Distributions           15.83%         0.14%           1.10%
   Returns After Taxes on Distributions and
   Sale of Fund Shares                            10.50%         0.59%           1.38%
---------------------------------------------- ------------- --------------- --------------- ----------------
Lehman U.S. Aggregate Bond Index 1
(reflects no deduction for fees, expenses or
taxes)                                            4.10%          6.62%           6.94%        Since 7/31/98
---------------------------------------------- ------------- --------------- --------------- ----------------
S&P 500 Composite Stock Price Index 2
(reflects no deduction for fees, expenses or
taxes)                                            28.68%         -0.57%          1.31%        Since 7/31/98
---------------------------------------------- ------------- --------------- --------------- ----------------
Balanced Allocation Hybrid Benchmark Index 3
(reflects no deduction for fees, expenses or
taxes)                                            18.85%         2.31%           3.56%        Since 7/31/98
---------------------------------------------- ------------- --------------- --------------- ----------------


---------------------------------------------- ------------- --------------- --------------- ----------------
                                                                                  SINCE           DATE OF
CLASS B SHARES                                    1 YEAR        5 YEARS         INCEPTION        INCEPTION
---------------------------------------------- ------------- --------------- --------------- ----------------
Allegiant Balanced Allocation Fund                16.09%         1.57%           3.35%          11/11/98
---------------------------------------------- ------------- --------------- --------------- ----------------
Lehman U.S. Aggregate Bond Index 1
(reflects no deduction for fees, expenses or
taxes)                                            4.10%          6.62%           6.58%        Since 10/31/98
---------------------------------------------- ------------- --------------- --------------- ----------------
S&P 500 Composite Stock Price Index 2
(reflects no deduction for fees, expenses or
taxes)                                            28.68%         -0.57%          1.68%        Since 10/31/98
---------------------------------------------- ------------- --------------- --------------- ----------------
Balanced Allocation Hybrid Benchmark Index 3
(reflects no deduction for fees, expenses or
taxes)                                            18.85%         2.31%           3.64%        Since 10/31/98
---------------------------------------------- ------------- --------------- --------------- ----------------

---------------------------------------------- ------------- --------------- --------------- ----------------
CLASS C SHARES                                    1 YEAR        5 YEARS          SINCE           DATE OF
                                                                               INCEPTION        INCEPTION
---------------------------------------------- ------------- --------------- --------------- ----------------
Allegiant Balanced Allocation Fund                20.03%          N/A            -1.22%          4/20/00
---------------------------------------------- ------------- --------------- --------------- ----------------
Lehman U.S. Aggregate Bond Index 1
(reflects no deduction for fees, expenses or
taxes)                                            4.10%           N/A            8.85%        Since 4/30/00
---------------------------------------------- ------------- --------------- --------------- ----------------
S&P 500 Composite Stock Price Index 2
(reflects no deduction for fees, expenses or
taxes)                                            28.68%          N/A            -5.03%       Since 4/30/00
---------------------------------------------- ------------- --------------- --------------- ----------------
Balanced Allocation Hybrid Benchmark Index 3
(reflects no deduction for fees, expenses or
taxes)                                            18.85%          N/A            0.52%        Since 4/30/00
---------------------------------------------- ------------- --------------- --------------- ----------------

1 The Lehman U.S. Aggregate Bond Index is an unmanaged, fixed income, market value-weighted index that includes treasury issues, agency issues, corporate bond issues and mortgage-backed securities.
2 The S&P 500 Composite Stock Price Index is a widely recognized, unmanaged index of 500 common stocks which are generally representative of the U.S. stock market as a whole.
3 The Balanced Allocation Hybrid Benchmark Index is a blend of 60% S&P 500
  Composite Stock Price Index and 40% Lehman U.S. Aggregate Bond Index, as calculated by the Adviser.

FUND FEES AND EXPENSES

See page 57 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ALLEGIANT CONSERVATIVE ALLOCATION FUND

FUND SUMMARY

INVESTMENT GOAL                 Current income and moderate capital appreciation
                                consistent with preservation of capital

PRINCIPAL INVESTMENT STRATEGY   Investing in a combination of Underlying
                                Allegiant Funds that, in turn, invest primarily in investment-grade fixed income securities and, to a lesser extent, in U.S. and foreign common stocks and cash equivalents

PRINCIPAL RISKS                 Market risk, interest rate risk, credit risk,
                                prepayment/extension risk, allocation risk, small companies risk, conflicts risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Conservative Allocation Fund's investment objective is to provide current income and moderate capital appreciation consistent with the preservation of capital. The investment objective may be changed without a shareholder vote. The Fund attempts to achieve its objective by investing in other mutual funds that are managed by the Fund's Adviser (Underlying Allegiant Funds). For more information, see "The Fund of Funds Structure of the Aggressive Allocation and Conservative Allocation Funds" on page 117.

The Fund invests in Underlying Allegiant Funds in accordance with weightings determined by the Adviser. The Underlying Allegiant Funds invest directly in fixed income and equity securities in accordance with their own investment policies and strategies.

The Fund intends to invest 50% to 80% of its net assets in shares of Underlying Allegiant Funds that invest primarily in fixed income securities (Allegiant Bond and Allegiant Intermediate Bond Funds), 20% to 50% of its net assets in shares of Underlying Allegiant Funds that invest primarily in equity securities (Allegiant International Equity, Allegiant Large Cap Growth, Allegiant Large Cap Value, Allegiant Small Cap Growth and Allegiant Small Cap Value Funds), and 0% to 20% of its net assets in shares of the Allegiant Money Market Fund. The Fund normally intends to invest exclusively in shares of Underlying Allegiant Funds, but may from time to time also invest directly in U.S. government securities and short-term money market instruments. The Adviser does not currently intend to invest any of the Fund's assets in the Allegiant International Equity Fund.

The Fund's assets may be reallocated among the Underlying Allegiant Funds in the Adviser's discretion. The amounts invested in equity, fixed income and money market Underlying Allegiant Funds will vary from time to time depending on the Adviser's assessment of business, economic and market conditions, including any potential advantage of price shifts between the equity markets and the fixed income markets.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. The value of an investment in the Fund is based on the performance of the Underlying Allegiant Funds and allocation of the Fund's assets among them. The prices of fixed income securities in which some Underlying Allegiant Funds primarily invest respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa, and the volatility of lower rated securities is even greater than that of higher rated securities. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

Since some Underlying Allegiant Funds invest primarily in equity securities, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the equity markets have moved in cycles, and the value of the securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

INTEREST RATE RISK. An investment in Underlying Allegiant Funds that invest in fixed income securities and money market instruments is subject to interest rate risk, which is the possibility that an Underlying Allegiant Fund's yield will decline due to falling interest rates.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although an Underlying Allegiant Fund's investments in U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies, authorities, instrumentalities or sponsored enterprises, such as GNMA, are backed by the full faith and credit of the U.S. Treasury, while obligations issued by others, such as FNMA, Freddie Mac and FHLBs, are backed solely by the ability of the entity to borrow from the U.S. Treasury or by the entity's own resources. No assurance can be given that the U.S. government would provide financial support to U.S. government agencies, authorities, instrumentalities or sponsored enterprises if it is not obligated to do so by law.

PREPAYMENT/EXTENSION RISK. The mortgages underlying mortgage-backed securities may be paid off early, which makes it difficult to determine their actual maturity and therefore calculate how they will respond to changes in interest rates. An Underlying Allegiant Fund may have to reinvest prepaid amounts at lower interest rates. This risk of prepayment is an additional risk of mortgage-backed securities. This risk also exists for other asset-backed securities, although generally to a lesser degree.

Debt extension risk is the risk that an issuer will pay principal on an obligation held by the Underlying Allegiant Fund (such as an asset-backed or mortgage-backed security) later than expected. This may happen during a period of rising interest rates. Under these circumstances, the value of the obligation will decrease and the Underlying Allegiant Fund will suffer from the inability to invest in higher yielding securities.

ALLOCATION RISK. In managing the Fund, the Adviser has the authority to select and allocate assets among Underlying Allegiant Funds. The Fund is subject to the risk that the Adviser's decisions regarding asset classes and selection of Underlying Allegiant Funds will not anticipate market trends successfully. For example, weighting Underlying Allegiant Funds that invest in common stocks too heavily during a stock market decline may result in a failure to preserve capital. Conversely, investing too heavily in Underlying Allegiant Funds that invest in fixed income securities during a period of stock market appreciation may result in lower total return.

SMALL COMPANIES RISK. Since the Fund invests in Underlying Allegiant Funds that invest in securities issued by small capitalization companies, the Fund is indirectly subject to the risks associated with such investments. Smaller capitalization companies may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these small companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Therefore, small cap stocks may be more volatile than those of larger companies. These securities may be traded over the counter or listed on an exchange.

CONFLICTS RISK. The Adviser is subject to conflicts of interest in allocating Fund assets among the various Underlying Allegiant Funds both because the fees payable to the Adviser by some Underlying Allegiant Funds are higher than fees payable by other Underlying Allegiant Funds and because the Adviser is also responsible for managing the Underlying Allegiant Funds. The Trustees and officers of Allegiant may also have conflicting interests in fulfilling their fiduciary duties to both the Fund and the Underlying Allegiant Funds.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below. The performance of the Class B Shares and the Class C Shares will differ due to differences in expenses.

                           CALENDAR YEAR TOTAL RETURNS

2002           2003
-6.05%         13.59%

Best Quarter               8.19%            (6/30/03)
Worst Quarter              -4.97%           (9/30/02)

The Fund's year-to-date total return for Class A Shares through June 30, 2004 was 0.07%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES, CLASS B SHARES AND CLASS C SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE LEHMAN INTERMEDIATE U.S. GOVERNMENT/CREDIT BOND INDEX, THE S&P 500 COMPOSITE STOCK PRICE INDEX AND THE CONSERVATIVE ALLOCATION HYBRID BENCHMARK INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE SHOWN FOR CLASS A SHARES ONLY. AFTER-TAX RETURNS FOR CLASS B SHARES AND CLASS C SHARES WILL DIFFER. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.

--------------------------------------------------------------- ------------- ------------------- ---------------------

CLASS A SHARES                                                     1 YEAR      SINCE INCEPTION     DATE OF INCEPTION
--------------------------------------------------------------- ------------- ------------------- ---------------------
Allegiant Conservative Allocation Fund                                                                   3/6/01
    Returns Before Taxes                                            8.21%            0.81%
    Returns After Taxes on Distributions                            7.62%            0.00%
    Returns After Taxes on Distributions and Sale of Fund
    Shares                                                          5.31%            0.18%
--------------------------------------------------------------- ------------- ------------------- ---------------------
Lehman Intermediate U.S. Government/Credit Bond Index 1
(reflects no deduction for fees, expenses or taxes)                 4.31%            7.17%           Since 2/28/01
--------------------------------------------------------------- ------------- ------------------- ---------------------
S&P Composite Stock Price Index 2
(reflects no deduction for fees, expenses or taxes)                28.68%           -2.21%           Since 2/28/01
--------------------------------------------------------------- ------------- ------------------- ---------------------
Conservative Allocation Hybrid Benchmark Index 3
(reflects no deduction for fees, expenses or taxes)                13.07%            3.89%           Since 2/28/01
--------------------------------------------------------------- ------------- ------------------- ---------------------

--------------------------------------------------------------- ------------- ------------------- ---------------------
CLASS B SHARES                                                     1 YEAR       SINCE INCEPTION    DATE OF INCEPTION
--------------------------------------------------------------- ------------- ------------------- ---------------------
Allegiant Conservative Allocation Fund                              7.86%            0.48%              7/13/01
--------------------------------------------------------------- ------------- ------------------- ---------------------
Lehman Intermediate U.S. Government/Credit Bond Index 1
(reflects no deduction for fees, expenses or taxes)                 4.31%            7.54%           Since 6/30/01
--------------------------------------------------------------- ------------- ------------------- ---------------------
S&P Composite Stock Price Index 2
(reflects no deduction for fees, expenses or taxes)                28.68%           -2.17%           Since 6/30/01
--------------------------------------------------------------- ------------- ------------------- ---------------------
Conservative Allocation Hybrid Benchmark Index 3
(reflects no deduction for fees, expenses or taxes)                13.07%            4.14%           Since 6/30/01
--------------------------------------------------------------- ------------- ------------------- ---------------------
CLASS C SHARES                                                     1 YEAR      SINCE INCEPTION     DATE OF INCEPTION
--------------------------------------------------------------- ------------- ------------------- ---------------------

Allegiant Conservative Allocation Fund                              11.82%           1.45%              5/23/01
--------------------------------------------------------------- ------------- ------------------- ---------------------
Lehman Intermediate U.S. Government/Credit Bond Index 1
(reflects no deduction for fees, expenses or taxes)                 4.31%            7.45%           Since 5/31/01
--------------------------------------------------------------- ------------- ------------------- ---------------------
S&P 500 Composite Stock Price Index 2
(reflects no deduction for fees, expenses or taxes)                28.68%           -3.03%           Since 5/31/01
--------------------------------------------------------------- ------------- ------------------- ---------------------
Conservative Allocation Hybrid Benchmark Index 3
(reflects no deduction for fees, expenses or taxes)                13.07%            3.78%           Since 5/31/01
--------------------------------------------------------------- ------------- ------------------- ---------------------

1 The Lehman Intermediate U.S. Government/Credit Bond Index is an unmanaged index which is representative of intermediate term bonds.
2 The S&P 500 Composite Stock Price Index is a widely recognized, unmanaged index of 500 common stocks which are generally representative of the U.S. stock market as a whole.
3 The Conservative Allocation Hybrid Benchmark Index is a blend of 35% S&P 500 Composite Stock Price Index and 65% Lehman Intermediate U.S. Government/Credit Bond Index, as calculated by the Adviser.

FUND FEES AND EXPENSES

See page 58 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

FUND FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold Fund shares.

SHAREHOLDER FEES
(PAID DIRECTLY FROM YOUR INVESTMENT)

                                                 AGGRESSIVE ALLOCATION FUND             BALANCED ALLOCATION FUND

                                               CLASS A      CLASS B   CLASS C         CLASS A     CLASS B    CLASS C
--------------------------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed on
Purchases (as percentage of offering price)     4.75%1      None       None           4.75%1       None       None
--------------------------------------------------------------------------------------------------------------------------
Maximum Deferred Sales Charge (Load) (as
percentage of net asset value)                  None       5.00%2     1.00%3           None       5.00%2     1.00%3
--------------------------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed on
Reinvested Dividends and Other
Distributions (as a percentage of offering
price)                                          None        None       None            None        None       None
--------------------------------------------------------------------------------------------------------------------------
Redemption Fee (as a percentage of amount
redeemed, if applicable)                        None        None       None            None        None       None
--------------------------------------------------------------------------------------------------------------------------
Exchange Fee                                    None        None       None            None        None       None

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)

Investment Advisory Fees                        0.25%4     0.25%4     0.25%4           0.75%       0.75%      0.75%
--------------------------------------------------------------------------------------------------------------------------
Distribution (12b-1) Fees                       0.05%5     0.65%      0.65%            0.05%5      0.75%      0.75%
--------------------------------------------------------------------------------------------------------------------------
Other Expenses:
--------------------------------------------------------------------------------------------------------------------------
   Shareholder Servicing Fees 6                 0.25%      0.25%      0.25%            0.25%       0.25%      0.25%
--------------------------------------------------------------------------------------------------------------------------
   Other                                        0.25%      0.25%      0.25%            0.18%       0.18%      0.18%
--------------------------------------------------------------------------------------------------------------------------
Total Other Expenses                            0.50%      0.50%      0.50%            0.43%       0.43%      0.43%
--------------------------------------------------------------------------------------------------------------------------
Total Annual Fund Operating Expenses            0.80%4     1.40%4     1.40%4           1.23%       1.93%      1.93%
--------------------------------------------------------------------------------------------------------------------------
Indirect Underlying Fund Expenses               1.00%7     1.00%7     1.00%7            N/A        N/A        N/A
--------------------------------------------------------------------------------------------------------------------------
Total Fund Operating and Indirect Expenses      1.80%7     2.40%7     2.40%7            N/A        N/A        N/A
--------------------------------------------------------------------------------------------------------------------------

SHAREHOLDER FEES
(PAID DIRECTLY FROM YOUR INVESTMENT)

                                         CONSERVATIVE ALLOCATION FUND

                                        CLASS A    CLASS B     CLASS C
-------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed
on Purchases (as percentage of
offering price)                          4.75%1     None        None
-------------------------------------------------------------------------
Maximum Deferred Sales Charge
(Load) (as percentage of net asset
value)                                   None       5.00%2     1.00%3
-------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed
on Reinvested Dividends and Other
Distributions (as a percentage of
offering price)                          None       None        None
-------------------------------------------------------------------------
Redemption Fee (as a percentage of
amount redeemed, if applicable)          None       None        None
-------------------------------------------------------------------------
Exchange Fee                             None       None        None

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)

Investment Advisory Fees 4               0.25%      0.25%      0.25%
-------------------------------------------------------------------------
Distribution
(12b-1) Fees                             0.05%5     0.65%      0.65%
-------------------------------------------------------------------------
Other Expenses:
-------------------------------------------------------------------------
   Shareholder Servicing Fees 6          0.25%      0.25%      0.25%
-------------------------------------------------------------------------
   Other                                 0.23%      0.23%      0.23%
-------------------------------------------------------------------------
Total Other Expenses                     0.48%      0.48%      0.48%
-------------------------------------------------------------------------
Total Annual Fund
Operating Expenses 4                     0.78%      1.38%      1.38%
-------------------------------------------------------------------------
Indirect Underlying Fund Expenses 7      0.86%      0.86%      0.86%
-------------------------------------------------------------------------
Total Fund Operating and
Indirect Expenses 7                      1.64%      2.24%      2.24%
-------------------------------------------------------------------------

1 This sales charge varies depending upon how much you invest. See the "Sales Charges" section of this prospectus.
2 This amount applies to redemptions during the first and second years. The deferred sales charge decreases to 4.0%, 3.0% and 2.0% for redemptions made during the third through fifth years, respectively. No deferred sales charge is charged after the fifth year. For more information see the "Contingent Deferred Sales Charges" section of this prospectus.
3 Acontingent deferred sales charge is charged only with respect to Class C Shares redeemed prior to eighteen months from the date of purchase.
4 The Adviser waived its advisory fees for the Aggressive Allocation Fund and Conservative Allocation Fund during the last fiscal year. After these fee waivers, these Funds' Investment Advisory Fees and Total Annual Fund Operating Expenses were as follows:

                                                          TOTAL        TOTAL         TOTAL
                                          ADVISORY      EXPENSES      EXPENSES     EXPENSES
  FUND                                      FEES        (CLASS A)    (CLASS B)     (CLASS C)
  Aggressive Allocation Fund                0.00%         0.55%        1.15%         1.15%
  Conservative Allocation Fund              0.00%         0.53%        1.13%         1.13%

   The Adviser expects to continue waiving its advisory fees for the Aggressive Allocation Fund and Conservative Allocation Fund during the current fiscal year. After these fee waivers, these Funds' Investment Advisory Fees and Total Annual Fund Operating Expenses are expected to be:

                                                          TOTAL        TOTAL         TOTAL
                                          ADVISORY      EXPENSES     EXPENSES      EXPENSES
  FUND                                      FEES        (CLASS A)    (CLASS B)     (CLASS C)
  Aggressive Allocation Fund                0.00%         0.55%        1.15%         1.15%
  Conservative Allocation Fund              0.00%         0.53%        1.13%         1.13%



   Effective March 1, 2005, the Adviser may waive a portion of its advisory fee for the Balanced Allocation Fund during the current fiscal year to the extent necessary to maintain the stated Total Annual Fund Operating Expenses for Class A, Class B and Class C Shares at 1.23%, 1.93% and 1.93%, respectively. However, the Adviser does not intend to waive more than 0.10% of its advisory fee for the Balanced Allocation Fund.

These fee waivers are voluntary and may be revised or discontinued at any time.

5 Represents actual Distribution (12b-1) Fees incurred by each Fund's Class A
  Shares during the last fiscal year. Each Fund may reimburse expenses up to a maximum of 0.10% under the Funds' distribution plan for Class A Shares but expects such reimbursements to be no more than 0.05% during the current fiscal year.
6 Certain financial institutions may provide administrative services to their customers who own Class A, Class B or Class C Shares and may be paid up to 0.25% (on an annualized basis) of the net asset value of the respective share classes. For further information, see "Shareholder Services Plan" in the Statement of Additional Information.
7 Because the Aggressive Allocation Fund and Conservative Allocation Fund invest in other mutual funds, your investment in these Funds is also indirectly subject to the operating expenses of those mutual funds. Such expenses have typically ranged from 0.42% to 1.24% for Class I Shares of the Underlying Allegiant Funds, which is the only class of shares of the Underlying Allegiant Funds in which the Funds invest.

  The ratios of Indirect Underlying Fund Expenses shown in the table above are based on hypothetical allocations of Fund assets to Underlying Allegiant Funds as follows:

                                                                  AGGRESSIVE              CONSERVATIVE
                                                                ALLOCATION FUND         ALLOCATION FUND
      International Equity Fund                                        0.00%                   0.00%
      Large Cap Growth Fund                                           16.87%                   8.33%
      Large Cap Value Fund                                            25.08%                  12.39%
      Small Cap Growth Fund                                           18.75%                   9.25%
      Small Cap Value Fund                                            18.87%                   9.30%
      Bond Fund                                                       19.92%                   0.00%
      Intermediate Bond Fund                                           0.00%                  59.62%
      Money Market Fund                                                0.51%                   1.11%

   The allocations shown above are illustrative. Actual allocations may vary, which would affect the level of indirect expenses, favorably or unfavorably, to which a Fund is subject.

   Total Fund Operating and Indirect Expenses (after fee waivers for these Funds and for the Underlying Allegiant Funds) during the last fiscal year were:


                                                               CLASS A      CLASS B      CLASS C
      Aggressive Allocation Fund                                1.54%        2.14%        2.14%
      Conservative Allocation Fund                              1.30%        1.90%        1.90%

   Total Fund Operating and Indirect Expenses (after fee waivers for these Funds and for the Underlying Allegiant Funds) for the current fiscal year are expected to be:

                                                               CLASS A      CLASS B      CLASS C
      Aggressive Allocation Fund                                1.55%        2.15%        2.15%
      Conservative Allocation Fund                              1.39%        1.99%        1.99%

For more information about these fees, see "Investment Adviser and Investment Teams" and "Distribution of Fund Shares."

EXAMPLES

These Examples are intended to help you compare the cost of investing in Allegiant Asset Allocation Funds with the cost of investing in other mutual funds. The Examples assume that you invest $10,000 in a Fund for the time periods indicated and that you sell your shares at the end of the periods.

The Examples also assume that each year your investment has a 5% return, Fund expenses remain the same and you reinvest all dividends and distributions, and your Class B Shares convert to Class A Shares after eight years. Although your actual costs and returns might be different, your approximate costs of investing $10,000 in the Funds would be:

                                                 1 YEAR           3 YEARS           5 YEARS           10 YEARS
                                                 ------           -------           -------           --------
AGGRESSIVE ALLOCATION FUND*
    Class A Shares                                  $649            $1,014           $1,404              $2,490
    Class B Shares 1                                 743             1,148            1,480               2,588
    Class B Shares 2                                 243               748            1,280               2,588
    Class C Shares 1                                 343               748            1,280               2,736
    Class C Shares 2                                 243               748            1,280               2,736
----------------------------------------------------------------------------------------------------------------
BALANCED ALLOCATION FUND
    Class A Shares                                  $594              $847           $1,119              $1,893
    Class B Shares 1                                 696             1,006            1,242               2,072
    Class B Shares 2                                 196               606            1,042               2,072
    Class C Shares 1                                 296               606            1,042               2,254
    Class C Shares 2                                 196               606            1,042               2,254
----------------------------------------------------------------------------------------------------------------
CONSERVATIVE ALLOCATION FUND*
    Class A Shares                                  $634              $968           $1,324              $2,326
    Class B Shares 1                                 727             1,100            1,400               2,424
    Class B Shares 2                                 227               700            1,200               2,424
    Class C Shares 1                                 327               700            1,200               2,575
    Class C Shares 2                                 227               700            1,200               2,575
----------------------------------------------------------------------------------------------------------------

* The examples for the Allegiant Aggressive Allocation Fund and Allegiant Conservative Allocation Fund are based on total annual operating expenses for the Funds plus estimated indirect expenses of the Underlying Allegiant Funds. Actual expenses will vary depending upon the allocation of a Fund's assets among the various Underlying Allegiant Funds.
1  If you sell your shares at the end of the period.
2  If you do not sell your shares at the end of the period.

FIXED INCOME FUNDS

ALLEGIANT BOND FUND

FUND SUMMARY

INVESTMENT GOAL                     Current income as well as preservation of
                                    capital

PRINCIPAL INVESTMENT STRATEGY       Investing in a diversified portfolio of
                                    investment grade fixed income securities, which maintains a dollar-weighted average maturity of between four and twelve years

PRINCIPAL RISKS                     Market risk, interest rate risk, prepayment/
                                    extension risk, credit risk, active trading risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Bond Fund's investment objective is to provide current income as well as preservation of capital by investing primarily in a portfolio of investment grade fixed income securities. The investment objective may be changed without a shareholder vote.

Under normal circumstances, the Fund invests at least 80% of the value of its net assets plus any borrowings for investment purposes in investment grade bonds. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy. The Fund invests primarily in fixed income securities of all types, including but not limited to obligations of corporate and U.S. government issuers and mortgage-backed and asset-backed securities. Corporate obligations may include bonds, notes and debentures. U.S. government securities may include securities issued or guaranteed by agencies, authorities, instrumentalities or sponsored enterprises of the U.S. government, such as GNMA, FNMA, Freddie Mac and FHLBs, as well as obligations issued or guaranteed by the U.S. government, including U.S. Treasury bills, notes and bonds. Investment grade fixed income securities are those rated in one of the four highest rating categories by a major rating agency, or determined by the Adviser to be of equivalent quality. The Fund also utilizes an active trading approach. The Adviser may choose to sell a holding when it no longer offers attractive growth prospects or to take advantage of a better investment opportunity.

If a security is downgraded, the Adviser will re-evaluate the holding to determine whether it is in the best interests of investors to sell. In buying and selling securities for the Fund, the Adviser considers a number of factors, including yield to maturity, maturity, quality and the outlook for particular issuers and market sectors. The Fund normally maintains a dollar-weighted average maturity of between four and twelve years.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

The Fund is also subject to the risk that investment grade fixed income securities may underperform other segments of the fixed income markets or the fixed income markets as a whole.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

PREPAYMENT/EXTENSION RISK. The mortgages underlying mortgage-backed securities may be paid off early, which makes it difficult to determine their actual maturity and therefore calculate how they will respond to changes in interest rates. The Fund may have to reinvest prepaid amounts at lower interest rates. This risk of prepayment is an additional risk of mortgage-backed securities. This risk also exists for other asset-backed securities, although generally to a lesser degree.

Debt extension risk is the risk that an issuer will pay principal on an obligation held by the Fund (such as an asset-backed or mortgage-backed security) later than expected. This may happen during a period of rising interest rates. Under these circumstances, the value of the obligation will decrease and the Fund will suffer from the inability to invest in higher yielding securities.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although the Fund's U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies, authorities, instrumentalities or sponsored enterprises, such as GNMA, are backed by the full faith and credit of the U.S. Treasury, while obligations issued by others, such as FNMA, Freddie Mac and FHLBs, are backed solely by the ability of the entity to borrow from the U.S. Treasury or by the entity's own resources. No assurance can be given that the U.S. government would provide financial support to U.S. government agencies, authorities, instrumentalities or sponsored enterprises if it is not obligated to do so by law.

ACTIVE TRADING RISK. The Fund's Adviser frequently buys and sells securities, which results in correspondingly higher expenses and other transaction costs, and which are ultimately borne by the Fund's shareholders. Higher portfolio turnover rates may also generate larger taxable income and taxable capital gains than would result from lower portfolio turnover rates and may create higher tax liability for the Fund's shareholders.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

Performance information before June 9, 2000 represents performance of the Parkstone Bond Fund which was reorganized into the Allegiant Bond Fund on that date.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below. The performance of Class B Shares and Class C Shares will differ due to differences in expenses.

CALENDAR YEAR TOTAL RETURNS

1994         1995       1996      1997      1998       1999       2000      2001       2002       2003
-3.68%       17.13%     3.11%     9.12%     7.27%      -2.04%     7.30%     7.26%      9.71%      3.80%

Best Quarter               6.11%            (6/30/95)
Worst Quarter             -2.61%            (3/31/94)


The Fund's year-to-date total return for Class A Shares through June 30, 2004 was -0.32%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES, CLASS B SHARES AND CLASS C SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE LEHMAN U.S. AGGREGATE BOND INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE SHOWN FOR CLASS A SHARES ONLY. AFTER-TAX RETURNS FOR CLASS B SHARES AND CLASS C SHARES WILL DIFFER. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.

----------------------------------------------------------------------------------
CLASS A SHARES                               1 YEAR       5 YEARS      10 YEARS
----------------------------------------------------------------------------------
Allegiant Bond Fund
  Returns Before Taxes                       -1.12%        4.10%         5.22%
  Returns After Taxes on Distributions       -2.40%        2.03%         2.96%
  Returns After Taxes on Distributions
  and Sale of Fund Shares                    -0.74%        2.18%         3.00%
----------------------------------------------------------------------------------
Lehman U.S. Aggregate Bond Index 1
(reflects no deduction for fees,
expenses or taxes)                            4.10%        6.62%         6.95%
----------------------------------------------------------------------------------


------------------------------------------ ------------ ------------ -------------- --------------- ----------------
                                                                                        SINCE           DATE OF
CLASS B SHARES                               1 YEAR       5 YEARS      10 YEARS       INCEPTION        INCEPTION
------------------------------------------ ------------ ------------ -------------- --------------- ----------------
Allegiant Bond Fund                          -1.92%        4.04%          N/A           5.01%           2/4/94
------------------------------------------ ------------ ------------ -------------- --------------- ----------------
Lehman U.S. Aggregate Bond Index 1
(reflects no deduction for fees,
expenses or taxes)                            4.10%        6.62%          N/A           6.86%        Since 1/31/94
------------------------------------------ ------------ ------------ -------------- --------------- ----------------
                                                                                        SINCE           DATE OF
CLASS C SHARES                               1 YEAR       5 YEARS      10 YEARS       INCEPTION        INCEPTION
------------------------------------------ ------------ ------------ -------------- --------------- ----------------
Allegiant Bond Fund                           2.08%         N/A           N/A           6.65%           6/12/00
------------------------------------------ ------------ ------------ -------------- --------------- ----------------
Lehman U.S. Aggregate Bond Index 1
(reflects no deduction for fees,
expenses or taxes)                            4.10%         N/A           N/A           9.05%        Since 5/31/00
------------------------------------------ ------------ ------------ -------------- --------------- ----------------

1 The Lehman U.S. Aggregate Bond Index is an unmanaged, fixed income, market value-weighted index that includes treasury issues, agency issues, corporate bond issues and mortgage-backed securities.


FUND FEES AND EXPENSES

See page 86 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ALLEGIANT GOVERNMENT MORTGAGE FUND
         (FORMERLY KNOWN AS THE "ARMADA U.S. GOVERNMENT INCOME FUND")


FUND SUMMARY

INVESTMENT GOAL                       Current income as well as preservation of
                                      capital

PRINCIPAL INVESTMENT STRATEGY         Investing in mortgage-related securities
                                      issued or guaranteed by the U.S.
                                      government

PRINCIPAL RISKS                       Market risk, interest rate risk,
                                      prepayment/extension risk, credit risk,
                                      active trading risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Government Mortgage Fund's investment objective is to provide current income as well as preservation of capital by investing primarily in U.S. government securities. The investment objective may be changed without a shareholder vote.

Under normal circumstances, the Fund invests at least 80% of its net assets plus any borrowings for investment purposes in securities issued or guaranteed by agencies, authorities, instrumentalities or sponsored enterprises of the U.S. government, such as GNMA, FNMA, Freddie Mac and FHLBs, as well as obligations issued or guaranteed by the U.S. government, including Treasury bills, notes, bonds and certificates of indebtedness. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy. The Fund may invest the portion of its assets not subject to the 80% requirement stated above in other types of investments, including securities issued by non-governmental issuers, such as mortgage-related debt securities, asset-backed debt securities, commercial paper and preferred stock. In buying and selling securities for the Fund, the Adviser considers a number of factors, including yield to maturity, maturity, quality and the outlook for particular issuers and market sectors. The Fund also utilizes an active trading approach. The Adviser may choose to sell a holding when it no longer offers attractive growth prospects or to take advantage of a better investment opportunity. The Fund normally maintains a dollar-weighted average maturity of between three and ten years.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

The Fund is also subject to the risk that U.S. government securities may underperform other segments of the fixed income markets or the fixed income markets as a whole.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

PREPAYMENT/EXTENSION RISK. The mortgages underlying mortgage-backed securities may be paid off early, which makes it difficult to determine their actual maturity and therefore calculate how they will respond to changes in interest rates. The Fund may have to reinvest prepaid amounts at lower interest rates. This risk of prepayment is an additional risk of mortgage-backed securities. This risk also exists for other asset-backed securities, although generally to a lesser degree.

Debt extension risk is the risk that an issuer will pay principal on an obligation held by the Fund (such as an asset-backed or mortgage-backed security) later than expected. This may happen during a period of rising interest rates. Under these circumstances, the value of the obligation will decrease and the Fund will suffer from the inability to invest in higher yielding securities.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although the Fund's U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies, authorities, instrumentalities or sponsored enterprises, such as GNMA, are backed by the full faith and credit of the U.S. Treasury, while obligations issued by others, such as FNMA, Freddie Mac and FHLBs, are backed solely by the ability of the entity to borrow from the U.S. Treasury or by the entity's own resources. No assurance can be given that the U.S. government would provide financial support to U.S. government agencies, authorities, instrumentalities or sponsored enterprises if it is not obligated to do so by law.

ACTIVE TRADING RISK. The Fund's Adviser frequently buys and sells securities, which results in correspondingly higher expenses and other transaction costs, and which are ultimately borne by the Fund's shareholders. Higher portfolio turnover rates may also generate larger taxable income and taxable capital gains than would result from lower portfolio turnover rates and may create higher tax liability for the Fund's shareholders.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

Performance information before June 10, 2000 represents performance of the Parkstone U.S. Government Income Fund which was reorganized into the Allegiant Government Mortgage Fund on that date.

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below. The performance of Class B Shares and Class C Shares will differ due to differences in expenses.

CALENDAR YEAR TOTAL RETURNS

1994          1995        1996       1997        1998       1999       2000        2001       2002      2003
-0.70%        13.50%      4.54%      7.87%       6.83%      0.95%      10.00%      7.35%      7.92%     1.88%

Best Quarter               3.88%            (6/30/95)
Worst Quarter              -1.13%           (3/31/94)

The Fund's year-to-date total return for Class A Shares through June 30, 2004 was 0.53%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES, CLASS B SHARES AND CLASS C SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE LEHMAN MORTGAGE-BACKED SECURITIES INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE SHOWN FOR CLASS A SHARES ONLY. AFTER-TAX RETURNS FOR CLASS B SHARES AND CLASS C SHARES WILL DIFFER. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.

---------------------------------------------------- ------------- -------------- --------------
CLASS A SHARES                                          1 YEAR        5 YEARS       10 YEARS
---------------------------------------------------- ------------- -------------- --------------
Allegiant Government Mortgage Fund
   Returns Before Taxes                                 -2.98%        4.55%          5.42%
   Returns After Taxes on Distributions                 -4.21%        2.48%          2.87%
   Returns After Taxes on Distributions and Sale
   of Fund Shares                                       -1.94%        2.57%          2.97%
---------------------------------------------------- ------------- -------------- --------------
Lehman Mortgage-Backed Securities Index 1
(reflects no deduction for fees, expenses or taxes)      3.07%        6.55%          6.89%
---------------------------------------------------- ------------- -------------- -------------- ------------- -------------
                                                                                                    SINCE        DATE OF
CLASS B SHARES                                          1 YEAR        5 YEARS       10 YEARS      INCEPTION     INCEPTION
---------------------------------------------------- ------------- -------------- -------------- ------------- -------------
Allegiant Government Mortgage Fund                      -3.65%        4.48%           N/A          5.17%         2/4/94
---------------------------------------------------- ------------- -------------- -------------- ------------- -------------
Lehman Mortgage-Backed Securities Index 1
(reflects no deduction for fees, expenses or taxes)      3.07%        6.55%           N/A          6.84%       Since 1/31/94
---------------------------------------------------- ------------- -------------- -------------- ------------- -------------
CLASS C SHARES                                          1 YEAR        5 YEARS       10 YEARS        SINCE        DATE OF
                                                                                                  INCEPTION     INCEPTION
---------------------------------------------------- ------------- -------------- -------------- ------------- -------------
Allegiant Government Mortgage Fund                       0.29%         N/A            N/A          6.16%        6/21/00
---------------------------------------------------- ------------- -------------- -------------- ------------- -------------
Lehman Mortgage-Backed Securities Index 1                                                                         Since
(reflects no deduction for fees, expenses or taxes)      3.07%         N/A            N/A          7.80%        6/30/00
---------------------------------------------------- ------------- -------------- -------------- ------------- -------------

1 The Lehman Mortgage-Backed Securities Index is a widely-recognized index of mortgage-backed securities issued by GNMA, FHLMC, and Fannie Mae. All securities in the index are rated AAA, with maturities of at least one year.


FUND FEES AND EXPENSES

See page 86 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ALLEGIANT INTERMEDIATE BOND FUND


FUND SUMMARY

INVESTMENT GOAL                     High current income as well as preservation
                                    of capital

PRINCIPAL INVESTMENT STRATEGY       Investing in investment grade fixed income
                                    securities, while maintaining a dollar-
                                    weighted average maturity of between three and ten years

PRINCIPAL RISKS                     Market risk, interest rate risk, prepayment/
                                    extension risk, credit risk, active trading risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Intermediate Bond Fund's investment objective is to provide current income as well as preservation of capital by investing in a portfolio of investment grade fixed income securities. The investment objective may be changed without a shareholder vote.

Under normal circumstances, the Fund invests at least 80% of the value of its net assets plus any borrowings for investment purposes in domestic and foreign investment grade bonds. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy. The Fund invests primarily in fixed income securities of all types, including obligations of corporate and U.S. and foreign governmental issuers and mortgage-backed and asset-backed securities. Corporate obligations include bonds, notes and debentures. U.S. government securities may include securities issued or guaranteed by agencies, authorities, instrumentalities or sponsored enterprises of the U.S. government, such as GNMA, FNMA, Freddie Mac and FHLBs, as well as obligations issued or guaranteed by the U.S. government, including U.S. Treasury bills, notes and bonds. Investment grade fixed income securities are those rated in one of the four highest rating categories by a major rating agency, or determined by the Adviser to be of equivalent quality.

If a security is downgraded, the Adviser will re-evaluate the holding to determine whether it is in the best interests of investors to sell. In buying and selling securities for the Fund, the Adviser considers a number of factors, including yield to maturity, maturity, quality and the outlook for particular issuers and market sectors. The Fund also utilizes an active trading approach. The Adviser may choose to sell a holding when it no longer offers attractive growth prospects or to take advantage of a better investment opportunity. The Fund normally maintains a dollar-weighted average maturity of between three and ten years.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

The Fund is also subject to the risk that investment grade fixed income securities may underperform other segments of the fixed income markets or the fixed income markets as a whole.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

PREPAYMENT/EXTENSION RISK. The mortgages underlying mortgage-backed securities may be paid off early, which makes it difficult to determine their actual maturity and therefore calculate how they will respond to changes in interest rates. The Fund may have to reinvest prepaid amounts at lower interest rates. This risk of prepayment is an additional risk of mortgage-backed securities. This risk also exists for other asset-backed securities, although generally to a lesser degree.

Debt extension risk is the risk that an issuer will pay principal on an obligation held by the Fund (such as an asset-backed or mortgage-backed security) later than expected. This may happen during a period of rising interest rates. Under these circumstances, the value of the obligation will decrease and the Fund will suffer from the inability to invest in higher yielding securities.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although the Fund's U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies, authorities, instrumentalities or sponsored enterprises, such as GNMA, are backed by the full faith and credit of the U.S. Treasury, while obligations issued by others, such as FNMA, Freddie Mac and FHLBs, are backed solely by the ability of the entity to borrow from the U.S. Treasury or by the entity's own resources. No assurance can be given that the U.S. government would provide financial support to U.S. government agencies, authorities, instrumentalities or sponsored enterprises if it is not obligated to do so by law.

ACTIVE TRADING RISK. The Fund's Adviser frequently buys and sells securities, which results in correspondingly higher expenses and other transaction costs, and which are ultimately borne by the Fund's shareholders. Higher portfolio turnover rates may also generate larger taxable income and taxable capital gains than would result from lower portfolio turnover rates and may create higher tax liability for the Fund's shareholders.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below. The performance of Class B Shares and Class C Shares will differ due to differences in expenses.

CALENDAR YEAR TOTAL RETURNS

1994          1995         1996       1997        1998        1999       2000       2001      2002      2003
-4.78%        15.39%       2.77%      6.67%       7.44%       -0.37%     6.52%      7.60%     9.67%     3.75%

Best Quarter               5.33%            (6/30/95)
Worst Quarter              -3.34%           (3/31/94)



The Fund's year-to-date total return for Class A Shares through June 30, 2004 was -0.34%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES, CLASS B SHARES AND CLASS C SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE LEHMAN INTERMEDIATE U.S. GOVERNMENT/CREDIT BOND INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE SHOWN FOR CLASS A SHARES ONLY. AFTER-TAX RETURNS FOR CLASS B SHARES AND CLASS C SHARES WILL DIFFER. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.

----------------------------------------- ------------- ------------ --------------

CLASS A SHARES                               1 YEAR       5 YEARS      10 YEARS
----------------------------------------- ------------- ------------ --------------
Allegiant Intermediate Bond Fund
   Returns Before Taxes                       -1.17%       4.35%         4.82%
   Returns After Taxes on Distributions       -2.30%       2.36%         2.66%

   Returns After Taxes on Distributions
   and Sale of Fund Shares                    -0.77%       2.44%         2.72%
----------------------------------------- ------------- ------------ --------------
Lehman Intermediate U.S.
Government/Credit Bond Index 1
(reflects no deduction for fees,
expenses or taxes)                             4.31%       6.65%         6.63%
----------------------------------------- ------------- ------------ -------------- --------------- -----------------
                                                                                        SINCE           DATE OF
CLASS B SHARES                               1 YEAR       5 YEARS      10 YEARS       INCEPTION        INCEPTION
----------------------------------------- ------------- ------------ -------------- --------------- -----------------
Allegiant Intermediate Bond Fund              -1.88%       4.34%         N/A             4.84%            1/6/98
----------------------------------------- ------------- ------------ -------------- --------------- -----------------
Lehman Intermediate U.S.
Government/Credit Bond Index 1
(reflects no deduction for fees,
expenses or taxes)                             4.31%       6.65%         N/A             6.95%        Since 12/31/97
----------------------------------------- ------------- ------------ -------------- --------------- -----------------
                                                                                        SINCE           DATE OF
CLASS C SHARES                               1 YEAR       5 YEARS      10 YEARS       INCEPTION        INCEPTION
----------------------------------------- ------------- ------------ -------------- --------------- -----------------
Allegiant Intermediate Bond Fund               2.11%        N/A          N/A             6.93%           5/30/00
----------------------------------------- ------------- ------------ -------------- --------------- -----------------
Lehman Intermediate U.S.
Government/Credit Bond Index 1
(reflects no deduction for fees,
expenses or taxes)                            4.31%         N/A           N/A           8.85%        Since 5/31/00
----------------------------------------- ------------- ------------ -------------- --------------- -----------------

1 The Lehman Intermediate U.S. Government/Credit Bond Index is an unmanaged index which is representative of intermediate-term bonds.

FUND FEES AND EXPENSES

See page 87 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ALLEGIANT LIMITED MATURITY BOND FUND

FUND SUMMARY

INVESTMENT GOAL                       Current income as well as preservation of
                                      capital

PRINCIPAL INVESTMENT STRATEGY         Investing in investment grade fixed income
                                      securities, while maintaining a dollar-
                                      weighted average maturity of between one and five years

PRINCIPAL RISKS                       Market risk, interest rate risk,
                                      prepayment/extension risk, credit risk,
                                      active trading risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Limited Maturity Bond Fund's investment objective is to provide current income as well as preservation of capital by investing in a portfolio of investment grade fixed income securities. The investment objective may be changed without a shareholder vote.

Under normal circumstances, the Fund invests at least 80% of the value of its net assets plus any borrowings for investment purposes in investment grade bonds. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy. The Fund invests primarily in fixed income securities of all types, including obligations of corporate and U.S. government issuers, mortgage-backed and asset-backed securities. Corporate obligations may include bonds, notes and debentures. U.S. government securities may include securities issued or guaranteed by agencies, authorities, instrumentalities or sponsored enterprises of the U.S. government, such as GNMA, FNMA, Freddie Mac and FHLBs, as well as obligations issued or guaranteed by the U.S. government, including U.S. Treasury bills, notes and bonds. Investment grade fixed income securities are those rated in one of the four highest rating categories by a major rating agency, or determined by the Adviser to be of equivalent quality.

If a security is downgraded, the Adviser will re-evaluate whether continuing to hold the security is in the best interest of shareholders. In buying and selling securities for the Fund, the Adviser considers a number of factors including yield to maturity, maturity, quality and the outlook for particular issuers and market sectors. The Fund also utilizes an active trading approach. The Adviser may choose to sell a holding when it no longer offers attractive growth prospects or to take advantage of a better investment opportunity. The Fund normally maintains an average dollar-weighted portfolio maturity of between one and five years.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

The Fund is also subject to the risk that investment grade fixed income securities may underperform other segments of the fixed income markets or the fixed income markets as a whole.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

PREPAYMENT/EXTENSION RISK. The mortgages underlying mortgage-backed securities may be paid off early, which makes it difficult to determine their actual maturity and therefore calculate how they will respond to changes in interest rates. The Fund may have to reinvest prepaid amounts at lower interest rates. This risk of prepayment is an additional risk of mortgage-backed securities. This risk also exists for other asset-backed securities, although generally to a lesser degree.

Debt extension risk is the risk that an issuer will pay principal on an obligation held by the Fund (such as an asset-backed or mortgage-backed security) later than expected. This may happen during a period of rising interest rates. Under these circumstances, the value of the obligation will decrease and the Fund will suffer from the inability to invest in higher yielding securities.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although the Fund's U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies, authorities, instrumentalities or sponsored enterprises, such as GNMA, are backed by the full faith and credit of the U.S. Treasury, while obligations issued by others, such as FNMA, Freddie Mac and FHLBs, are backed solely by the ability of the entity to borrow from the U.S. Treasury or by the entity's own resources. No assurance can be given that the U.S. government would provide financial support to U.S. government agencies, authorities, instrumentalities or sponsored enterprises if it is not obligated to do so by law.

ACTIVE TRADING RISK. The Fund's Adviser frequently buys and sells securities, which results in correspondingly higher expenses and other transaction costs, and which are ultimately borne by the Fund's shareholders. Higher portfolio turnover rates may also generate larger taxable income and taxable capital gains than would result from lower portfolio turnover rates and may create higher tax liability for the Fund's shareholders.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below. The performance of Class B Shares and Class C Shares will differ due to differences in expenses.

CALENDAR YEAR TOTAL RETURNS

1995          1996        1997       1998        1999        2000        2001       2002        2003
7.60%         5.18%       6.33%      6.58%       3.15%       4.39%       9.03%      5.09%       2.07%

Best Quarter               3.59%            (3/31/01)
Worst Quarter              -0.34%           (12/31/00)

The Fund's year-to-date total return for Class A Shares through June 30, 2004 was -0.12%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES, CLASS B SHARES AND CLASS C SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE MERRILL LYNCH 1-3 YEAR U.S. CORPORATE/GOVERNMENT INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE SHOWN FOR CLASS A SHARES ONLY. AFTER-TAX RETURNS FOR CLASS B SHARES AND CLASS C SHARES WILL DIFFER. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.

------------------------------------------------- ------------- ------------- ---------------- ----------------
                                                                                   SINCE          DATE OF
CLASS A SHARES                                       1 YEAR       5 YEARS        INCEPTION       INCEPTION
------------------------------------------------- ------------- ------------- ---------------- ----------------
Allegiant Limited Maturity Bond Fund                                                               9/9/94
   Returns Before Taxes                              -0.77%        4.13%          5.10%
   Returns After Taxes on Distributions              -1.68%        2.26%          2.99%
   Returns After Taxes on Distributions and
   Sale of Fund Shares                               -0.50%        2.34%          3.01%
------------------------------------------------- ------------- ------------- ---------------- ----------------
Merrill Lynch 1-3 Year U.S.
Corporate/Government Index 1
(reflects no deduction for fees, expenses or
taxes)                                               2.74%         5.74%          6.23%        Since 8/31/94
------------------------------------------------- ------------- ------------- ---------------- ----------------

------------------------------------------------- ------------- ------------- ---------------- ----------------
                                                                                   SINCE          DATE OF
CLASS B SHARES                                       1 YEAR       5 YEARS        INCEPTION       INCEPTION
------------------------------------------------- ------------- ------------- ---------------- ----------------
Allegiant Limited Maturity Bond Fund                  -3.71%      N/A               3.89%          8/11/99
------------------------------------------------- ------------- ------------- ---------------- ----------------
Merrill Lynch 1-3 Year U.S.
Corporate/Government Index 1
(reflects no deduction for fees, expenses or
taxes)                                                2.74%       N/A               6.14%       Since 7/31/99
------------------------------------------------- ------------- ------------- ---------------- ----------------
CLASS C SHARES                                                                      SINCE          DATE OF
                                                      1 YEAR       5 YEARS        INCEPTION       INCEPTION
------------------------------------------------- ------------- ------------- ---------------- ----------------
Allegiant Limited Maturity Bond Fund                 0.37%          N/A            4.37%           1/27/00
------------------------------------------------- ------------- ------------- ---------------- ----------------
Merrill Lynch 1-3 Year U.S.
Corporate/Government Index 1
(reflects no deduction for fees, expenses or
taxes)                                               2.74%          N/A            6.52%        Since 1/31/00
------------------------------------------------- ------------- ------------- ---------------- ----------------

1 The Merrill Lynch 1-3 year U.S. Corporate/Government Index is a market capitalization weighted index including U.S. Treasury and Agency bonds and U.S. fixed coupon investment grade corporate bonds (U.S. domestic and Yankee/global bonds). U.S. Treasury bonds must have at least $1 billion face value outstanding and agency and corporate bonds must have at least $150 million face value outstanding to be included in the index. Both total return and price returns are calculated daily. Prices are taken as of approximately 3 p.m. Eastern Time. Quality range is BBB3-AAA based on composite Moody and S&P ratings. Maturities for all bonds are greater than or equal to one year and less than three years. Floaters, Equipment Trust Certificates, and Title 11 securities are excluded.

FUND FEES AND EXPENSES

See page 88 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

 ALLEGIANT TOTAL RETURN ADVANTAGE FUND

FUND SUMMARY

INVESTMENT GOAL                      Current income as well as preservation of
                                     capital

PRINCIPAL INVESTMENT STRATEGY        Investing in investment grade fixed income
                                     securities, while maintaining an average dollar-weighted maturity of between four and twelve years

PRINCIPAL RISKS                      Market risk, credit risk, interest rate
                                     risk, prepayment/extension risk, active
                                     trading risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Total Return Advantage Fund's investment objective is to provide current income as well as preservation of capital by investing primarily in a portfolio of investment grade fixed income securities. The investment objective may be changed without a shareholder vote.

Under normal circumstances, the Fund invests at least 80% of the value of its net assets in investment grade debt securities. The Fund invests primarily in fixed income securities of all types, including asset-backed securities and mortgage-backed securities and obligations of corporate and U.S. government issuers. Corporate obligations may include bonds, notes and debentures. U.S. government securities may include securities issued or guaranteed by agencies, authorities, instrumentalities or sponsored enterprises of the U.S. government, such as GNMA, FNMA, Freddie Mac and FHLBs, as well as obligations issued or guaranteed by the U.S. government, including U.S. Treasury bills, notes and bonds. Investment grade fixed income securities are those rated in one of the four highest rating categories by a major rating agency, or determined by the Adviser to be of equivalent quality.

If a security is downgraded, the Adviser will reevaluate whether continuing to hold the security is in the best interest of shareholders. In buying and selling securities for the Fund, the Adviser uses a number of strategies, including duration/maturity management, sector allocation and individual security selection. The Fund may invest up to 15% of its assets in fixed income securities that are unrated or rated below investment grade, sometimes known as "junk bonds." The Fund does not intend to invest in junk bonds rated by Standard & Poor's, at the time of purchase, below C or that are of equivalent quality as determined by the Adviser. If a security is downgraded below C or the equivalent, the Adviser will reevaluate whether continuing to hold the security is in the best interest of the shareholders. The Fund also utilizes an active trading approach. The Adviser may choose to sell a holding when it no longer offers attractive growth prospects or to take advantage of a better investment opportunity.

The Fund normally maintains an average dollar-weighted maturity of between four and twelve years.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa, and the volatility of lower rated securities is even greater than that of higher rated securities. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

The Fund is also subject to the risk that investment grade fixed income securities may underperform other segments of the fixed income markets or the fixed income markets as a whole.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although the Fund's U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies, authorities, instrumentalities or sponsored enterprises, such as GNMA, are backed by the full faith and credit of the U.S. Treasury, while obligations issued by others, such as FNMA, Freddie Mac and FHLBs, are backed solely by the ability of the entity to borrow from the U.S. Treasury or by the entity's own resources. No assurance can be given that the U.S. government would provide financial support to U.S. government agencies, authorities, instrumentalities or sponsored enterprises if it is not obligated to do so by law. Junk bonds involve greater risks of default or downgrade and are more volatile than investment grade securities.

Junk bonds involve greater risk of price declines than investment grade securities due to actual or perceived changes in an issuer's creditworthiness. In addition, issuers of junk bonds may be more susceptible than other issuers to economic downturns. Junk bonds are subject to the risk that the issuer may not be able to pay interest or dividends on a timely basis and ultimately to repay principal upon maturity. Discontinuation of these payments could substantially adversely affect the market value of the security.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

PREPAYMENT/EXTENSION RISK. The mortgages underlying mortgage-backed securities may be paid off early, which makes it difficult to determine their actual maturity and therefore calculate how they will respond to changes in interest rates. The Fund may have to reinvest prepaid amounts at lower interest rates. This risk of prepayment is an additional risk of mortgage-backed securities. This risk also exists for other asset-backed securities, although generally to a lesser degree.

Debt extension risk is the risk that an issuer will pay principal on an obligation held by the Fund (such as an asset-backed or mortgage-backed security) later than expected. This may happen during a period of rising interest rates. Under these circumstances, the value of the obligation will decrease and the Fund will suffer from the inability to invest in higher yielding securities.

ACTIVE TRADING RISK. The Fund's Adviser frequently buys and sells securities, which results in correspondingly higher expenses and other transaction costs, and which are ultimately borne by the Fund's shareholders. Higher portfolio turnover rates may also generate larger taxable income and taxable capital gains than would result from lower portfolio turnover rates and may create higher tax liability for the Fund's shareholders.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below. The performance of Class B Shares and Class C Shares will differ due to differences in expenses.

CALENDAR YEAR TOTAL RETURNS

1995          1996        1997       1998        1999        2000        2001       2002        2003
18.37%        2.86%       8.54%      8.68%       -3.21%      12.33%      7.01%      10.81%      4.86%

Best Quarter               6.25%            (6/30/95)
Worst Quarter              -2.58%           (3/31/96)


The Fund's year-to-date total return for Class A Shares through June 30, 2004 was -0.37%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES, CLASS B SHARES AND CLASS C SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE LEHMAN U.S. GOVERNMENT/CREDIT BOND INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE SHOWN FOR CLASS A SHARES ONLY. AFTER-TAX RETURNS FOR CLASS B SHARES AND CLASS C SHARES WILL DIFFER. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.

--------------------------------------------------- ------------- -------------- -------------- ---------------
                                                                                     SINCE         DATE OF
CLASS A SHARES                                         1 YEAR        5 YEARS       INCEPTION      INCEPTION
--------------------------------------------------- ------------- -------------- -------------- ---------------
Allegiant Total Return Advantage Fund                                                               9/6/94
   Returns Before Taxes                                -0.12%         5.19%          6.73%
   Returns After Taxes on Distributions                -1.98%         2.91%          4.10%
   Returns After Taxes on Distributions and Sale
   of Fund Shares                                       0.20%         3.02%          4.10%
--------------------------------------------------- ------------- -------------- -------------- ---------------
Lehman U.S. Government/Credit Bond Index 1
(reflects no deduction for fees, expenses or
taxes)                                                  4.67%         6.66%          7.77%       Since 8/31/94
--------------------------------------------------- ------------- -------------- -------------- ---------------
                                                                                     SINCE         DATE OF
CLASS B SHARES                                         1 YEAR        5 YEARS       INCEPTION      INCEPTION
--------------------------------------------------- ------------- -------------- -------------- ---------------
Allegiant Total Return Advantage Fund                  -0.79%         N/A            7.13%        9/29/99
--------------------------------------------------- ------------- -------------- -------------- ---------------
Lehman U.S. Government/Credit Bond Index 1
(reflects no deduction for fees, expenses or
taxes)                                                  4.67%         N/A            8.32%       Since 9/30/99
--------------------------------------------------- ------------- ------------- --------------- ---------------
CLASS C SHARES                                         1 YEAR       5 YEARS         SINCE          DATE OF
                                                                                  INCEPTION       INCEPTION
--------------------------------------------------- ------------- ------------- --------------- ---------------
Allegiant Total Return Advantage Fund                   3.14%         N/A            7.77%          10/3/00
--------------------------------------------------- ------------- ------------- --------------- ---------------
Lehman U.S. Government/Credit Bond Index 1
(reflects no deduction for fees, expenses or
taxes)                                                  4.67%         N/A            8.82%       Since 9/30/00
--------------------------------------------------- ------------- ------------- --------------- ---------------

1 The Lehman U.S. Government/Credit Bond Index is a widely recognized index of government and corporate debt securities rated investment grade or better, with maturities of at least one year.


FUND FEES AND EXPENSES

See page 88 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ALLEGIANT ULTRA SHORT BOND FUND
         (FORMERLY KNOWN AS THE "ARMADA SHORT DURATION BOND FUND")

FUND SUMMARY

INVESTMENT GOAL                    High current income while preserving capital

PRINCIPAL INVESTMENT STRATEGY      Investing in high-quality fixed income
                                   securities with an average maturity of 9 to 15 months

PRINCIPAL RISKS                    Market risk, credit risk, interest rate risk,
                                   prepayment/extension risk, active trading risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Ultra Short Bond Fund's investment objective is to obtain high current income while preserving capital. The investment objective may be changed without a shareholder vote.

Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in debt securities, primarily U.S. government securities, corporate bonds, asset-backed securities and mortgage-backed securities. U.S. government securities may include securities issued or guaranteed by agencies, authorities, instrumentalities or sponsored enterprises of the U.S. government, such as GNMA, FNMA, Freddie Mac and FHLBs, as well as obligations issued or guaranteed by the U.S. government, including U.S. Treasury bills, notes and bonds. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy. The Fund normally intends to maintain an average portfolio duration of 0.8 to 1.2 years. Duration measures price volatility by estimating the change in price of a debt security in response to changes in interest rates. For example, with a rise of 1% in interest rates, a bond's value may be expected to fall approximately 1% for each year of its duration. Thus the higher the Fund's duration, the more volatile the price of its shares will be. The Adviser may adjust the Fund's average duration within the 0.8 to 1.2 year range to take advantage of expected changes in interest rates.

In buying and selling securities for the Fund, the Adviser considers a number of factors, including yield to maturity, maturity, quality and the outlook for particular issuers and market sectors. The Adviser will primarily seek to add value by emphasizing market sectors and individual securities that, based on historical yield relationships, represent an attractive valuation. Normally, all securities purchased by the Fund will be rated investment grade at the time of purchase, or be of comparable quality if unrated. If a security is downgraded, the Adviser will reevaluate the holding to determine whether it is in the interests of investors to sell. The Fund also utilizes an active trading approach. The Adviser may choose to sell a holding when it no longer offers attractive growth prospects or to take advantage of a better investment opportunity.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa.

The Fund is also subject to the risk that investment grade fixed income securities may underperform other segments of the fixed income markets or the fixed income markets as a whole.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

PREPAYMENT/EXTENSION RISK. The mortgages underlying mortgage-backed securities may be paid off early, which makes it difficult to determine their actual maturity and therefore calculate how they will respond to changes in interest rates. The Fund may have to reinvest prepaid amounts at lower interest rates. This risk of prepayment is an additional risk of mortgage-backed securities. This risk also exists for other asset-backed securities, although generally to a lesser degree.

Debt extension risk is the risk that an issuer will pay principal on an obligation held by the Fund (such as an asset-backed or mortgage-backed security) later than expected. This may happen during a period of rising interest rates. Under these circumstances, the value of the obligation will decrease and the Fund will suffer from the inability to invest in higher yielding securities.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although the Fund's U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies, authorities, instrumentalities or sponsored enterprises, such as GNMA, are backed by the full faith and credit of the U.S. Treasury, while obligations issued by others, such as FNMA, Freddie Mac and FHLBs, are backed solely by the ability of the entity to borrow from the U.S. Treasury or by the entity's own resources. No assurance can be given that the U.S. government would provide financial support to U.S. government agencies, authorities, instrumentalities or sponsored enterprises if it is not obligated to do so by law.

ACTIVE TRADING RISK. The Fund's Adviser frequently buys and sells securities, which results in correspondingly higher expenses and other transaction costs, and which are ultimately borne by the Fund's shareholders. Higher portfolio turnover rates may also generate larger taxable income and taxable capital gains than would result from lower portfolio turnover rates and may create higher tax liability for the Fund's shareholders.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

Class A Shares of the Fund have not completed a full calendar year of investment operations as of the date of this prospectus. For this reason, the performance information shown below is for another class of shares (Class I Shares) that is not offered in this prospectus but would have substantially similar annual returns because both classes of shares will be invested in the same portfolio of securities. Annual returns will differ only to the extent that the classes do not have the same expenses or sales charges.

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected the returns would be less than those shown below.

CALENDAR YEAR TOTAL RETURNS

2003
1.76%

Best Quarter               0.73%            (3/31/03)
Worst Quarter              0.23%            (12/31/03)

The Fund's year-to-date total return for Class I Shares through June 30, 2004 was 0.06%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS I SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE MERRILL LYNCH 1-3 YEAR U.S. CORPORATE/GOVERNMENT INDEX AND THE MERRILL LYNCH 1YEAR U.S. TREASURY INDEX. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.

--------------------------------------------------------- -------------- -------------------- -----------------
CLASS I SHARES                                               1 YEAR        SINCE INCEPTION    DATE OF INCEPTION
--------------------------------------------------------- -------------- -------------------- -----------------
Allegiant Ultra Short Bond Fund                                                                    12/2/02
       Returns Before Taxes                                   1.76%            2.12%
       Returns After Taxes on Distributions                   1.14%            1.50%
       Returns After Taxes on Distributions and Sale of
       Fund Shares                                            1.14%            1.44%
--------------------------------------------------------- -------------- -------------------- -----------------
Merrill Lynch 1-3 year U.S. Corporate/Government Index 1
(reflects no deduction for fees, expenses or taxes)           2.74%            3.49%            Since 11/30/02
--------------------------------------------------------- -------------- -------------------- -----------------
Merrill Lynch 1 Year U.S. Treasury Index 2,3
(reflects no deduction for fees, expenses or taxes)           1.45%            1.69%            Since 11/30/02
--------------------------------------------------------- -------------- -------------------- -----------------

1 The Merrill Lynch 1-3 year U.S. Corporate/Government Index is a market capitalization weighted index including U.S. Treasury and Agency bonds and U.S. fixed coupon investment grade corporate bonds (U.S. domestic and Yankee/global bonds). U.S. Treasury bonds must have at least $1 billion face value outstanding and agency and corporate bonds must have at least $150 million face value outstanding to be included in the index. Both total return and price returns are calculated daily. Prices are taken as of approximately 3 p.m. Eastern Time. Quality range is BBB3-AAA based on composite Moody and S&P ratings. Maturities for all bonds are greater than or equal to one year and less than three years. Floaters, Equipment Trust Certificates, and Title 11 securities are excluded.

2 The Merrill Lynch 1 Year U.S. Treasury Index, a market capitalization weighted index including U.S. Treasuries, is an unmanaged index not available for direct investment.

3 On November 19, 2004, the Fund's benchmark was changed to the Merrill Lynch 1 Year U.S. Treasury Index. The Adviser feels that this index more appropriately reflects the type and duration of securities held in the portfolio and provides the best comparative performance information.


FUND FEES AND EXPENSES

See page 89 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

FUND FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold Fund shares.

SHAREHOLDER FEES
(PAID DIRECTLY FROM YOUR INVESTMENT)

                                                 BOND FUND                      GOVERNMENT MORTGAGE FUND

                                        CLASS A     CLASS B    CLASS C         CLASS A    CLASS B     CLASS C
------------------------------------- ---------- ----------- ---------- ---- ---------- ---------- ----------
Maximum Sales Charge (Load) Imposed
on Purchases (as percentage of
offering price)                          4.50%1     None       None           4.50%1      None       None
------------------------------------- ---------- ----------- ---------- ---- ---------- ---------- ----------
Maximum Deferred Sales Charge
(Load) (as percentage of net asset
value)                                   None       5.00%2     1.00%3          None       5.00%2     1.00%3
------------------------------------- ---------- ----------- ---------- ---- ---------- ---------- ----------
Maximum Sales Charge (Load) Imposed
on Reinvested Dividends and Other
Distributions (as a percentage of
offering price)                          None       None       None            None       None       None
------------------------------------- ---------- ----------- ---------- ---- ---------- ---------- ----------
Redemption Fee (as a percentage of       None       None       None            None       None       None
amount redeemed, if applicable)
------------------------------------- ---------- ----------- ---------- ---- ---------- ---------- ----------
Exchange Fee                             None       None       None            None       None       None

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)

Investment Advisory Fees                 0.55%      0.55%      0.55%          0.55%6      0.55%6     0.55%6
------------------------------------- ---------- ---------- ---------- ---- ---------- ---------- ----------
Distribution (12b-1) Fees                0.05%4     0.75%      0.75%          0.05%4      0.75%      0.75%
------------------------------------- ---------- ---------- ---------- ---- ---------- ---------- ----------
Other Expenses:
------------------------------------- ---------- ---------- ---------- ---- ---------- ---------- ----------
   Shareholder Servicing Fees 5          0.25%      0.25%      0.25%          0.25%       0.25%      0.25%
------------------------------------- ---------- ---------- ---------- ---- ---------- ---------- ----------
   Other                                 0.14%      0.14%      0.14%          0.18%       0.18%      0.18%
------------------------------------- ---------- ---------- ---------- ---- ---------- ---------- ----------
Total Other Expenses                     0.39%      0.39%      0.39%          0.43%       0.43%      0.43%
------------------------------------- ---------- ---------- ---------- ---- ---------- ---------- ----------
Total Annual Fund
Operating Expenses                       0.99%      1.69%      1.69%          1.03%6      1.73%6     1.73%6
------------------------------------- ---------- ---------- ---------- ---- ---------- ---------- ----------

SHAREHOLDER FEES
(PAID DIRECTLY FROM YOUR INVESTMENT)
                                             INTERMEDIATE BOND FUND

                                        CLASS A     CLASS B     CLASS C
Maximum Sales Charge (Load) Imposed
on Purchases (as percentage of
offering price)                          4.50%1     None        None
------------------------------------- ---------- ----------- -----------
Maximum Deferred Sales Charge
(Load) (as percentage of net asset
value)                                   None       5.00%2      1.00%3
------------------------------------- ---------- ----------- -----------
Maximum Sales Charge (Load) Imposed
on Reinvested Dividends and Other
Distributions (as a percentage of
offering price)                          None       None        None
------------------------------------- ---------- ----------- -----------
Redemption Fee (as a percentage of
amount redeemed, if applicable)          None       None        None
------------------------------------- ---------- ----------- -----------
Exchange Fee                             None       None        None

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)

Investment Advisory Fees 6               0.55%      0.55%       0.55%
------------------------------------- ---------- ----------- -----------
Distribution (12b-1) Fees                0.05%4     0.75%       0.75%
------------------------------------- ---------- ----------- -----------
Other Expenses:
------------------------------------- ---------- ----------- -----------
   Shareholder Servicing Fees 5          0.25%      0.25%       0.25%
------------------------------------- ---------- ----------- -----------
   Other                                 0.14%      0.14%       0.14%
------------------------------------- ---------- ----------- -----------
Total Other Expenses                     0.39%      0.39%       0.39%
------------------------------------- ---------- ----------- -----------
Total Annual Fund
Operating Expenses 6                     0.99%      1.69%       1.69%
------------------------------------- ---------- ----------- -----------

SHAREHOLDER FEES
(PAID DIRECTLY FROM YOUR INVESTMENT)

                                         LIMITED MATURITY BOND FUND            TOTAL RETURN ADVANTAGE FUND

                                        CLASS A    CLASS B    CLASS C         CLASS A    CLASS B     CLASS C
Maximum Sales Charge (Load) Imposed
on Purchases (as percentage of
offering price)                          2.00%1       None     None            4.50%1     None        None
------------------------------------- ---------- ---------- ----------- --- ---------- ----------- -----------
Maximum Deferred Sales Charge
(Load) (as percentage of net asset
value)                                   None       5.00%2     1.00%3          None       5.00%2      1.00%3
------------------------------------- ---------- ---------- ----------- --- ---------- ----------- -----------
Maximum Sales Charge (Load) Imposed
on Reinvested Dividends and Other
Distributions (as a percentage of
offering price)                          None       None       None            None       None        None
------------------------------------- ---------- ---------- ----------- --- ---------- ----------- -----------
Redemption Fee (as a percentage of
amount redeemed, if applicable)          None       None       None            None       None        None
------------------------------------- ---------- ---------- ----------- --- ---------- ----------- -----------
Exchange Fee                             None       None       None            None       None        None

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)

Investment Advisory Fees6                0.45%      0.45%      0.45%           0.55%      0.55%       0.55%
------------------------------------- ---------- ---------- ----------- --- ---------- ----------- -----------
Distribution (12b-1) Fees                0.05%4     0.75%      0.75%           0.05%4      0.75%      0.75%
------------------------------------- ---------- ---------- ----------- --- ---------- ----------- -----------
Other Expenses:
------------------------------------- ---------- ---------- ----------- --- ---------- ----------- -----------
   Shareholder Servicing Fees 5          0.25%      0.25%      0.25%           0.25%      0.25%       0.25%
------------------------------------- ---------- ---------- ----------- --- ---------- ----------- -----------
   Other                                 0.14%      0.14%      0.14%           0.15%      0.15%       0.15%
------------------------------------- ---------- ---------- ----------- --- ---------- ----------- -----------
Total Other Expenses                     0.39%      0.39%      0.39%           0.40%      0.40%       0.40%
------------------------------------- ---------- ---------- ----------- --- ---------- ----------- -----------
Total Annual Fund
Operating Expenses 6                     0.89%      1.59%      1.59%           1.00%      1.70%       1.70%
------------------------------------- ---------- ---------- ----------- --- ---------- ----------- -----------

SHAREHOLDER FEES
(PAID DIRECTLY FROM YOUR INVESTMENT)
                              ULTRA SHORT BOND FUND

                                         CLASS A    CLASS B    CLASS C
Maximum Sales Charge (Load) Imposed
on Purchases (as percentage of
offering price)                           1.00%1    None        None
------------------------------------- ----------- ---------- -----------
Maximum Deferred Sales Charge
(Load) (as percentage of net asset
value)                                   None       5.00%2      1.00%3
------------------------------------- ----------- ---------- -----------
Maximum Sales Charge (Load) Imposed
on Reinvested Dividends and Other
Distributions (as a percentage of
offering price)                          None       None        None
------------------------------------- ----------- ---------- -----------
Redemption Fee (as a percentage of
amount redeemed, if applicable)          None       None        None
------------------------------------- ----------- ---------- -----------
Exchange Fee                             None       None        None

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)

Investment Advisory Fees 6               0.40%      0.40%       0.40%
------------------------------------- ----------- ---------- -----------
Distribution (12b-1) Fees                0.02%4     0.75%       0.75%
------------------------------------- ----------- ---------- -----------
Other Expenses:
------------------------------------- ----------- ---------- -----------
   Shareholder Servicing Fees 5          0.25%      0.25%       0.25%
------------------------------------- ----------- ---------- -----------
   Other                                 0.14%      0.14%       0.14%
------------------------------------- ----------- ---------- -----------
Total Other Expenses                     0.39%      0.39%       0.39%
------------------------------------- ----------- ---------- -----------
Total Annual Fund
Operating Expenses 6                     0.81%      1.54%       1.54%
------------------------------------- ----------- ---------- -----------

1 This sales charge varies depending upon how much you invest. See "Sales Charges" section of this prospectus.

2 This amount applies to redemptions during the first and second years. The deferred sales charge decreases to 4.0%, 3.0% and 2.0% for redemptions made during the third through fifth years, respectively. No deferred sales charge is charged after the fifth year. For more information see "Contingent Deferred Sales Charges" section of this prospectus.

3 A contingent deferred sales charge is charged only with respect to Class C Shares redeemed prior to eighteen months from the date of purchase.

4 Represents actual Distribution (12b-1) Fees incurred by each Fund's Class A Shares during the last fiscal year. Each Fund may reimburse expenses up to a maximum of 0.10% under the Funds' distribution plan for Class A Shares but expects such reimbursements to be no more than 0.05% (0.02% for the Ultra Short Bond Fund) during the current fiscal year.

5 Certain financial institutions may provide administrative services to their customers who own Class A, Class B or Class C Shares and may be paid up to 0.25% (on an annualized basis) of the net asset value of the respective share classes. For further information, see "Shareholder Services Plan" in the Statement of Additional Information.

6 The Adviser waived a portion of its advisory fees for certain Funds during the last fiscal year. After these fee waivers, these Funds' Investment Advisory Fees and Total Annual Fund Operating Expenses were as follows:

                                                          TOTAL        TOTAL          TOTAL
                                          ADVISORY      EXPENSES      EXPENSES      EXPENSES
  FUND                                      FEES        (CLASS A)    (CLASS B)      (CLASS C)
  Government Mortgage Fund                  0.40%         0.94%        1.64%          1.64%
  Intermediate Bond Fund                    0.40%         0.84%        1.54%          1.54%
  Limited Maturity Bond Fund                0.35%         0.79%        1.49%          1.49%
  Total Return Advantage Fund               0.40%         0.85%        1.55%          1.55%
  Ultra Short Bond Fund                     0.20%         0.61%          *              *

* Class B and Class C Shares of the Ultra Short Bond Fund were not in operation during the last fiscal year.

   The Adviser expects to continue waiving a portion of its advisory fees for these Funds during the current fiscal year. After these fee waivers, these Funds' Investment Advisory Fees and Total Annual Fund Operating Expenses are expected to be:


                                                           TOTAL          TOTAL          TOTAL
  FUND                                    ADVISORY       EXPENSES       EXPENSES       EXPENSES
                                            FEES         (CLASS A)      (CLASS B)      (CLASS C)
  Government Mortgage Fund                  0.40%          0.88%          1.58%          1.58%
  Intermediate Bond Fund                    0.40%          0.84%          1.54%          1.54%
  Limited Maturity Bond Fund                0.35%          0.79%          1.49%          1.49%
  Total Return Advantage Fund               0.40%          0.85%          1.55%          1.55%
  Ultra Short Bond Fund                     0.20%          0.61%            *              *

* Class B and Class C Shares of the Ultra Short Bond Fund were not in operation during the last fiscal year.

  These fee waivers are voluntary and may be revised or discontinued at any time.

For more information about these fees, see "Investment Adviser and Investment Teams" and "Distribution of Fund Shares."

EXAMPLES

These Examples are intended to help you compare the cost of investing in Allegiant Fixed Income Funds with the cost of investing in other mutual funds. The Examples assume that you invest $10,000 in a Fund for the time periods indicated and that you sell your shares at the end of the periods.

The Examples also assume that each year your investment has a 5% return, Fund expenses remain the same, you reinvest all dividends and distributions, and your Class B Shares convert to Class A Shares after eight years. Although your actual costs and returns might be different, your approximate costs of investing $10,000 in the Funds would be:

                                                 1 YEAR           3 YEARS           5 YEARS           10 YEARS
                                                 ------           -------           -------           --------
BOND FUND
    Class A Shares                                 $546             $751               $972             $1,608
    Class B Shares 1                                672              933              1,118              1,812
    Class B Shares 2                                172              533                918              1,812
    Class C Shares 1                                272              533                918              1,998
    Class C Shares 2                                172              533                918              1,998
-----------------------------------------------------------------------------------------------------------------
GOVERNMENT MORTGAGE FUND
    Class A Shares                                 $550             $763               $993             $1,653
    Class B Shares 1                                676              945              1,139              1,856
    Class B Shares 2                                176              545                939              1,856
    Class C Shares 1                                276              545                939              2,041
    Class C Shares 2                                176              545                939              2,041
-----------------------------------------------------------------------------------------------------------------
INTERMEDIATE BOND FUND
    Class A Shares                                 $546             $751               $972             $1,608
    Class B Shares 1                                672              933              1,118              1,812
    Class B Shares 2                                172              533                918              1,812
    Class C Shares 1                                272              533                918              1,998
    Class C Shares 2                                172              533                918              1,998
-----------------------------------------------------------------------------------------------------------------
LIMITED MATURITY BOND FUND
    Class A Shares                                 $289             $478               $683             $1,274
    Class B Shares 1                                662              902              1,066              1,702
    Class B Shares 2                                162              502                866              1,702
    Class C Shares 1                                262              502                866              1,889
    Class C Shares 2                                162              502                866              1,889
-----------------------------------------------------------------------------------------------------------------
TOTAL RETURN ADVANTAGE FUND
    Class A Shares                                 $547             $754               $978             $1,620
    Class B Shares 1                                673              936              1,123              1,823
    Class B Shares 2                                173              536                923              1,823
    Class C Shares 1                                273              536                923              2,009
    Class C Shares 2                                173              536                923              2,009
-----------------------------------------------------------------------------------------------------------------
ULTRA SHORT BOND FUND
    Class A Shares                                 $182             $356               $545             $1,092
    Class B Shares 1                                657              886              1,039              1,638
    Class B Shares 2                                157              486                839              1,638
    Class C Shares 1                                257              486                839              1,834
    Class C Shares 2                                157              486                839              1,834

1 If you sell your shares at the end of the period.
2 If you do not sell your shares at the end of the period.

TAX FREE BOND FUNDS

ALLEGIANT INTERMEDIATE TAX EXEMPT BOND FUND
         (FORMERLY KNOWN AS THE "ARMADA NATIONAL TAX EXEMPT BOND FUND")

FUND SUMMARY

INVESTMENT GOAL                      Current income exempt from federal income
                                     tax as is consistent with conservation of capital

PRINCIPAL INVESTMENT STRATEGY        Investing in municipal obligations that pay
                                     interest that is exempt from federal income tax

PRINCIPAL RISKS                      Market risk, interest rate risk, credit
                                     risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Intermediate Tax Exempt Bond Fund's investment objective is to provide current income exempt from federal income tax as is consistent with conservation of capital. The investment objective may be changed without a shareholder vote.

As a matter of fundamental policy, the Fund normally invests at least 80% of its net assets plus any borrowings for investment purposes in bonds that generate income exempt from federal income tax (including the federal alternative minimum tax). Fund dividends may be taxable for state and local income tax purposes. Also, some Fund dividends may be taxable for federal income tax purposes, such as those derived from occasional taxable investments and distributions of short and long-term capital gains.

The Fund invests in a variety of municipal debt securities issued by or on behalf of states, territories and possessions of the United States, the District of Columbia and their political subdivisions, agencies, instrumentalities and authorities. In selecting securities for the Fund to buy and sell, the Adviser considers each security's yield and total return potential relative to other available municipal securities.

The Fund primarily invests in investment grade securities. Investment grade municipal securities are those rated in one of the four highest rating categories as determined by a major rating agency, or determined by the Adviser to be of equivalent quality. If a security is downgraded, the Adviser will re-evaluate whether continuing to hold the security is in the best interest of shareholders. The Fund normally will maintain a dollar-weighted average effective maturity of between three and ten years.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

The Fund is also subject to the risk that municipal securities may underperform other segments of the fixed income markets or the fixed income markets as a whole.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

CREDIT RISK. There may be economic or political changes that impact the ability of municipal issuers to repay principal and to make interest payments on municipal securities. Changes in the financial condition or credit rating of municipal issuers also may adversely affect the value of the Fund's securities.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The performance of Class A Shares of the Allegiant Intermediate Tax Exempt Bond Fund for the period April 9, 1998 until June 22, 1998, when Class A Shares were first offered for sale, is represented by the performance of the Fund's Class I Shares. The performance of Class A Shares of the Intermediate Tax Exempt Bond Fund for the period prior to April 9, 1998 is represented by the performance of a common trust fund which operated prior to the effectiveness of the registration statement of the Intermediate Tax Exempt Bond Fund. The common trust fund was advised by National City Bank, an affiliate of the Adviser. At the time of the Intermediate Tax Exempt Bond Fund's inception as a registered mutual fund, the common trust fund was operated using materially equivalent investment objectives, policies, guidelines and restrictions as those of the Fund. In connection with the Intermediate Tax Exempt Bond Fund's commencement of operations as a registered mutual fund, the common trust fund transferred its assets to the Fund. At the time of the transfer, the Adviser did not manage any other collective investment or common trust funds using materially equivalent investment objectives, policies, guidelines and restrictions to those of the Intermediate Tax Exempt Bond Fund.

The common trust fund was not open to the public generally, or registered under the Investment Company Act of 1940 (the "1940 Act"), or subject to certain restrictions that are imposed by the 1940 Act and the Internal Revenue Code. If the common trust fund had been registered under the 1940 Act, performance may have been adversely affected. Performance quotations of the common trust fund represent past performance of the common trust fund, which are separate and distinct from the Intermediate Tax Exempt Bond Fund, do not represent past performance of the Fund, and should not be considered as representative of future results of the Fund.

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, returns would be less than those shown below. The performance of Class B Shares and Class C Shares will differ due to differences in expenses.

CALENDAR YEAR TOTAL RETURNS

1994         1995         1996       1997       1998      1999        2000       2001       2002       2003
-4.58%       14.05%       -1.07%     6.57%      5.85%     -0.91%      8.87%      4.48%      8.15%      3.73%

Best Quarter               3.66%                     (6/30/02)
Worst Quarter              -1.85%                    (6/30/99)

The Fund's year-to-date total return for Class A Shares through June 30, 2004 was -1.12%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES, CLASS B SHARES AND CLASS C SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE LEHMAN 7-YEAR MUNICIPAL BOND INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE SHOWN FOR CLASS A SHARES ONLY AND ONLY SINCE THE FUND COMMENCED INVESTMENT OPERATIONS AS A REGISTERED MUTUAL FUND. AFTER-TAX RETURNS FOR CLASS B SHARES AND CLASS C SHARES WILL DIFFER. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.

--------------------------------- ----------- ------------- ------------ ------------------------- ------------------------
                                                                          SINCE COMMENCEMENT AS     DATE OF COMMENCEMENT
CLASS A SHARES                      1 YEAR      5 YEARS      10 YEARS        REGISTERED FUND         AS REGISTERED FUND
--------------------------------- ----------- ------------- ------------ ------------------------- ------------------------
Allegiant Intermediate Tax
Exempt Bond Fund                                                                                           6/22/98
   Returns Before Taxes              -1.18%      3.80%        3.82%1              4.05%

   Returns After Taxes on
   Distributions                     -1.18%      3.79%         N/A2               4.03%

   Returns After Taxes on
   Distributions and Sale of
   Fund Shares                       0.44%       3.81%         N/A2               4.03%
--------------------------------- ----------- ------------- ------------ ------------------------- ------------------------
Lehman 7-Year Municipal Bond
Index 3
(reflects no deduction for
fees, expenses or taxes)             5.45%       5.92%         5.85%              6.09%                 Since 6/30/98
--------------------------------- ----------- ------------- ------------ ------------------------- ------------------------
CLASS B SHARES                       1 YEAR     5 YEARS      10 YEARS        SINCE INCEPTION          DATE OF INCEPTION
--------------------------------- ----------- ------------- ------------ ------------------------- ------------------------
Allegiant Intermediate Tax
Exempt Bond Fund                     -1.99%       N/A           N/A               3.47%                     1/28/99
--------------------------------- ----------- ------------- ------------ ------------------------- ------------------------
Lehman 7-Year Municipal Bond
Index 3
(reflects no deduction for
fees, expenses or taxes)             5.45%        N/A           N/A               5.71%                 Since 1/31/99
--------------------------------- ----------- ------------- ------------ ------------------------- ------------------------
CLASS C SHARES                      1 YEAR      5 YEARS      10 YEARS        SINCE INCEPTION          DATE OF INCEPTION
--------------------------------- ----------- ------------- ------------ ------------------------- ------------------------
Allegiant Intermediate Tax
Exempt Bond Fund                    2.01%         N/A           N/A               5.35%                    2/24/00
--------------------------------- ----------- ------------- ------------ ------------------------- ------------------------
Lehman 7-Year Municipal Bond
Index 3
(reflects no deduction for
fees, expenses or taxes)            5.45%         N/A           N/A               7.78%                 Since 2/29/00
--------------------------------- ----------- ------------- ------------ ------------------------- ------------------------

1 Performance for periods prior to the Fund's commencement as a registered mutual fund reflects performance of the predecessor common trust fund described above.

2 After-tax returns for periods prior to commencement of operations as a registered mutual fund are not available.

3 The Lehman 7-Year Municipal Bond Index is a broad based total return index. The bonds are investment grade, fixed rate with maturities of 7-8 years and are selected from issues larger than $50 million dated since January 1984.

FUND FEES AND EXPENSES
See page 108 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ALLEGIANT MICHIGAN INTERMEDIATE MUNICIPAL BOND FUND
         (FORMERLY KNOWN AS THE "ARMADA MICHIGAN MUNICIPAL BOND FUND")

FUND SUMMARY

INVESTMENT GOAL                 Current income exempt from federal income tax
                                and, to the extent possible, from Michigan personal income tax, as is consistent with conservation of capital

PRINCIPAL INVESTMENT STRATEGY   Investing in municipal obligations that pay
                                interest that is exempt from federal and Michigan state income taxes

PRINCIPAL RISKS                 Market risk, interest rate risk, credit risk,
                                single state risk, non-diversification risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Michigan Intermediate Municipal Bond Fund's investment objective is to provide current income exempt from federal income tax and, to the extent possible, from Michigan personal income tax, as is consistent with conservation of capital. Such income may be subject to the federal alternative minimum tax when received by certain shareholders. The investment objective may be changed without a shareholder vote.

The Fund invests primarily in debt securities issued by or on behalf of the State of Michigan, its political subdivisions and its agencies and instrumentalities that generate income exempt from federal and Michigan state income taxes, but may be treated as a preference item for individuals for purposes of the federal alternative minimum tax (Michigan municipal bonds). As a matter of fundamental policy, the Fund normally invests at least 80% of the value of its net assets plus any borrowings for investment purposes in Michigan municipal bonds. The Fund also invests in municipal securities issued by or on behalf of territories and possessions of the United States, the District of Columbia and their political subdivisions, agencies, instrumentalities and authorities.

Some Fund dividends may be taxable, such as dividends that are derived from occasional taxable investments and distributions of short and long-term capital gains. Also, Fund dividends will generally be subject to state and local income taxes for any shareholders who are not Michigan residents.

In selecting securities for the Fund to buy and sell, the Adviser considers each security's yield and total return potential relative to other available municipal securities. The Fund invests in investment grade securities, which are those rated in one of the four highest rating categories by a major rating agency, or determined by the Adviser to be of equivalent quality. If a security is downgraded, the Adviser will re-evaluate whether continuing to hold the security is in the best interest of its shareholders. The Fund normally will maintain a dollar-weighted average portfolio maturity of between three and ten years.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

The Fund is also subject to the risk that Michigan municipal securities may underperform other segments of the fixed income markets or the fixed income markets as a whole.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

CREDIT RISK. There may be economic or political changes that impact the ability of municipal issuers to repay principal and to make interest payments on municipal securities. Changes in the financial condition or credit rating of municipal issuers also may adversely affect the value of the Fund's securities.

SINGLE STATE RISK. The Fund's focus on investments in securities of issuers located in Michigan makes the Fund susceptible to economic, political and regulatory events that affect Michigan.

NON-DIVERSIFICATION RISK. The Fund is non-diversified, which means that it may invest in the securities of relatively few issuers. As a result, the Fund may be more susceptible than a diversified fund to a single adverse economic or political and regulatory occurrence affecting one or more of these issuers, and may experience increased volatility due to its investments in those securities.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

Performance information before June 10, 2000 represents performance of the Parkstone Michigan Municipal Bond Fund which was reorganized into the Allegiant Michigan Intermediate Municipal Bond Fund on that date.

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below. The performance of Class B Shares and Class C Shares will differ due to differences in expenses.

CALENDAR YEAR TOTAL RETURNS

1994         1995         1996     1997       1998       1999       2000       2001      2002       2003
-3.00%       13.24%       2.84%    6.93%      4.76%      -1.60%     8.71%      4.38%     8.06%      3.83%

Best Quarter               5.19%            (3/31/95)
Worst Quarter              -3.27%           (3/31/94)

The Fund's year-to-date total return for Class A Shares through June 30, 2004 was -0.99%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES, CLASS B SHARES AND CLASS C SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE LEHMAN 7 YEAR MUNICIPAL BOND INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE SHOWN FOR CLASS A SHARES ONLY. AFTER-TAX RETURNS FOR CLASS B SHARES AND CLASS C SHARES WILL DIFFER. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.

------------------------------------------- ----------- ------------ -------------
CLASS A SHARES                                1 YEAR      5 YEARS      10 YEARS
------------------------------------------- ----------- ------------ -------------
Allegiant Michigan Intermediate Municipal
Bond Fund
   Returns Before Taxes                        -1.10%      3.60%        4.20%
   Returns After Taxes on Distributions        -1.10%      3.58%        4.15%
   Returns After Taxes on Distributions
   and Sale of Fund Shares                     0.59%       3.65%        4.16%
------------------------------------------- ----------- ------------ -------------
Lehman 7-Year Municipal Bond Index 1
(reflects no deduction for fees, expenses
or taxes)                                      5.45%       5.92%        5.85%
------------------------------------------- ----------- ------------ ------------- --------------- ----------------
                                                                                       SINCE           DATE OF
CLASS B SHARES                                 1 YEAR     5 YEARS      10 YEARS      INCEPTION        INCEPTION
------------------------------------------- ----------- ------------ ------------- --------------- ----------------
Allegiant Michigan Intermediate Municipal
Bond Fund                                      -1.89%      3.50%         N/A           3.92%           2/4/94
------------------------------------------- ----------- ------------ ------------- --------------- ----------------
Lehman 7-Year Municipal Bond Index 1
(reflects no deduction for fees, expenses
or taxes)                                      5.45%       5.92%         N/A           5.79%        Since 1/31/94
------------------------------------------- ----------- ------------ ------------- --------------- ----------------
                                                                                       SINCE           DATE OF
CLASS C SHARES                                 1 YEAR     5 YEARS      10 YEARS      INCEPTION        INCEPTION
------------------------------------------- ----------- ------------ ------------- --------------- ----------------
Allegiant Michigan Intermediate Municipal
Bond Fund                                     2.18%         N/A          N/A           4.34%           8/6/01
------------------------------------------- ----------- ------------ ------------- --------------- ----------------
Lehman 7-Year Municipal Bond Index 1
(reflects no deduction for fees, expenses
or taxes)                                     5.45%         N/A          N/A           6.71%        Since 7/31/01
------------------------------------------- ----------- ------------ ------------- --------------- ----------------

1 The Lehman 7-Year Municipal Bond Index is a broad based total return index. The bonds are investment grade, fixed rate with maturities of 7-8 years and are selected from issues larger than $50 million dated since January 1984.


FUND FEES AND EXPENSES

See page 108 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ALLEGIANT OHIO INTERMEDIATE TAX EXEMPT BOND FUND
         (FORMERLY KNOWN AS THE "ARMADA OHIO TAX EXEMPT BOND FUND")

FUND SUMMARY

INVESTMENT GOAL                  Current income exempt from federal income tax
                                 and, to the extent possible, Ohio personal income taxes, consistent with conservation of capital

PRINCIPAL INVESTMENT STRATEGY    Investing in municipal obligations that pay
                                 interest that is exempt from federal income and Ohio personal income taxes

PRINCIPAL RISKS                  Market risk, interest rate risk, credit risk,
                                 single state risk, non-diversification risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Ohio Intermediate Tax Exempt Bond Fund's investment objective is to provide current income exempt from federal income tax and, to the extent possible, from Ohio personal income tax, as is consistent with the conservation of capital. The investment objective may be changed without a shareholder vote.

As a matter of fundamental policy, the Fund normally invests at least 80% of its net assets plus any borrowings for investment purposes in debt securities issued by the State of Ohio, its political subdivisions and their agencies and instrumentalities that generate income exempt from federal income taxes (including the federal alternative minimum tax) and Ohio personal income taxes (Ohio municipal bonds). Some Fund dividends may be taxable, such as dividends that are derived from occasional taxable investments and distributions of short and long-term capital gains. Also, Fund dividends may be subject to state and local income taxes for any shareholders who are not Ohio residents. In selecting securities for the Fund to buy and sell, the Adviser considers each security's yield and total return potential relative to other available municipal securities.

The Fund invests primarily in investment grade securities, which are those rated in one of the four highest rating categories by a major rating agency, or determined by the Adviser to be of equivalent quality. If a security is downgraded, the Adviser will re-evaluate whether continuing to hold the security is in the best interest of shareholders. The Fund normally will maintain an average weighted effective maturity of between three and ten years.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

The Fund is also subject to the risk that Ohio municipal securities may underperform other segments of the fixed income markets or the fixed income markets as a whole.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

CREDIT RISK. There may be economic or political changes that impact the ability of municipal issuers to repay principal and to make interest payments on municipal securities. Changes in the financial condition or credit rating of municipal issuers also may adversely affect the value of the Fund's securities.

SINGLE STATE RISK. The Fund's focus on investments in securities of issuers located in Ohio makes the Fund susceptible to economic, political and regulatory events that affect Ohio.

NON-DIVERSIFICATION RISK. The Fund is non-diversified, which means that it may invest in the securities of relatively few issuers. As a result, the Fund may be more susceptible than a diversified fund to a single adverse economic or political and regulatory occurrence affecting one or more of these issuers, and may experience increased volatility due to its investments in those securities.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, returns would be less than those shown below. The performance of Class B Shares and Class C Shares will differ due to differences in expenses.

CALENDAR YEAR TOTAL RETURNS

1994         1995         1996        1997        1998       1999        2000     2001       2002       2003
-4.19%       13.37%       3.92%       7.35%       5.25%      -1.14%      8.67%    4.23%      8.53%      3.51%

Best Quarter               5.04%            (3/31/95)
Worst Quarter              -4.89%           (3/31/94)

The Fund's year-to-date total return for Class A Shares through June 30, 2004 was -1.12%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES, CLASS B SHARES AND CLASS C SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE LEHMAN 7-YEAR MUNICIPAL BOND INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE SHOWN FOR CLASS A SHARES ONLY. AFTER-TAX RETURNS FOR CLASS B SHARES AND CLASS C SHARES WILL DIFFER. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.

------------------------------------------- ------------ ------------- ------------
CLASS A SHARES                                1 YEAR       5 YEARS      10 YEARS
------------------------------------------- ------------ ------------- ------------
Allegiant Ohio Intermediate Tax Exempt
Bond Fund
   Returns Before Taxes                        0.44%        4.05%         4.52%

   Returns After Taxes on Distributions        0.44%        4.05%         4.52%
   Returns After Taxes on Distributions
   and Sale of Fund Shares                     1.45%        4.04%         4.49%
------------------------------------------- ------------ ------------- ------------
Lehman 7-Year Municipal Bond Index 1
(reflects no deduction for fees, expenses
or taxes)                                      5.45%        5.92%         5.85%
------------------------------------------- ------------ ------------- ------------ --------------- ------------------
                                                                                       SINCE           DATE OF
CLASS B SHARES                                 1 YEAR     5 YEARS      10 YEARS      INCEPTION        INCEPTION
------------------------------------------- ------------ ------------- ------------ --------------- ------------------
Allegiant Ohio Intermediate Tax Exempt
Bond Fund                                     -2.21%         N/A           N/A          2.66%            12/4/01
------------------------------------------- ------------ ------------- ------------ --------------- ------------------
Lehman 7-Year Municipal Bond Index 1
(reflects no deduction for fees, expenses
or taxes)                                      5.45%         N/A           N/A          7.12%        Since 11/30/01
------------------------------------------- ------------ ------------- ------------ --------------- ------------------

                                                                                        SINCE           DATE OF
CLASS C SHARES                                1 YEAR       5 YEARS      10 YEARS      INCEPTION        INCEPTION
------------------------------------------- ------------ ------------- ------------ --------------- ------------------
Allegiant Ohio Intermediate Tax Exempt
Bond Fund                                      1.88%         N/A           N/A          5.43%            6/23/00
------------------------------------------- ------------ ------------- ------------ --------------- ------------------
Lehman 7-Year Municipal Bond Index 1
(reflects no deduction for fees, expenses
or taxes)                                      5.45%         N/A           N/A          7.62%         Since 6/30/00
------------------------------------------- ------------ ------------- ------------ --------------- ------------------

1 The Lehman 7-Year Municipal Bond Index is a broad based total return index. The bonds are investment grade, fixed rate with maturities of 7-8 years and are selected from issues larger than $50 million dated since January 1984.

FUND FEES AND EXPENSES

See page 109 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ALLEGIANT PENNSYLVANIA INTERMEDIATE MUNICIPAL BOND FUND
         (FORMERLY KNOWN AS THE "ARMADA PENNSYLVANIA MUNICIPAL BOND FUND")

FUND SUMMARY

INVESTMENT GOAL                  Current income exempt from both regular federal
                                 income tax and, to the extent possible,
                                 Pennsylvania personal income tax as is
                                 consistent with conservation of capital

PRINCIPAL INVESTMENT STRATEGY    Investing in municipal obligations that pay
                                 interest that is exempt from federal income and Pennsylvania personal income taxes

PRINCIPAL RISKS                  Market risk, interest rate risk, credit risk,
                                 single state risk, non-diversification risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Pennsylvania Intermediate Municipal Bond Fund's investment objective is to provide current income exempt from regular federal income tax and, to the extent possible, from Pennsylvania personal income tax as is consistent with conservation of capital. The investment objective may be changed without a shareholder vote.

The Fund invests primarily in debt securities issued by or on behalf of the Commonwealth of Pennsylvania, its political subdivisions and its agencies and instrumentalities that generate income exempt from federal income and Pennsylvania personal income taxes, but may be treated as a preference item for individuals for purposes of the federal alternative minimum tax (Pennsylvania municipal bonds). As a matter of fundamental policy, the Fund normally invests at least 80% of its net assets plus any borrowings for investment purposes in Pennsylvania municipal bonds.

Some Fund dividends may be taxable, such as dividends that are derived from occasional taxable investments and distributions of short and long-term capital gains. Also, Fund dividends may be subject to state and local income taxes for any shareholders who are not Pennsylvania residents.

In selecting securities for the Fund to buy and sell, the Adviser considers each security's yield and total return potential relative to other available municipal securities.

The Fund primarily invests in investment grade securities, which are those rated in one of the four highest rating categories by a major rating agency, or determined by the Adviser to be of equivalent quality. If a security is downgraded, the Adviser will re-evaluate whether continuing to hold the security is in the best interest of shareholders. The Fund normally will maintain an average weighted portfolio maturity of between three and ten years.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

The Fund is also subject to the risk that Pennsylvania municipal securities may underperform other segments of the fixed income markets or the fixed income markets as a whole.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

CREDIT RISK. There may be economic or political changes that impact the ability of municipal issuers to repay principal and to make interest payments on municipal securities. Changes in the financial condition or credit rating of municipal issuers also may adversely affect the value of the Fund's securities.

SINGLE STATE RISK. The Fund's focus on investments in securities of issuers located in Pennsylvania makes the Fund susceptible to economic, political and regulatory events that affect Pennsylvania.

NON-DIVERSIFICATION RISK. The Fund is non-diversified, which means that it may invest in the securities of relatively few issuers. As a result, the Fund may be more susceptible than a diversified fund to a single adverse economic or political and regulatory occurrence affecting one or more of these issuers, and may experience increased volatility due to its investments in those securities.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, returns would be less than those shown below. The performance of Class B Shares and Class C Shares will differ due to differences in expenses.

CALENDAR YEAR TOTAL RETURNS
1997          1998        1999       2000        2001        2002        2003
6.83%         5.62%       -1.05%     8.77%       4.20%       8.03%       3.63%

Best Quarter               3.79%            (9/30/02)
Worst Quarter              -1.85%           (6/30/99)

The Fund's year-to-date total return for Class A Shares through June 30, 2004 was -1.36%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES AND CLASS C SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE LEHMAN 7-YEAR MUNICIPAL BOND INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. NO AVERAGE ANNUAL RETURNS ARE SHOWN FOR CLASS B SHARES BECAUSE CLASS B SHARES HAD NOT COMMENCED INVESTMENT OPERATIONS AS OF DECEMBER 31, 2003. AFTER-TAX RETURNS ARE SHOWN FOR CLASS A SHARES ONLY. AFTER-TAX RETURNS FOR CLASS B SHARES AND CLASS C SHARES WILL DIFFER. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.

----------------------------------------------- ------------- -------------- ------------------ --------------
                                                                                   SINCE          DATE OF
CLASS A SHARES                                     1 YEAR        5 YEARS         INCEPTION       INCEPTION
----------------------------------------------- ------------- -------------- ------------------ --------------
Allegiant Pennsylvania Intermediate Municipal                                                      9/11/96
Bond Fund
   Returns Before Taxes                            0.54%          4.01%            4.85%
   Returns After Taxes on Distributions            0.54%          4.01%            4.80%
   Returns After Taxes on Distributions and
   Sale of Fund Shares                             1.48%          4.01%            4.73%
----------------------------------------------- ------------- -------------- ------------------ --------------
Lehman 7-Year Municipal Bond Index 1
(reflects no deduction for fees, expenses or
taxes)                                             5.45%          5.92%            6.40%        Since 8/31/96
----------------------------------------------- ------------- -------------- ------------------ --------------
                                                                                    SINCE          DATE OF
CLASS C SHARES                                     1 YEAR        5 YEARS         INCEPTION       INCEPTION
---------------------------------------------- -------------- -------------- ------------------ --------------
Allegiant Pennsylvania Intermediate
Municipal Bond Fund                                1.91%           N/A             4.38%           2/24/00
---------------------------------------------- -------------- -------------- ------------------ --------------
Lehman 7-Year Municipal Bond Index 1
(reflects no deduction for fees, expenses or
taxes)                                             5.45%           N/A             7.78%        Since 2/29/00
---------------------------------------------- -------------- -------------- ------------------ --------------

1 The Lehman 7-Year Municipal Bond Index is a broad based total return index. The bonds are investment grade, fixed rate with maturities of 7-8 years and are selected from issues larger than $50 million dated since January 1984.

FUND FEES AND EXPENSES

See page 109 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

FUND FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold Fund shares.

SHAREHOLDER FEES
(PAID DIRECTLY FROM YOUR INVESTMENT)

                                       INTERMEDIATE TAX EXEMPT BOND FUND           MICHIGAN INTERMEDIATE MUNICIPAL
                                                                                              BOND FUND

                                        CLASS A      CLASS B     CLASS C           CLASS A      CLASS B     CLASS C
------------------------------------- ----------- ------------ ----------- ----- ----------- ------------ -----------
Maximum Sales Charge (Load) Imposed
on Purchases (as percentage of
offering price)                           3.00%1         None        None            3.00%1         None        None
------------------------------------- ----------- ------------ ----------- ----- ----------- ------------ -----------
Maximum Deferred Sales Charge
(Load) (as percentage of net asset
value)                                      None       5.00%2      1.00%3              None       5.00%2      1.00%3
------------------------------------- ----------- ------------ ----------- ----- ----------- ------------ -----------
Maximum Sales Charge (Load) Imposed
on Reinvested Dividends and Other
Distributions (as a percentage of
offering price)                             None         None        None              None         None        None
------------------------------------- ----------- ------------ ----------- ----- ----------- ------------ -----------
Redemption Fee (as a percentage of
amount redeemed, if applicable)             None         None        None              None         None        None
------------------------------------- ----------- ------------ ----------- ----- ----------- ------------ -----------
Exchange Fee                                None         None        None              None         None        None

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)

Investment Advisory Fees 4                 0.55%        0.55%       0.55%             0.55%       0.55%        0.55%
------------------------------------- ----------- ------------ ----------- ----- ----------- ----------- ------------
Distribution (12b-1) Fees                 0.05%5        0.75%       0.75%            0.05%5       0.75%        0.75%
------------------------------------- ----------- ------------ ----------- ----- ----------- ----------- ------------
Other Expenses:
------------------------------------- ----------- ------------ ----------- ----- ----------- ----------- ------------
   Shareholder Servicing Fees 6            0.25%        0.25%       0.25%             0.25%       0.25%        0.25%
------------------------------------- ----------- ------------ ----------- ----- ----------- ----------- ------------
   Other                                   0.15%        0.15%       0.15%             0.15%       0.15%        0.15%
------------------------------------- ----------- ------------ ----------- ----- ----------- ----------- ------------
Total Other Expenses                       0.40%        0.40%       0.40%             0.40%       0.40%        0.40%
------------------------------------- ----------- ------------ ----------- ----- ----------- ----------- ------------
Total Annual Fund
Operating Expenses 4                       1.00%        1.70%       1.70%             1.00%       1.70%        1.70%
------------------------------------- ----------- ------------ ----------- ----- ----------- ----------- ------------

SHAREHOLDER FEES
(PAID DIRECTLY FROM YOUR INVESTMENT)

                                         OHIO INTERMEDIATE TAX EXEMPT            PENNSYLVANIA INTERMEDIATE MUNICIPAL
                                                   BOND FUND                                     BOND FUND

                                        CLASS A      CLASS B     CLASS C            CLASS A       CLASS B      CLASS C
Maximum Sales Charge (Load) Imposed
on Purchases (as percentage of
offering price)                           3.00%1         None        None              3.00%1         None          None
------------------------------------- ----------- ------------ ----------- ----- ------------- ------------ -------------
Maximum Deferred Sales Charge
(Load) (as percentage of net asset
value)                                      None       5.00%2      1.00%3                None       5.00%2        1.00%3
------------------------------------- ----------- ------------ ----------- ----- ------------- ------------ -------------
Maximum Sales Charge (Load) Imposed
on Reinvested Dividends and Other
Distributions (as a percentage of
offering price)                             None         None        None                None         None          None
------------------------------------- ----------- ------------ ----------- ----- ------------- ------------ -------------
Redemption Fee (as a percentage of
amount redeemed, if applicable)             None         None        None                None         None          None
------------------------------------- ----------- ------------ ----------- ----- ------------- ------------ -------------
Exchange Fee                                None         None        None                None         None          None

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)

Investment Advisory Fees 4                 0.55%        0.55%       0.55%              0.55%         0.55%         0.55%
------------------------------------- ----------- ------------ ----------- ---- ------------- ------------- -------------
Distribution (12b-1) Fees                 0.05%5        0.75%       0.75%             0.05%5         0.75%         0.75%
------------------------------------- ----------- ------------ ----------- ---- ------------- ------------- -------------
Other Expenses:
------------------------------------- ----------- ------------ ----------- ---- ------------- ------------- -------------
   Shareholder Servicing Fees 6            0.25%        0.25%       0.25%              0.25%         0.25%         0.25%
------------------------------------- ----------- ------------ ----------- ---- ------------- ------------- -------------
   Other                                   0.15%        0.15%       0.15%              0.18%         0.18%         0.18%
------------------------------------- ----------- ------------ ----------- ---- ------------- ------------- -------------
Total Other Expenses                       0.40%        0.40%       0.40%              0.43%         0.43%         0.43%
------------------------------------- ----------- ------------ ----------- ---- ------------- ------------- -------------
Total Annual Fund
Operating Expenses 4                       1.00%        1.70%       1.70%              1.03%         1.73%         1.73%
------------------------------------- ----------- ------------ ----------- ---- ------------- ------------- -------------

1 This sales charge varies depending upon how much you invest. See the "Sales Charges" section of this prospectus.

2 This amount applies to redemptions during the first and second years. The deferred sales charge decreases to 4.0%, 3.0% and 2.0% for redemptions made during the third through fifth years, respectively. No deferred sales charge is charged after the fifth year. For more information see the "Contingent Deferred Sales Charges" section of this prospectus.

3 A contingent deferred sales charge is charged only with respect to Class C Shares redeemed prior to eighteen months from the date of purchase.

4 The Adviser waived a portion of its advisory fees for each Fund during the last fiscal year. After these fee waivers, each Fund's Investment Advisory Fees and Total Annual Fund Operating Expenses were as follows:

                                                                   TOTAL          TOTAL         TOTAL
                                                    ADVISORY      EXPENSES      EXPENSES       EXPENSES
  FUND                                                FEES       (CLASS A)      (CLASS B)     (CLASS C)
  Intermediate Tax Exempt Bond Fund                   0.40%        0.85%          1.55%         1.55%
  Michigan Intermediate Municipal Bond Fund           0.40%        0.85%          1.55%         1.55%
  Ohio Intermediate Tax Exempt Bond Fund              0.40%        0.85%          1.55%         1.55%
  Pennsylvania Intermediate Municipal Bond Fund       0.40%        0.88%            *           1.58%

   * Class B Shares of the Pennsylvania Intermediate Municipal Bond Fund were not in operation during the last fiscal year.

   The Adviser expects to continue waiving a portion of its advisory fees for the Funds during the current fiscal year. After these fee waivers, each Fund's Investment Advisory Fees and Total Annual Fund Operating Expenses are expected to be:



                                           ADVISORY       TOTAL        TOTAL          TOTAL
  FUND                                       FEES       EXPENSES      EXPENSES      EXPENSES
                                                        (CLASS A)    (CLASS B)      (CLASS C)
  Intermediate Tax Exempt Bond Fund          0.40%        0.85%        1.55%          1.55%
  Michigan Intermediate Municipal Bond       0.40%        0.85%        1.55%          1.55%
  Fund
  Ohio Intermediate Tax Exempt Bond Fund     0.40%        0.85%        1.55%          1.55%
  Pennsylvania Intermediate Municipal        0.40%        0.88%        1.58%          1.58%
  Bond Fund

  These fee waivers are voluntary and may be revised or discontinued at any time.

5 Represents actual Distribution (12b-1) Fees incurred by each Fund's Class A
  Shares during the last fiscal year. Each Fund may reimburse expenses up to a maximum of 0.10% under the Funds' distribution plan for Class A Shares but expects such reimbursements to be no more than 0.05% during the current fiscal year.

6 Certain financial institutions may provide administrative services to their customers who own Class A, Class B or Class C Shares and may be paid up to 0.25% (on an annualized basis) of the net asset value of the respective share classes. For further information, see "Shareholder Services Plan" in the Statement of Additional Information.

For more information about these fees, see "Investment Adviser and Investment Teams" and "Distribution of Fund Shares."

EXAMPLES

These Examples are intended to help you compare the cost of investing in Allegiant Tax Free Bond Funds with the cost of investing in other mutual funds. The Examples assume that you invest $10,000 in a Fund for the time periods indicated and that you sell your shares at the end of the periods.

The Examples also assume that each year your investment has a 5% return, Fund expenses remain the same, you reinvest all dividends and distributions, and your Class B Shares convert to Class A Shares after eight years. Although your actual costs and returns might be different, your approximate costs of investing $10,000 in the Funds would be:

                                                 1 YEAR           3 YEARS           5 YEARS           10 YEARS
                                                 ------           -------           -------           --------
INTERMEDIATE TAX EXEMPT BOND FUND
    Class A Shares                                  $399              $609              $836             $1,488
    Class B Shares 1                                 673               936             1,123              1,823
    Class B Shares 2                                 173               536               923              1,823
    Class C Shares 1                                 273               536               923              2,009
    Class C Shares 2                                 173               536               923              2,009
------------------------------------------------------------------------------------------------------------------
MICHIGAN INTERMEDIATE MUNICIPAL BOND FUND
    Class A Shares                                  $399              $609              $836             $1,488
    Class B Shares 1                                 673               936             1,123              1,823
    Class B Shares 2                                 173               536               923              1,823
    Class C Shares 1                                 273               536               923              2,009
    Class C Shares 2                                 173               536               923              2,009
------------------------------------------------------------------------------------------------------------------
OHIO INTERMEDIATE TAX EXEMPT BOND FUND
    Class A Shares                                  $399              $609              $836             $1,488
    Class B Shares 1                                 673               936             1,123              1,823
    Class B Shares 2                                 173               536               923              1,823
    Class C Shares 1                                 273               536               923              2,009
    Class C Shares 2                                 173               536               923              2,009
------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA INTERMEDIATE MUNICIPAL BOND
FUND
    Class A Shares                                  $402              $618              $852             $1,522
    Class B Shares 1                                 676               945             1,139              1,856
    Class B Shares 2                                 176               545               939              1,856
    Class C Shares 1                                 276               545               939              2,041
    Class C Shares 2                                 176               545               939              2,041
------------------------------------------------------------------------------------------------------------------

1 If you sell your shares at the end of the period.
2 If you do not sell your shares at the end of the period.

MORE INFORMATION ABOUT PRINCIPAL INVESTMENT STRATEGIES

This section provides additional information about the principal investment strategies used by the Funds and the related risks. Our Statement of Additional Information contains more information about the particular types of securities in which the Funds invest. The Aggressive Allocation and Conservative Allocation Funds indirectly may be subject to the risks applicable to the Underlying Allegiant Funds in which they may invest, (i.e., the Allegiant International Equity, Allegiant Large Cap Growth, Allegiant Large Cap Value, Allegiant Small Cap Growth, Allegiant Small Cap Value, Allegiant Bond, Allegiant Intermediate Bond and Allegiant Money Market Funds). See "Information About the Underlying Allegiant Money Market Fund" on page 118 for information about the principal investment strategies and risks for the Allegiant Money Market Fund, which is offered for sale in a separate prospectus. A description of the Funds' policies and procedures with respect to the disclosure of the Funds' portfolio securities is available in the Funds' Statement of Additional Information and on the Funds' website www.allegiantfunds.com. The following chart indicates the specific types of investments in which each Fund primarily invests.

----------------------- ---------- ----------- -------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
                                                                              High-Yield
                                               Exchange Fixed                 Lower                 Asset-     Mortgage-
                        Equity     Convertible Traded   Income     Government Rated      Municipal  Backed     Backed     Foreign
                        Securities Securities  Funds    Securities Securities Securities Securities Securities Securities Securities
----------------------- ---------- ----------- -------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
ALLEGIANT
INTERNATIONAL EQUITY
FUND                     X                     X                                                                          X
----------------------- ---------- ----------- -------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
ALLEGIANT LARGE CAP
CORE EQUITY FUND         X                     X
----------------------- ---------- ----------- -------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
ALLEGIANT LARGE CAP
GROWTH FUND              X                     X
----------------------- ---------- ----------- -------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
ALLEGIANT LARGE CAP
VALUE FUND               X                     X
----------------------- ---------- ----------- -------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
ALLEGIANT MID CAP
GROWTH FUND              X                     X
----------------------- ---------- ----------- -------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
ALLEGIANT MID CAP
VALUE FUND               X                     X
----------------------- ---------- ----------- -------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
ALLEGIANT S&P 500
INDEX FUND               X                     X
----------------------- ---------- ----------- -------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
ALLEGIANT SMALL CAP
CORE FUND                X                     X
----------------------- ---------- ----------- -------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
ALLEGIANT SMALL CAP
GROWTH FUND              X                     X
----------------------- ---------- ----------- -------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
ALLEGIANT SMALL CAP
VALUE FUND               X                     X
----------------------- ---------- ----------- -------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
ALLEGIANT AGGRESSIVE
ALLOCATION FUND          X                     X        X          X                                X          X
----------------------- ---------- ----------- -------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
ALLEGIANT BALANCED
ALLOCATION FUND          X         X           X        X          X                                X          X          X
----------------------- ---------- ----------- -------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
ALLEGIANT CONSERVATIVE
ALLOCATION FUND          X                     X        X          X                                X          X
----------------------- ---------- ----------- -------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
ALLEGIANT BOND FUND                            X        X          X                                X          X
----------------------- ---------- ----------- -------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
ALLEGIANT GOVERNMENT
MORTGAGE FUND                                  X        X          X                                X          X
----------------------- ---------- ----------- -------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
ALLEGIANT INTERMEDIATE
BOND FUND                                      X        X          X                                X          X
----------------------- ---------- ----------- -------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
ALLEGIANT LIMITED
MATURITY BOND FUND                             X        X          X                                X          X
----------------------- ---------- ----------- -------- ---------- ---------- ---------- ---------- ---------- ---------- ----------

----------------------- ---------- ----------- -------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
                                                                              High-Yield
                                               Exchange Fixed                 Lower                 Asset-     Mortgage-
                        Equity     Convertible Traded   Income     Government Rated      Municipal  Backed     Backed     Foreign
                        Securities Securities  Funds    Securities Securities Securities Securities Securities Securities Securities
----------------------- ---------- ----------- -------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
ALLEGIANT TOTAL RETURN
ADVANTAGE FUND                                 X        X          X          X                     X          X
----------------------- ---------- ----------- -------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
ALLEGIANT ULTRA SHORT
BOND FUND                                      X        X          X                                X          X
----------------------- ---------- ----------- -------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
ALLEGIANT INTERMEDIATE
TAX EXEMPT BOND FUND                           X        X                                X
----------------------- ---------- ----------- -------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
ALLEGIANT MICHIGAN
INTERMEDIATE MUNICIPAL
BOND FUND                                               X                                X
----------------------- ---------- ----------- -------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
ALLEGIANT OHIO
INTERMEDIATE TAX
EXEMPT BOND FUND                                        X                                X
----------------------- ---------- ----------- -------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
ALLEGIANT PENNSYLVANIA
INTERMEDIATE MUNICIPAL
BOND FUND                                               X                                X
----------------------- ---------- ----------- -------- ---------- ---------- ---------- ---------- ---------- ---------- ----------

EQUITY SECURITIES
Equity securities include publicly and privately issued equity securities, common and preferred stocks, warrants, rights to subscribe to common stock and convertible securities, as well as instruments that attempt to track the price movement of equity indices. Investments in equity securities and equity derivatives in general are subject to market risks that may cause their prices to fluctuate over time. The value of securities convertible into equity securities, such as warrants or convertible debt, is also affected by prevailing interest rates, the credit quality of the issuer and any call provision. Fluctuations in the value of equity securities in which a mutual fund invests will cause a fund's net asset value to fluctuate. An investment in a portfolio of equity securities may be more suitable for long-term investors who can bear the risk of these share price fluctuations. Although the Equity Funds may from time to time invest in the various types of equity securities discussed in this paragraph, the only equity securities invested in as a principal investment strategy are common stocks.

CONVERTIBLE SECURITIES
Convertible securities have characteristics of both fixed income and equity securities. The value of a convertible security tends to move with the market value of the underlying stock, but may also be affected by interest rates, credit quality of the issuer and any call provisions.

FIXED INCOME SECURITIES
The market values of fixed income investments change in response to interest rate changes and other factors. During periods of falling interest rates, the values of outstanding fixed income securities generally rise. Moreover, while securities with longer maturities tend to produce higher yields, the prices of longer maturity securities are also subject to greater market fluctuations as a result of changes in interest rates.

Some fixed income securities may be subject to call risk. During periods of falling interest rates, certain debt obligations with high interest rates may be prepaid (or "called") by the issuer prior to maturity. This may cause a Fund's average weighted maturity to fluctuate, and may require a Fund to invest the resulting proceeds at lower interest rates.

Some fixed income securities may be subject to event risk. Securities may suffer declines in credit quality and market value due to issuer restructurings or other factors. This risk should be reduced because of the diversification provided by a Fund's multiple holdings.

EXCHANGE-TRADED FUNDS
Each Fund (except the Intermediate Tax Exempt Bond Fund, Michigan Intermediate Municipal Bond Fund, Ohio Intermediate Tax Exempt Bond Fund, and Pennsylvania Intermediate Municipal Bond Fund) may invest in various types of exchange-traded funds ("ETFs"). ETFs own stocks included in a particular index and changes in the market price of ETFs (before deducting the ETFs' expenses) are generally expected to track the movement of the associated index relatively closely. However, the price movement of ETFs may not perfectly parallel the price action of the associated indices. To the extent a Fund invests in ETFs, shareholders of the Fund may be subject to duplicative management fees. ETFs include iSharesSM, Standard & Poor's Depositary ReceiptsTM ("SPDRs"), S&P Sector SPDRs, DIAMONDS, and other security baskets. iShares are shares of an investment company that invests substantially all of its assets in securities included in specified indices, including the MSCI indices for various countries and regions. The market prices of iShares are expected to fluctuate in accordance with both changes in the NAVs of their underlying indices and supply and demand of iShares on the AMEX. However, iShares have a limited operating history and information is lacking regarding the actual performance and trading liquidity of iShares for extended periods or over complete market cycles. In addition, there is no assurance that the requirements of the AMEX necessary to maintain the listing of iShares will continue to be met or will remain unchanged. In the event substantial market or other disruptions affecting iShares occur in the future, the liquidity and value of a Fund's shares could also be substantially and adversely affected. If such disruptions were to occur, a Fund could be required to reconsider the use of iShares as part of its investment strategy. SPDRs are exchange-traded shares that represent ownership in the SPDR Trust, an investment company that was established to own the stocks included in the S&P 500 Index. S&P Sector SPDRs are similar investment companies that own the stocks included in various sector indexes. DIAMONDS are similar to SPDRs, but own the securities consisting of all of the stocks of the Dow Jones Industrial Average. The 1940 Act limits investments by registered investment companies in the securities of other investment companies. However, a Fund may invest in ETFs in excess of these limits in accordance with Securities and Exchange Commission ("SEC") exemptive relief granted to such ETFs.

GOVERNMENT SECURITIES
As part of their principal investment strategies, each of the Allegiant Balanced Allocation Fund, Allegiant Bond Fund, Allegiant Intermediate Bond Fund, Allegiant Limited Maturity Bond Fund, Allegiant Ultra Short Bond Fund and Allegiant Total Return Advantage Fund may invest in securities issued or guaranteed by agencies, authorities, instrumentalities or sponsored enterprises of the U.S. government, such as GNMA, FNMA, Freddie Mac and FHLBs, as well as obligations issued or guaranteed by the U.S. government, including U.S. Treasury bills, notes and bonds. Obligations issued by some U.S. government agencies, authorities, instrumentalities or sponsored enterprises, such as GNMA, are backed by the full faith and credit of the U.S. Treasury, while obligations issued by others, such as FNMA, Freddie Mac and FHLBs, are backed solely by the ability of the entity to borrow from the U.S. Treasury or by the entity's own resources. No assurance can be given that the U.S. government would provide financial support to U.S. government agencies, authorities, instrumentalities or sponsored enterprises if it is not obligated to do so by law.

HIGH-YIELD, LOWER RATED SECURITIES (or "junk bonds") are subject to additional risks, including:

o High-yield, lower rated securities involve greater risk of default or price declines than investments in investment grade securities (e.g., securities rated BBB or higher by S&P or Baa or higher by Moody's) due to changes in the issuer's creditworthiness.

o The market for high-yield, lower rated securities may be thinner and less active, causing market price volatility and limited liquidity in the secondary market. This may limit the ability of a Fund to sell these securities at their fair market values either to meet redemption requests, or in response to changes in the economy or the financial markets.

o Market prices for high-yield, lower rated securities may be affected by investors' perception of the issuer's credit quality and the outlook for economic growth. Thus, prices for high-yield, lower rated securities may move independently of interest rates and the overall bond market.

o The market for high-yield, lower rated securities may be adversely affected by legislative and regulatory developments.

MUNICIPAL SECURITIES
There may be economic or political changes that impact the ability of municipal issuers to repay principal and to make interest payments on municipal securities. Changes to the financial condition or credit rating of municipal issuers may also adversely affect the value of a Fund's municipal securities. Constitutional or legislative limits on borrowing by municipal issuers may result in reduced supplies of municipal securities. Moreover, certain municipal securities are backed only by a municipal issuer's ability to levy and collect taxes.

In addition, a Fund's concentration of investments in issuers located in a single state makes the Fund more susceptible to adverse political or economic developments affecting that state. A Fund that concentrates its investments in a single state may be riskier than mutual funds that buy securities of issuers in numerous states.

ASSET-BACKED SECURITIES
Asset-backed securities are fixed income securities representing an interest in a pool of shorter-term loans such as automobile loans, home equity loans, equipment or computer leases or credit card receivables. The payments from the loans are passed through to the security holder. The loans underlying asset-backed securities tend to have prepayment rates that do not vary with interest rates. In addition, the short-term nature of the loans reduces the impact of any change in prepayment level. However, it is possible that prepayments will alter the cash flow on asset-backed securities and it is not possible to determine in advance the actual final maturity date or average life. Faster prepayment will shorten the average life and slower prepayment will lengthen it, affecting the price volatility of the security. However, it is possible to determine what the range of that movement could be and to calculate the effect that it will have on the price of the security.


MORTGAGE-BACKED SECURITIES
Mortgage-backed securities are fixed income securities representing an interest in a pool of underlying mortgage loans. They are sensitive to changes in interest rates, but may respond to these changes differently from other fixed income securities due to the possibility of prepayment of the underlying mortgage loans. As a result, it may not be possible to determine in advance the actual maturity date or average life of a mortgage-backed security. Rising interest rates tend to discourage refinancings, with the result that the average life and volatility of the security will increase exacerbating its decrease in market price. When interest rates fall, however, mortgage-backed securities may not gain as much in market value because of the expectation of additional mortgage prepayments that must be reinvested at lower interest rates. Prepayment risk may make it difficult to calculate the average maturity of a portfolio of mortgage-backed securities and, therefore, to assess the volatility risk of that portfolio.

FOREIGN SECURITIES
Investments in securities of foreign companies or governments can be more volatile than investments in U.S. companies or governments. Diplomatic, political, or economic developments, including nationalization or expropriation, could affect investments in foreign countries. Foreign securities markets generally have less trading volume and less liquidity than U.S. markets. In addition, the value of securities denominated in foreign currencies, and of dividends from such securities, can change significantly when foreign currencies strengthen or weaken relative to the U.S. dollar. Foreign companies or governments generally are not subject to uniform accounting, auditing, and financial reporting standards comparable to those applicable to domestic U.S. companies or governments. Transaction costs are generally higher than those in the U.S. and expenses for custodial arrangements of foreign securities may be somewhat greater than typical expenses for custodial arrangements of similar U.S. securities. Investment in sovereign debt obligations by certain Funds involves risks not present in debt obligations of corporate issuers. The issuer of debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal or interest when due in accordance with the terms of such debt, and a Fund may have limited recourse to compel payment in the event of a default. Periods of economic uncertainty may result in volatility of market prices of sovereign debt and, in turn, a Fund's net asset value, to a greater extent than the volatility inherent in debt obligations of U.S. issuers. Some foreign governments levy withholding taxes against dividend and interest income. Although in some countries a portion of these taxes is recoverable, the non-recovered portion will reduce the income received from the securities comprising the portfolio.

Investments in foreign securities denominated in foreign currencies involve additional risks, including:

o The value of a Fund's assets measured in U.S. dollars may be affected by changes in currency rates and in exchange control regulations.

o A Fund may incur substantial costs in connection with conversions between various currencies.

o A Fund may be unable to hedge against possible variations in foreign exchange rates or to hedge a specific security transaction or portfolio position.

o Only a limited market currently exists for hedging transactions relating to currencies in certain emerging markets.

THE FUND OF FUNDS STRUCTURE OF THE AGGRESSIVE ALLOCATION AND CONSERVATIVE ALLOCATION FUNDS

Each of the Aggressive Allocation and Conservative Allocation Funds is structured as a "fund of funds," which means that each Fund attempts to implement its investment strategies by investing in Underlying Allegiant Funds.

Each Fund has its own distinct risk and reward characteristics, investment objectives, policies and strategies. The Adviser constructs and maintains asset allocation strategies for the Funds. The degree to which a Fund is invested in the particular market segments and/or asset classes represented by the Underlying Allegiant Funds varies, as does the investment risk and reward potential represented by each Fund. Because of the historical lack of correlation between various asset classes, an investment in the Funds may reduce an investor's overall level of volatility. As a result, an asset allocation strategy may reduce risk.

In managing the Funds, the Adviser focuses on three key principles: asset allocation, portfolio structure, and continuous Fund management. Asset allocation across appropriate asset classes (i.e., the Underlying Allegiant Funds) is the central theme of Allegiant's investment philosophy. The Adviser seeks to reduce risk by investing in Underlying Allegiant Funds that are diversified within each asset class. Finally, the Adviser regularly rebalances to ensure that the appropriate mix of assets is constantly in place.

Each Fund reserves the ability to convert from the fund of funds structure in the future and to invest directly in the types of securities in which the Underlying Allegiant Funds invest. Shareholders will be notified in advance before the structure of a Fund is changed.

You may invest in the Underlying Allegiant Funds directly. By investing in the Underlying Allegiant Funds indirectly through the Funds, you will incur not only a proportionate share of the expenses of the Underlying Allegiant Funds held by the Funds, but also expenses of the Funds.

Each Underlying Allegiant Fund other than the Allegiant Money Market Fund is offered for sale by and described in this prospectus. Please see the following section for a description of the Allegiant Money Market Fund, which is offered for sale by a separate prospectus.

INFORMATION ABOUT THE UNDERLYING ALLEGIANT MONEY MARKET FUND

The Allegiant Money Market Fund's investment objective is to provide as high a level of current income as is consistent with liquidity and stability of principal. The investment objective may be changed without a shareholder vote.

The Fund invests in a variety of high quality money market securities, including certificates of deposit and other obligations issued by domestic and foreign banks, as well as commercial paper. Foreign obligations are U.S. dollar-denominated obligations (limited to commercial paper and other notes) issued or guaranteed by a foreign government or other entity located or organized in a foreign country that maintains a short-term foreign currency rating in the highest short-term ratings category by the requisite number of nationally recognized statistical rating organizations (NRSROs).

The Fund also may invest in obligations issued or guaranteed by agencies, authorities, instrumentalities or sponsored enterprises of the U.S. government and in repurchase agreements collateralized by government obligations and issued by financial institutions such as banks and broker-dealers. High quality money market instruments are securities that present minimal credit risks as determined by the Adviser and generally include securities that are rated at the time of purchase by an NRSRO in the highest two rating categories for such securities, and certain securities that are not rated but are of comparable quality as determined by the Adviser.

In selecting investments for the Fund, the Adviser actively buys throughout the money market curve, managing maturities to meet or exceed shareholder liquidity needs while seeking the highest possible yield consistent with the Fund's risk profile.

As a money market fund, the Fund invests only in instruments with remaining maturities of 397 days or less (or in variable or floating rate obligations with maturities that may exceed 397 days if they meet certain conditions) that the Adviser believes present minimal credit risk. The Fund maintains an average weighted maturity of 90 days or less.

An investment in the Fund carries the following principal risks:

INTEREST RATE RISK. The dividend yield paid by the Fund will vary with changes in short-term interest rates.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although credit risk is low because the Fund invests only in high quality, short-term securities, if an issuer fails to pay interest or repay principal, the Fund could lose money which might lower the Fund's performance.

Although U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies, authorities, instrumentalities or sponsored enterprises, such as GNMA, are backed by the full faith and credit of the U.S. Treasury, while obligations issued by others, such as FNMA, Freddie Mac and FHLBs, are backed solely by the ability of the entity to borrow from the U.S. Treasury or by the entity's own resources. No assurance can be given that the U.S. government would provide financial support to U.S. government agencies, authorities, instrumentalities or sponsored enterprises if it is not obligated to do so by law.


COUNTERPARTY RISK. A repurchase agreement carries the risk that the other party may not fulfill its obligations under the agreement.

This table shows the Fund's average annual total returns for the periods ended December 31, 2003.

------------------------------------ ------------- -------------- -------------
CLASS I SHARES                          1 YEAR        5 YEARS       10 YEARS
------------------------------------ ------------- -------------- -------------
Allegiant Money Market Fund             0.78%          3.44%         4.26%
------------------------------------ ------------- -------------- -------------

MORE INFORMATION ABOUT FUND INVESTMENTS

The principal investments and strategies described earlier in this prospectus in the "Principal Investment Strategies" section for each Fund are those that we use under normal circumstances. Each Fund (except the Aggressive Allocation and Conservative Allocation Funds) also may invest in other securities, use other strategies and engage in other investment practices. Certain of these investments and strategies are described in this section. See our Statement of Additional Information for more detail on the investments and strategies used by the Funds.

For temporary defensive purposes, to avoid losses during unusual economic, market, political or other conditions, each Fund may invest up to 100% of its assets in short-term high quality debt instruments. These instruments would not ordinarily be consistent with a Fund's principal investment strategies, and may prevent a Fund from achieving its investment objective. A Fund will do so only if the Adviser believes that the risk of loss outweighs the opportunity for achieving the Fund's investment objective.

A Fund with a policy requiring it to invest at least 80% of its net assets in particular types of securities also may temporarily deviate from such policy in other limited, appropriate circumstances, such as unusually large cash inflows or redemptions, or the temporary unavailability of a sufficient supply of such securities. The 80% investment requirement generally applies at the time a Fund purchases securities. In the event a Fund no longer meets the 80% requirement (for example, as a result of changes in the value of its portfolio holdings or other circumstances beyond its control), the Fund will make future investments in a manner that would bring the Fund into compliance with the 80% requirement.

In fulfilling the 80% investment requirement referred to in the preceding paragraph, a Fund may include in the computation synthetic instruments with economic characteristics similar to the types of securities subject to the requirement, such as derivatives or futures contracts. A derivative is an instrument that derives its value from the performance of an underlying financial asset, index or other investment. A futures contract is an agreement to buy or sell a specific amount of a commodity or financial instrument at a particular price on a specified future date. Derivatives and futures contracts are not considered to be part of a Fund's principal investment strategies. These instruments may carry greater risk than other types of securities in which the Funds invest. Derivatives and futures contracts and their related risks are discussed in detail in our Statement of Additional Information.

Each Equity Fund may invest in foreign securities. The International Equity Fund invests in foreign securities as part of its principal investment strategy. The Equity Index Fund will only invest in foreign securities if they are included in the S&P 500 Composite Price Index. Each other Equity Fund may invest in foreign securities, but these Funds do not use such investments as part of their principal investment strategies.

Allegiant has obtained an order from the SEC that allows the Funds to use cash balances that have not been invested in portfolio securities and cash collateral from securities lending programs to purchase shares of the money market funds offered by Allegiant and Allegiant Advantage Fund. A Fund will hold shares of money market funds only to the extent that its total investment in the money market funds does not exceed 25% of its total assets. The Aggressive Allocation and Conservative Allocation Funds' investments in money market funds offered by Allegiant are limited to investments in the Allegiant Money Market Fund, in accordance with each such Fund's investment policies.

INVESTOR PROFILES

The table below provides information concerning the type of investor who might want to invest in each of the Funds. It is meant as a general guide only. Because they use different investment strategies, the Funds carry different levels of share price volatility. TAX EXEMPT FUNDS ARE GENERALLY NOT APPROPRIATE INVESTMENTS FOR TAX-DEFERRED RETIREMENT ACCOUNTS, SUCH AS IRAS, BECAUSE THEIR RETURNS ARE GENERALLY LOWER THAN THOSE OF TAXABLE FUNDS AND THE BENEFITS OF THE TAX EXEMPTION CANNOT BE REALIZED IN A TAX-DEFERRED ACCOUNT. Please consult your financial adviser for help in deciding which Fund is right for you.

-------------------------------------------------------------------------------------------------------------
                                  EQUITY FUNDS
-------------------------------------------------------------------------------------------------------------

FUND                                                 MAY BE APPROPRIATE FOR . . .
---------------------------------------------------- --------------------------------------------------------
International Equity Fund                            Investors seeking capital appreciation who are willing
                                                     to accept the risks of investing in a fund that invests
                                                     primarily in common stocks of foreign companies
---------------------------------------------------- --------------------------------------------------------
Large Cap Core Equity Fund                           Investors seeking capital appreciation who are willing
                                                     to accept the risks of investing in a fund that invests
                                                     primarily in common stocks
---------------------------------------------------- --------------------------------------------------------
Large Cap Growth Fund                                Investors seeking capital appreciation who are willing
                                                     to accept the risks of investing in a fund that invests
                                                     primarily in growth-oriented common stocks of large cap
                                                     companies
---------------------------------------------------- --------------------------------------------------------
Large Cap Value Fund                                 Investors seeking capital appreciation who are willing
                                                     to accept the risks of investing in a fund that invests
                                                     primarily in value-oriented common stocks of large cap
                                                     companies
---------------------------------------------------- --------------------------------------------------------
Mid Cap Growth Fund                                  Investors seeking capital appreciation who are willing
                                                     to accept the risks of investing in a fund that invests
                                                     primarily in growth-oriented common stocks of mid cap
                                                     companies
---------------------------------------------------- --------------------------------------------------------
Mid Cap Value Fund                                   Investors seeking capital appreciation who are willing
                                                     to accept the risks of investing in a fund that invests
                                                     primarily in value-oriented common stocks of mid cap
                                                     companies
---------------------------------------------------- --------------------------------------------------------

FUND                                                 MAY BE APPROPRIATE FOR . . .
---------------------------------------------------- --------------------------------------------------------
S&P 500 Index Fund                                   Investors seeking returns similar to those of the S&P
                                                     500 Composite Stock Price Index who are willing to
                                                     accept the risks of investing in a fund that invests
                                                     primarily in common stocks
---------------------------------------------------- --------------------------------------------------------
Small Cap Core Fund                                  Investors seeking capital appreciation who are willing
                                                     to accept the risks of investing in a fund that invests
                                                     primarily in common stocks of small cap companies
---------------------------------------------------- --------------------------------------------------------
Small Cap Growth Fund                                Investors seeking capital appreciation who are willing
                                                     to accept the risks of investing in a fund that invests
                                                     primarily in growth-oriented common stocks of small cap
                                                     companies
---------------------------------------------------- --------------------------------------------------------
Small Cap Value Fund                                 Investors seeking capital appreciation who are willing
                                                     to accept the risks of investing in a fund that invests
                                                     primarily in value-oriented common stocks of small cap
                                                     companies
-------------------------------------------------------------------------------------------------------------
                             ASSET ALLOCATION FUNDS
-------------------------------------------------------------------------------------------------------------
FUND                                                 MAY BE APPROPRIATE FOR . . .

---------------------------------------------------- --------------------------------------------------------
Aggressive Allocation Fund                           Investors seeking capital growth with the potential
                                                     for above average total returns (as measured by the
                                                     returns of the S&P 500 Composite Stock Price Index)
                                                     who are willing to accept the risks of investing in a
                                                     fund that may allocate a high percentage of its assets
                                                     in Underlying Allegiant Funds that focus their
                                                     investments in equity securities
---------------------------------------------------- --------------------------------------------------------
Balanced Allocation Fund                             Investors seeking broad diversification by asset class
                                                     and style to manage risk and provide the potential for
                                                     above average total returns (as measured by the
                                                     returns of the S&P 500 Composite Stock Price Index and
                                                     the Lehman U.S. Aggregate Bond Index)
---------------------------------------------------- --------------------------------------------------------
Conservative Allocation Fund                         Investors seeking current income with the potential
                                                     for above average total returns (as measured by the
                                                     returns of the Lehman U.S. Aggregate Bond Index) who
                                                     are willing to accept the risks of investing in a fund
                                                     that may allocate a high percentage of its assets in
                                                     Underlying Allegiant Funds that focus their
                                                     investments in fixed income securities
---------------------------------------------------- --------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                               FIXED INCOME FUNDS
-------------------------------------------------------------------------------------------------------------
FUND                                                 MAY BE APPROPRIATE FOR . . .
---------------------------------------------------- --------------------------------------------------------
Bond Fund                                            Investors seeking current income who are willing to
                                                     accept the risks of investing in a fund that invests
                                                     primarily in fixed income securities
---------------------------------------------------- --------------------------------------------------------
Government Mortgage Fund                             Investors seeking current income who are interested in
                                                     the lower credit risk associated with a fund that
                                                     invests primarily in U.S. government fixed income
                                                     securities
---------------------------------------------------- --------------------------------------------------------
Intermediate Bond Fund                               Investors seeking current income who are willing to
                                                     accept the risks of investing in a fund that invests
                                                     primarily in intermediate term fixed income securities
---------------------------------------------------- --------------------------------------------------------
Limited Maturity Bond Fund                           Investors seeking current income who are seeking to
                                                     minimize share price volatility relative to our other
                                                     fixed income funds and who are willing to accept the
                                                     risks of investing in a fund that invests primarily in
                                                     shorter term fixed income securities
---------------------------------------------------- --------------------------------------------------------
Total Return Advantage Fund                          Investors seeking total return with less share price
                                                     volatility than a fund that invests primarily in equity
                                                     securities who are willing to accept the risks of
                                                     investing in a fund that invests primarily in fixed
                                                     income securities
---------------------------------------------------- --------------------------------------------------------
Ultra Short Bond Fund                                Investors seeking high current income but who desire
                                                     the relative safety of investing in a fund that invests
                                                     primarily in shorter term investment quality debt
                                                     securities
-------------------------------------------------------------------------------------------------------------
                               TAX-FREE BOND FUNDS
-------------------------------------------------------------------------------------------------------------
FUND                                                 MAY BE APPROPRIATE FOR . . .

---------------------------------------------------- --------------------------------------------------------
Intermediate Tax Exempt Bond Fund                    Investors seeking current income exempt from federal
                                                     income tax who are willing to accept moderate share
                                                     price volatility
---------------------------------------------------- --------------------------------------------------------
Michigan Intermediate Municipal Bond Fund            Investors seeking current income exempt from federal
                                                     and Michigan income taxes who are willing to accept
                                                     moderate share price volatility
---------------------------------------------------- --------------------------------------------------------
Ohio Intermediate Tax Exempt Bond Fund               Investors seeking current income exempt from federal
                                                     and Ohio income taxes who are willing to accept
                                                     moderate share price volatility

FUND                                                    MAY BE APPROPRIATE FOR . . .
------------------------------------------------------- -----------------------------------------------------
Pennsylvania Intermediate Municipal Bond Fund           Investors seeking current income exempt from federal
                                                        and Pennsylvania income taxes who are willing to accept
                                                        moderate share price volatility
------------------------------------------------------- -----------------------------------------------------


INVESTMENT ADVISER AND INVESTMENT TEAMS

Allegiant Asset Management Company, with its principal offices at 1900 East Ninth Street, Cleveland, Ohio 44114, serves as the Adviser to the Funds. As of June 30, 2004, the Adviser had approximately $27 billion in assets under management. The Adviser, including its predecessors, has been providing investment management services since 1995.

The Adviser makes investment decisions for the Funds and continuously reviews, supervises and administers each Fund's investment program.

The Board of Trustees of Allegiant supervises the Adviser and establishes policies that the Adviser must follow in its management activities.

The Adviser utilizes a team approach for management of the Funds. No one person is primarily responsible for making investment recommendations to the team.

INVESTMENT SUB-ADVISER

Investment Counselors, an SEC-registered investment adviser, serves as Sub-Adviser to the Allegiant Small Cap Core Fund. Investment Counselors, founded in 1968, is an investment management firm that provides investment supervisory services to its clients. Investment Counselors is a wholly owned subsidiary of National City Bank. Investment Counselors is located at 100 South Brentwood, Suite 100, St. Louis, Missouri, 63105. As of June 30, 2004, Investment Counselors managed over $506 million in assets.

As Sub-Adviser, Investment Counselors assists the Adviser in providing a continuous investment program for the Allegiant Small Cap Core Fund. For its services, Investment Counselors will receive investment sub-advisory fees from the Adviser at an annualized rate of 0.50% of the average daily net assets of the Fund.

SUB-ADVISER'S INVESTMENT PERFORMANCE

Although the Allegiant Small Cap Core Fund has no prior performance history, the small cap equity team at Investment Counselors has substantial experience in managing accounts that focus on small cap issuers. Investment Counselors manages separate accounts with a small cap orientation having investment objectives, policies and strategies that are substantially similar to the Allegiant Small Cap Core Fund.

The tables below show the annual returns and long-term performance record established by Investment Counselors while managing client accounts. Please note that the performance results shown are those of Investment Counselors and not the investment results of the Allegiant Small Cap Core Fund. The results are not intended to predict or suggest the return to be experienced by the Fund or the return an individual investor might achieve by investing in the Fund.

The Allegiant Small Cap Core Fund's results may be different from the composite performance figures shown due to, among other things, differences in fees and expenses. The composite performance figures reflect the deduction of all advisory fees and trading costs, but do not reflect custody fees, which are paid by clients directly. The overall expenses of the Sub-Adviser's client accounts are generally lower than those experienced by Fund shareholders and, therefore, the performance of the Fund would generally be lower. The Fund's results also may be different because private accounts are not subject to certain investment limitations, diversification requirements and other restrictions imposed on mutual funds under applicable securities and tax laws that, if applicable, could have adversely affected the performance of the client accounts. In addition, the securities held by the Fund will not be identical to the securities held by these accounts.

Included for comparison purposes are performance figures of the Russell 2000 Index, an unmanaged market index. Investors cannot invest directly in the index. The returns of the Russell 2000 Index reflect the reinvestment of dividends and distributions, but do not reflect the deduction of any fees, expenses or taxes.

INVESTMENT COUNSELORS SMALL CAP EQUITY COMPOSITE PERFORMANCE RESULTS

----------------- ----------- ------------ ----------- ------------- ----------------- ------------ -----------
      Year        Annual        Russell      Number     Composite    Total Assets at   Percentage     Total
(as of December   Total       2000 Index       of       Dispersion    End of Period      of Firm      Firm
      31)         Return (%)      (%)      Portfolios      (%)          (millions)       Assets       Assets
----------------- ----------- ------------ ----------- ------------- ----------------- ------------ -----------
      1994           -3.9        -1.8          2           0.94           $26.0           0.28         $91.3
      1995           26.0        28.4          2           0.00           $35.0           0.26        $136.4
      1996           23.9        16.5          1           0.00           $41.0           0.08        $521.4
      1997           27.9        22.3          2           0.00           $62.0           0.12        $512.2
      1998            4.9        -2.6          3           0.32           $68.0           0.11        $592.1
      1999           11.9        21.3          2           0.22           $65.4           0.11        $591.0
      2000            3.4        -3.0          2           0.16           $36.4           0.07        $527.3
      2001           -4.6         2.5          2           0.06           $34.5           0.09        $405.4
      2002          -15.1       -20.5          3           0.15           $29.3           0.08        $350.9
      2003           52.2        47.3          3           2.06            $2.4           0.01        $459.5
----------------- ----------- ------------ ----------- ------------- ----------------- ------------ -----------

ANNUALIZED RETURNS (AS OF DECEMBER 31, 2003)

                          INVESTMENT COUNSELORS
                        SMALL CAP EQUITY COMPOSITE       RUSSELL 2000 INDEX
                        --------------------------       ------------------
1 Year                            52.2%                        47.3%
5 Year                             7.4%                         7.1%
10 Year                           11.1%                         9.5%

NOTES:

1. Investment Counselors is an investment management firm that provides investment supervisory services to its clients. Investment Counselors is an equity, fixed income and balanced portfolio investment manager that invests solely in U.S.-based securities.
2. Investment Counselors has prepared and presented the above data in compliance with the AIMR Performance Presentation Standards (AIMR-PPS(TM)), the U.S. and Canadian version of Global Investment Performance Standards (GIPS(TM)). AIMR has not been involved in the preparation or review of this data or with Investment Counselors' claim of compliance. This method of calculating performance differs from the Securities and Exchange Commission's standardized methodology which may produce different results.
3. The results shown above are of all discretionary, fee-paying accounts with investment objectives, policies and strategies substantially similar to those of the Allegiant Small Cap Core Fund and include both active and closed accounts.
4. Performance figures are presented net of investment management and brokerage fees, and are negatively affected by the amount of the fees. Investment Counselors' Small Cap Equity average weighted annual management fee is 0.50% of average net assets.
5. There have been no changes in personnel responsible for the investment management process of this composite and no alteration of the composite for any reason. No selective periods of performance have been utilized. Results from all accounts have been continuous from the first full month under Investment Counselors' management to present or last full month under Investment Counselors' management. Composites are valued on a monthly basis and are geometrically linked. Valuations and returns are computed and stated in U.S. Dollars and are computed using a time-weighted rate of return. The composite is asset weighted using beginning-of-period weightings. Accrual accounting is used for fixed income securities. Trade date is used for the valuation. Leverage and derivatives were not used in the portfolios included in the composite.
6. Investment Counselors' Small Cap Equity Composite was created on December 31, 1993. The composite is defined to include three (3) fee-paying, discretionary accounts over $500,000 that are managed according to the small cap equity strategy, and does not include wrap-fee accounts. As of December 31, 2003 the composite had $2.4 million in total assets. Investment Counselors' Small Cap Equity Composite results are of 40% of all Investment Counselors' small cap equity portfolios and represent less than 1% of Investment Counselors' total firm assets and of Investment Counselors' discretionary accounts. A complete list of composites and description of Investment Counselors' composites and presentations that adhere to the AIMR-PPS(TM) standards is available upon request by contacting Lisa Teter at LTETER@INVESTMENTCOUNSELORS.COM or by calling (314) 587-7734.
7. AIMR standard composites represent 100% of discretionary and 99.5% of total firm assets.
8. The dispersion of annual returns is measured by the standard deviation across asset-weighted portfolio returns represented with the composite for the full year.
9. Past performance is no guarantee of future results. Products and services offered by Investment Counselors are subject to investment risks, including the possible loss of the principal invested. Products and services offered by Investment Counselors are not insured by the FDIC and are not deposits or other obligations of National City Bank, and are not guaranteed by National City Bank.

PRIOR PERFORMANCE INFORMATION FOR THE EQUITY INVESTMENT MANAGEMENT TEAM

The principal portfolio managers of the Equity Investment Management Team are Lawrence E. Eakin, Jr. and Christopher H. Wiles, CFA. They have the primary responsibility for the day-to-day management of the Large Cap Core Equity and Large Cap Growth Funds. The Equity Investment Management Team has substantial experience in managing investment companies that focus on large cap issuers. While employed at Strong Capital Management, Inc. and Rockhaven Asset Management, LLC, the Equity Investment Management Team was solely responsible for managing two mutual funds each with a large cap orientation having investment objectives, policies and strategies that are substantially similar, respectively, to the Allegiant Large Cap Core Equity Fund (the "Similar Core Equity Fund") and Allegiant Large Cap Growth Fund (the "Similar Growth Fund" and together with the Similar Core Equity Fund, the "Similar Funds").

Before joining the Equity Investment Management Team at Allegiant, Lawrence E. Eakin Jr. co-managed the Similar Growth Fund and Similar Core Equity Fund (each as defined below). Mr. Eakin joined Strong as a Portfolio Manager in September 2002. Prior to joining Strong, Mr. Eakin served as Rockhaven's director of research since he joined the firm in February 1997. While at Rockhaven, he co-managed the Similar Growth Fund's predecessor, the Rockhaven Premier Fund and the Similar Core Equity Fund's predecessor, the Rockhaven Fund, since 2001. Mr. Eakin received his bachelor's degree in computer application information systems from Clarion University in 1986 and his master's degree in investment finance from Duquesne University in 1993.

Before joining the Equity Investment Management Team at Allegiant, Christopher
H. Wiles, CFA co-managed the Similar Growth Fund and Similar Core Equity Fund and has earned the right to use the Chartered Financial Analyst designation. Mr. Wiles joined Strong as a Portfolio Manager in September 2002. Prior to joining Strong Mr. Wiles was the President and Founder of Rockhaven, an investment advisory firm. While at Rockhaven, he co-managed the Similar Growth Fund's predecessor, the Rockhaven Premier Fund and the Similar Core Equity Fund's predecessor, the Rockhaven Fund, since their inception in November 1997. He received his associate's degree in finance at Penn State University in 1979, his bachelor's degree in finance at Youngstown State University in 1982, and his master's of business administration degree from Cleveland State University in 1984.

The bar charts and the performance tables below show the returns for Class A Shares of the Similar Core Equity Fund and Investor Class Shares of the Similar Growth Fund for certain periods ended December 31, 2003. The information also provides some indication of the risks of investing in the Similar Funds by showing how each Similar Fund's average annual returns, which reflect Similar Fund expenses, compare with returns of a broad measure of market performance and an index of funds with similar investment objectives, which are unmanaged, have no expenses, and are unavailable for investment. The information assumes reinvestment of all dividends and distributions.

Please keep in mind that the past performance of each Similar Fund, before and after taxes, does not represent how the Funds will perform. Returns of the Funds may differ from those of the Similar Funds due, among other things, to differences in operating expenses between the Similar Funds and the respective Funds.

                          CALENDAR YEAR TOTAL RETURNS

                               [BAR CHART OMITTED]

               Investor Class -        Class A - Similar
               Similar Growth Fund     Core Equity Fund
1998            14.83%                  11.88%
1999            52.14%(1)               24.84%
2000             3.35%                  -1.46%
2001            -8.97%                 -10.72%
2002           -18.09%                 -14.44%
2003            25.41%                  22.93%


1 The Investor Class - Similar Growth Fund's calendar year total returns for 1999 were primarily achieved during favorable conditions in the market, particularly for technology companies. You should not expect that such favorable returns can be consistently achieved.

BEST AND WORST QUARTERLY PERFORMANCE
(During the periods shown above)

Fund name                              Best quarter return                  Worst quarter return
-------------------------------------- ------------------------------------ ------------------------------------
Similar Growth Fund                    29.98% (4th Q 1999)                  -13.18% (2nd Q 2002)
Similar Core Equity Fund               19.95% (4th Q 1999)                  -13.18% (2nd Q 2002)

                          AVERAGE ANNUAL TOTAL RETURNS
                                 As of 12-31-03

 Fund/Index                                                1 Year           5 Year             Inception

 SIMILAR CORE EQUITY FUND 1
 Class A
      Return Before Taxes                                  14.68%            1.72%               3.75%
      Return After Taxes on Distributions                  14.64%            0.63%               2.75%
      Return After Taxes on Distributions And Sale
      of Fund Shares                                        9.57%            0.95%               2.73%
 ----------------------------------------------------- ---------------- ---------------- ----------------------
 S&P 500 Index 2 (reflects no deduction for fees,
 expenses, or taxes)                                       28.67%           -0.57%               4.29%
 ----------------------------------------------------- ---------------- ---------------- ----------------------
 Lipper Large Cap Core Funds Index 3 (reflects no
 deduction for fees, expenses, or taxes)                   24.80%           -1.08%               3.83%
 ----------------------------------------------------- ---------------- ---------------- ----------------------

 SIMILAR GROWTH FUND 5
 Investor Class
      Return Before Taxes                                  24.16%            8.01%               9.06%
      Return After Taxes on Distributions                  24.13%            6.41%               7.58%
      Return After Taxes on Distributions And Sale
      of Fund Shares                                       15.70%            6.01%               7.02%
 ----------------------------------------------------- ---------------- ---------------- ----------------------
 S&P 500 Index 2 (reflects no deduction for fees,
 expenses, or taxes)                                       28.67%           -0.57%               4.29%
 ----------------------------------------------------- ---------------- ---------------- ----------------------

 ----------------------------------------------------- ---------------- ---------------- ----------------------
 Russell 1000 Growth Index 4 (reflects no deduction
 for fees, expenses, or taxes)                             29.75%           -5.11%               1.49%
 ----------------------------------------------------- ---------------- ---------------- ----------------------
 Lipper Large Cap Core Funds Index 3 (reflects no
 deduction for fees, expenses, or taxes)                   24.80%           -1.08%               3.83%
 ----------------------------------------------------- ---------------- ---------------- ----------------------

    1 The Similar Core Equity Fund, the Strong Advisor Large Company Core Fund, commenced operations on November 3, 1997.

    2 The S&P 500 Index consists of 500 stocks chosen for market size, liquidity, and industry group representation.

    3 The Lipper Large Cap Core Funds Index is the average of the 30 largest funds in the Lipper category.

    4 The Russell 1000 Growth Index measures the performance of those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values.

    5 The Similar Growth Fund, the Strong Large Company Growth Fund, commenced operations on November 3, 1997.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns will depend on your individual tax situation and may differ from those shown. After-tax returns are not relevant to investments through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

Unlike the bar chart, the performance table reflects the impact of the maximum initial sales charge, which was first charged on November 30, 2000 for the Similar Core Equity Fund. No sales charge is imposed on reinvested dividends and distributions. The Similar Growth Fund does not impose any sales charges on purchases.

The table below shows the Adviser's management teams responsible for each Fund as well as the advisory fees (after fee waivers) the Adviser received for each Fund for the fiscal period ended May 31, 2004.

------------------------------------------ ------------------------------------- -----------------------------------
                                                                                      ADVISORY FEES PAID AS A
                                                                                       PERCENTAGE OF AVERAGE
                                                                                   NET ASSETS FOR THE FISCAL YEAR
FUND NAME                                  MANAGEMENT TEAM                               ENDED MAY 31, 2004
------------------------------------------ ------------------------------------- -----------------------------------
                                           International Equity Investment
International Equity Fund                  Management Team                                      1.15%
------------------------------------------ ------------------------------------- -----------------------------------
Large Cap Core Equity Fund                 Equity Investment Management Team                    0.75%
------------------------------------------ ------------------------------------- -----------------------------------
Large Cap Growth Fund                      Equity Investment Management Team                    0.75%
------------------------------------------ ------------------------------------- -----------------------------------
                                           Value Equity Investment Management
Large Cap Value Fund                       Team                                                 0.75%
------------------------------------------ ------------------------------------- -----------------------------------
                                           Structured Equity Investment
Mid Cap Growth Fund                        Management Team                                      0.75%
------------------------------------------ ------------------------------------- -----------------------------------
                                           Mid-Value Equity Investment
Mid Cap Value Fund                         Management Team                                      0.75%
------------------------------------------ ------------------------------------- -----------------------------------
                                           Quantitative Analysis Management
S&P 500 Index Fund                         Team                                                 0.20%
------------------------------------------ ------------------------------------- -----------------------------------
                                           Core Equity Investment Management
                                           Team, Investment Counselors
Small Cap Core Fund                        (sub-adviser)                                        1.00%1
------------------------------------------ ------------------------------------- -----------------------------------

------------------------------------------ ------------------------------------- -----------------------------------
                                                                                      ADVISORY FEES PAID AS A
                                                                                       PERCENTAGE OF AVERAGE
                                                                                   NET ASSETS FOR THE FISCAL YEAR
FUND NAME                                  MANAGEMENT TEAM                               ENDED MAY 31, 2004
------------------------------------------ ------------------------------------- -----------------------------------
                                           Structured Equity Investment
Small Cap Growth Fund                      Management Team                                      1.00%
------------------------------------------ ------------------------------------- -----------------------------------
                                           Small Value Equity Investment
Small Cap Value Fund                       Management Team                                      1.00%
------------------------------------------ ------------------------------------- -----------------------------------
Aggressive Allocation Fund                 Asset Allocation Management Team                     0.00%
------------------------------------------ ------------------------------------- -----------------------------------
Balanced Allocation Fund                   Asset Allocation Management Team                     0.75%
------------------------------------------ ------------------------------------- -----------------------------------
Conservative Allocation Fund               Asset Allocation Management Team                     0.00%
------------------------------------------ ------------------------------------- -----------------------------------
Bond Fund                                  Taxable Fixed Income Management Team                 0.55%
------------------------------------------ ------------------------------------- -----------------------------------
Government Mortgage Fund                   Taxable Fixed Income Management Team                 0.40%
------------------------------------------ ------------------------------------- -----------------------------------
Intermediate Bond Fund                     Taxable Fixed Income Management Team                 0.40%
------------------------------------------ ------------------------------------- -----------------------------------
Limited Maturity Bond Fund                 Taxable Fixed Income Management Team                 0.35%
------------------------------------------ ------------------------------------- -----------------------------------
Total Return Advantage Fund                Taxable Fixed Income Management Team                 0.40%
------------------------------------------ ------------------------------------- -----------------------------------
Ultra Short Bond Fund                      Taxable Fixed Income Management Team                 0.20%
------------------------------------------ ------------------------------------- -----------------------------------

------------------------------------------ ------------------------------------- -----------------------------------
Intermediate Tax Exempt Bond Fund          Municipal Fixed Income Team                          0.40%
------------------------------------------ ------------------------------------- -----------------------------------
Michigan Intermediate Municipal Bond Fund  Municipal Fixed Income Team                          0.40%
------------------------------------------ ------------------------------------- -----------------------------------
Ohio Intermediate Tax Exempt Bond Fund     Municipal Fixed Income Team                          0.40%
------------------------------------------ ------------------------------------- -----------------------------------
Pennsylvania Intermediate Municipal Bond
Fund                                       Municipal Fixed Income Team                          0.40%
------------------------------------------ ------------------------------------- -----------------------------------

1 The Small Cap Core Fund did not commence operations until April 2, 2004. The fee shown represents the contractual advisory fee rate that this Fund is obligated to pay the Adviser.

-------------------------------------- ----------------------------------------------------------------------------
Name                                   Business experience
-------------------------------------- ----------------------------------------------------------------------------
INTERNATIONAL EQUITY INVESTMENT MANAGEMENT TEAM
-------------------------------------------------------------------------------------------------------------------
-------------------------------------- ----------------------------------------------------------------------------
Martin Schulz                          Responsible for day-to-day management of the style
Director of International Equity
Investment                             Mr. Schulz has been with the Adviser for seven years.
Years with the Adviser: 7 years
Industry experience:  10 years

-------------------------------------------------------------------------------------------------------------------
EQUITY INVESTMENT MANAGEMENT TEAM
-------------------------------------------------------------------------------------------------------------------
Christopher A. Wiles, CFA              Shared responsibility for overall management of the fund and decision
Managing Senior Director for Core      making on securities entering and leaving the portfolios
and Growth Equity
Years with the Adviser: 1 year         Mr. Wiles joined the Adviser in 2004.  Mr. Wiles founded Rockhaven Asset
Industry experience:  19 years         Management in 1997.  In 2002, Rockhaven was acquired by Strong Capital
                                       Management, Inc. where he served as Senior Portfolio Manager until joining the Adviser
-------------------------------------- ----------------------------------------------------------------------------

-------------------------------------- ----------------------------------------------------------------------------
Name                                   Business experience
-------------------------------------- ----------------------------------------------------------------------------
Lawrence E. Eakin, Jr.                 Shared responsibility for overall management of the fund and decision
Senior Director of Large Cap Growth    making on securities entering and leaving the portfolios
Equity
Years with the Adviser: 1 year         Mr. Eakin joined the Adviser in 2004.  From 2002 to 2004, he was a
Industry experience:  9 years          Co-Portfolio Manager of the Strong Large Company Core Fund and Large
                                       Company Growth Fund at Strong Capital Management, Inc.  Prior to that time, he was with Rockhaven Asset Management.
-------------------------------------- ----------------------------------------------------------------------------
Michael J. Halloran, CFA               Responsible for sector analysis
Large Cap Growth Equity Analyst
Years with the Adviser:  1 year        Mr. Halloran joined the Adviser in 2004.  He worked at Strong Capital
Industry experience:  5 years          Management, Inc. as an equity analyst from 2002 to 2004.  Prior to that time, he worked at Rockhaven Asset Management as an equity analyst.
-------------------------------------- ----------------------------------------------------------------------------
-------------------------------------- ----------------------------------------------------------------------------
Joe Famoso                             Responsible for analysis in the finance, industrial and basic materials
Analyst                                sectors.
Years with the Adviser:  1 year
Industry experience:  7 years          Prior to joining the Adviser, in 2004, Mr. Famoso served as an analyst
                                       with Mellon Equity Associates.   From November 2000 through February 2004,
                                       he worked at Strong Capital Management, Inc.
-------------------------------------------------------------------------------------------------------------------
MID-VALUE EQUITY INVESTMENT MANAGEMENT TEAM
-------------------------------------------------------------------------------------------------------------------
Michael E. Santelli, CFA, CPA          Mr. Santelli is responsible for management of the Allegiant Mid Cap Value
Senior Director for Value Equity       Fund.
Investment
Years with the Adviser:  9 years       Mr. Santelli has been with the Adviser for 9 years.
Industry experience:  14 years
-------------------------------------- ----------------------------------------------------------------------------
Alex L. Vallecillo, CFA                Mr. Vallecillo is responsible for management of the Allegiant Mid Cap
Senior Portfolio Manager               Value Fund.
Years with the Adviser:  9 years
Industry experience:  10 years
                                       Mr. Vallecillo joined the Adviser in 1996.
-------------------------------------------------------------------------------------------------------------------
VALUE EQUITY INVESTMENT MANAGEMENT TEAM
-------------------------------------------------------------------------------------------------------------------
Michael J. Chren, CFA                  Leadership responsibility for the Allegiant Large Cap Value Fund.
Senior Director for Value Investment
Years with the Adviser: 1 year         Most recently worked with INVESCO Capital Management where he served as
Industry experience:  19 years         Partner/Senior Portfolio Manager.  Prior to that, he served as Senior
                                       Portfolio Manager with DePrince, Race and Zollo.
-------------------------------------- ----------------------------------------------------------------------------
Edward A. Johnson                      Day-to-day analysis of current and potential equity investments
Equity Analyst
Years with the Adviser: 1 year
Industry experience:  5 years
-------------------------------------------------------------------------------------------------------------------
STRUCTURED EQUITY INVESTMENT MANAGEMENT TEAM
-------------------------------------------------------------------------------------------------------------------
Hitesh Patel, PhD                      Mr. Patel has overall responsibility for quantitative research and
Director of Structured Equity          portfolio management.
Strategies
Years with the Adviser: less than 1    Prior to joining the Adviser in April 2005, Mr. Patel served as Director
Industry Experience: 10 years          of Quantitative Research at Harris Investment Management, Inc.
-------------------------------------- ----------------------------------------------------------------------------
Paul Kleinaitis, CFA                   Mr. Kleinaitis is responsible for portfolio management and investment
Senior Portfolio Manager               research.
Years with the Adviser: less than 1
Industry Experience: 18 years          Prior to joining the Adviser in April 2005, Mr. Kleinaitis was a portfolio manager for Harris Investment Management, Inc.
-------------------------------------- ----------------------------------------------------------------------------

-------------------------------------- ----------------------------------------------------------------------------
Name                                   Business experience
-------------------------------------- ----------------------------------------------------------------------------
Rob Roquitte, CFA                      Mr. Roquitte is responsible for portfolio management.
Senior Portfolio Manager
Years with Adviser: less than 1        Prior to joining the Adviser in April 2005, Mr. Roquitte was a portfolio
Industry Experience: 17 years          manager for Harris Investment Management, Inc.
-------------------------------------- ----------------------------------------------------------------------------
Steven Greiner, PhD                    Mr. Greiner is responsible for quantitative research and portfolio
Senior Quantitative Strategist         modeling.
Years with Adviser: less than 1
Industry Experience: 25 years          Prior to joining the Adviser in April 2005, Mr. Greiner served as senior quantitative strategist at Harris Investment Management, Inc. since 2003.
                                       Prior to that, he served as Director of Quantitative Research with Clover
                                       Capital Management.
-------------------------------------- ----------------------------------------------------------------------------
QUANTITATIVE ANALYSIS MANAGEMENT TEAM
-------------------------------------- ----------------------------------------------------------------------------
Rita Ontko                             Ms. Ontko is responsible for analytical support of the fund models.
Quantitative Analyst
Years with the Adviser: 8 years        Ms. Ontko joined the Adviser in 1996.
Industry experience:  11 years
-------------------------------------- ----------------------------------------------------------------------------
ASSET ALLOCATION MANAGEMENT TEAM
-------------------------------------- ----------------------------------------------------------------------------
Rita Ontko                             Ms. Ontko monitors operation execution and cash for the funds.
Quantitative Analyst
Years with the Adviser: 8 years        Ms. Ontko joined the Adviser in 1996.
Industry experience:  11 years
-------------------------------------- ----------------------------------------------------------------------------
SMALL VALUE EQUITY INVESTMENT MANAGEMENT TEAM
-------------------------------------- ----------------------------------------------------------------------------
John P. Micklitsch                     Mr. Micklitsch is responsible for the management of the Allegiant Small
Senior Portfolio Manager of Small      Cap Value Fund.
Cap Value Equity Investment
                                       Prior to joining the Adviser in 2004, he was a Co-Manager and Senior
Years with the Adviser: 1 year         Research Analyst at Fifth Third Asset Management (2003-2004).  Prior
Industry experience:  10 years         Research Analyst and Head Equity Trader at Robert E. Torray & Co. Inc.
                                       (1996-2003)
-------------------------------------- ----------------------------------------------------------------------------
Ori Elan                               Prior to joining the Adviser in 2005, Mr. Elan worked for National City
Equity Analyst                         Corporation as part of the MBA Corporate Associate Program, supporting
Years with the Adviser: 1 year         National Consumer Finance, Charitable and Retirement Services, and
Industry experience: less than 1 year  Corporate Planning.  In 2004, his program rotation concluded with the
                                       Adviser.
-------------------------------------- ----------------------------------------------------------------------------
CORE EQUITY INVESTMENT MANAGEMENT TEAM, ALLEGIANT INVESTMENT COUNSELORS (SUB-ADVISER)
-------------------------------------- ----------------------------------------------------------------------------
Gordon A. Johnson                      Mr. Johnson has overall responsibility for the team's investment
President and Chief Investment         operations.
Officer - Allegiant Investment
Counselors                             Mr. Johnson has been with Investment Counselors, sub-adviser for the
Years with the Adviser: 1 year         Allegiant Small Cap Core Fund, since 1985.
Industry experience:  20 years
-------------------------------------- ----------------------------------------------------------------------------
James E. Mineman                       Mr. Mineman is responsible for coordinating the equity research process
Director of Equity Research            for the Allegiant Small Cap Core Fund.
Years with the Adviser: 1 year
Industry experience:  11 years         Mr. Mineman has been with Investment Counselors, sub-adviser for the
                                       Allegiant Small Cap Core Fund, since 1994.
-------------------------------------- ----------------------------------------------------------------------------

-------------------------------------- ----------------------------------------------------------------------------
Name                                   Business experience
-------------------------------------- ----------------------------------------------------------------------------
Peter A. Roy                           Mr. Roy is responsible for implementing and managing the investment
Vice President, Portfolio Manager      philosophy.
Years with the Adviser: 1 year
Industry experience:  2 years          Prior to joining Investment Counselors in 2003, Mr. Roy was a portfolio manager for Allegiant Trust Company.
-------------------------------------- ----------------------------------------------------------------------------
Lisa A. Teter                          Ms. Teter is responsible for portfolio management and trading for the
Vice President, Portfolio Manager      Allegiant Small Cap Core Fund.
Years with the Adviser: 1 year
Industry experience:  11 years         Ms. Teter has been with Investment Counselors, sub-adviser for the
                                       Allegiant Small Cap Core Fund, since 1994.
-------------------------------------- ----------------------------------------------------------------------------
TAXABLE FIXED INCOME MANAGEMENT TEAM
-------------------------------------- ----------------------------------------------------------------------------
Andrew Harding                         Mr. Harding has primary responsibility for taxable fixed income strategy
Senior Director for Taxable Fixed      and performance at the Adviser
Income Investments
Years with the Adviser: 4 years        Prior to joining the Adviser in 2000, Mr. Harding was a portfolio manager
Industry experience:  24 years         with McDonald Investments.
-------------------------------------- ----------------------------------------------------------------------------
Cynthia D. Cole                        Ms. Cole is primarily responsible for analyzing and recommending corporate
Director of Corporate Bond Investment  sector investments.
Years with the Adviser: 6 years
Industry experience:  20 years         Ms. Cole has been with the Adviser since 1999.
-------------------------------------- ----------------------------------------------------------------------------
Timothy Compan, Jr., CFA               Mr. Compan has responsibility for fixed income security credit analysis.
Senior Debt Securities Analyst
Years with the Adviser: 2 years        Prior to joining the Adviser in 2003, Mr. Compan managed a risk analysis
Industry experience:  5 years          group at Goldman, Sachs & Company.
-------------------------------------- ----------------------------------------------------------------------------
Matthew Downing                        Mr. Downing has responsibility for fixed income security and portfolio
Fixed Income Analyst                   research.
Years with the Adviser: 3 years
Industry experience:  4 years          Prior to joining the Adviser in 2001, Mr. Downing was a consultant with
                                       FutureNext Consulting.
-------------------------------------- ----------------------------------------------------------------------------
Mark Lozina, CFA                       Mr. Lozina has day-to-day responsibility for fixed income security and
Fixed Income Analyst                   portfolio research.
Years with the Adviser: 2 years
Industry experience:  9 years          Prior to joining the Adviser in 2002, Mr. Lozina was with National City
                                       Corporation's Equity Sponsor Group.
-------------------------------------- ----------------------------------------------------------------------------
MUNICIPAL FIXED INCOME TEAM
-------------------------------------- ----------------------------------------------------------------------------
Christian Swantek                      Mr. Swantek has leadership responsibility for the municipal fixed income
Director of Tax-Exempt Fixed Income    investment style and primary responsibility for the Michigan Intermediate
Investment                             Municipal Bond Fund and the Pennsylvania Intermediate Municipal Bond Fund.
Years with the Adviser: 7 years
Industry experience:  22 years         Mr. Swantek has been with the Adviser for seven years.
-------------------------------------- ----------------------------------------------------------------------------
Stephen Carpenter                      Mr. Carpenter has primary responsibility for municipal fixed income
Senior Portfolio Manager               investment for Ohio Intermediate Tax Exempt Bond Fund and Intermediate Tax
Years with the Adviser: 10 years       Exempt Bond Fund.
Industry experience:  31 years
                                       Mr. Carpenter has been with the Adviser since 1995.
-------------------------------------- ----------------------------------------------------------------------------

PURCHASING, SELLING AND EXCHANGING FUND SHARES

This section tells you how to purchase, sell (sometimes called "redeem") and exchange Class A Shares, Class B Shares and Class C Shares of the Funds. The Funds may accept or reject any purchase order.

Class A Shares, Class B Shares and Class C Shares have different expenses and other characteristics, allowing you to choose the class that best suits your needs. You should consider the amount you want to invest, how long you plan to have it invested, and whether you plan to make additional investments.

         CLASS A SHARES

          o FRONT-END SALES CHARGE
          o CONTINGENT DEFERRED SALES CHARGE ON PURCHASES OF $1 MILLION OR MORE (BACK-END SALES CHARGE IF YOU REDEEM WITHIN 18 MONTHS OF INITIAL PURCHASE)
          o 12B-1 FEES UP TO 0.10% OF NET ASSETS
          o SHAREHOLDER SERVICING FEES UP TO 0.25% OF NET ASSETS
          o $500 MINIMUM INITIAL INVESTMENT - NO SUBSEQUENT MINIMUM INVESTMENT
          o $50 MINIMUM MONTHLY INVESTMENT THROUGH PLANNED INVESTMENT PROGRAM

Class A Shares are for individuals, corporate investors and retirement plans.

         CLASS B SHARES

          o NO FRONT-END SALES CHARGE
          o CONTINGENT DEFERRED SALES CHARGE (BACK-END SALES CHARGE IF YOU REDEEM WITHIN 5 YEARS - DECLINING AFTER THE SECOND YEAR)
          o 12B-1 FEES UP TO 0.75% OF NET ASSETS
          o SHAREHOLDER SERVICING FEES UP TO 0.25% OF NET ASSETS
          o $500 MINIMUM INITIAL INVESTMENT - NO SUBSEQUENT MINIMUM INVESTMENT
          o REQUESTS TO PURCHASE CLASS B SHARES FOR AMOUNTS GREATER THAN $100,000 WILL NOT BE ACCEPTED
          o CONVERTS TO CLASS A SHARES AFTER THE EIGHTH YEAR
          o $50 MINIMUM MONTHLY INVESTMENT THROUGH PLANNED INVESTMENT PROGRAM

Class B Shares are for individuals, corporate investors and retirement plans.

         CLASS C SHARES:

          o NO FRONT-END SALES CHARGE
          o CONTINGENT DEFERRED SALES CHARGE (BACK-END SALES CHARGE IF YOU REDEEM WITHIN 18 MONTHS OF INITIAL PURCHASE)
          o 12B-1 FEES UP TO 0.75% OF NET ASSETS
          o SHAREHOLDER SERVICING FEES UP TO 0.25% OF NET ASSETS
          o $500 MINIMUM INITIAL INVESTMENT - NO SUBSEQUENT MINIMUM INVESTMENT
          o DOES NOT CONVERT TO ANY OTHER SHARE CLASS
          o $50 MINIMUM MONTHLY INVESTMENT THROUGH PLANNED INVESTMENT PROGRAM

Class C Shares are for individuals, corporate investors and retirement plans.

For investors purchasing shares through a Planned Investment Program, the minimum initial investment is $50. See "Planned Investment Program" on page 136. For information on how to open an account and set up procedures for placing transactions, call 1-800-622-FUND (3863).

From time to time, the Adviser and its affiliates may pay from their own resources a fee to financial institutions that generate purchase orders. These fees are described in our Statement of Additional Information.

The Adviser will monitor each Fund's asset size and, subject to approval by Allegiant's Board of Trustees, may decide to close a Fund at any time to new investments or new accounts if the Adviser believes that an increase in the asset size of a Fund may adversely affect the implementation of the Fund's strategies. If a Fund is closed, the Fund may continue to accept additional investments from existing shareholders.

LIMITATIONS ON PURCHASES, EXCHANGES AND REDEMPTIONS

Allegiant has imposed limits on purchases, exchanges and redemptions to prevent excessive short-term trading by shareholders. These restrictions apply uniformly, except in the circumstances set forth below with respect to the redemption fee. Under the Fund's procedures, the Fund or its delegate shall request representations of compliance with the Fund's market timing procedures from parties involved in the distribution of Fund shares and administration of shareholder accounts. The Fund does not accommodate frequent purchases and redemptions of Fund shares by Fund shareholders.

Short-term trading creates transaction costs that are borne by all shareholders and disrupts the orderly management of a Fund's portfolio investments. Funds that invest in overseas securities markets are particularly vulnerable to market timers who may take advantage of time zone differences between the foreign markets on which these Funds' portfolio securities trade and the U.S. markets which generally determine the time as of which net asset value ("NAV") is calculated ("time-zone arbitrage"). For additional information on time zone arbitrage, see the Statement of Additional Information. Further, Funds that invest in small-cap securities and other types of investments which are not frequently traded, including high-yield bonds, also can be the targets of market timers.

GENERAL TRADING LIMITS: Fund shareholders are limited to no more than six "round trip" transactions - a fund purchase followed shortly by a corresponding sale (redemption or exchange) - during any 12-month period. If multiple "round trip" transactions occur in an account, there must be at least 60 calendar days between the initiation of each transaction.

Shareholders who violate this policy will be notified of violations of Allegiant's market timing policies. If a shareholder continues market timing activities after being cited for market timing violations, the account will be closed to new purchases or exchanges of Fund shares.

If any transaction is deemed to have the potential to adversely impact a Fund, the Fund reserves the right to:

   o Reject a purchase or exchange
   o Delay payment of immediate cash redemption proceeds for up to seven calendar days
   o Revoke a shareholder's privilege to purchase Fund shares (including exchanges or "round trips")
   o Limit the amount of any exchange

Allegiant reserves the right to revise or terminate the exchange privilege at any time, for any reason.

You will be provided 60 days' notice before any material change to the exchange privilege is made.

REDEMPTION FEE

Effective July 15, 2004, the Funds identified below charge a redemption fee of 2.00% on proceeds from Class A Shares redeemed or exchanged within 60 days following their acquisition (either by purchase or exchange):

Allegiant International Equity Fund
Allegiant Small Cap Core Fund
Allegiant Small Cap Growth Fund
Allegiant Small Cap Value Fund

Effective January 10, 2005, these Funds also will charge a redemption fee of 2.00% on proceeds from Class C Shares redeemed or exchanged within 60 days following their acquisition (either by purchase or exchange):

The redemption fee will be calculated as a percentage of the net asset value of total redemption proceeds. Those shares held the longest will be treated as being redeemed first and shares held shortest as being redeemed last. The fee will be paid directly to the Fund from which the shares are redeemed or exchanged and is intended to offset the trading costs, market impact and other costs associated with short-term money movements in and out of the Fund.

This redemption fee is not intended to accommodate short-term trading and the Funds will monitor the assessment of redemption fees against your account. The Funds will act in accordance with their Trading Limits policy as outlined in the "Purchasing, Selling and Exchanging Fund Shares" section of this prospectus pertaining to suspected short-term trading.

The 2% redemption fee will not be charged on the following transactions:

1. Redemptions on shares held through retirement plans (including, without limitation, those maintained pursuant to Sections 401, 403, 408, 408A and 457 of the Internal Revenue Code and nonqualified plans), unless the plan has the systematic capability of assessing the redemption fee at the participant or individual account level;

2. Redemptions requested within 30 days following the death or post-purchase disability of the shareholder;

3. Redemptions initiated by a Fund (e.g., for failure to meet account minimums, to pay account fees funded by share redemptions, in the event of the liquidation of a Fund);

4. Shares acquired through the reinvestment of distributions (dividends and capital gains); and

5. Redemptions in omnibus accounts - including those of affiliates of the Adviser - where redemptions cannot be tracked to the individual shareholder.

HOW TO PURCHASE FUND SHARES


                                  NEW ACCOUNT SET UP                             ADDING TO AN EXISTING ACCOUNT
INTERNET
WWW.ALLEGIANTFUNDS.COM            Visit our site and click on "Open an Account   You may place your purchase order on our
                                  Online." Or log on to our on line Forms        Web Site using your established banking
                                  Center to print or complete an application on  instructions for payment. To authorize this
                                  line. Mail the application to the address      service, please complete an Account Change
                                  below. Unless you arrange to pay by wire or    Form or call 1-800-622-FUND (3863).
                                  ACH, write your check, payable in U.S.
                                  dollars, to "Allegiant Funds (Fund name)."
                                  Allegiant cannot accept third-party checks,
                                  starter checks, credit cards, credit card
                                  checks, cash or cash equivalents (i.e.,
                                  cashier's check, bank draft, money order or
                                  travelers' check).


TELEPHONE
1-800-622-FUND (3863)             Call our Investor Services Line to obtain an   Call our Investor Services Line to purchase
                                  application.                                   additional shares. To authorize this
                                                                                 service, please complete an Account Change
                                                                                 Form or call 1-800-622-FUND (3863).

MAIL                              Complete an application and mail it along      Make your check payable to "Allegiant Funds
                                  with a check payable, in U.S. dollars, to      (Fund Name)."  Please include your account
                                  "Allegiant Funds (Fund Name)."                 number on your check and mail it to the
                                                                                 address at the left.
                                           Allegiant Funds
                                           P.O. Box 8421 Boston, MA 02266-8421

                                  For overnight delivery mail to:

                                           Boston Financial Data Services
                                           Attn: Allegiant Funds

                                  NEW ACCOUNT SET UP                             ADDING TO AN EXISTING ACCOUNT

                                           66 Brooks Drive
                                           Braintree, MA 02184

                                  Allegiant cannot accept third-party checks, starter checks, credit cards, credit card checks, cash or cash equivalents (i.e., cashier's check, bank draft, money order or travelers' check).

AUTOMATED CLEARING HOUSE          Complete "Bank, Wire & Electronic Funds        A Planned Investment Program can be set
("ACH")                           Transfer Instructions" section of the          up to automatically purchase shares on
                                  application to have funds directly             designated dates during the month.
                                  transferred from a bank account. A             Please see "Planned Investment Program"
                                  primary and secondary account may be           below.
                                  established. Please note all electronic
                                  transfers will be on the primary account
                                  unless notified otherwise. Any changes
                                  in these instructions must be made in
                                  writing to Allegiant Funds with a
                                  signature guarantee.

PLANNED INVESTMENT PROGRAM        With a $50 minimum initial investment          With current account information on your
                                  and if you have a checking or savings          account, participation in the program can be
                                  account with a bank, you may purchase          arranged via the Internet or by calling
                                  Class A, Class B or Class C Shares             1-800-622-FUND (3863).
                                  automatically through regular deductions
                                  from your account in amounts of at least
                                  $50 per month per account.                     For existing accounts, without account
                                                                                 information, participation can be
                                  You may arrange for participation in this      arranged by completing an Account Change
                                  program when a new account is established.     Form with banking information. This form
                                                                                 must include a signature guarantee by a
                                                                                 bank or other financial institution.

WIRE                              To purchase shares by wire, call               Call 1-800-622-FUND (3863) prior to sending
                                  1-800-622-FUND (3863) to set up your account   the wire in order to obtain a confirmation
                                  to accommodate wire transactions and to        number and to ensure prompt and accurate
                                  receive a wire control number to be included   handling of funds.  Ask your bank to
                                  in the body of the wire. Ask your bank to      transmit immediately available funds by
                                  transmit immediately available funds by wire   wire as described at the left.  Please
                                  in the amount of your purchase to:             include your account number.

                                  State Street Bank and Trust Company            Allegiant and its transfer agent are not
                                  ABA # 011000028                                responsible for the consequences of
                                  Account 99052755 Credit Allegiant Funds        delays resulting from the banking or
                                  (Account Registration)                         Federal Reserve Wire system, or from
                                  (Account Number)                               incomplete wiring instructions.
                                  (Wire Control Number)

                                  Note: Your bank may charge you a fee for this service.

                                  NEW ACCOUNT SET UP                             ADDING TO AN EXISTING ACCOUNT
                                  Allegiant and its transfer agent are not
                                  responsible for the consequences of delays
                                  resulting from the banking or Federal
                                  Reserve Wire system, or from incomplete
                                  wiring instructions.

                                  Contact your financial consultant. Please      Contact your financial consultant. Please
FINANCIAL INTERMEDIARY            note, your financial consultant or             note, your financial consultant or
                                  institution may charge a fee for its services. institution may charge a fee for its services.

BUYING OR SELLING SHARES THROUGH A FINANCIAL INTERMEDIARY

Your financial intermediary is responsible for transmitting all purchase and sale requests, investment information, documentation and money to Allegiant on time. Allegiant may authorize certain financial intermediaries to accept, on behalf of Allegiant, purchase, redemption and exchange orders placed by or on behalf of their customers and to designate other intermediaries to accept such orders. In these cases, a Fund will be deemed to have received an order that is in proper form when the order is accepted by the financial intermediary on a business day, and the order will be priced at the Fund's net asset value per share (NAV) next determined after such acceptance, adjusted for any applicable sales charge. Your financial intermediary is responsible for transmitting accepted orders to Allegiant within the time period agreed upon.

GENERAL INFORMATION

You may purchase shares on any day that the New York Stock Exchange (NYSE) is open for business (Business Day). Shares cannot be purchased by wire transactions on days when banks are closed.

Allegiant may reject any purchase order if it is determined that accepting the order would not be in the best interests of a Fund or its shareholders.

The price per share (the offering price) will be the NAV next determined after a Fund receives your purchase order plus, in the case of Class A Shares, the applicable front-end sales charge. Daily NAV is calculated for each of the Funds each Business Day at the close of trading on the NYSE (normally 4:00 p.m. Eastern time). NAV is not calculated on holidays when the NYSE is closed for trading. The deadline for submitting a purchase order to the transfer agent in order to receive the current Business Day's NAV is 4:00 p.m. Eastern time.

HOW WE CALCULATE NAV

NAV for one Fund share is the value of that share's portion of the assets of the Fund less liabilities and class expenses.

In calculating NAV, a Fund generally values its investment portfolio at market price. Certain short-term debt instruments used to manage a Fund's cash are valued on the basis of amortized cost.

Some Funds may hold securities that are listed on foreign exchanges. Foreign securities are valued based on quotations from the primary market in which they are traded and are translated from the local currency into U.S. dollars using current exchange rates. Foreign securities may trade on weekends or other days when the Fund does not calculate NAV. As a result, the market value of these investments may change on days when you cannot buy or sell shares of the Funds.

If market prices are not readily available, including when quoted prices are considered to be unreliable, fair value prices may be determined in good faith using methods approved by the Board of Trustees. A Fund may use fair value pricing if the value of a security it holds has been materially affected by events occurring before the Fund's pricing time but after the close of the primary markets or exchange on which the security is traded. Significant events (e.g., movement in the U.S. securities market, or other regional and local developments) may occur between the time that foreign markets close (where the security is principally traded) and the time that the Fund calculates its net asset value (generally, the close of the NYSE) that may impact the value of securities traded in these foreign markets. This most commonly occurs with foreign securities, but may occur in other cases as well. In these cases, information furnished by an independent pricing service may be utilized to adjust closing market prices of certain foreign common stocks to reflect their fair value. The independent pricing service may draw upon, among other information, the market values of foreign investments. Because the frequency of significant events is not predictable, fair valuation of certain common stocks may occur on a frequent basis. When fair value pricing is employed, the prices of securities used by a Fund to calculate its NAV may differ from quoted or published prices for the same security. The fair value prices of portfolio securities generally will be used when it is determined that the use of such prices will have a material impact on the NAV of a Fund.

Investments by any Fund in any mutual fund (including investments in Underlying Allegiant Funds by the Aggressive Allocation Fund and Conservative Allocation
Fund) are valued at their respective net asset values as determined by those mutual funds each business day. The prospectuses for those mutual funds explain the circumstances under which those funds will use fair value pricing and the effects of using fair value pricing.

Our Statement of Additional Information contains more detailed information concerning how the Funds value their investments.

SALES CHARGES

FRONT-END SALES CHARGES - CLASS A SHARES

The offering price of Class A Shares is the NAV next calculated after a Fund receives your request, plus the front-end sales load. The amount of any front-end sales charge included in your offering price varies, depending on the amount of your investment and your investment selection:

INTERNATIONAL EQUITY, LARGE CAP CORE EQUITY, LARGE CAP GROWTH, LARGE CAP VALUE, MID CAP GROWTH, MID CAP VALUE, SMALL CAP CORE, SMALL CAP GROWTH AND SMALL CAP VALUE FUNDS

------------------------------- ---------------------- ---------------------- ------------------------
                                                                                     DEALERS'
                                   SALES CHARGE AS                                  REALLOWANCE
If your                            A % OF OFFERING         AS A % OF NET        AS A % OF OFFERING
Investment is:                     PRICE PER SHARE        AMOUNT INVESTED         PRICE PER SHARE
------------------------------- ---------------------- ---------------------- ------------------------
Less than $25,000                       5.50                   5.82                    5.00
------------------------------- ---------------------- ---------------------- ------------------------
$25,000 but less
   than $50,000                         5.25                   5.54                    4.75
------------------------------- ---------------------- ---------------------- ------------------------
$50,000 but less
   than $100,000                        4.75                   4.99                    4.25
------------------------------- ---------------------- ---------------------- ------------------------
$100,000 but less
   than $250,000                        3.75                   3.90                    3.25
------------------------------- ---------------------- ---------------------- ------------------------
$250,000 but less
   than $500,000                        3.00                   3.09                    2.50
------------------------------- ---------------------- ---------------------- ------------------------
$500,000 but less
   than $1,000,000                      2.00                   2.04                    1.50
------------------------------- ---------------------- ---------------------- ------------------------
$1,000,000 or more                      0.00                   0.00                    0.00
------------------------------- ---------------------- ---------------------- ------------------------

AGGRESSIVE ALLOCATION, BALANCED ALLOCATION AND CONSERVATIVE ALLOCATION FUNDS
------------------------------- ---------------------- ---------------------- ------------------------
                                                                                     DEALERS'
                                   SALES CHARGE AS                                  REALLOWANCE
If your                            A % OF OFFERING         AS A % OF NET        AS A % OF OFFERING
Investment is:                     PRICE PER SHARE        AMOUNT INVESTED         PRICE PER SHARE
------------------------------- ---------------------- ---------------------- ------------------------
Less than $50,000                       4.75                   4.99                    4.25
------------------------------- ---------------------- ---------------------- ------------------------
$50,000 but less
   than $100,000                        4.00                   4.17                    3.50
------------------------------- ---------------------- ---------------------- ------------------------
$100,000 but less
   than $250,000                        3.75                   3.90                    3.25
------------------------------- ---------------------- ---------------------- ------------------------
$250,000 but less
   than $500,000                        2.50                   2.56                    2.00
------------------------------- ---------------------- ---------------------- ------------------------
$500,000 but less
   than $1,000,000                      2.00                   2.04                    1.50
------------------------------- ---------------------- ---------------------- ------------------------
$1,000,000 or more                      0.00                   0.00                    0.00
------------------------------- ---------------------- ---------------------- ------------------------

BOND, GOVERNMENT MORTGAGE, INTERMEDIATE BOND AND TOTAL RETURN ADVANTAGE FUNDS

------------------------------- ---------------------- ---------------------- ------------------------
                                                                                     DEALERS'
                                   SALES CHARGE AS                                  REALLOWANCE
If your                            A % OF OFFERING         AS A % OF NET        AS A % OF OFFERING
Investment is:                     PRICE PER SHARE        AMOUNT INVESTED         PRICE PER SHARE
------------------------------- ---------------------- ---------------------- ------------------------
Less than $50,000                       4.50                   4.71                    4.00
------------------------------- ---------------------- ---------------------- ------------------------
$50,000 but less
   than $100,000                        4.00                   4.17                    3.50
------------------------------- ---------------------- ---------------------- ------------------------
$100,000 but less
   than $250,000                        3.75                   3.90                    3.25
------------------------------- ---------------------- ---------------------- ------------------------
$250,000 but less
   than $500,000                        2.50                   2.56                    2.00
------------------------------- ---------------------- ---------------------- ------------------------
$500,000 but less
   than $1,000,000                      2.00                   2.04                    1.50
------------------------------- ---------------------- ---------------------- ------------------------
$1,000,000 or more                      0.00                   0.00                    0.00
------------------------------- ---------------------- ---------------------- ------------------------

S&P 500 INDEX FUND
------------------------------- ---------------------- ---------------------- ------------------------
                                                                                     DEALERS'
                                   SALES CHARGE AS                                  REALLOWANCE
If your                            A % OF OFFERING         AS A % OF NET        AS A % OF OFFERING
Investment is:                     PRICE PER SHARE        AMOUNT INVESTED         PRICE PER SHARE
------------------------------- ---------------------- ---------------------- ------------------------

Less than $100,000                      2.50                   2.56                    2.00
------------------------------- ---------------------- ---------------------- ------------------------
$100,000 but less
   than $250,000                        2.00                   2.04                    1.50
------------------------------- ---------------------- ---------------------- ------------------------
$250,000 but less
   than $500,000                        1.50                   1.52                    1.00
------------------------------- ---------------------- ---------------------- ------------------------
$500,000 but less
   than $1,000,000                      1.00                   1.01                    0.50
------------------------------- ---------------------- ---------------------- ------------------------
$1,000,000 or more                      0.00                   0.00                    0.00
------------------------------- ---------------------- ---------------------- ------------------------

LIMITED MATURITY BOND FUND
------------------------------- ---------------------- ---------------------- ------------------------
                                                                                     DEALERS'
                                   SALES CHARGE AS                                  REALLOWANCE
If your                            A % OF OFFERING         AS A % OF NET        AS A % OF OFFERING
Investment is:                     PRICE PER SHARE        AMOUNT INVESTED         PRICE PER SHARE
------------------------------- ---------------------- ---------------------- ------------------------

Less than $100,000                      2.00                   2.04                    1.50
------------------------------- ---------------------- ---------------------- ------------------------
$100,000 but less
   than $250,000                        1.50                   1.52                    1.25
------------------------------- ---------------------- ---------------------- ------------------------
$250,000 but less
   than $500,000                        1.00                   1.01                    0.75
------------------------------- ---------------------- ---------------------- ------------------------
$500,000 but less
   than $1,000,000                      0.50                   0.50                    0.25
------------------------------- ---------------------- ---------------------- ------------------------
$1,000,000 or more                      0.00                   0.00                    0.00
------------------------------- ---------------------- ---------------------- ------------------------

ULTRA SHORT BOND FUND
------------------------------- ---------------------- ---------------------- ------------------------
                                                                                     DEALERS'
                                   SALES CHARGE AS                                  REALLOWANCE
If your                            A % OF OFFERING         AS A % OF NET        AS A % OF OFFERING
Investment is:                     PRICE PER SHARE        AMOUNT INVESTED         PRICE PER SHARE
------------------------------- ---------------------- ---------------------- ------------------------

Less than $100,000                      1.00                   1.01                    0.50
------------------------------- ---------------------- ---------------------- ------------------------
$100,000 but less
   than $1,000,000                      0.50                   0.50                    0.25
------------------------------- ---------------------- ---------------------- ------------------------
$1,000,000 or more                      0.00                   0.00                    0.00
------------------------------- ---------------------- ---------------------- ------------------------

INTERMEDIATE TAX EXEMPT BOND, MICHIGAN INTERMEDIATE MUNICIPAL BOND, OHIO INTERMEDIATE TAX EXEMPT BOND AND PENNSYLVANIA INTERMEDIATE MUNICIPAL BOND FUNDS

------------------------------- ---------------------- ---------------------- ------------------------
                                                                                     DEALERS'
                                   SALES CHARGE AS                                  REALLOWANCE
If your                            A % OF OFFERING         AS A % OF NET        AS A % OF OFFERING
Investment is:                     PRICE PER SHARE        AMOUNT INVESTED         PRICE PER SHARE
------------------------------- ---------------------- ---------------------- ------------------------
Less than $100,000                      3.00                   3.09                    2.50
------------------------------- ---------------------- ---------------------- ------------------------
$100,000 but less
   than $250,000                        2.00                   2.04                    1.50
------------------------------- ---------------------- ---------------------- ------------------------
$250,000 but less
   than $500,000                        1.50                   1.52                    1.00
------------------------------- ---------------------- ---------------------- ------------------------
$500,000 but less
   than $1,000,000                      1.00                   1.01                    0.50
------------------------------- ---------------------- ---------------------- ------------------------
$1,000,000 or more                      0.00                   0.00                    0.00
------------------------------- ---------------------- ---------------------- ------------------------

There is no front-end sales charge on purchases of Class A Shares of $1,000,000 or more. However, if you redeem the shares within 18 months after the purchase date, a sales charge will be assessed against your account.

You may qualify for a reduced sales charge if you are purchasing shares of the Funds. When calculating the appropriate sales charge rate, Allegiant will combine same day purchases of Class A Shares of the Funds (that are subject to a sales charge) made by you, your spouse and your minor children (under age 21), in investment accounts held at different broker-dealers and retirement accounts. This combination also applies to Class A Shares that you purchase with a Letter of Intent, described below. YOU MUST NOTIFY ALLEGIANT OF THE PURCHASES THAT QUALIFY FOR THIS DISCOUNT AT THE TIME OF PURCHASE. In order to obtain a breakpoint discount, it may be necessary at the time of purchase for you to inform the Fund or your financial intermediary of the existence of other accounts which you have with an intermediary in which there are holdings eligible to be aggregated to meet sales load breakpoints. You may be asked to provide information or records, including account statements, regarding shares of Allegiant Funds held in:

     o  all of your accounts at Allegiant or a financial intermediary;

     o  any of your accounts at another financial intermediary; and

     o accounts of parties related to you, such as your spouse or minor children (under age 21), at any financial intermediary.

To value accounts in order to determine whether you have met sales load breakpoints, Allegiant combines the amount of your new investment with the current value of your existing eligible holdings. For more information on reduced sales charges, please visit Allegiant's website at WWW.ALLEGIANTFUNDS.COM or consult your broker or financial intermediary. The website includes information on sales charges, free of charge and in a clear and prominent format (click on "Funds," click on "Share Classes" and then on "click here" for the "Literature and Forms Center" where you can click to review the prospectus).

WAIVER OF FRONT-END SALES CHARGE - CLASS A SHARES

The front-end sales charge will be waived on Class A Shares purchased:

     o by Trustees and Officers of Allegiant and their immediate families (spouse, parents, siblings, children and grandchildren);

     o by directors and retired directors of National City Corporation (NCC) or any of its affiliates and their immediate families, employees and retired employees of NCC or any of its affiliates and their immediate families and participants in employee benefit/ retirement plans of NCC or any of its affiliates;


     o by officers, directors, employees and retirees of Boston Financial Data Services, Inc. and members of their immediate families;


     o by direct transfer or rollover from a qualified plan for which affiliates of NCC serve as trustee or agent (or certain institutions having relationships with affiliates of NCC);


     o by investors purchasing through payroll deduction, investors in Allegiant Plus account through NCC's Retirement Plan Services or investors investing through "one stop" networks;

     o by orders placed by qualified broker-dealers, investment advisers or financial planners who charge a management fee for their services and place trades for their own account or accounts of clients;


     o through certain broker-dealers who have agreed to provide certain services with respect to shares of the Funds, including Charles Schwab Mutual Fund Marketplace.(TM) Check with your broker-dealer to see if you qualify for this exemption;


     o by direct rollover from an Allegiant Plus Retirement Plan or Allegiant SIMPLE IRA; and


     o There is no front-end sales charge on purchases of Class A Shares of $1,000,000 or more. However, if the investor redeems the shares within 18 months after the purchase date, a sales charge (1.00% for equity funds - except the S&P 500 Index Fund - and asset allocation funds, and 0.50% for fixed income funds, tax-free bond funds and the S&P 500 Index Fund of the amount redeemed) will be assessed against the investor's account.

REPURCHASE OF CLASS A SHARES

You may repurchase any amount of Class A Shares of any Fund at NAV without the normal front-end sales charge, up to the limit of the value of any amount of Class A Shares (other than those which were purchased with reinvested dividends and distributions) that you redeemed within the past 180 days. In effect, this allows you to reacquire shares that you may have had to redeem, without paying another front-end sales charge. To exercise this privilege, Allegiant must receive your purchase order within 180 days of your redemption. IN ADDITION, YOU MUST NOTIFY ALLEGIANT WHEN YOU SEND IN YOUR PURCHASE ORDER THAT YOU ARE REPURCHASING SHARES AND WOULD LIKE TO EXERCISE THIS OPTION.

REDUCED SALES CHARGES - CLASS A SHARES

RIGHTS OF ACCUMULATION. In calculating the appropriate sales charge rate, this right allows you to add the value of the Class A Shares you already own to the amount that you are currently purchasing. Allegiant will combine the value of your current purchases with the current value of any Class A Shares you purchased previously for:

     (i)   your account;
     (ii)  your spouse's account;
     (iii) a joint account with your spouse; or
     (iv)  your minor children's trust or custodial accounts.

A fiduciary purchasing shares for the same fiduciary account, trust or estate may also use this right of accumulation. Allegiant will only consider the value of Class A Shares purchased previously that were sold subject to a sales charge. TO BE ENTITLED TO A REDUCED SALES CHARGE BASED ON SHARES ALREADY OWNED, YOU MUST ASK US FOR THE REDUCTION AT THE TIME OF PURCHASE. You must provide Allegiant with your account number(s) and, if applicable, the account numbers for your spouse and/or children (and provide the children's ages). Accounts to be aggregated include investment accounts held at different broker-dealers and retirement accounts. Allegiant may amend or terminate this right of accumulation at any time.

LETTER OF INTENT. You may purchase Class A Shares at the sales charge rate applicable to the total amount of the purchases you intend to make over a 13-month period. In other words, a Letter of Intent allows you to purchase Class A Shares of a Fund over a 13-month period and receive the same sales charge as if you had purchased all the shares at the same time. Allegiant will only consider the value of Class A Shares sold subject to a sales charge. As a result, Class A Shares purchased with dividends or distributions will not be included in the calculation. To be entitled to a reduced sales charge based on shares you intend to purchase over the 13-month period, you must send Allegiant a Letter of Intent. In calculating the total amount of purchases you may include in your letter purchases made up to 90 days before the date of the Letter. The 13-month period begins on the date of the first purchase, including those purchases made in the 90-day period before the date of the Letter. Please note that the purchase price of these prior purchases will not be adjusted.

The Letter authorizes Allegiant to hold in escrow 4% of the total amount you intend to purchase. If you do not complete the total intended purchase at the end of the 13-month period or you redeem the entire amount within one year from the date on which the total intended purchase was completed, Allegiant's transfer agent will redeem the necessary portion of the escrowed shares to make up the difference between the reduced rate sales charge (based on the amount you intended to purchase) and the sales charge that would normally apply (based on the actual amount you purchased).

CONTINGENT DEFERRED SALES CHARGES

You do not pay a sales charge when you purchase Class B Shares and Class C Shares. The offering price of Class B Shares and Class C Shares is simply the next calculated NAV. If you sell your Class B Shares within five years after your purchase or your Class A Shares purchased in the amount of over $1,000,000 without a sales charge or Class C Shares within 18 months after your purchase, you will pay a contingent deferred sales charge as described in the table that follows for Class B Shares or 1.00% for Class A Shares purchased in the amount of over $1,000,000 without a sales charge or Class C Shares on either (1) the NAV of the shares at the time of purchase, or (2) NAV of the shares next calculated after the Fund receives your sale request in good order, whichever is less. Good order means that complete information is provided for your sale request. The sales charge does not apply to shares you purchase through reinvestment of dividends or distributions, so you never pay a deferred sales charge on any increase in your investment above the initial offering price. The sales charge does not apply to exchanges of a Class of Shares of one Allegiant Fund for the same Class of Shares of another Allegiant Fund. After eight years, your Class B Shares are converted to Class A Shares. There is no conversion feature for Class C Shares.

  -------------------------------------- ----------------------------------------------------------
                                                              CLASS B SHARES
                                            CONTINGENT DEFERRED SALES CHARGE AS A PERCENTAGE OF
  YEARS SINCE PURCHASE                                DOLLAR AMOUNT SUBJECT TO CHARGE
  -------------------------------------- ----------------------------------------------------------
  FIRST                                                            5.0%
  SECOND                                                           5.0%
  THIRD                                                            4.0%
  FOURTH                                                           3.0%
  FIFTH                                                            2.0%
  SIXTH                                                            NONE
  SEVENTH                                                          NONE
  EIGHTH                                                           NONE


When an investor redeems Shares, they are redeemed first from those Shares that are not subject to the deferred sales load (i.e., Shares that were acquired through reinvestment of dividends or capital gain distributions) and thereafter, unless otherwise designated by the shareholder, from the Shares that have been held the longest.

The contingent deferred sales charge will be waived if you sell your Shares for the following reasons:

     o  redemptions following the death or disability of a shareholder;

     o redemptions representing a minimum required distribution from an IRA or a custodial account to a shareholder who has reached 70 1/2 years of age;

     o minimum required distributions from an IRA or a custodial account to a shareholder who has died or become disabled;

     o redemptions by participants in a qualified plan for retirement loans, financial hardship, certain participant expenses and redemptions due to termination of employment with the plan sponsor;

     o  redemptions by a settlor of a living trust;

     o redemptions effected pursuant to the Fund's right to liquidate a shareholder's account if the value of shares held in the account is less than the minimum account size;

     o  return of excess contributions;

     o redemptions following the death or disability of both shareholders in the case of joint accounts;

     o exchanges of one Class of Shares of an Allegiant Fund for the same Class of Shares of another Allegiant Fund;

     o distributions of less than 10% of the annual account value under a Systematic Withdrawal Plan;

     o exchange of Class B Shares or Class C Shares for Class I Shares of the same Fund by a financial institution on behalf of its customers who beneficially own such shares through a fiduciary account; and

     o redemptions by participants in a qualified plan who transfer funds from an Allegiant Fund to a non-Allegiant Fund available through the plan.


GENERAL INFORMATION ABOUT SALES CHARGES

Your securities dealer is paid a commission when you buy Class A Shares or Class C Shares. When you buy Class A Shares, your securities dealer is also paid a servicing fee immediately. When you buy Class B Shares or Class C Shares, your securities dealer receives a servicing fee after 12 months and then as long as you hold your shares. Your securities dealer or servicing agent may receive different levels of compensation depending on which class of shares you buy.

From time to time, some financial institutions may be reallowed up to the entire sales charge. Firms that receive a reallowance of the entire sales charge may be considered underwriters for the purpose of federal securities law.

HOW TO SELL YOUR FUND SHARES

Shareholders may sell shares by following the procedures established when they opened their account or accounts.

INTERNET
WWW.ALLEGIANTFUNDS.COM

The minimum amount for Internet redemption is $100. You may arrange for participation in a Systematic Withdrawal Plan (see below for more information). To authorize this service, please complete an Account Change Form or call 1-800-622-FUND (3863).

TELEPHONE
1-800-622-FUND (3863)

Call with your account name, number, and amount of redemption (minimum amount is $100). Redemptions will be sent to the shareholder's address or bank account on record. All redemptions must follow the procedures established when the account or accounts were established (see page 135 "How to Purchase Fund Shares").

SYSTEMATIC WITHDRAWAL PLAN

If you have at least $1,000 in your account, you may use the Systematic Withdrawal Plan. Under the plan you may arrange periodic automatic withdrawals of at least $100 from any Fund. There will be no deferred sales charge on systematic withdrawals made on Class B Shares and Class C Shares, as long as the amounts withdrawn do not exceed 10% annually of the account balance. The proceeds of each withdrawal will be mailed to you by check or, if you have a checking or savings account with a bank, via electronic transfer to your account. Participation in this program can be arranged when completing an account application or an Account Change Form, via the Internet, or calling our Investor Services line.

FINANCIAL INTERMEDIARY

Contact your financial consultant, broker or institution to redeem your shares. Your financial consultant, broker or institution may charge a fee for its services, in addition to the fees charged by Allegiant.

SIGNATURE GUARANTEE

The use of a guarantee is common in the securities industry. Its purpose is to authenticate the signature and capacity of a person requesting the redemption or transfer of securities. Its use is for your protection as well as the Fund's.

We will accept only STAMP2000 New Technology Medallion Signature Guarantee stamps from eligible guarantors--these include banks, broker/dealers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations. The guarantee must appear on the same document as the signature(s) being guaranteed and as close as practicable to the endorsement.

To obtain the guarantee, you must take your unsigned document to the guaranteeing institution. Most institutions will not guarantee your signature unless you sign in their presence. Be sure to bring the kind of personal identification with you that the guaranteeing institution requires. The guaranteeing institution must use a STAMP2000 New Technology Medallion Signature Guarantee stamp. A stamp that is not in this format is NOT an acceptable substitute. A witnessed, verified, or certified signature or a notarization by a notary public is NOT an acceptable substitute for a guarantee, nor can we accept a comparison guarantee, a handwritten signature guarantee, or a non-Medallion guarantee stamp.

RECEIVING YOUR MONEY

If you would like the proceeds of your redemption to be sent to an address or made payable to a payee other than the information we have on record, or if you wish to sell $100,000 or more of your shares, please notify Allegiant in writing and include a signature guaranteed by a bank or other financial institution (a notarized signature is not sufficient).

The sale price of each share for redemption requests received in good order by Allegiant will be the next NAV determined less, in the case of Class B Shares and Class C Shares, any applicable deferred sales charge. See "Contingent Deferred Sales Charges" on page 146 for information concerning the application of contingent deferred sales charges.

Normally, we will send your sale proceeds within seven days after we receive your request in good order. Your proceeds can be wired to your bank account or sent to you by check. Allegiant does not charge a fee to wire your funds; however, your institution may charge a fee.

IF YOU RECENTLY PURCHASED YOUR SHARES BY CHECK OR THROUGH ACH, REDEMPTION PROCEEDS MAY NOT BE AVAILABLE UNTIL YOUR CHECK OR ACH TRANSMISSION HAS CLEARED (WHICH MAY TAKE UP TO 15 DAYS FROM YOUR DATE OF PURCHASE). IF YOU RECENTLY CHANGED YOUR ADDRESS, YOU WILL NOT BE ABLE TO REDEEM YOUR SHARES WITHIN 10 DAYS AFTER THE CHANGE WITHOUT A SIGNATURE GUARANTEE.

REDEMPTIONS IN KIND

We generally pay sale (redemption) proceeds in cash. However, under unusual conditions that make the payment of cash unwise (and for the protection of a Fund's remaining shareholders), we might pay all or part of your redemption proceeds in liquid securities with a market value equal to the redemption price (redemption in kind). It is highly unlikely that your shares would ever be redeemed in kind, but if they were you would probably have to pay transaction costs to sell the securities distributed to you, as well as taxes on any capital gains from the sale as with any redemption.

INVOLUNTARY SALE OF YOUR SHARES

If your account balance drops below $500 because of redemptions, you may be required to sell your shares. But, we will always give you at least 60 days' written notice to give you time to add to your account and avoid the sale of your shares.

SUSPENSION OF YOUR RIGHT TO SELL YOUR SHARES

Allegiant may suspend the right of redemption or postpone the date of payment for shares redeemed during any period when:

(a) trading on the NYSE is restricted by applicable rules and regulations of the SEC;

(b) the NYSE is closed for other than customary weekend and holiday closings;

(c)      the SEC has by order permitted such suspension; or

(d)      an emergency exists, as determined by the SEC, as a result of which:
         (i) disposal by Allegiant of securities owned by it is not reasonably practicable, or (ii) it is not reasonably practicable for Allegiant to determine the fair market value of its net assets.

HOW TO EXCHANGE YOUR SHARES

You may exchange your shares of a Fund for the same class of shares of another Allegiant Fund. You may exchange your shares on any Business Day. The deadline for submitting same day exchange orders to Allegiant's transfer agent is 4:00 p.m. Eastern Time.

INTERNET
WWW.ALLEGIANTFUNDS.COM

You may exchange your shares through the Internet. The minimum amount for Internet exchange into a new Fund is $500. You may arrange for participation in a Systematic Exchange Plan (see Systematic Exchange Plan below for more information). To authorize this service, please call 1-800-622-FUND (3863) or visit our Forms Center online to obtain an Account Change Form.

TELEPHONE
1-800-622-FUND (3863)

Call with your account name, number, and amount of exchange into an existing account (minimum amount is $500). To authorize this service, please complete an Account Change Form or call 1-800-622-FUND (3863).

SYSTEMATIC EXCHANGE PROGRAM

You may exchange shares of an Allegiant Money Market Fund for any other Allegiant Fund of the same class automatically, at periodic intervals. If you would like to enter a program concerning Class B Shares or Class C Shares, you must exchange them within either six or twelve months from the date of purchase. The minimum exchange amount is $50.

MAIL

Indicate which existing Fund you would like to transfer to (you may only exchange within the same share class) and mail to the following address:

         Allegiant Funds
         P.O. Box 8421
         Boston, MA 02266-8421

For overnight delivery mail to:

         Boston Financial Data Services
         Attn: Allegiant Funds
         66 Brooks Drive
         Braintree, MA 02184

The minimum exchange amount is $500.

FINANCIAL INTERMEDIARY

Contact your financial consultant, broker or institution. Your financial consultant, broker or institution may charge a fee for its services.

IF YOU RECENTLY PURCHASED SHARES BY CHECK OR THROUGH ACH, YOU MAY NOT BE ABLE TO EXCHANGE YOUR SHARES UNTIL YOUR CHECK OR ACH TRANSMISSION HAS CLEARED (WHICH MAY TAKE UP TO 15 DAYS FROM YOUR DATE OF PURCHASE).

When you exchange shares, you are really selling your shares and buying other Fund shares. So, your sale price and purchase price will be based on the NAVs next calculated after a Fund receives your exchange request.

CLASS A SHARES

You may exchange Class A Shares of any Allegiant Fund for Class A Shares of any other Allegiant Fund. If you exchange shares that you purchased without a sales charge or with a lower sales charge into an Allegiant Fund with a sales charge or with a higher sales charge, the exchange is subject to an incremental sales charge equal to the difference between the lower and higher applicable sales charges. If you exchange shares into an Allegiant Fund with the same, lower or no sales charge, there is no incremental sales charge for the exchange in this manner.

CLASS B SHARES

You may exchange Class B Shares of any Allegiant Fund for Class B Shares of any other Allegiant Fund. No contingent deferred sales charge is imposed on redemptions of shares you acquire in an exchange, provided you hold your shares for at least five years from your initial purchase.

CLASS C SHARES

You may exchange Class C Shares of any Allegiant Fund for Class C Shares of any other Allegiant Fund. No contingent deferred sales charge is imposed on redemptions of shares you acquire in an exchange in this manner, provided you hold your shares for at least 18 months from your initial purchase.

TELEPHONE AND INTERNET TRANSACTIONS

Purchasing, selling and exchanging Fund shares over the telephone or via the Internet is extremely convenient, but not without risk. Although Allegiant has certain safeguards and procedures to confirm the authenticity of instructions, Allegiant is not responsible for any losses or costs incurred by following telephone or Internet instructions we reasonably believe to be genuine. If you or your financial institution transact with Allegiant over the telephone or via the Internet, you will generally bear the risk of any loss, provided Allegiant has followed reasonable procedures to confirm the authenticity of instructions.

SYSTEMATIC EXCHANGE PROGRAM AVAILABLE TO CLASS A, B AND C SHARES

Because purchases of Class A Shares of Funds may be subject to an initial sales charge, it may be beneficial for you to execute a Letter of Intent indicating an intent to purchase Class A Shares in connection with this program.

If you would like to enter a systematic exchange program concerning Class B or Class C Shares you must exchange them within either six or twelve months from the date of purchase.

You may arrange for participation in this program via the Internet at WWW.ALLEGIANTFUNDS.COM, by calling 1-800-622-FUND (3863) or by completing an account application.

CUSTOMER IDENTIFICATION PROGRAM

Federal regulations require Allegiant to obtain your name, your date of birth (for a natural person), your residential address or principal place of business (as the case may be) and (if different) mailing address, and your Social Security number, employer identification number or other government-issued identification when you open an account. Additional information may be required in certain circumstances. Purchase applications without such information may not be accepted. If you have applied for an identification number, the application must be provided and the number submitted within a time period after the establishment of the account deemed reasonable by Allegiant. To the extent permitted by applicable law, Allegiant reserves the right to place limits on transactions in your account until your identity is verified.

DISTRIBUTION OF FUND SHARES

Each Fund has adopted separate distribution plans with respect to Class A Shares, Class B Shares and Class C Shares, pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, that allow each Fund to pay distribution fees for the sale and distribution of its shares. Because these fees are paid out of a Fund's assets continuously, over time these fees will increase the cost of your investment and may cost more than paying other types of sales charges.


Each Fund is permitted to pay up to 0.10% as a percentage of average daily net assets for distribution fees on Class A Shares. However, actual distribution fees for Class A Shares are expected to be no more than: (i) 0.005% with respect to the S&P 500 Index Fund; (ii) 0.07% for each other Equity Fund; (iii) 0.02% with respect to the Ultra Short Bond Fund; and (iv) 0.05% with respect to each other Fund.

Distribution fees for Class B Shares and Class C Shares, as a percentage of average daily net assets, are as follows: (i) 0.65% with respect to the Aggressive Allocation and Conservative Allocation Funds; and (ii) 0.75% with respect to each other Fund.

Each Fund also has adopted a shareholder services plan that permits the Fund to use its assets to pay for services provided by financial institutions to their customers who hold Class A Shares, Class B Shares or Class C Shares of the Fund. Such services include, but are not limited to, processing purchase and redemption orders, processing dividend payments and maintaining customer account records. Each Fund may pay these institutions up to 0.25% of the average daily net assets attributable to Class A Shares, Class B Shares or Class C Shares for these shareholder services.

The Distributor may, from time to time in its sole discretion, institute one or more promotional incentive programs for dealers, which will be paid for by the Distributor from any sales charge it receives or from any other source available to it. Under any such program, the Distributor may provide cash or non-cash compensation as recognition for past sales or encouragement for future sales that may include the following: merchandise, travel expenses, prizes, meals and lodging, and gifts that do not exceed $100 per year, per individual.

DIVIDENDS AND TAXES

The following Funds distribute income at least annually:

         Allegiant International Equity Fund
         Allegiant Large Cap Growth Fund*
         Allegiant Mid Cap Growth Fund*
         Allegiant Mid Cap Value Fund
         Allegiant Small Cap Core Fund
         Allegiant Small Cap Growth Fund
         Allegiant Small Cap Value Fund

*effective January 1, 2005

The following Funds distribute income quarterly:
         Allegiant Large Cap Core Equity Fund
         Allegiant Large Cap Value Fund
         Allegiant S&P 500 Index Fund
         Allegiant Aggressive Allocation Fund
         Allegiant Balanced Allocation Fund

The following Funds distribute income monthly:

         Allegiant Conservative Allocation Fund
         Allegiant Bond Fund
         Allegiant Government Mortgage Fund
         Allegiant Intermediate Bond Fund
         Allegiant Limited Maturity Bond Fund
         Allegiant Total Return Advantage Fund
         Allegiant Ultra Short Bond Fund
         Allegiant Intermediate Tax Exempt Bond Fund
         Allegiant Michigan Intermediate Municipal Bond Fund
         Allegiant Ohio Intermediate Tax Exempt Bond Fund
         Allegiant Pennsylvania Intermediate Municipal Bond Fund

Each Fund makes distributions of capital gains, if any, at least annually. If you own Fund shares on a Fund's record date, you will be entitled to receive a distribution.

You will receive distributions in the form of additional Fund shares unless you elect to receive payment in cash. You may change your distribution options directly through the Internet at WWW.ALLEGIANTFUNDS.COM, or by notifying Allegiant in writing prior to the date of the distribution. Your election will be effective for distributions paid the next day if done through the Internet or after Allegiant receives your written notice.

FEDERAL TAXES

Each Fund contemplates declaring as dividends each year all or substantially all of its taxable income, including its net capital gain (the excess of long-term capital gain over short-term capital loss). Distributions attributable to the net capital gain of a Fund will be taxable to you as long-term capital gain, regardless of how long you have held your shares. Certain other distributions paid by the Funds to individual shareholders may also be taxable to you as long-term capital gain, subject to certain requirements. In general, if 95% or more of the gross income of a Fund (other than net capital gain) consists of dividends received from domestic corporations or "qualified" foreign corporations ("qualifying dividends"), then all distributions paid by the Fund to individual shareholders will be taxed at long-term capital gains rates. However, if less than 95% of the gross income of a Fund (other than net capital gain) consists of qualifying dividends, then distributions paid by the Fund to individual shareholders will be qualifying dividends only to the extent they are derived from qualifying dividends earned by the Fund. The amount of a Fund's distributions that are qualifying dividends may be reduced as a result of a Fund's securities lending activities. This is because any dividends paid on securities while on loan will not be deemed to have been received by a Fund, and the equivalent amount paid to the Fund by the borrower of the securities will not be deemed to be a qualifying dividend. In general, long-term capital gains and dividends are taxed at a maximum rate of 15%. Fund distributions (other than exempt-interest dividends discussed below) attributable to short-term capital gains and ordinary income will generally be taxable as ordinary income. You will be subject to income tax on Fund distributions regardless of whether they are paid in cash or reinvested in additional shares. You will be notified annually of the tax status of distributions to you.

In selecting portfolio securities to be sold, the Funds generally use tax management techniques that are intended to minimize capital gains and enhance after-tax returns.

You should note that if you purchase shares just before a distribution, the purchase price will reflect the amount of the upcoming distribution, but you will be taxed on the entire amount of the distribution received, even though, as an economic matter, the distribution simply constitutes a return of capital. This is known as "buying into a dividend."

You will generally recognize taxable gain or loss on a sale, exchange or redemption of your shares, including an exchange for shares of another Fund, based on the difference between your tax basis in the shares and the amount you receive for them. (To aid in computing your tax basis, you generally should retain your account statements for the periods during which you held shares.) Any loss realized on shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends that were received on the shares. Additionally, any loss realized on a sale or redemption of shares of a Fund may be disallowed under "wash sale" rules to the extent the shares disposed of are replaced with other shares of the same Fund within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of, such as pursuant to a dividend reinvestment in shares of a Fund. If disallowed, the loss will be reflected in an adjustment to the basis of the shares acquired.

The one major exception to these tax principles is that distributions on, and sales, exchanges and redemptions of, shares held in an IRA (or other tax-qualified plan) will not be currently taxable.

It is expected that the Allegiant International Equity Fund will be subject to foreign withholding taxes with respect to dividends or interest received from sources in foreign countries. The Allegiant International Equity Fund may make an election to treat a proportionate amount of such taxes as constituting a distribution to each shareholder, which would allow each shareholder either (1) to credit such proportionate amount of taxes against U.S. federal income tax liability or (2) to take such amount as an itemized deduction.

The Allegiant Intermediate Tax Exempt Bond Fund, Allegiant Michigan Intermediate Municipal Bond Fund, Allegiant Ohio Intermediate Tax Exempt Bond Fund, and Allegiant Pennsylvania Intermediate Municipal Bond Fund (the "Tax Free Bond Funds") anticipate that substantially all of their income dividends will be attributable to "exempt interest dividends," which are exempt from federal income taxes. However, some dividends may be taxable, such as dividends that are derived from occasional taxable investments and distributions of short and long-term capital gains. Interest on indebtedness incurred by a shareholder to purchase or carry shares of any Tax Free Bond Fund generally will not be deductible for federal income tax purposes.

You should note that a portion of the exempt-interest dividends paid by the Tax Free Bond Funds may constitute an item of tax preference for purposes of determining federal alternative minimum tax liability. Exempt-interest dividends will also be considered along with other adjusted gross income in determining whether any Social Security or railroad retirement payments received by you are subject to federal income taxes.

If you receive an exempt-interest dividend with respect to any share and the share is held by you for six months or less, any loss on the sale or exchange of the share will be disallowed to the extent of such dividend amount.

A Fund may be required in certain cases to withhold and remit to the Internal Revenue Service a percentage of taxable dividends or gross proceeds realized upon sale paid to shareholders who have failed to provide a correct tax identification number in the manner required, or who are subject to withholding by the Internal Revenue Service for failure to properly include on their return payments of taxable interest or dividends, or who have failed to certify to the Fund that they are not subject to backup withholding when required to do so or that they are "exempt recipients." For 2004, the withholding rate is 28%.

The foregoing is only a summary of certain tax considerations under current law, which may be subject to change in the future. Shareholders who are nonresident aliens, foreign trusts or estates, or foreign corporations or partnerships, may be subject to different United States federal income tax treatment. You should consult your tax adviser for further information regarding federal, state, local and/or foreign tax consequences relevant to your specific situation.

STATE AND LOCAL TAXES

You may also be subject to state and local taxes on distributions and redemptions. State income taxes may not apply, however, to the portions of each Fund's distributions, if any, that are attributable to interest on U.S. government securities or interest on securities of the particular state or localities within the state. The Allegiant Michigan Intermediate Municipal Bond Fund intends to distribute income that is exempt from Michigan income taxes. The Allegiant Ohio Intermediate Tax Exempt Bond Fund intends to distribute income that is exempt from Ohio personal income taxes. The Allegiant Pennsylvania Intermediate Municipal Bond Fund intends to distribute income that is exempt from Pennsylvania personal income taxes. You should consult your tax adviser regarding the tax status of distributions in your state and locality.

MORE INFORMATION ABOUT TAXES IS IN THE STATEMENT OF ADDITIONAL INFORMATION.

FINANCIAL HIGHLIGHTS

The tables that follow present performance information about Class A Shares, Class B Shares and Class C Shares of each Fund. This information is intended to help you understand each Fund's financial performance for the past five years, or, if shorter, the period of the Fund's or share class' operations. All per share information reflects financial information for a single Fund share. The total returns in the table represent the rate that you would have earned (or lost) on an investment in a Fund, assuming you reinvested all of your dividends and distributions.

Except as otherwise stated below, the financial highlights have been audited by Ernst & Young LLP, Independent Registered Public Accounting Firm, whose report, along with each Fund's financial statements, is included in the annual report dated May 31, 2004 and is incorporated by reference into the Statement of Additional Information.

In June 2000, the Parkstone Mid Capitalization Funds, Bond, U.S. Government Income, and Michigan Municipal Bond were reorganized into the Mid Cap Growth, Bond, Government Mortgage, and Michigan Intermediate Municipal Bond Funds, respectively. In connection with this reorganization, each of these Allegiant Funds adopted the financial highlights, financial statements and performance history of its corresponding acquired Parkstone Fund.

No financial highlights are presented for Class B Shares of the Ultra Short Bond and Pennsylvania Intermediate Municipal Bond Funds because Class B Shares of these Funds had not yet commenced operations as of May 31, 2004. No financial highlights are presented for Class C Shares of the Ultra Short Bond Fund because Class C Shares of this Fund had not yet commenced operations as of May 31, 2004.

You can obtain the Funds' annual report, which contains more performance information, at no charge by calling 1-800-622-FUND (3863).

Selected Per Share Data and Ratios For the Years Ended May 31, Unless
Otherwise Indicated


                                   Realized
                                      and                                                                   Ratio of
               Net                 Unrealized                Distribution                                   Expenses   Ratio of Net
              Asset       Net         Gain        Dividends    from Net                                        to       Investment
              Value,   Investment    (Loss)       from Net     Realized   Net Asset           Net Assets    Average   Income/(Loss)
             Beginning   Income/      on         Investment    Capital   Value, End   Total     End of         Net      to Average
             of Year     (Loss)   Investments      Income       Gains     of Year    Return+  Year (000)     Assets    Net Assets
INTERNATIONAL EQUITY FUND
CLASS A
2004          $ 7.97     $0.07 1     $2.17        $(0.12)      $(0.00)     $10.09     28.19%    $11,693       1.66%        0.49%
2003            9.68      0.10 1     (1.79)        (0.02)       (0.00)       7.97    (17.49)     32,345       1.63         0.81
2002           10.81      0.04 1     (1.16)        (0.01)       (0.00)       9.68    (10.35)     12,143       1.59         0.38
2001           14.97     (0.01) 1    (3.15)        (0.00)       (1.00)      10.81    (22.88)     15,390       1.70        (0.04)
2000           10.87     (0.03)       4.21         (0.01)       (0.07)      14.97     38.50       3,618       1.68        (0.19)
CLASS B
2004          $ 7.77    $(0.02) 1    $2.14        $(0.08)      $(0.00)      $9.81     27.31%     $1,834       2.36%       (0.21)%
2003            9.46      0.01 1     (1.70)        (0.00)       (0.00)       7.77    (17.87)      1,944       2.34         0.10
2002           10.62     (0.04) 1    (1.12)        (0.00)       (0.00)       9.46    (10.92)      3,209       2.30        (0.33)
2001           14.83     (0.10) 1    (3.11)        (0.00)       (1.00)      10.62    (23.47)      5,317       2.41        (0.75)
2000           10.83     (0.10)       4.17         (0.00)       (0.07)      14.83     37.61         623       2.39        (0.90)
CLASS C
2004          $ 7.77    $(0.00) 1    $2.12        $(0.11)      $(0.00)      $9.78     27.27%     $1,209       2.36%       (0.21)%
2003            9.46      0.01 1     (1.70)        (0.00)       (0.00)       7.77    (17.87)        413       2.34         0.10
2002           10.63     (0.03) 1    (1.14)        (0.00)       (0.00)       9.46    (11.01)        565       2.30        (0.33)
2001           14.83     (0.10) 1    (3.10)        (0.00)       (1.00)      10.63    (23.40)        364       2.41        (0.75)
2000 2         15.37     (0.04)      (0.50)        (0.00)       (0.00)      14.83     (3.51)        165       2.39        (0.90)

                              Ratio of
                                 Net
                  Ratio      Investment
                   of          Income/
                Expenses     (Loss) to
               to Average     Average
               Net Assets    Net Assets
               (Before        (Before      Portfolio
                  Fee           Fee         Turnover
               Waivers)       Waivers)        Rate
INTERNATIONAL EQUITY FUND
CLASS A
2004             1.66%         0.49%          117%
2003             1.63          0.81            90
2002             1.59          0.38            63
2001             1.75         (0.09)          161
2000             1.74         (0.25)          124
CLASS B
2004             2.36%        (0.21)%         117%
2003             2.34          0.10            90
2002             2.30         (0.33)           63
2001             2.46         (0.80)          161
2000             2.45         (0.96)          124
CLASS C
2004             2.36%        (0.21)%         117%
2003             2.34          0.10            90
2002             2.30         (0.33)           63
2001             2.46         (0.80)          161
2000 2           2.45         (0.96)          124


+ Total return is for the period indicated and has not been annualized. Total return excludes sales charge.
(1) Per share data calculated using average shares outstanding method.
(2) International Equity Fund Class C commenced operations on January 5, 2000. All ratios for the period have been annualized.

Selected Per Share Data and Ratios For the Years Ended May 31, Unless Otherwise Indicated


                                   Realized
                                      and                                                                   Ratio of
               Net                 Unrealized                Distribution                                   Expenses   Ratio of Net
              Asset       Net         Gain        Dividends    from Net                                        to       Investment
              Value,   Investment    (Loss)       from Net     Realized   Net Asset           Net Assets    Average   Income/(Loss)
             Beginning   Income/      on         Investment    Capital   Value, End   Total     End of         Net      to Average
             of Year     (Loss)   Investments      Income       Gains     of Year    Return+  Year (000)     Assets    Net Assets
LARGE CAP CORE EQUITY FUND
CLASS A
2004           $9.49     $0.06 1     $1.33        $(0.07)      $(0.00)     $10.81     14.62%     $8,648       1.19%        0.56%
2003           10.77      0.08 1     (1.29)        (0.07)       (0.00)       9.49    (11.22)      4,703       1.21         0.83
2002           12.16      0.02 1     (1.13)        (0.02)       (0.26)      10.77     (9.19)      3,313       1.22         0.22
2001           14.80     (0.02)      (0.70)        (0.00)       (1.92)      12.16     (5.91)      3,987       1.24        (0.17)
2000           13.71     (0.00)       1.62         (0.00)       (0.53)      14.80     11.98       4,146       1.25        (0.22)
CLASS B
2004           $9.22    $(0.02) 1    $1.29        $(0.00)      $(0.00)     $10.49     13.70%      3,527       1.89%       (0.14)%
2003           10.48      0.01 1     (1.26)        (0.01)       (0.00)       9.22    (11.79)      1,699       1.92         0.12
2002           11.91     (0.05) 1    (1.12)        (0.00)       (0.26)      10.48     (9.87)      2,013       1.93        (0.49)
2001           14.62     (0.06)      (0.73)        (0.00)       (1.92)      11.91     (6.49)      2,052       1.94        (0.87)
2000           13.63     (0.07)       1.59         (0.00)       (0.53)      14.62     11.31       1,840       1.96        (0.93)
CLASS C
2004           $9.23    $(0.02) 1    $1.29        $(0.01)      $(0.00)     $10.49     13.63%       $676       1.89%       (0.14)%
2003           10.48      0.01 1     (1.25)        (0.01)       (0.00)       9.23    (11.68)        516       1.92         0.12
2002           11.92     (0.04) 1    (1.14)        (0.00)       (0.26)      10.48     (9.94)        499       1.93        (0.49)
2001           14.63     (0.06)      (0.73)        (0.00)       (1.92)      11.92     (6.48)         50       1.94        (0.87)
2000 2         14.55     (0.05)       0.13         (0.00)       (0.00)      14.63      0.55           2       1.96        (0.93)

                           Ratio of
                              Net
               Ratio      Investment
                of          Income/
             Expenses     (Loss) to
            to Average     Average
            Net Assets    Net Assets
            (Before        (Before      Portfolio
               Fee           Fee         Turnover
            Waivers)       Waivers)        Rate
LARGE CAP CORE EQUITY FUND
CLASS A
2004          1.19%         0.56%          124%
2003          1.21          0.83            68
2002          1.22          0.22           112
2001          1.29         (0.22)           34
2000          1.31         (0.28)           37
CLASS B
2004          1.89%        (0.14)%         124%
2003          1.92          0.12            68
2002          1.93         (0.49)          112
2001          1.94         (0.87)           34
2000          1.96         (0.93)           37
CLASS C
2004          1.89%        (0.14)%         124%
2003          1.92          0.12            68
2002          1.93         (0.49)          112
2001          1.94         (0.87)           34
2000 2        1.96         (0.93)           37

+ Total return is for the period indicated and has not been annualized. Total return excludes sales charge.
(1) Per share data calculated using average shares outstanding method.
(2) Large Cap Core Equity Fund Class C commenced operations on January 20, 2000. All ratios for the period have been annualized.


Selected Per Share Data and Ratios For the Years Ended May 31, Unless Otherwise Indicated


                                   Realized
                                      and                                                                   Ratio of
               Net                 Unrealized                Distribution                                   Expenses   Ratio of Net
              Asset       Net         Gain        Dividends    from Net                                        to       Investment
              Value,   Investment    (Loss)       from Net     Realized   Net Asset           Net Assets    Average   Income/(Loss)
             Beginning   Income/      on         Investment    Capital   Value, End   Total     End of         Net      to Average
             of Year     (Loss)   Investments      Income       Gains     of Year    Return+  Year (000)     Assets    Net Assets
LARGE CAP GROWTH FUND
CLASS A
2004          $16.95    $(0.03) 1    $1.61        $(0.04)      $(0.00)     $18.49      9.34%   $142,015       1.18%       (0.16)%
2003           19.34      0.02       (2.39)        (0.02)       (0.00)      16.95    (12.26)    136,358       1.17         0.10
2002           24.17     (0.04)      (4.58)        (0.00)       (0.21)      19.34    (19.23)    103,258       1.17        (0.20)
2001           28.76     (0.07)      (3.40)        (0.00)       (1.12)      24.17    (12.53)    139,717       1.18        (0.28)
2000           24.55     (0.06)       4.53         (0.00)       (0.26)      28.76     18.22     180,000       1.15        (0.24)
CLASS B
2004          $16.38    $(0.15) 1    $1.57        $(0.02)      $(0.00)     $17.78      8.66%     $9,673       1.88%       (0.86)%
2003           18.81     (0.09)      (2.34)        (0.00)       (0.00)      16.38    (12.92)      3,363       1.88        (0.61)
2002           23.67     (0.19)      (4.46)        (0.00)       (0.21)      18.81    (19.77)      2,972       1.88        (0.91)
2001           28.37     (0.26)      (3.32)        (0.00)       (1.12)      23.67    (13.10)      3,770       1.88        (0.98)
2000           24.33     (0.26)       4.56         (0.00)       (0.26)      28.37     17.68       3,713       1.86        (0.95)
CLASS C
2004          $16.40    $(0.15) 1    $1.57        $(0.02)      $(0.00)     $17.80      8.70%     $1,146       1.88%       (0.86)%
2003           18.82     (0.09)      (2.33)        (0.00)       (0.00)      16.40    (12.91)        576       1.88        (0.61)
2002           23.69     (0.19)      (4.47)        (0.00)       (0.21)      18.82    (19.79)        654       1.88        (0.91)
2001           28.38     (0.26)      (3.31)        (0.00)       (1.12)      23.69    (13.06)        436       1.88        (0.98)
2000 2         28.04     (0.08)       0.42         (0.00)       (0.00)      28.38      1.21         263       1.86        (0.95)

                           Ratio of
                              Net
               Ratio      Investment
                of          Income/
             Expenses     (Loss) to
            to Average     Average
            Net Assets    Net Assets
            (Before        (Before      Portfolio
               Fee           Fee         Turnover
            Waivers)       Waivers)        Rate
LARGE CAP GROWTH FUND
CLASS A
2004          1.18%        (0.16)%         144%
2003          1.17          0.10            65
2002          1.17         (0.20)           52
2001          1.23         (0.33)           18
2000          1.21         (0.30)           25
CLASS B
2004          1.88%        (0.86)%         144%
2003          1.88         (0.61)           65
2002          1.88         (0.91)           52
2001          1.88         (0.98)           18
2000          1.86         (0.95)           25
CLASS C
2004          1.88%        (0.86)%         144%
2003          1.88         (0.61)           65
2002          1.88         (0.91)           52
2001          1.88         (0.98)           18
2000 2        1.86         (0.95)           25

+ Total return is for the period indicated and has not been annualized. Total return excludes sales charge.
(1) Per share data calculated using average shares outstanding method.
(2) Large Cap Growth Fund Class C commenced operations on January 27, 2000. All ratios for the period have been annualized.

Selected Per Share Data and Ratios For the Years Ended May 31, Unless Otherwise Indicated




                                   Realized
                                      and                                                                   Ratio of
               Net                 Unrealized                Distribution                                   Expenses   Ratio of Net
              Asset       Net         Gain        Dividends    from Net                                        to       Investment
              Value,   Investment    (Loss)       from Net     Realized   Net Asset           Net Assets    Average   Income/(Loss)
             Beginning   Income/      on         Investment    Capital   Value, End   Total     End of         Net      to Average
             of Year     (Loss)   Investments      Income       Gains     of Year    Return+  Year (000)     Assets    Net Assets
LARGE CAP VALUE FUND
CLASS A
2004          $14.03     $0.18 1     $2.37        $(0.19)      $(0.00)     $16.39     18.24%    $41,023       1.19%        1.13%
2003           15.80      0.19 1     (1.75)        (0.18)       (0.03)      14.03     (9.78)     34,207       1.18         1.37
2002           17.36      0.15 1     (0.88)        (0.15)       (0.68)      15.80     (4.10)     39,511       1.17         0.90
2001           16.00      0.21        1.71         (0.24)       (0.32)      17.36     12.42      43,511       1.22         1.29
2000           18.79      0.30       (1.87)        (0.31)       (0.91)      16.00     (8.30)      9,070       1.17         1.82
CLASS B
2004          $13.97     $0.06 1     $2.38        $(0.11)      $(0.00)     $16.30     17.47%    $10,499       1.89%        0.43%
2003           15.73      0.09 1     (1.74)        (0.08)       (0.03)      13.97    (10.45)      7,022       1.89         0.66
2002           17.29      0.03 1     (0.88)        (0.03)       (0.68)      15.73     (4.81)      9,521       1.88         0.19
2001           15.93      0.09        1.72         (0.13)       (0.32)      17.29     11.69      12,458       1.92         0.59
2000           18.69      0.19       (1.84)        (0.20)       (0.91)      15.93     (8.77)      1,357       1.88         1.11
CLASS C
2004          $13.94     $0.02 1     $2.40        $(0.12)      $(0.00)     $16.24     17.36%       $697       1.89%        0.43%
2003           15.70      0.10 1     (1.74)        (0.09)       (0.03)      13.94    (10.42)        305       1.89         0.66
2002           17.27      0.04 1     (0.88)        (0.05)       (0.68)      15.70     (4.77)        341       1.88         0.19
2001           15.93      0.09        1.72         (0.15)       (0.32)      17.27     11.67         187       1.93         0.59
2000 2         15.27      0.08        0.63         (0.05)       (0.00)      15.93      4.65         105       1.88         1.11

                           Ratio of
                              Net
               Ratio      Investment
                of          Income/
             Expenses     (Loss) to
            to Average     Average
            Net Assets    Net Assets
            (Before        (Before      Portfolio
               Fee           Fee         Turnover
            Waivers)       Waivers)        Rate
LARGE CAP VALUE FUND
CLASS A
2004          1.19%         1.13%           47%
2003          1.18          1.37            34
2002          1.17          0.90            39
2001          1.27          1.24            67
2000          1.23          1.76            40
CLASS B
2004          1.89%         0.43%           47%
2003          1.89          0.66            34
2002          1.88          0.19            39
2001          1.92          0.59            67
2000          1.88          1.11            40
CLASS C
2004          1.89%         0.43%           47%
2003          1.89          0.66            34
2002          1.88          0.19            39
2001          1.93          0.59            67
2000 2        1.88          1.11            40



+ Total return is for the period indicated and has not been annualized. Total return excludes sales charge.
(1) Per share data calculated using average shares outstanding method.
(2) Large Cap Value Fund Class C commenced operations January 27, 2000. All ratios for the period have been annualized.

Selected Per Share Data and Ratios For the Years Ended May 31, Unless Otherwise Indicated


                                   Realized
                                      and                                                                   Ratio of
               Net                 Unrealized                Distribution                                   Expenses   Ratio of Net
              Asset       Net         Gain        Dividends    from Net                                        to       Investment
              Value,   Investment    (Loss)       from Net     Realized   Net Asset           Net Assets    Average   Income/(Loss)
             Beginning   Income/      on         Investment    Capital   Value, End   Total     End of         Net      to Average
             of Year     (Loss)   Investments      Income       Gains     of Year    Return+  Year (000)     Assets    Net Assets
MID CAP GROWTH FUND
CLASS A
2004           $5.48    $(0.06) 1   $ 0.90        $(0.00)      $(0.00)     $ 6.32     15.33%    $19,092       1.38%       (0.94)%
2003            6.26     (0.06) 1    (0.72)        (0.00)       (0.00)       5.48    (12.46)     16,476       1.55        (1.17)
2002            7.80     (0.08) 1    (1.46)        (0.00)       (0.00)       6.26    (19.74)     19,943       1.52        (1.17)
2001           15.53     (0.10) 1    (3.09)        (0.00)       (4.54)       7.80    (24.23)     28,107       1.50        (0.88)
2000           14.10     (0.15) 1     6.23         (0.00)       (4.65)      15.53     51.48      46,183       1.54        (1.00)
CLASS B
2004           $4.53    $(0.08) 1   $ 0.74        $(0.00)      $(0.00)     $ 5.19     14.57%     $3,429       2.08%       (1.64)%
2003            5.21     (0.08) 1    (0.60)        (0.00)       (0.00)       4.53    (13.05)      4,157       2.26        (1.88)
2002            6.55     (0.11) 1    (1.23)        (0.00)       (0.00)       5.21    (20.46)      6,899       2.23        (1.88)
2001           13.95     (0.16) 1    (2.70)        (0.00)       (4.54)       6.55    (24.69)     11,339       2.21        (1.59)
2000           13.14     (0.24) 1     5.70         (0.00)       (4.65)      13.95     50.40      18,584       2.29        (1.75)
CLASS C
2004           $4.59    $(0.08) 1   $ 0.76        $(0.00)      $(0.00)     $ 5.27     14.82%       $366       2.08%       (1.64)%
2003            5.29     (0.08) 1    (0.62)        (0.00)       (0.00)       4.59    (13.23)        220       2.26        (1.88)
2002            6.64     (0.11) 1    (1.24)        (0.00)       (0.00)       5.29    (20.33)        240       2.23        (1.88)
2001 2         15.11     (0.12) 1    (3.81)        (0.00)       (4.54)       6.64    (29.86)        142       2.21        (1.59)
MID CAP VALUE FUND
CLASS A
2004          $10.05    $ 0.00 1    $ 2.68        $(0.06)      $(0.23)     $12.44     26.85%     $5,313       1.32%        0.11%
2003 3         10.00      0.06 1      0.01         (0.02)       (0.00)      10.05      0.71       1,299       1.18         0.64
CLASS B
2004 3        $10.14    $(0.08) 1   $ 2.56        $(0.02)      $(0.23)     $12.37     24.64%     $3,472       2.05%       (0.62)%
CLASS C
2004 3        $10.14    $(0.08) 1   $ 2.60        $(0.01)      $(0.23)     $12.42     24.96%       $858       2.05%       (0.62)%

                              Ratio of
                                 Net
                  Ratio      Investment
                   of          Income/
                Expenses     (Loss) to
               to Average     Average
               Net Assets    Net Assets
               (Before        (Before      Portfolio
                  Fee           Fee         Turnover
               Waivers)       Waivers)        Rate
MID CAP GROWTH FUND
CLASS A
2004             1.51%        (1.07)%         228%
2003             1.55         (1.17)           66
2002             1.52         (1.17)           68
2001             1.55         (0.93)          191
2000             1.54         (1.00)          110
CLASS B
2004             2.21%        (1.77)%         228%
2003             2.26         (1.88)           66
2002             2.23         (1.88)           68
2001             2.21         (1.59)          191
2000             2.29         (1.75)          110
CLASS C
2004             2.21%        (1.77)%         228%
2003             2.26         (1.88)           66
2002             2.23         (1.88)           68
2001 2           2.21         (1.59)          191
MID CAP VALUE FUND
CLASS A
2004             1.45%        (0.02)%          87%
2003 3           1.49          0.33            76
CLASS B
2004 3           2.18%        (0.75)%          87%
CLASS C
2004 3           2.18%        (0.75)%          87%

+ Total return is for the period indicated and has not been annualized. Total return excludes sales charge.
(1) Per share data calculated using average shares outstanding method.
(2) Mid Cap Growth Fund Class C commenced operations on June 15, 2000. All ratios for the period have been annualized.
(3) Mid Cap Value Fund Class A, Class B and Class C commenced operations on July 1, 2002, June 2, 2003 and June 2, 2003, respectively. All ratios for the periods have been annualized.

Selected Per Share Data and Ratios For the Years Ended May 31, Unless Otherwise Indicated

                                   Realized
                                      and                                                                   Ratio of
               Net                 Unrealized                Distribution                                   Expenses   Ratio of Net
              Asset       Net         Gain        Dividends    from Net                                        to       Investment
              Value,   Investment    (Loss)       from Net     Realized   Net Asset           Net Assets    Average   Income/(Loss)
             Beginning   Income/      on         Investment    Capital   Value, End   Total     End of         Net      to Average
             of Year     (Loss)   Investments      Income       Gains     of Year    Return+  Year (000)     Assets    Net Assets
S&P 500 INDEX FUND
CLASS A
2004           $8.29     $0.10 1     $1.34        $(0.09)      $(0.00)      $9.64     17.47%    $16,111       0.59%        1.07%
2003            9.18      0.09 1     (0.89)        (0.09)       (0.00)       8.29     (8.57)     12,571       0.60         1.18
2002           10.82      0.08 1     (1.64)        (0.08)       (0.00)       9.18    (14.44)      7,889       0.58         0.84
2001           12.22      0.08       (1.40)        (0.08)       (0.00)      10.82    (10.82)      7,777       0.61         0.69
2000           11.29      0.09        1.01         (0.11)       (0.06)      12.22      9.70       8,253       0.59         0.77
CLASS B
2004           $8.24     $0.03 1     $1.33        $(0.03)      $(0.00)      $9.57     16.57%     $3,120       1.34%        0.32%
2003            9.14      0.04 1     (0.90)        (0.04)       (0.00)       8.24     (9.40)      1,914       1.35         0.43
2002           10.79      0.01 1     (1.64)        (0.02)       (0.00)       9.14    (15.16)      1,470       1.33         0.09
2001           12.20      0.01       (1.41)        (0.01)       (0.00)      10.79    (11.47)      1,080       1.36        (0.06)
2000 2         12.04      0.01        0.17         (0.02)       (0.00)      12.20      1.46         524       1.34         0.02
CLASS C
2004           $8.25     $0.03 1     $1.35        $(0.04)      $(0.00)      $9.59     16.70%     $1,698       1.34%        0.32%
2003            9.15      0.03 1     (0.89)        (0.04)       (0.00)       8.25     (9.41)        881       1.35         0.43
2002           10.79      0.01 1     (1.64)        (0.01)       (0.00)       9.15    (15.08)        885       1.33         0.09
2001           12.20      0.00       (1.40)        (0.01)       (0.00)      10.79    (11.51)        649       1.36        (0.06)
2000 2         12.61      0.01       (0.41)        (0.01)       (0.00)      12.20     (3.17)        277       1.34         0.02
SMALL CAP CORE FUND
CLASS A
2004 3        $10.00    $(0.01) 1   $(0.49)       $(0.00)      $(0.00)      $9.50     (5.00)%      $241       1.56%       (0.92)%
CLASS B
2004 3        $10.00    $(0.02) 1   $(0.49)       $(0.00)      $(0.00)      $9.49     (5.10)%       $24       2.26%       (1.62)%
CLASS C
2004 3        $10.00    $(0.02) 1   $(0.48)       $(0.00)      $(0.00)      $9.50     (5.00)%      $300       2.26%       (1.62)%

                              Ratio of
                                 Net
                  Ratio      Investment
                   of          Income/
                Expenses     (Loss) to
               to Average     Average
               Net Assets    Net Assets
               (Before        (Before      Portfolio
                  Fee           Fee         Turnover
               Waivers)       Waivers)        Rate
S&P 500 INDEX FUND
CLASS A
2004             0.74%         0.92%            1%
2003             0.75          1.03             7
2002             0.73          0.69             4
2001             0.86          0.44            15
2000             0.84          0.52            48
CLASS B
2004             1.49%         0.17%            1%
2003             1.50          0.28             7
2002             1.48         (0.06)            4
2001             1.51         (0.21)           15
2000 2           1.49         (0.13)           48
CLASS C
2004             1.49%         0.17%            1%
2003             1.50          0.28             7
2002             1.48         (0.06)            4
2001             1.51         (0.21)           15
2000 2           1.49         (0.13)           48
SMALL CAP CORE FUND
CLASS A
2004 3           1.56%        (0.92)%           4%
CLASS B
2004 3           2.26%        (1.62)%           4%
CLASS C
2004 3           2.26%        (1.62)%           4%

+ Total return is for the period indicated and has not been annualized. Total return excludes sales charge.
(1) Per share data calculated using average shares outstanding method.
(2) S&P 500 Index Fund Class B and Class C commenced operations on January 4, 2000 and January 17, 2000, respectively. All ratios for the respective periods have been annualized.
(3) Small Cap Core Fund Class A, Class B and Class C commenced operations on April 2, 2004. All ratios for the period have been annualized.

Selected Per Share Data and Ratios For the Years Ended May 31, Unless Otherwise Indicated



                                   Realized
                                      and                                                                   Ratio of
               Net                 Unrealized                Distribution                                   Expenses   Ratio of Net
              Asset       Net         Gain        Dividends    from Net                                        to       Investment
              Value,   Investment    (Loss)       from Net     Realized   Net Asset           Net Assets    Average   Income/(Loss)
             Beginning   Income/      on         Investment    Capital   Value, End   Total     End of         Net      to Average
             of Year     (Loss)   Investments      Income       Gains     of Year    Return+  Year (000)     Assets    Net Assets
SMALL CAP GROWTH FUND
CLASS A
2004           $7.59    $(0.11) 1    $1.46        $(0.00)      $(0.00)      $8.94     17.79%    $22,493       1.48%       (1.27)%
2003            9.07     (0.08) 1    (1.40)        (0.00)       (0.00)       7.59    (16.32)     18,814       1.54        (1.17)
2002           11.44     (0.12) 1    (2.25)        (0.00)       (0.00)       9.07    (20.72)     21,941       1.49        (1.13)
2001           14.81     (0.09) 1    (1.92)        (0.00)       (1.36)      11.44    (14.97)     31,327       1.52        (0.69)
2000           10.11     (0.07) 1     4.77         (0.00)       (0.00)      14.81     46.49       2,710       1.48        (0.53)
CLASS B
2004           $7.30    $(0.17) 1    $1.41        $(0.00)      $(0.00)      $8.54     16.99%     $5,186       2.18%       (1.97)%
2003            8.79     (0.12) 1    (1.37)        (0.00)       (0.00)       7.30    (16.95)      5,141       2.25        (1.88)
2002           11.16     (0.18) 1    (2.19)        (0.00)       (0.00)       8.79    (21.24)      8,055       2.20        (1.84)
2001           14.58     (0.18) 1    (1.88)        (0.00)       (1.36)      11.16    (15.59)     13,010       2.22        (1.39)
2000           10.01     (0.17) 1     4.74         (0.00)       (0.00)      14.58     45.65         372       2.19        (1.24)
CLASS C
2004           $7.32    $(0.17) 1    $1.41        $(0.00)      $(0.00)      $8.56     16.94%       $719       2.18%       (1.97)%
2003            8.81     (0.12) 1    (1.37)        (0.00)       (0.00)       7.32    (16.91)        390       2.25        (1.88)
2002           11.19     (0.18) 1    (2.20)        (0.00)       (0.00)       8.81    (21.27)        476       2.20        (1.84)
2001           14.57     (0.18) 1    (1.84)        (0.00)       (1.36)      11.19    (15.32)        374       2.22        (1.39)
2000 2         16.20     (0.07) 1    (1.56)        (0.00)       (0.00)      14.57    (10.06)         77       2.19        (1.24)


                              Ratio of
                                 Net
                  Ratio      Investment
                   of          Income/
                Expenses     (Loss) to
               to Average     Average
               Net Assets    Net Assets
               (Before        (Before      Portfolio
                  Fee           Fee         Turnover
               Waivers)       Waivers)        Rate
SMALL CAP GROWTH FUND
CLASS A
2004             1.48%        (1.27)%         340%
2003             1.54         (1.17)          119
2002             1.49         (1.13)          122
2001             1.57         (0.74)          174
2000             1.54         (0.59)          155
CLASS B
2004             2.18%        (1.97)%         340%
2003             2.25         (1.88)          119
2002             2.20         (1.84)          122
2001             2.27         (1.44)          174
2000             2.25         (1.30)          155
CLASS C
2004             2.18%        (1.97)%         340%
2003             2.25         (1.88)          119
2002             2.20         (1.84)          122
2001             2.27         (1.44)          174
2000 2           2.25         (1.30)          155


+ Total return is for the period indicated and has not been annualized. Total return excludes sales charge.
(1) Per share data calculated using average shares outstanding method.
(2) Small Cap Growth Fund Class C commenced operations on January 20, 2000. All ratios for the period have been annualized.

Selected Per Share Data and Ratios For the Years Ended May 31, Unless Otherwise Indicated




                                   Realized
                                      and                                                                   Ratio of
               Net                 Unrealized                Distribution                                   Expenses   Ratio of Net
              Asset       Net         Gain        Dividends    from Net                                        to       Investment
              Value,   Investment    (Loss)       from Net     Realized   Net Asset           Net Assets    Average   Income/(Loss)
             Beginning   Income/      on         Investment    Capital   Value, End   Total     End of         Net      to Average
             of Year     (Loss)   Investments      Income       Gains     of Year    Return+  Year (000)     Assets    Net Assets
SMALL CAP VALUE FUND
CLASS A
2004          $17.04    $(0.04) 1    $4.96        $(0.02)      $(0.52)     $21.42     28.96%   $202,755       1.43%       (0.19)%
2003           20.03      0.03 1     (2.11)        (0.07) 2     (0.84)      17.04     (9.88)    147,501       1.45         0.23
2002           18.57      0.04 1      3.29         (0.11)       (1.76)      20.03     19.31      43,052       1.41         0.29
2001           14.77      0.19        4.23         (0.21)       (0.41)      18.57     30.55      12,315       1.45         1.10
2000           13.31      0.27        1.38         (0.19)       (0.00)      14.77     12.59       9,727       1.46         1.72
CLASS B
2004          $16.67    $(0.18) 1    $4.85        $(0.00)      $(0.52)     $20.82     28.10%    $15,844       2.13%       (0.90)%
2003           19.68     (0.08) 1    (2.09)        (0.00)       (0.84)      16.67    (10.56)     10,944       2.16        (0.48)
2002           18.34     (0.09) 1     3.24         (0.05)       (1.76)      19.68     18.48       7,465       2.12        (0.42)
2001           14.62      0.09        4.16         (0.12)       (0.41)      18.34     29.62       1,483       2.15         0.40
2000           13.19      0.14        1.41         (0.12)       (0.00)      14.62     11.87         742       2.17         1.01
CLASS C
2004          $16.65    $(0.18) 1    $4.84        $(0.00)      $(0.52)     $20.79     28.15%    $20,622       2.13%       (0.90)%
2003           19.65     (0.08) 1    (2.08)        (0.00)       (0.84)      16.65    (10.52)     11,799       2.16        (0.48)
2002           18.34     (0.12) 1     3.27         (0.08)       (1.76)      19.65     18.46       5,100       2.12        (0.42)
2001           14.62      0.11        4.14         (0.12)       (0.41)      18.34     29.62         361       2.15         0.40
2000 3         13.07      0.01        1.54         (0.00)       (0.00)      14.62     11.86          68       2.17         1.01


                              Ratio of
                                 Net
                  Ratio      Investment
                   of          Income/
                Expenses     (Loss) to
               to Average     Average
               Net Assets    Net Assets
               (Before        (Before      Portfolio
                  Fee           Fee         Turnover
               Waivers)       Waivers)        Rate
SMALL CAP VALUE FUND
CLASS A
2004             1.43%        (0.19)%         116%
2003             1.45          0.23           127
2002             1.41          0.29           106
2001             1.50          1.05           128
2000             1.52          1.66           120
CLASS B
2004             2.13%        (0.90)%         116%
2003             2.16         (0.48)          127
2002             2.12         (0.42)          106
2001             2.15          0.35           128
2000             2.17          0.95           120
CLASS C
2004             2.13%        (0.90)%         116%
2003             2.16         (0.48)          127
2002             2.12         (0.42)          106
2001             2.15          0.35           128
2000 3           2.17          0.95           120


+ Total return is for the period indicated and has not been annualized. Total return excludes sales charge.
(1) Per share data calculated using average shares outstanding method.
(2) Includes a tax return of capital of $(0.01) for Class A for Small Cap Value Fund.
(3) Small Cap Value Fund Class C commenced operations on January 27, 2000. All ratios for the period have been annualized.

Selected Per Share Data and Ratios For the Years Ended May 31, Unless Otherwise Indicated




                                   Realized
                                      and                                                                   Ratio of
               Net                 Unrealized                Distribution                                   Expenses   Ratio of Net
              Asset       Net         Gain        Dividends    from Net                                        to       Investment
              Value,   Investment    (Loss)       from Net     Realized   Net Asset           Net Assets    Average   Income/(Loss)
             Beginning   Income/      on         Investment    Capital   Value, End   Total     End of         Net      to Average
             of Year     (Loss)   Investments      Income       Gains     of Year    Return+  Year (000)     Assets    Net Assets
AGGRESSIVE ALLOCATION FUND
CLASS A
2004           $8.21     $0.03 1     $1.00        $(0.03)      $(0.00)      $9.21     12.54%     $3,519       0.55%        0.36%
2003            9.07      0.00 1     (0.80)        (0.06) 3     (0.00)       8.21     (8.73)      2,744       1.13        (0.02)
2002            9.95      0.08 1     (0.83)        (0.13) 4     (0.00)       9.07     (7.54)      2,744       1.37         0.90
2001 2         10.00      0.02       (0.06)        (0.01)       (0.00)       9.95     (0.38)      2,500       0.63         0.85
CLASS B
2004           $8.13    $(0.02) 1    $0.99        $(0.02)      $(0.00)      $9.08     11.93%     $1,431       1.15%       (0.24)%
2003            9.03     (0.05) 1    (0.80)        (0.05) 3     (0.00)       8.13     (9.32)        610       1.74        (0.63)
2002            9.95      0.03 1     (0.83)        (0.12) 4     (0.00)       9.03     (8.12)        137       1.98         0.29
2001 2          9.98      0.00       (0.03)        (0.00)       (0.00)       9.95     (0.30)          7       1.23         0.25
CLASS C
2004           $8.14    $(0.00) 1    $0.98        $(0.02)      $(0.00)      $9.10     12.01%     $1,021       1.15%       (0.24)%
2003            9.04     (0.05) 1    (0.80)        (0.05) 3     (0.00)       8.14     (9.34)        241       1.74        (0.63)
2002 2          9.89      0.03 1     (0.77)        (0.11) 4     (0.00)       9.04     (8.37)        223       1.98         0.29
BALANCED ALLOCATION FUND
CLASS A
2004           $8.45     $0.08 1     $0.90        $(0.07)      $(0.00)      $9.36     11.67%    $16,900       1.23%        0.90%
2003            9.02      0.11 1     (0.55)        (0.13)       (0.00)       8.45     (4.80)     16,515       1.34         1.38
2002 5          9.72      0.17 1     (0.69)        (0.18)       (0.00)       9.02     (5.41)     16,664       1.25         1.88
2001           11.68      0.29       (0.46)        (0.24)       (1.55)       9.72     (1.92)     13,592       1.28         2.06
2000           10.31      0.23        1.35         (0.21)       (0.00)      11.68     15.48       3,965       1.26         1.95
CLASS B
2004           $8.46     $0.02 1     $0.89        $(0.01)      $(0.00)      $9.36     10.80%     $6,985       1.93%        0.20%
2003            9.03      0.05 1     (0.55)        (0.07)       (0.00)       8.46     (5.48)      5,879       2.05         0.67
2002 5          9.73      0.11 1     (0.70)        (0.11)       (0.00)       9.03     (6.06)      5,721       1.96         1.17
2001           11.70      0.21       (0.46)        (0.17)       (1.55)       9.73     (2.67)      5,551       1.98         1.69
2000           10.33      0.15        1.36         (0.14)       (0.00)      11.70     14.79         691       1.97         1.24
CLASS C
2004           $8.43     $0.03 1     $0.88        $(0.01)      $(0.00)      $9.33     10.83%     $1,754       1.93%        0.20%
2003            9.00      0.05 1     (0.55)        (0.07)       (0.00)       8.43     (5.49)        680       2.05         0.67
2002 5          9.72      0.11 1     (0.71)        (0.12)       (0.00)       9.00     (6.16)        747       1.96         1.17
2001           11.70      0.21       (0.46)        (0.18)       (1.55)       9.72     (2.70)         22       1.98         1.69
2000 6         11.88      0.02       (0.20)        (0.00)       (0.00)      11.70     (1.52)          3       1.97         1.24


                             Ratio of
                                 Net
                  Ratio      Investment
                   of          Income/
                Expenses     (Loss) to
               to Average     Average
               Net Assets    Net Assets
               (Before        (Before      Portfolio
                  Fee           Fee         Turnover
               Waivers)       Waivers)        Rate
AGGRESSIVE ALLOCATION FUND
CLASS A
2004             0.80%         0.11%           42%
2003             1.38         (0.27)           78
2002             1.62          0.65            40
2001 2           1.01          0.47             5
CLASS B
2004             1.40%        (0.49)%          42%
2003             1.99         (0.88)           78
2002             2.23          0.04            40
2001 2           1.56         (0.08)            5
CLASS C
2004             1.40%        (0.49)%          42%
2003             1.99         (0.88)           78
2002 2           2.23          0.04            40
BALANCED ALLOCATION FUND
CLASS A
2004             1.23%         0.90%          230%
2003             1.34          1.38           171
2002 5           1.25          1.88           106
2001             1.33          2.01           161
2000             1.32          1.89           182
CLASS B
2004             1.93%         0.20%          230%
2003             2.05          0.67           171
2002 5           1.96          1.17           106
2001             1.98          1.69           161
2000             1.97          1.24           182
CLASS C
2004             1.93%         0.20%          230%
2003             2.05          0.67           171
2002 5           1.96          1.17           106
2001             1.98          1.69           161
2000 6           1.97          1.24           182

+ Total return is for the period indicated and has not been annualized. Total return excludes sales charge.
(1) Per share data calculated using average shares outstanding method.
(2) The Aggressive Allocation Fund Class A, Class B and Class C commenced operations on March 6, 2001, May 8, 2001 and June 28, 2001, respectively. All ratios for the respective periods have been annualized.
(3) Includes a tax return of capital of $(0.06), $(0.05) and $(0.05) for Class A, Class B and Class C respectively, for the Aggressive Allocation Fund.
(4) Includes a tax return of capital of $(0.04), $(0.04) and $(0.04) for Class A, Class B and Class C respectively, for the Aggressive Allocation Fund.
(5) As required, effective June 1, 2001, Balanced Allocation Fund adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies and began including paydown gains and losses as an adjustment to interest income. The effect of this change for the year ended May 31, 2002 was $0.00 on per share data and an increase in the Ratio of Net Investment Income to Average Net Assets of 0.02%. Per share data and ratios for periods prior to June 1, 2001 have not been restated to reflect this change.
(6) The Balanced Allocation Fund Class C commenced operations on April 20, 2000. All ratios for the period have been annualized.

Selected Per Share Data and Ratios For the Years Ended May 31, Unless Otherwise Indicated



                                   Realized
                                      and                                                                   Ratio of
               Net                 Unrealized                Distribution                                   Expenses   Ratio of Net
              Asset       Net         Gain        Dividends    from Net                                        to       Investment
              Value,   Investment    (Loss)       from Net     Realized   Net Asset           Net Assets    Average   Income/(Loss)
             Beginning   Income/      on         Investment    Capital   Value, End   Total     End of         Net      to Average
             of Year     (Loss)   Investments      Income       Gains     of Year    Return+  Year (000)     Assets    Net Assets
CONSERVATIVE ALLOCATION FUND
CLASS A
2004           $9.57     $0.15 1     $0.41        $(0.13)      $(0.00)     $10.00      5.92%     $3,457       0.53%        1.46%
2003            9.66      0.14 1     (0.06)        (0.17) 3     (0.00)       9.57      0.90       3,048       0.95         1.58
2002           10.04      0.24 1     (0.36)        (0.26)       (0.00)       9.66     (1.21)      2,689       1.27         2.43
2001 2         10.00      0.07        0.02         (0.05)       (0.00)      10.04      0.90       2,522       0.62         2.95
CLASS B
2004           $9.55     $0.09 1     $0.42        $(0.09)      $(0.00)      $9.97      5.36%     $1,171       1.13%        0.86%
2003            9.65      0.06 1     (0.04)        (0.12) 3     (0.00)       9.55      0.27         613       1.56         0.97
2002 2          9.97      0.08 1     (0.22)        (0.18)       (0.00)       9.65     (1.46)        163       1.88         1.82
CLASS C
2004           $9.56     $0.09 1     $0.42        $(0.09)      $(0.00)      $9.98      5.32%     $1,395       1.13%        0.86%
2003            9.65      0.09 1     (0.06)        (0.12) 3     (0.00)       9.56      0.34         753       1.56         0.97
2002           10.04      0.10 1     (0.28)        (0.21)       (0.00)       9.65     (1.79)        702       1.88         1.82
2001 2         10.14      0.00       (0.10)        (0.00)       (0.00)      10.04     (0.99)         55       1.22         2.35

                               Ratio of
                                  Net
                   Ratio      Investment
                    of          Income/
                 Expenses     (Loss) to
                to Average     Average
                Net Assets    Net Assets
                (Before        (Before      Portfolio
                   Fee           Fee         Turnover
                Waivers)       Waivers)        Rate
CONSERVATIVE ALLOCATION FUND
CLASS A
2004              0.78%         1.21%           27%
2003              1.20          1.33            38
2002              1.52          2.18            27
2001 2            1.00          2.57             5
CLASS B
2004              1.38%         0.61%           27%
2003              1.81          0.72            38
2002 2            2.13          1.57            27
CLASS C
2004              1.38%         0.61%           27%
2003              1.81          0.72            38
2002              2.13          1.57            27
2001 2            1.60          1.97             5


+ Total return is for the period indicated and has not been annualized. Total return excludes sales charge.
(1) Per share data calculated using average shares outstanding method.
(2) The Conservative Allocation Fund Class A, Class B and Class C commenced operations on March 6, 2001, July 13, 2001 and May 23, 2001, respectively. All ratios for the respective periods have been annualized.
(3) Includes a tax return of capital of $(0.03), $(0.02) and $(0.02) for Class A, Class B and Class C, respectively, for the Conservative Allocation Fund.

Selected Per Share Data and Ratios For the Years Ended May 31, Unless Otherwise Indicated



                                   Realized
                                      and                                                                   Ratio of
               Net                 Unrealized                Distribution                                   Expenses   Ratio of Net
              Asset       Net         Gain        Dividends    from Net                                        to       Investment
              Value,   Investment    (Loss)       from Net     Realized   Net Asset           Net Assets    Average   Income/(Loss)
             Beginning   Income/      on         Investment    Capital   Value, End   Total     End of         Net      to Average
             of Year     (Loss)   Investments      Income       Gains     of Year    Return+  Year (000)     Assets    Net Assets
BOND FUND++
CLASS A
2004          $10.47     $0.37 1    $(0.47)       $(0.37)      $(0.00)     $10.00     (0.96)%   $11,193       0.99%        3.61%
2003            9.88      0.46 1      0.56         (0.43)       (0.00)      10.47     10.57      14,985       0.96         4.48
2002 2          9.73      0.54 1      0.14         (0.53)       (0.00)       9.88      7.13       9,530       0.96         5.45
2001            9.40      0.59        0.34         (0.60)       (0.00)       9.73     10.26       8,944       0.97         6.14
2000            9.95      0.57       (0.55)        (0.57)       (0.00)       9.40      0.05      10,237       1.12         5.89
CLASS B
2004          $10.45     $0.30 1    $(0.46)       $(0.30)      $(0.00)      $9.99     (1.56)%    $1,491       1.69%        2.91%
2003            9.87      0.38 1      0.56         (0.36)       (0.00)      10.45      9.70       2,095       1.67         3.77
2002 2          9.72      0.47 1      0.14         (0.46)       (0.00)       9.87      6.39       2,133       1.67         4.74
2001            9.38      0.54        0.33         (0.53)       (0.00)       9.72      9.46       2,317       1.67         5.44
2000            9.93      0.50       (0.56)        (0.49)       (0.00)       9.38     (0.58)      2,373       1.87         5.14
CLASS C
2004          $10.44     $0.30 1    $(0.46)       $(0.30)      $(0.00)      $9.98     (1.56)%      $327       1.69%        2.91%
2003            9.86      0.38 1      0.56         (0.36)       (0.00)      10.44      9.70         403       1.67         3.77
2002 2          9.71      0.45 1      0.16         (0.46)       (0.00)       9.86      6.39         150       1.67         4.74
2001 3          9.48      0.52        0.23         (0.52)       (0.00)       9.71      8.06          62       1.67         5.44


                               Ratio of
                                  Net
                   Ratio      Investment
                    of          Income/
                 Expenses     (Loss) to
                to Average     Average
                Net Assets    Net Assets
                (Before        (Before      Portfolio
                   Fee           Fee         Turnover
                Waivers)       Waivers)        Rate
BOND FUND++
CLASS A
2004              0.99%         3.61%          338%
2003              0.96          4.48           213
2002 2            0.96          5.45            98
2001              1.02          6.09            73
2000              1.14          5.87           155
CLASS B
2004              1.69%         2.91%          338%
2003              1.67          3.77           213
2002 2            1.67          4.74            98
2001              1.67          5.44            73
2000              1.89          5.12           155
CLASS C
2004              1.69%         2.91%          338%
2003              1.67          3.77           213
2002 2            1.67          4.74            98
2001 3            1.67          5.44            73

+ Total return is for the period indicated and has not been annualized. Total return excludes sales charge.
++ Effective June 9, 2000, the Parkstone Bond Fund was merged into the Armada Bond Fund. The financial highlights for the periods prior to June 9, 2000 reflect the performance history of the Parkstone Bond Fund. The net asset values at the beginning of each period and the changes in net asset values, including the net asset values at the end of each period listed have been restated to reflect the conversion rate of .9725738 for Class A and .9756871 for Class B on the date of the reorganization.
(1) Per share data calculated using average shares outstanding method.
(2) As required, effective June 1, 2001, Bond Fund adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies and began including paydown gains and losses as an adjustment to interest income. This resulted in a $0.01 increase in Net Investment Income Per Share and a $0.01 decrease in Realized and Unrealized Gains (Losses) Per Share for the year ended May 31, 2002. The effect of this change also resulted in an increase in the Ratio of Net Investment Income to Average Net Assets of 0.06% for the year ended May 31, 2002. Per share data and ratios for periods prior to June 1, 2001 have not been restated to reflect this change.
(3) The Bond Fund Class C commenced operations on June 12, 2000. All ratios for the period have been annualized.

Selected Per Share Data and Ratios For the Years Ended May 31, Unless Otherwise Indicated



                                   Realized
                                      and                                                                   Ratio of
               Net                 Unrealized                Distribution                                   Expenses   Ratio of Net
              Asset       Net         Gain        Dividends    from Net                                        to       Investment
              Value,   Investment    (Loss)       from Net     Realized   Net Asset           Net Assets    Average   Income/(Loss)
             Beginning   Income/      on         Investment    Capital   Value, End   Total     End of         Net      to Average
             of Year     (Loss)   Investments      Income       Gains     of Year    Return+  Year (000)     Assets    Net Assets
GOVERNMENT MORTGAGE FUND
CLASS A
2004           $9.57     $0.35 1    $(0.31)       $(0.38)      $(0.00)      $9.23      0.38%    $17,184       0.94%        3.84%
2003            9.45      0.37 1      0.18         (0.43)       (0.00)       9.57      5.89      18,067       1.02         3.84
2002 2          9.22      0.47 1      0.22         (0.46)       (0.00)       9.45      7.67      13,387       1.01         5.04
2001            8.77      0.55        0.45         (0.55)       (0.00)       9.22     11.66      13,863       1.03         6.03
2000            9.13      0.54       (0.37)        (0.53)       (0.00)       8.77      1.96      20,790       1.08         6.03
CLASS B
2004           $9.55     $0.28 1    $(0.32)       $(0.31)      $(0.00)      $9.20     (0.32)%    $6,729       1.64%        3.14%
2003            9.42      0.30 1      0.19         (0.36)       (0.00)       9.55      5.14       7,330       1.73         3.13
2002 2          9.19      0.41 1      0.22         (0.40)       (0.00)       9.42      6.93       6,801       1.72         4.33
2001            8.74      0.49        0.44         (0.48)       (0.00)       9.19     10.90       7,160       1.74         5.32
2000            9.11      0.48       (0.38)        (0.47)       (0.00)       8.74      1.10       9,192       1.83         5.28
CLASS C
2004           $9.56     $0.28 1    $(0.31)       $(0.31)      $(0.00)      $9.22     (0.21)%    $2,344       1.64%        3.14%
2003            9.43      0.30 1      0.19         (0.36)       (0.00)       9.56      5.15       1,246       1.73         3.13
2002 2          9.20      0.41 1      0.22         (0.40)       (0.00)       9.43      6.93         752       1.72         4.33
2001 3          8.83      0.45        0.37         (0.45)       (0.00)       9.20      9.51         113       1.74         5.32

                              Ratio of
                                 Net
                  Ratio      Investment
                   of          Income/
                Expenses     (Loss) to
               to Average     Average
               Net Assets    Net Assets
               (Before        (Before      Portfolio
                  Fee           Fee         Turnover
               Waivers)       Waivers)        Rate
GOVERNMENT MORTGAGE FUND
CLASS A
2004             1.03%         3.75%          380%
2003             1.02          3.84           364
2002 2           1.01          5.04           219
2001             1.08          5.98            78
2000             1.19          5.92            74
CLASS B
2004             1.73%         3.05%          380%
2003             1.73          3.13           364
2002 2           1.72          4.33           219
2001             1.74          5.32            78
2000             1.94          5.17            74
CLASS C
2004             1.73%         3.05%          380%
2003             1.73          3.13           364
2002 2           1.72          4.33           219
2001 3           1.74          5.32            78

+ Total return is for the period indicated and has not been annualized. Total return excludes sales charge.
(1) Per share data calculated using average shares outstanding method.
(2) As required, effective June 1, 2001, Government Mortgage Fund adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies and began including paydown gains and losses as an adjustment to interest income. This resulted in a $0.02 decrease in Net Investment Income Per Share and an increase of $0.02 in Realized and Unrealized Gains (Losses) Per Share for the year ended May 31, 2002. The effect of this change also resulted in a decrease in the Ratio of Net Investment Income to Average Net Assets of 0.18% for the year ended May 31, 2002. Per share data and ratios for periods prior to June 1, 2001 have not been restated to reflect this change.
(3) Government Mortgage Fund Class C commenced operations on June 21, 2000. All ratios for the period have been annualized.

Selected Per Share Data and Ratios For the Years Ended May 31, Unless Otherwise Indicated



                                   Realized
                                      and                                                                   Ratio of
               Net                 Unrealized                Distribution                                   Expenses   Ratio of Net
              Asset       Net         Gain        Dividends    from Net                                        to       Investment
              Value,   Investment    (Loss)       from Net     Realized   Net Asset           Net Assets    Average   Income/(Loss)
             Beginning   Income/      on         Investment    Capital   Value, End   Total     End of         Net      to Average
             of Year     (Loss)   Investments      Income       Gains     of Year    Return+  Year (000)     Assets    Net Assets
INTERMEDIATE BOND FUND
CLASS A
2004          $11.11     $0.34 1    $(0.41)       $(0.34)      $(0.00)     $10.70     (0.60)%   $13,662       0.84%        3.15%
2003           10.42      0.41 1      0.69         (0.41)       (0.00)      11.11     10.71      11,250       0.83         3.76
2002           10.26      0.52 1      0.16         (0.52)       (0.00)      10.42      6.78       8,926       0.82         5.02
2001            9.92      0.62        0.34         (0.62)       (0.00)      10.26      9.88       8,172       0.84         6.09
2000           10.41      0.61       (0.48)        (0.61)       (0.01)       9.92      1.25       3,874       0.83         5.97
CLASS B
2004          $11.11     $0.27 1    $(0.40)       $(0.27)      $(0.00)     $10.71     (1.19)%    $7,379       1.54%        2.45%
2003           10.42      0.33 1      0.69         (0.33)       (0.00)      11.11      9.94       4,245       1.54         3.05
2002           10.26      0.45 1      0.16         (0.45)       (0.00)      10.42      6.03       1,445       1.53         4.31
2001            9.93      0.56        0.31         (0.54)       (0.00)      10.26      9.00       1,392       1.54         5.39
2000           10.41      0.54       (0.47)        (0.54)       (0.01)       9.93      0.64         733       1.54         5.26
CLASS C
2004          $11.13     $0.27 1    $(0.40)       $(0.27)      $(0.00)     $10.73     (1.19)%      $525       1.54%        2.45%
2003           10.44      0.33 1      0.69         (0.33)       (0.00)      11.13      9.93         654       1.54         3.05
2002           10.28      0.44 1      0.17         (0.45)       (0.00)      10.44      6.03         413       1.53         4.31
2001            9.93      0.55        0.35         (0.55)       (0.00)      10.28      9.22         180       1.54         5.39
2000 2          9.91     (0.00)       0.02          0.00        (0.00)       9.93      0.22         191       1.54         5.26


                                Ratio of
                                  Net
                   Ratio      Investment
                    of          Income/
                 Expenses     (Loss) to
                to Average     Average
                Net Assets    Net Assets
                (Before        (Before      Portfolio
                   Fee           Fee         Turnover
                Waivers)       Waivers)        Rate
INTERMEDIATE BOND FUND
CLASS A
2004              0.99%         3.00%          164%
2003              0.98          3.61           129
2002              0.97          4.87           141
2001              1.04          5.89           133
2000              1.04          5.76           201
CLASS B
2004              1.69%         2.30%          164%
2003              1.69          2.90           129
2002              1.68          4.16           141
2001              1.69          5.24           133
2000              1.69          5.11           201
CLASS C
2004              1.69%         2.30%          164%
2003              1.69          2.90           129
2002              1.68          4.16           141
2001              1.69          5.24           133
2000 2            1.69          5.11           201


+ Total return is for the period indicated and has not been annualized, unles otherwise indicated. Total return excludes sales charge.
(1) Per share data calculated using average shares outstanding method.
(2) Intermediate Bond Fund Class C commenced operations on May 30, 2000. All ratios for the period have been annualized.

Selected Per Share Data and Ratios For the Years Ended May 31, Unless Otherwise Indicated


                                   Realized
                                      and                                                                   Ratio of
               Net                 Unrealized                Distribution                                   Expenses   Ratio of Net
              Asset       Net         Gain        Dividends    from Net                                        to       Investment
              Value,   Investment    (Loss)       from Net     Realized   Net Asset           Net Assets    Average   Income/(Loss)
             Beginning   Income/      on         Investment    Capital   Value, End   Total     End of         Net      to Average
             of Year     (Loss)   Investments      Income       Gains     of Year    Return+  Year (000)     Assets    Net Assets
LIMITED MATURITY BOND FUND
CLASS A
2004          $10.20     $0.24 1    $(0.21)       $(0.25)      $(0.00)      $9.98      0.30%     $7,809       0.79%        2.33%
2003           10.00      0.30 1      0.21         (0.31)       (0.00)      10.20      5.21      11,369       0.79         2.92
2002 2          9.90      0.47 1      0.10         (0.47)       (0.00)      10.00      5.87       7,039       0.73         4.69
2001            9.74      0.60        0.16         (0.60)       (0.00)       9.90      7.99       5,022       0.65         5.88
2000            9.99      0.56       (0.24)        (0.57)       (0.00)       9.74      3.47         873       0.64         5.74
CLASS B
2004          $10.20     $0.16 1    $(0.20)       $(0.18)      $(0.00)      $9.98     (0.39)%    $1,477       1.49%        1.63%
2003           10.00      0.23 1      0.21         (0.24)       (0.00)      10.20      4.47       1,721       1.50         2.21
2002 2          9.90      0.39 1      0.11         (0.40)       (0.00)      10.00      5.07       1,329       1.49         3.93
2001            9.73      0.51        0.17         (0.51)       (0.00)       9.90      7.16         742       1.53         5.00
2000 2          9.90      0.39       (0.17)        (0.39)       (0.00)       9.73      2.22         180       1.54         4.84
CLASS C
2004          $10.20     $0.16 1    $(0.20)       $(0.18)      $(0.00)      $9.98     (0.40)%    $1,428       1.49%        1.63%
2003           10.00      0.23 1      0.21         (0.24)       (0.00)      10.20      4.47       1,572       1.50         2.21
2002 2          9.89      0.36 1      0.15         (0.40)       (0.00)      10.00      5.19         888       1.49         3.93
2001            9.73      0.51        0.16         (0.51)       (0.00)       9.89      7.06          64       1.53         5.00
2000 3          9.85      0.18       (0.12)        (0.18)       (0.00)       9.73      0.56          18       1.54         4.84


                              Ratio of
                                 Net
                  Ratio      Investment
                   of          Income/
                Expenses     (Loss) to
               to Average     Average
               Net Assets    Net Assets
               (Before        (Before      Portfolio
                  Fee           Fee         Turnover
               Waivers)       Waivers)        Rate
LIMITED MATURITY FUND
CLASS A
2004             0.89%         2.23%          136%
2003             0.89          2.82           117
2002 2           0.83          4.59           110
2001             0.83          5.70            87
2000             0.84          5.54            90
CLASS B
2004             1.59%         1.53%          136%
2003             1.60          2.11           117
2002 2           1.59          3.83           110
2001             1.63          4.90            87
2000 2           1.64          4.74            90
CLASS C
2004             1.59%         1.53%          136%
2003             1.60          2.11           117
2002 2           1.59          3.83           110
2001             1.63          4.90            87
2000 3           1.64          4.74            90


+ Total return is for the period indicated and has not been annualized. Total return excludes sales charge.
(1) Per share data calculated using average shares outstanding method.
(2) As required, effective June 1, 2001, Limited Maturity Bond Fund adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies and began including paydown gains and losses as an adjustment to interest income. The effect of this change for the year ended May 31, 2002 was $0.00 on per share data and a decrease in the Ratio of Net Investment Income to Average Net Assets of $0.01%. Per share data and ratios for periods prior to June 1, 2001 have not been restated to reflect this change.
(3) Limited Maturity Bond Fund Class B and Class C commenced operations on August 11, 1999 and January 27, 2000, respectively. All ratios for the respective periods have been annualized.

Selected Per Share Data and Ratios For the Years Ended May 31, Unless Otherwise Indicated


                                   Realized
                                      and                                                                   Ratio of
               Net                 Unrealized                Distribution                                   Expenses   Ratio of Net
              Asset       Net         Gain        Dividends    from Net                                        to       Investment
              Value,   Investment    (Loss)       from Net     Realized   Net Asset           Net Assets    Average   Income/(Loss)
             Beginning   Income/      on         Investment    Capital   Value, End   Total     End of         Net      to Average
             of Year     (Loss)   Investments      Income       Gains     of Year    Return+  Year (000)     Assets    Net Assets
TOTAL RETURN ADVANTAGE FUND
CLASS A
2004          $11.01     $0.39 1    $(0.55)       $(0.39)      $(0.24)     $10.22     (1.43)%    $4,359       0.85%        3.67%
2003           10.24      0.45 1      0.92         (0.50)       (0.10)      11.01     13.79       4,122       0.83         4.35
2002 2         10.02      0.53 1      0.22         (0.53)       (0.00)      10.24      7.60       1,350       0.80         5.17
2001            9.47      0.55        0.56         (0.56)       (0.00)      10.02     12.00       1,183       0.76         5.70
2000            9.98      0.57       (0.44)        (0.58) 3     (0.06)       9.47      1.41       5,035       0.73         5.92
CLASS B
2004          $11.04     $0.32 1    $(0.54)       $(0.32)      $(0.24)     $10.26     (2.01)%    $1,220       1.55%        2.97%
2003           10.27      0.39 1      0.91         (0.43)       (0.10)      11.04     12.97         902       1.54         3.64
2002 2         10.05      0.46 1      0.21         (0.45)       (0.00)      10.27      6.83         301       1.51         4.46
2001            9.50      0.48        0.56         (0.49)       (0.00)      10.05     11.18         147       1.49         4.97
2000 4          9.73      0.39       (0.19)        (0.37)       (0.06)       9.50      2.17           1       1.47         5.18
CLASS C
2004          $11.03     $0.32 1    $(0.55)       $(0.32)      $(0.24)     $10.24     (2.11)%      $362       1.55%        2.97%
2003           10.25      0.38 1      0.93         (0.43)       (0.10)      11.03     13.09         340       1.54         3.64
2002 2         10.04      0.46 1      0.20         (0.45)       (0.00)      10.25      6.73          38       1.51         4.46
2001 4          9.73      0.32        0.31         (0.32)       (0.00)      10.04      6.54          20       1.49         4.97
ULTRA SHORT BOND FUND
CLASS A
2004          $10.08     $0.13 1    $(0.07)       $(0.15)      $(0.00)      $9.99      0.58%     $3,178       0.61%        1.29%
2003 5         10.02      0.06 1      0.06         (0.06)       (0.00)      10.08      1.23         109       0.52         1.55


                              Ratio of
                                 Net
                  Ratio      Investment
                   of          Income/
                Expenses     (Loss) to
               to Average     Average
               Net Assets    Net Assets
               (Before        (Before      Portfolio
                  Fee           Fee         Turnover
               Waivers)       Waivers)        Rate
TOTAL RETURN ADVANTAGE FUND
CLASS A
2004             1.00%         3.52%          134%
2003             0.98          4.20           108
2002 2           0.97          5.00            88
2001             1.04          5.42           182
2000             1.02          5.63           121
CLASS B
2004             1.70%         2.82%          134%
2003             1.69          3.49           108
2002 2           1.68          4.29            88
2001             1.69          4.77           182
2000 4           1.67          4.98           121
CLASS C
2004             1.70%         2.82%          134%
2003             1.69          3.49           108
2002 2           1.68          4.29            88
2001 4           1.69          4.77           182
ULTRA SHORT BOND FUND
CLASS A
2004             0.81%         1.09%          120%
2003 5           0.84          1.17           239

+ Total return is for the period indicated and has not been annualized. Total return excludes sales charge.
(1) Per share data calculated using average shares outstanding method.
(2) As required, effective June 1, 2001, Total Return Advantage Fund adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies and began including paydown gains and losses as an adjustment to interest income. The effect of this change for the year ended May 31, 2002 was $0.00 on per share data and 0.00% on the Ratio of Net Investment Income to Average Net Assets. Per share data and ratios for periods prior to June 1, 2001 have not been restated to reflect this change.
(3) Includes distribution in excess of net investment income of $(0.01) for Class A of the Total Return Advantage Fund.
(4) Total Return Advantage Fund Class B and Class C commenced operations on September 29, 1999 and October 3, 2000, respectively. All ratios for the respective periods have been annualized.
(5) Ultra Short Bond Fund Class A commenced operations on January 6, 2003. All ratios for the period have been annualized.

Selected Per Share Data and Ratios For the Years Ended May 31, Unless Otherwise Indicated


                                   Realized
                                      and                                                                   Ratio of
               Net                 Unrealized                Distribution                                   Expenses   Ratio of Net
              Asset       Net         Gain        Dividends    from Net                                        to       Investment
              Value,   Investment    (Loss)       from Net     Realized   Net Asset           Net Assets    Average   Income/(Loss)
             Beginning   Income/      on         Investment    Capital   Value, End   Total     End of         Net      to Average
             of Year     (Loss)   Investments      Income       Gains     of Year    Return+  Year (000)     Assets    Net Assets
INTERMEDIATE TAX EXEMPT BOND FUND
CLASS A
2004          $10.64     $0.37 1    $(0.46)       $(0.38)      $(0.00)     $10.17     (0.83)%    $8,295       0.85%        3.53%
2003           10.21      0.38 1      0.43         (0.38)       (0.00)      10.64      8.07       4,443       0.85         3.67
2002 2         10.05      0.41 1      0.15         (0.40)       (0.00)      10.21      5.65       7,385       0.80         3.99
2001            9.54      0.42        0.51         (0.42)       (0.00)      10.05      9.94       6,644       0.70         4.29
2000            9.97      0.41       (0.42)        (0.41)       (0.01)       9.54     (0.02)      4,009       0.64         4.27
CLASS B
2004          $10.60     $0.29 1    $(0.45)       $(0.31)      $(0.00)     $10.13     (1.54)%      $778       1.55%        2.83%
2003           10.16      0.30 1      0.44         (0.30)       (0.00)      10.60      7.43         828       1.56         2.96
2002 2         10.00      0.33 1      0.16         (0.33)       (0.00)      10.16      4.92         749       1.51         3.28
2001            9.50      0.35        0.50         (0.35)       (0.00)      10.00      9.09         500       1.40         3.59
2000            9.96      0.34       (0.45)        (0.34)       (0.01)       9.50     (1.05)        224       1.35         3.56
CLASS C
2004          $10.60     $0.30 1    $(0.47)       $(0.31)      $(0.00)     $10.12     (1.64)%       $84       1.55%        2.83%
2003           10.17      0.30 1      0.43         (0.30)       (0.00)      10.60      7.33          91       1.56         2.96
2002 2         10.01      0.33 1      0.15         (0.32)       (0.00)      10.17      4.86          19       1.56         3.23
2001 3          9.50      0.27        0.51         (0.27)       (0.00)      10.01      8.30          82       1.55         3.44
2000 4          9.52      0.03       (0.02)        (0.03)       (0.00)       9.50      0.09          --       1.50         3.41


                               Ratio of
                                  Net
                   Ratio      Investment
                    of          Income/
                 Expenses     (Loss) to
                to Average     Average
                Net Assets    Net Assets
                (Before        (Before      Portfolio
                   Fee           Fee         Turnover
                Waivers)       Waivers)        Rate
INTERMEDIATE TAX EXEMPT BOND FUND
CLASS A
2004              1.00%         3.38%            9%
2003              1.00          3.52            11
2002 2            0.95          3.84            19
2001              0.90          4.09            27
2000              0.91          4.00            65
CLASS B
2004              1.70%         2.68%            9%
2003              1.71          2.81            11
2002 2            1.66          3.13            19
2001              1.55          3.44            27
2000              1.56          3.35            65
CLASS C
2004              1.70%         2.68%            9%
2003              1.71          2.81            11
2002 2            1.71          3.08            19
2001 3            1.70          3.29            27
2000 4            1.65          3.26            65

+ Total return is for the period indicated and has not been annualized, unless otherwise indicated. Total return excludes sales charge.
(1) Per share data calculated using average shares outstanding method.
(2) As required, effective June 1, 2001, Intermediate Tax Exempt Bond Fund adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies and began accreting market discount on fixed income securities. This resulted in a $0.01 increase in Net Investment Income Per Share and a decrease of $0.01 in Realized and Unrealized Gains (Losses) Per Share for the year ended May 31, 2002. The effect of this change also resulted in an increase in the Ratio of Net Investment Income to Average Net Assets of 0.07% for the year ended May 31, 2003. Per share data and ratios for periods prior to June 1, 2001 have not been restated to reflect this change.
(3) Information presented for the Intermediate Tax Exempt Bond Fund Class C reflects the impact of the low level of assets at the beginning of the period and throughout the year ended May 31, 2001. Because of the low asset levels, the information presented is not considered meaningful relative to the other share classes of the Fund.
(4) Intermediate Tax Exempt Bond Fund Class C commenced operations on February 24, 2000. All ratios for the period have been annualized.

Selected Per Share Data and Ratios For the Years Ended May 31, Unless Otherwise Indicated




                                   Realized
                                      and                                                                   Ratio of
               Net                 Unrealized                Distribution                                   Expenses   Ratio of Net
              Asset       Net         Gain        Dividends    from Net                                        to       Investment
              Value,   Investment    (Loss)       from Net     Realized   Net Asset           Net Assets    Average   Income/(Loss)
             Beginning   Income/      on         Investment    Capital   Value, End   Total     End of         Net      to Average
             of Year     (Loss)   Investments      Income       Gains     of Year    Return+  Year (000)     Assets    Net Assets
MICHIGAN INTERMEDIATE MUNICIPAL BOND FUND
CLASS A
2004          $11.44     $0.44 1    $(0.51)       $(0.44)      $(0.00)     $10.92     (0.68)%   $12,920       0.85%        3.86%
2003           11.02      0.45 1      0.44         (0.45)       (0.02)      11.44      8.23      14,112       0.85         3.99
2002 2         10.93      0.47 1      0.10         (0.47)       (0.01)      11.02      5.33      15,638       0.79         4.27
2001           10.38      0.49        0.55         (0.49)       (0.00)      10.93     10.13      13,816       0.70         4.52
2000           10.91      0.45       (0.53)        (0.44)       (0.01)      10.38     (0.68)     14,799       1.06         4.21
CLASS B
2004          $11.46     $0.37 1    $(0.51)       $(0.37)      $(0.00)     $10.94     (1.37)%    $1,492       1.55%        3.16%
2003           11.03      0.37 1      0.45         (0.37)       (0.02)      11.46      7.57       1,985       1.56         3.28
2002 2         10.95      0.39 1      0.09         (0.39)       (0.01)      11.03      4.44       1,960       1.50         3.56
2001           10.39      0.40        0.56         (0.40)       (0.00)      10.95      9.31       1,937       1.55         3.67
2000           10.92      0.37       (0.53)        (0.36)       (0.01)      10.39     (1.41)      1,881       1.81         3.46
CLASS C
2004          $11.46     $0.36 1    $(0.51)       $(0.36)      $(0.00)     $10.94     (1.38)%       $72       1.55%        3.16%
2003           11.03      0.37 1      0.45         (0.37)       (0.02)      11.46      7.57         320       1.56         3.28
2002 2,3       11.05      0.32 1     (0.02)        (0.31)       (0.01)      11.03      2.81         283       1.55         3.51


                               Ratio of
                                  Net
                   Ratio      Investment
                    of          Income/
                 Expenses     (Loss) to
                to Average     Average
                Net Assets    Net Assets
                (Before        (Before      Portfolio
                   Fee           Fee         Turnover
                Waivers)       Waivers)        Rate
MICHIGAN INTERMEDIATE MUNICIPAL BOND FUND
CLASS A
2004              1.00%         3.71%            5%
2003              1.00          3.84             7
2002 2            0.94          4.12             6
2001              0.90          4.32            16
2000              1.16          4.11            10
CLASS B
2004              1.70%         3.01%            5%
2003              1.71          3.13             7
2002 2            1.65          3.41             6
2001              1.70          3.52            16
2000              1.91          3.36            10
CLASS C
2004              1.70%         3.01%            5%
2003              1.71          3.13             7
2002 2,3          1.70          3.36             6

+ Total return is for the period indicated and has not been annualized. Total return excludes sales charge.
(1) Per share data calculated using average shares outstanding method.
(2) As required, effective June 1, 2001, Michigan Municipal Bond Fund adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies and began accreting market discount on fixed income securities. The effect of this change for the year ended May 31, 2002 was $0.00 on per share data. The effect of this change also resulted in an increase in the Ratio of Net Investment Income to Average Net Assets of 0.03% for the year ended May 31, 2002. Per share data and ratios for periods prior to June 1, 2001 have not been restated to reflect this change.
(3) Michigan Intermediate Municipal Bond fund Class C commenced operations on August 6, 2001. All ratios for the period have been annualized.


Selected Per Share Data and Ratios For the Years Ended May 31, Unless Otherwise Indicated




                                   Realized
                                      and                                                                   Ratio of
               Net                 Unrealized                Distribution                                   Expenses   Ratio of Net
              Asset       Net         Gain        Dividends    from Net                                        to       Investment
              Value,   Investment    (Loss)       from Net     Realized   Net Asset           Net Assets    Average   Income/(Loss)
             Beginning   Income/      on         Investment    Capital   Value, End   Total     End of         Net      to Average
             of Year     (Loss)   Investments      Income       Gains     of Year    Return+  Year (000)     Assets    Net Assets
OHIO INTERMEDIATE TAX EXEMPT BOND FUND
CLASS A
2004          $11.66     $0.38 1    $(0.49)       $(0.38)      $(0.00)     $11.17     (0.92)%    $9,618       0.85%        3.36%
2003           11.17      0.41 1      0.49         (0.41)       (0.00)      11.66      8.21      14,859       0.85         3.60
2002 2         11.00      0.44 1      0.18         (0.45)       (0.00)      11.17      5.70      11,639       0.80         4.00
2001           10.46      0.47        0.54         (0.47)       (0.00)      11.00      9.81       8,460       0.66         4.34
2000           11.00      0.47       (0.53)        (0.47)       (0.01)      10.46     (0.51)      5,173       0.62         4.42
CLASS B
2004          $11.63     $0.30 1    $(0.49)       $(0.30)      $(0.00)     $11.14     (1.62)%      $881       1.55%        2.66%
2003           11.14      0.33 1      0.49         (0.33)       (0.00)      11.63      7.47         706       1.56         2.89
2002 2,3       11.10      0.18 1      0.04         (0.18)       (0.00)      11.14      1.99         161       1.51         3.29
CLASS C
2004          $11.64     $0.30 1    $(0.49)       $(0.30)      $(0.00)     $11.15     (1.62)%    $1,074       1.55%        2.66%
2003           11.15      0.33 1      0.49         (0.33)       (0.00)      11.64      7.46       1,091       1.56         2.89
2002 2         11.00      0.36 1      0.15         (0.36)       (0.00)      11.15      4.72       1,025       1.56         3.24
2001 3         10.61      0.36        0.38         (0.35)       (0.00)      11.00      7.08         281       1.51         3.49


                             Ratio of
                                 Net
                  Ratio      Investment
                   of          Income/
                Expenses     (Loss) to
               to Average     Average
               Net Assets    Net Assets
               (Before        (Before      Portfolio
                  Fee           Fee         Turnover
               Waivers)       Waivers)        Rate
OHIO INTERMEDIATE TAX EXEMPT BOND FUND
CLASS A
2004             1.00%         3.21%           13%
2003             1.00          3.45             6
2002 2           0.95          3.85            19
2001             0.86          4.14            20
2000             0.90          4.14            31
CLASS B
2004             1.70%         2.51%           13%
2003             1.71          2.74             6
2002 2,3         1.66          3.14            19
CLASS C
2004             1.70%         2.51%           13%
2003             1.71          2.74             6
2002 2           1.71          3.09            19
2001 3           1.66          3.34            20


+ Total return is for the period indicated and has not been annualized, unless otherwise indicated. Total return excludes sales charge.
(1) Per share data calculated using average shares outstanding method.
(2) As required, effective June 1, 2001, Ohio Intermediate Tax Exempt Bond Fund adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies and began accreting market discount on fixed income securities. The effect of this change for the year ended May 31, 2002 was $0.00 on per share data. The effect of this change also resulted in a decrease in the Ratio of Net Investment Income to Average Net Assets of 0.02% for the year ended May 31, 2002. Per share data and ratios for periods prior to June 1, 2001 have not been restated to reflect this change.
(3) Ohio Intermediate Tax Exempt Bond Fund Class B and Class C commenced operations on December 4, 2001 and June 23, 2000, respectively. All ratios for the respective periods have been annualized.

Selected Per Share Data and Ratios For the Years Ended May 31, Unless Otherwise Indicated




                                   Realized
                                      and                                                                   Ratio of
               Net                 Unrealized                Distribution                                   Expenses   Ratio of Net
              Asset       Net         Gain        Dividends    from Net                                        to       Investment
              Value,   Investment    (Loss)       from Net     Realized   Net Asset           Net Assets    Average   Income/(Loss)
             Beginning   Income/      on         Investment    Capital   Value, End   Total     End of         Net      to Average
             of Year     (Loss)   Investments      Income       Gains     of Year    Return+  Year (000)     Assets    Net Assets
PENNSYLVANIA INTERMEDIATE MUNICIPAL BOND FUND
CLASS A
2004          $10.98     $0.34 1    $(0.49)       $(0.35)      $(0.00)     $10.48     (1.42)%    $1,299       0.88%        3.13%
2003           10.49      0.38 1      0.49         (0.38)       (0.00)      10.98      8.48       1,118       0.90         3.59
2002 2         10.38      0.44 1      0.11         (0.44)       (0.00)      10.49      5.36       1,015       0.84         4.20
2001            9.91      0.46 1      0.47         (0.46)       (0.00)      10.38      9.52         399       0.73         4.47
2000           10.40      0.44       (0.45)        (0.46)       (0.02)       9.91     (0.05)        216       0.63         4.45
CLASS C
2004          $10.97     $0.26 1    $(0.48)       $(0.27)      $(0.00)     $10.48     (2.01)%      $887       1.58%        2.43%
2003           10.48      0.31 1      0.49         (0.31)       (0.00)      10.97      7.73         907       1.61         2.88
2002 2         10.38      0.35 1      0.11         (0.36)       (0.00)      10.48      4.46         463       1.60         3.44
2001 3          9.91      0.04 1      0.47         (0.04)       (0.00)      10.38      5.18           4       1.24         3.72
2000 4          9.95      0.13       (0.14)        (0.03)       (0.00)       9.91     (0.06)         --       1.53         3.55


                              Ratio of
                                 Net
                  Ratio      Investment
                   of          Income/
                Expenses     (Loss) to
               to Average     Average
               Net Assets    Net Assets
               (Before        (Before      Portfolio
                  Fee           Fee         Turnover
               Waivers)       Waivers)        Rate
PENNSYLVANIA INTERMEDIATE MUNICIPAL BOND FUND
CLASS A
2004             1.03%         2.98%           14%
2003             1.05          3.44            12
2002 2           0.99          4.05            13
2001             0.96          4.24            25
2000             0.94          4.14            38
CLASS C
2004             1.73%         2.28%           14%
2003             1.76          2.73            12
2002 2           1.75          3.29            13
2001 3           1.42          3.54            25
2000 4           1.68          3.40            38

+ Total return is for the period indicated and has not been annualized, unless otherwise indicated. Total return excludes sales charge.
(1) Per share data calculated using average shares outstanding method.
(2) As required, effective June 1, 2001, Pennsylvania Intermediate Municipal Bond Fund adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies and began accreting market discount on fixed income securities. The effect of this change for the year ended May 31, 2002 was $0.00 on per share data and 0.00% on the Ratio of Net Investment Income to Average Net Assets. Per share data and ratios for periods prior to June 1, 2001 have not been restated to reflect this change.
(3) Information presented for the Pennsylvania Intermediate Municipal Bond Fund Class C reflects the impact of the low level of assets at the beginning of the period and throughout the year ended May 31, 2001. Because of the low asset levels, the information presented is not considered meaningful relative to the other share classes of the Fund.
(4) Pennsylvania Intermediate Municipal Bond Fund Class C commenced operations on February 24, 2000. All ratios for the period have been annualized.

                     INVESTMENT ADVISER
                     Allegiant Asset Management Company
                     1900 East Ninth Street
                     Cleveland, Ohio 44114

                     DISTRIBUTOR
                     Professional Funds Distributor, LLC
                     760 Moore Road
                     King of Prussia, PA 19406

                     LEGAL COUNSEL
                     Drinker Biddle & Reath LLP
                     One Logan Square
                     18th and Cherry Streets
                     Philadelphia, Pennsylvania 19103-6996

                            NOT A PART OF PROSPECTUS


                         ALLEGIANT FUNDS PRIVACY NOTICE



         The basis of each customer relationship at Allegiant Funds is built on trust. You have chosen to do business with Allegiant Funds, and we guard that relationship with great care, beginning with the information you have chosen to share with us.

         Allegiant Funds is dedicated to protecting the privacy of your nonpublic personal information. We maintain information about you in order to provide you with the most effective and convenient access to our broad range of financial products and services. We want you to understand what information we collect, and how we use and protect it.

WHAT INFORMATION WE COLLECT

         "Nonpublic personal information" is information about you that we obtain in connection with providing our financial products or services. Such information includes for example, name, address, age, and account balance.

         We may collect nonpublic personal information about you from the following sources:

     o Information that you provide to us, such as on applications or other forms, or

     o  Information about your transactions with us

OUR SECURITY PROCEDURES

         To maintain security of customer information, we restrict access to your personal and account information to persons who need to know that information to provide you products or services. We maintain physical, electronic and procedural safeguards to guard information.

WHAT INFORMATION WE DISCLOSE

         Allegiant Funds does not disclose nonpublic personal information about you to any third party companies, except as permitted by federal law. The confidentiality of your nonpublic personal information will continue to be maintained consistent with this privacy notice even if you decide to close your account(s), your account becomes inactive, or you otherwise cease to do business with us.

         Allegiant Funds works with third parties to bring you financial services. We disclose information about you as necessary to fulfill these third party service agreements. For example, we may disclose information about you to third parties that assist us in servicing or maintaining your mutual fund account, or other business relationship, such as printing checks or providing periodic account statements. We may also disclose information about you to governmental entities, such as sending annual income statements to the IRS.

         We may disclose all of the information we collect, as described above, to third parties that perform marketing services on our behalf or to other financial institutions, such as National City and its affiliates, with whom we have joint marketing agreements in order to make a variety of financial services available to you. These third parties must agree to strict confidentiality provisions to assure the protection of your information. Because we already limit the sharing of your nonpublic personal information as outlined above, no action is necessary on your part to ensure this result.

ALLEGIANT FUNDS' PLEDGE TO YOU

         We believe that your privacy should never be compromised. At the same time, we want to offer you the array of financial products and services you need to accomplish your financial goals. We believe we can do both by adhering to the provisions of this privacy notice.

BOARD OF TRUSTEES

ROBERT D. NEARY                                         RICHARD W. FURST
CHAIRMAN                                                Garvice D. Kincaid Professor of Finance and Dean
Retired Co-Chairman, Ernst & Young                          Emeritus, Gatton College of Business and
Director:                                                   Economics, University of Kentucky
Commercial Metals Company
Strategic Distribution, Inc.                            GERALD L. GHERLEIN
                                                        Retired Executive Vice President and
HERBERT R. MARTENS, JR.                                    General Counsel, Eaton Corporation
PRESIDENT
Executive Vice President,                               DALE C. LAPORTE
   National City Corporation                            Partner, Calfee, Halter & Griswold LLP
Chairman and Chief Executive
   Officer, NatCity Investments, Inc.
                                                        KATHLEEN A. OBERT
JOHN G. BREEN                                           Chairman and Chief Executive Officer,
Retired Chairman and CEO,                                  Edward Howard & Co.
   The Sherwin Williams Co.
Director:                                               J. WILLIAM PULLEN
The Sherwin Williams Co.                                President and Chief Executive Officer,
Parker Hannifin Corp.                                      Whayne Supply Company
Mead Westvaco Corp.
Goodyear Tire & Rubber Co.
The Stanley Works

JOHN F. DURKOTT
President and Chief Executive Officer,
   Kittle's Home Furnishings Center, Inc.

ROBERT J. FARLING
Retired Chairman, President and Chief
    Executive Officer, Centerior Energy


The Allegiant Funds Trustees also serve as Trustees of Allegiant Advantage Fund.

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                                                              Allegiant(R) Funds
                                                          WWW.ALLEGIANTFUNDS.COM

More information about the Funds is available without charge through the following:

STATEMENT OF ADDITIONAL INFORMATION (SAI)
The SAI, as it may be amended or supplemented from time to time, includes more detailed information about Allegiant Funds and is available, free of charge, on the Funds' website. The SAI is on file with the SEC and is incorporated by reference into this prospectus. This means that the SAI, for legal purposes, is a part of this prospectus.

ANNUAL AND SEMI-ANNUAL REPORTS
These reports list each Fund's holdings and contain information from the Funds' managers about strategies and recent market conditions and trends and their impact on Fund performance. The reports also contain detailed financial information about the Funds and are available, free of charge, on the Funds' website.

TO OBTAIN MORE INFORMATION:

By Internet:
WWW.ALLEGIANTFUNDS.COM

By Telephone:
Call 1-800-622-FUND (3863)

By Mail:
P.O. Box 8421
Boston, MA 02266-8421

From the SEC:

You can also obtain the SAI or the Annual and Semi-Annual reports, as well as other information about Allegiant Funds, from the EDGAR Database on the SEC's website (http://www.sec.gov). You may review and copy documents at the SEC Public Reference Room in Washington, DC. For information on the operation of the Public Reference Room, call 202-942-8090. You may request documents from the SEC, upon payment of a duplicating fee, by e-mailing the SEC at PUBLICINFO@SEC.GOV or by writing to:

Securities and Exchange Commission
Public Reference Section
Washington, DC 20549-0102

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Allegiant(R)
       Funds

WWW.ALLEGIANTFUNDS.COM

Allegiant Funds' Investment Company Act registration number is 811-4416